                                               Filed Pursuant to Rule 424(b)(5)
                                                    Registration No. 333-40426


   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 2000

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 1, 2000)

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2000-C3
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3
      CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $819,764,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated December 1 , 2000. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $914,661,061. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in January 2000. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2000-C3 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2000-C3 certificates.
                               ------------------
     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 15 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                               ------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
     Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutche Bank Securities Inc., J.P. Morgan Securities Inc., ABN AMRO Bank N.V. and Artesia Banking Corporation N.V./S.A. are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately
      % of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

[SALOMON SMITH BARNEY LOGO]                             [GREENWICH CAPITAL LOGO]

ABN AMRO N.V.
                ARTESIA BANKING CORPORATION N.V./S.A.
                                CHASE SECURITIES INC.
                                            DEUTSCHE BANC ALEX. BROWN
                                                       J.P. MORGAN & CO.

            The date of this prospectus supplement is             .

                                    [MAP]

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                 PAGE
                                 ----
Important Notice About the
   Information Contained in
   this Prospectus Supplement,
   the Accompanying Prospectus
   and the Related Registration
   Statement...................    S-4
Summary of Prospectus
   Supplement..................    S-5
Risk Factors...................   S-30
Capitalized Terms Used in this
   Prospectus Supplement.......   S-44
Forward-Looking Statements.....   S-44
Description of the Mortgage
   Pool........................   S-45
Servicing of the Underlying
   Mortgage Loans..............   S-80
Description of the Offered
   Certificates................  S-113
Yield and Maturity
   Considerations..............  S-139
Use of Proceeds................  S-145
Federal Income Tax
   Consequences................  S-145
ERISA Considerations...........  S-150
Legal Investment...............  S-154
Method of Distribution.........  S-155
Legal Matters..................  S-156
Ratings........................  S-157
Glossary.......................  S-159

ANNEX A -- Characteristics of
          the Underlying
          Mortgage Loans and
          the Mortgaged Real
          Properties.........    A-1
ANNEX B --Decrement Tables...    B-1
ANNEX C -- Form of Trustee
          Report.............    C-1
ANNEX D -- Global Clearance,
          Settlement and Tax
          Documentation
          Procedures.........    D-1

                                   PROSPECTUS

                                  PAGE
                                  ----
Important Notice About the
   Information Presented in This
   Prospectus...................    3
Available Information;
   Incorporation by Reference...    3
Summary of Prospectus...........    4
Risk Factors....................   15
Capitalized Terms Used in this
   Prospectus...................   38
Description of the Trust
   Assets.......................   38
Yield and Maturity
   Considerations...............   67
Salomon Brothers Mortgage
   Securities VII, Inc..........   74
Description of the
   Certificates.................   74
Description of the Governing
   Documents....................   86
Description of Credit Support...   96
Legal Aspects of Mortgage
   Loans........................   99
Federal Income Tax
   Consequences.................  114
State and Other Tax
   Consequences.................  167
ERISA Considerations............  167
Legal Investment................  172
Use of Proceeds.................  174
Method of Distribution..........  174
Legal Matters...................  176
Financial Information...........  176
Rating..........................  176
Glossary........................  178

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
               PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS
                     AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:--

     - this prospectus supplement, which describes the specific terms of the offered certificates; and

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-C3 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2000-C3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                     APPROX.
                            APPROX.      APPROX.      TOTAL
                             TOTAL          %         CREDIT
                           PRINCIPAL    OF INITIAL   SUPPORT       PASS-      INITIAL   WEIGHTED
                           BALANCE AT    MORTGAGE       AT        THROUGH      PASS-    AVERAGE                MOODY'S/
                            INITIAL        POOL      INITIAL       RATE       THROUGH     LIFE     PRINCIPAL     S&P
CLASS                       ISSUANCE     BALANCE     ISSUANCE   DESCRIPTION    RATE     (YEARS)     WINDOW     RATINGS
-----                      ----------   ----------   --------   -----------   -------   --------   ---------   --------
Offered Certificates
A-1......................     $               %            %                       %
A-2......................     $               %            %                       %
B........................     $               %            %                       %
C........................     $               %            %                       %
D........................     $               %            %                       %
E........................     $               %            %                       %
F........................     $               %            %                       %

Non-Offered Certificates
X........................      N/A         N/A          N/A     Variable IO        %      N/A         N/A       N/A
G........................     $               %            %                       %      N/A         N/A       N/A
H........................     $               %            %       Fixed       7.00%      N/A         N/A       N/A
J........................     $               %            %       Fixed       7.00%      N/A         N/A       N/A
K........................     $               %            %       Fixed       7.00%      N/A         N/A       N/A
L........................     $               %            %       Fixed       7.00%      N/A         N/A       N/A
M........................     $               %            %       Fixed       7.00%      N/A         N/A       N/A
N........................     $               %            %       Fixed       7.00%      N/A         N/A       N/A
P........................     $               %         N/A        Fixed       7.00%      N/A         N/A       N/A
R........................      N/A         N/A          N/A         N/A         N/A       N/A         N/A       N/A
Y........................      N/A         N/A          N/A         N/A         N/A       N/A         N/A       N/A

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2000-C3. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of December 1, 2000. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a tax administrator, a master servicer and a special servicer. We will file a copy of the pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A. TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE...................   The table on page S-5 of this prospectus
                                 supplement sets forth for each class of the series 2000-C3 certificates, other than the class X, Y and R certificates, the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2000-C3 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                 The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C3 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                                 The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class X certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $914,661,061, although it may be as much as 5% larger or smaller.

                                 The class R certificates do not have principal balances or notional amounts. They are residual interest certifi-cates. The holders of the class R certificates are not expected to receive any material payments.

                                 The class Y certificates also do not have principal balances or notional amounts. They represent the right to receive any collections of additional interest on two mortgage loans, representing 14.83% of the initial mortgage pool balance, that have anticipated repayment dates, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below. The additional interest results from an increase in the applicable accrual rate if any of those mortgage loans remains outstanding past its anticipated repayment date.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE...........   The respective classes of the series 2000-C3
                                 certificates, other than the class Y and R certificates, entitle their holders to varying degrees of seniority for purposes of--

                                       - receiving payments of interest and,
                                         except in the case of the class X
                                         certificates, payments of principal,
                                         and

                                       - bearing the effects of losses on the
                                         underlying mortgage loans, as well as
                                         default-related and other unanticipated
                                         expenses of the trust.

                                 In that regard, the class A-1, A-2 and X certificates are the most senior, and the class P certificates are the most subordinate. The remaining classes of series 2000-C3 certificates, other than the class Y and R certificates, are listed in the table on page S-5 of this prospectus supplement from top to bottom in descending order of seniority.

                                 The class Y and R certificates do not provide any credit support for, or receive any credit support from, any other class of series 2000-C3 certificates.

                                 The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2000-C3 certificates, other than the class X, P, Y and R certificates, through the subordination of other classes of the series 2000-C3 certificates. In the case of each of those classes of series 2000-C3 certificates, the credit support shown in the table on page S-5 of this prospectus supple-ment represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2000-C3 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE..........   Each class of the series 2000-C3 certificates,
                                 other than the class Y and R certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series
                                 2000-C3 certificates will accrue interest.

                                 Each class of series 2000-C3 certificates identified in the table on page S-5 of this prospectus supplement as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                 Each class of series 2000-C3 certificates identified in the table on page S-5 of this prospectus supplement as having a WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of--

                                       - the initial pass-through rate for that
                                         class, and

                                       - a weighted average coupon derived from
                                         net interest rates on the pooled
                                         mortgage loans.

                                 Each class of series 2000-C3 certificates identified in the table on page S-5 of this prospectus supplement as having a WAC pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the pooled mortgage loans.

                                 The pass-through rate for the class X
                                 certificates will be variable and will equal the excess, if any, of--

                                       - a weighted average coupon derived from
                                         net interest rates on the pooled
                                         mortgage loans, over

                                       - a weighted average of the pass-through
                                         rates from time to time on the other
                                         interest-bearing classes of series
                                         2000-C3 certificates.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW...........   The weighted average life of any class of
                                 offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance to the respective dates of repayment to the investor of each dollar to be applied in reduction of the total principal balance of those certificates. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                       - the related borrower timely makes all
                                         payments on the mortgage loan,

                                       - if the mortgage loan has an anticipated
                                         repayment date, as described under
                                         "--The Underlying Mortgage Loans and
                                         the Mortgaged Real Properties" below,
                                         the mortgage loan will be paid in full
                                         on that date, and

                                       - that mortgage loan will not otherwise
                                         be prepaid prior to stated maturity.

                                 The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

E. RATINGS....................   The ratings shown in the table on page S-5 of
                                 this prospectus supplement for the offered certificates are those of Moody's Investors
                                 Service, Inc. and Standard & Poor's Rating
                                 Services, a division of The McGraw Hill
                                 Companies, Inc., respectively. It is a
                                 condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                 The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before December 18, 2033, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                 For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE....................   Our name is Salomon Brothers Mortgage
                                 Securities VII, Inc. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our telephone number is (212) 816-6000. We are an indirect, wholly-owned subsidiary of Salomon
                                 Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. and Salomon Brothers
                                 Realty Corp. See "Salomon Brothers Mortgage
                                 Securities VII, Inc." in the accompanying prospectus.

INITIAL TRUSTEE...............   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association, will act as the initial trustee on behalf of all the series 2000-C3 certificateholders. See "Description of the
                                 Offered Certificates--The Trustee".

INITIAL CERTIFICATE
ADMINISTRATOR AND TAX
   ADMINISTRATOR..............   LaSalle Bank National Association, a national
                                 banking association, will act as the initial certificate administrator and the initial tax administrator with respect to the trust. See
                                 "Description of the Offered Certificates -- The
                                 Certificate Administrator and the Tax
                                 Administrator" in this prospectus supplement.

INITIAL MASTER SERVICER.......   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying
                                 Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER......   Lennar Partners, Inc., a Florida corporation,
                                 will act as the initial special servicer with respect to the pooled mortgage loans. See
                                 "Servicing of the Underlying Mortgage
                                 Loans--The Initial Master Servicer and the
                                 Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
   2000-C3
   CERTIFICATEHOLDERS.........   The holders of certificates representing a
                                 majority interest in a designated controlling class of the series 2000-C3 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage
                                 Loans--The Series 2000-C3 Controlling Class
                                 Representative" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                       - replace the special servicer, and

                                       - select a representative that may direct
                                         and advise the special servicer on
                                         various servicing matters.

                                 Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2000-C3 certificateholders will be the holders of a non-offered class of series 2000-C3 certificates.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that are to
                                 back the offered certificates, from--

                                       - Salomon Brothers Realty Corp., which is
                                         a New York corporation and an affiliate
                                         of both us and Salomon Smith Barney
                                         Inc.,

                                       - Greenwich Capital Financial Products,
                                         Inc., which is a Delaware corporation
                                         and an affiliate of Greenwich Capital
                                         Markets, Inc.,

                                       - LaSalle Bank National Association,
                                         which is a national banking association
                                         and a subsidiary of ABN AMRO N.V., and

                                       - Artesia Mortgage Capital Corporation,
                                         which is a Delaware corporation and an
                                         affiliate of Artesia Banking
                                         Corporation N.V./S.A.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS..................   Salomon Smith Barney Inc., Greenwich Capital
                                 Markets, Inc., Chase Securities Inc.,
                                 Deutsche Bank Securities Inc., J.P. Morgan
                                 Securities Inc. and, solely outside the United
                                 States, ABN AMRO N.V. and Artesia Banking
                                 Corporation N.V./S.A. are the underwriters with respect to this offering. Salomon Smith Barney
                                 Inc. is the lead manager. See "Method of Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust as of a cut-off date of December 1, 2000. All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.
                                 Accordingly, December 1, 2000 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE....................   The date of initial issuance for the offered
                                 certificates will be on or about December 19, 2000.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in January 2001. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD.............   Amounts available for payment on the offered
                                 certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                       - will relate to a particular payment
                                         date,

                                       - will be approximately one month long,

                                       - will begin when the prior collection
                                         period ends or, in the case of the
                                         first collection period, will begin on
                                         December 2, 2000, and

                                       - will end during the month of, but prior
                                         to, the related payment date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                 You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or, in the case of the class A-1 and A-2 certificates, through Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                    PAYMENTS

A. GENERAL....................   The certificate administrator will remit
                                 payments of interest and principal to the respective classes of series 2000-C3 certificateholders entitled to those payments, sequentially as follows:

                                                   PAYMENT ORDER                              CLASS
                                                   -------------                          --------------
                                                    1(st)...............................  A-1, A-2 and X
                                                    2(nd)...............................        B
                                                    3(rd)...............................        C
                                                    4(th)...............................        D
                                                    5(th)...............................        E
                                                    6(th)...............................        F
                                                    7(th)...............................        G

                                                   PAYMENT ORDER                              CLASS
                                                   -------------                          --------------
                                                    8(th)...............................        H
                                                    9(th)...............................        J
                                                   10(th)...............................        K
                                                   11(th)...............................        L
                                                   12(th)...............................        M
                                                   13(th)...............................        N
                                                   14(th)...............................        P

                                 Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of offered certificates will bear
                                 interest. In each case, that interest will accrue during each interest accrual period based upon--

                                       - the pass-through rate applicable for
                                         the particular class for that interest
                                         accrual period,

                                       - the total principal balance or notional
                                         amount, as the case may be, of the
                                         particular class outstanding
                                         immediately prior to the related
                                         payment date, and

                                       - the assumption that each year consists
                                         of twelve 30-day months.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2000-C3 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                 On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class X, Y and R certificates do not have
                                 principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each other class of series 2000-C3 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The certificate administrator will remit payments of principal in a specified sequential order to ensure that--

                                       - no payments of principal will be made
                                         to the holders of any non-offered class
                                         of series 2000-C3 certificates until
                                         the total principal balance of the
                                         offered certificates is reduced to
                                         zero,

                                       - no payments of principal will be made
                                         to the holders of the class B, C, D, E
                                         or F certificates until, in the case of
                                         each of those classes, the total
                                         principal balance of all more senior
                                         classes of offered certificates is
                                         reduced to zero, and

                                       - except as described in the following
                                         paragraph, no payments of principal
                                         will be made to the holders of the
                                         class A-2 certificates until the total
                                         principal balance of the class A-1
                                         certificates is reduced to zero.

                                 Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B,

                                 C, D, E, F, G, H, J, K, L, M, N and P
                                 certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those conditions, the certificate administrator will remit payments of principal to the holders of the class A-1 and A-2 certificates on a pro rata basis in accordance with the respective principal balances of those series 2000-C3 certificates.

                                 The total payments of principal to be made on the series 2000-C3 certificates on any payment date will be a function of--

                                       - the amount of scheduled payments of
                                         principal due or, in some cases, deemed
                                         due on the underlying mortgage loans
                                         during the related collection period,
                                         which payments are either received as
                                         of the end of that collection period or
                                         advanced by the master servicer, and

                                       - the amount of any prepayments and other
                                         unscheduled collections of previously
                                         unadvanced principal with respect to
                                         the underlying mortgage loans that are
                                         received during the related collection
                                         period.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES.......   If any prepayment premium or yield maintenance
                                 charge is collected on any of the pooled mortgage loans, then the certificate administrator will pay that amount in the proportions described under "Description of the Offered Certificates--Payments --Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                       - the holders of the class X
                                         certificates,

                                       - the holders of the class or classes of
                                         offered certificates, if any, that are
                                         then entitled to receive payments of
                                         principal, and/or

                                       - the holders of the class G
                                         certificates, if they are then entitled
                                         to receive payments of principal.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES ON
   THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...................   Because of losses on the underlying mortgage
                                 loans and/or default-related and other
                                 unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2000-C3 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series
                                 2000-C3 certificates on any payment date, the total principal balances of the following classes of series 2000-C3 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                                   REDUCTION ORDER               CLASS
                                                   ---------------            -----------
                                                    1(st )..................       P
                                                    2(nd)...................       N
                                                    3(rd)...................       M
                                                    4(th)...................       L
                                                    5(th)...................       K
                                                    6(th)...................       J
                                                    7(th)...................       H
                                                    8(th)...................       G
                                                    9(th)...................       F
                                                   10(th)...................       E
                                                   11(th)...................       D
                                                   12(th)...................       C
                                                   13(th)...................       B
                                                   14(th)...................  A-1 and A-2

                                 Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those series 2000-C3 certificates.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described in the next two paragraphs,
                                 the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee, however, will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                 In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                       - the principal balance of, and other
                                         delinquent amounts due under, the
                                         mortgage loan, exceed

                                       - an amount equal to--

                                          1. 90% of the new estimated value of
                                             that real property, minus

                                          2. the amount of any obligations
                                             secured by liens on the property,
                                             which liens are prior to the lien
                                             of the mortgage loan, and the
                                             amount of estimated liquidation
                                             expenses, plus

                                          3. escrows and reserves and any letter
                                             of credit constituting additional
                                             security for the mortgage loan,
                                 then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing classes of series 2000-C3 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing of the
                                 Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each payment date, various statements and
                                 reports prepared by the certificate
                                 administrator, the master servicer and/or the special servicer regarding the offered certificates and the pooled mortgage loans will be available to you and will contain the information described under "Description of the Offered Certificates--Reports to
                                 Certificateholders; Available Information" in this prospectus supplement.

                                 Upon reasonable prior notice, you may also review at the offices of the trustee, the certificate administrator and/or the master servicer during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee, the certificate administrator and/or the master servicer, as applicable.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                 Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                       - "Risk Factors--Risks Related to the
                                         Underlying Mortgage Loans";

                                       - "Description of the Mortgage Pool"; and

                                       - Annex A--Certain Characteristics of the
                                         Underlying Mortgage Loans and the
                                         Mortgaged Real Properties.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                       - All numerical information provided with
                                         respect to the mortgage loans is
                                         provided on an approximate basis.

                                       - All weighted average information
                                         provided with respect to the mortgage
                                         loans reflects a weighting based on
                                         their respective cut-off date principal
                                         balances. We will transfer the cut-off
                                         date principal balance for each of the
                                         mortgage loans to the trust. We show
                                         the cut-off date principal balance for
                                         each of the mortgage loans on Annex A
                                         to this prospectus supplement.

                                       - When information on the mortgaged real
                                         properties is expressed as a percentage
                                         of the initial mortgage pool balance,
                                         the percentages are based upon the
                                         cut-off date principal balances of the
                                         related mortgage loans.

                                       - If any of the mortgage loans is secured
                                         by multiple mortgaged real properties,
                                         a portion of that mortgage loan has
                                         been allocated to each of those
                                         properties for purposes of providing
                                         various statistical information in this
                                         prospectus supplement.

                                       - Whenever mortgage loan level
                                         information, such as loan-to-value
                                         ratios or debt service coverage ratios,
                                         is presented in the context of the
                                         mortgaged real properties, the loan
                                         level statistic attributed to a
                                         mortgaged real property is the same as
                                         the statistic for the related mortgage
                                         loan.

                                       - Whenever we refer to a particular
                                         mortgaged real property by name, we
                                         mean the property identified by that
                                         name on Annex A to this prospectus
                                         supplement.

                                       - Statistical information regarding the
                                         mortgage loans may change prior to the
                                         date of initial issuance of the offered
                                         certificates due to changes in the
                                         composition of the mortgage pool prior
                                         to that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of the mortgage loans
                                 that we intend to include in the trust. We will acquire those mortgage loans from four separate sellers. Each of those mortgage loans was originated by--

                                       - the related mortgage loan seller from
                                         whom we acquired the mortgage loan,

                                       - an affiliate of the related mortgage
                                         loan seller, or

                                       - a correspondent in the related mortgage
                                         loan seller's conduit lending program.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                 All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                 Subject, in some cases, to a next business day convention, each of the mortgage loans provides for scheduled payments of principal and/or interest to be due on the first day of each month.

                                 One hundred sixty of the mortgage loans, representing 81.34% of the initial mortgage pool balance, provide for:

                                       - an amortization schedule that is
                                         significantly longer than its remaining
                                         term to stated maturity; and

                                       - a substantial payment of principal on
                                         its maturity date.

                                 Two of the mortgage loans, representing 14.83% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                       - The calculation of interest in excess
                                         of the initial mortgage interest rate.
                                         The additional interest will be
                                         deferred, may be compounded and will be
                                         payable only after the outstanding
                                         principal balance of the mortgage loan
                                         is paid in full.

                                       - The application of excess cash flow
                                         from the mortgaged real property to pay
                                         the principal
                                       amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                 The remaining eighteen mortgage loans,
                                 representing 3.83% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. These eighteen mortgage loans do not provide for any of the repayment incentives associated with the mortgage loans that have anticipated repayment dates.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS.......   As described more fully in Annex A to this
                                 prospectus supplement, as of the cut-off date, each of the mortgage loans that we intend to include in the trust has one of the following types of restrictions on voluntary prepayments:

                                       - as of the cut-off date, 177 mortgage
                                         loans, representing 97.94% of the
                                         initial mortgage pool balance, provide
                                         for a prepayment lockout period or a
                                         prepayment lockout/defeasance period
                                         when voluntary prepayments are
                                         prohibited, followed, in some cases, by
                                         a prepayment consideration period when
                                         a voluntary prepayment must be
                                         accompanied by prepayment
                                         consideration, followed by an open
                                         prepayment period when voluntary
                                         prepayments are permitted without
                                         payment of any prepayment
                                         consideration; or

                                       - as of the cut-off date, three mortgage
                                         loans, representing 2.06% of the
                                         initial mortgage pool balance, provide
                                         for a prepayment consideration period,
                                         followed by an open prepayment period.

DEFEASANCE....................   One hundred thirty of the mortgage loans to be
                                 included in the trust, representing 90.10% of the initial mortgage pool balance, permit the related borrower to fully or partially defease the mortgage loan and obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral. Except with respect to two mortgage loans, representing 0.25% of the initial mortgage pool balance, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series
                                 2000-C3 certificates.

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                          Initial mortgage pool balance....  $914,661,061
                                          Number of mortgage loans.........           180
                                          Number of mortgaged real
                                            properties.....................           184
                                          Maximum cut-off date principal
                                            balance........................  $119,577,993
                                          Minimum cut-off date principal
                                            balance........................  $    494,988
                                          Average cut-off date principal
                                            balance........................  $  5,081,450
                                          Maximum mortgage interest rate...         9.350%
                                          Minimum mortgage interest rate...         6.750%
                                          Weighted average mortgage
                                            interest rate..................         8.169%
                                          Maximum original loan term to
                                            maturity or anticipated
                                            repayment date.................    240 months
                                          Minimum original loan term to
                                            maturity or anticipated
                                            repayment date.................     60 months
                                          Weighted average original loan
                                            term to maturity or anticipated
                                            repayment date.................    121 months
                                          Maximum remaining loan term to
                                            maturity or anticipated
                                            repayment date.................    234 months
                                          Minimum remaining loan term to
                                            maturity or anticipated
                                            repayment date.................     52 months
                                          Weighted average remaining loan
                                            term to maturity or anticipated
                                            repayment date.................    113 months
                                          Maximum underwritten net cash
                                            flow debt service coverage
                                            ratio..........................          3.94x


                                          Minimum underwritten net cash
                                            flow debt service coverage
                                            ratio..........................          1.05x
                                          Weighted average underwritten net
                                            cash flow debt service coverage
                                            ratio..........................          1.35x
                                          Maximum cut-off date loan-to-
                                            appraised value ratio..........         79.81%
                                          Minimum cut-off date loan-to-
                                            appraised value ratio..........         21.95%
                                          Weighted average cut-off date
                                            loan-to-appraised value
                                            ratio..........................         67.40%

B. STATE CONCENTRATION........   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                    % OF
                                                                 NUMBER OF    INITIAL MORTGAGE
                                          STATE                  PROPERTIES     POOL BALANCE
                                          -----                  ----------   ----------------
                                          Illinois.............      17            26.41%
                                          California...........      34            16.63%
                                          Michigan.............      10             5.62%

                                 The remaining mortgaged real properties are located throughout 32 other states, the District of Columbia and the Commonwealth of Puerto Rico. No more than 4.69% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                    % OF
                                                                 NUMBER OF    INITIAL MORTGAGE
                                          PROPERTY TYPE          PROPERTIES     POOL BALANCE
                                          -------------          ----------   ----------------
                                          Office...............      55            34.96%
                                          Office (Shadow Rated
                                             Baa3/BBB-)........       1            13.07%
                                          Multifamily..........      40            11.35%
                                          Anchored Retail......      15            10.42%
                                          Industrial...........      15             6.22%
                                          Office/Retail........      11             5.21%
                                          Single Tenant
                                             Retail............      10             3.81%
                                          Self Storage.........       8             3.23%
                                          Mobile Home Park.....       3             2.96%

                                                                                    % OF
                                                                 NUMBER OF    INITIAL MORTGAGE
                                          PROPERTY TYPE          PROPERTIES     POOL BALANCE
                                          -------------          ----------   ----------------
                                          Office/Industrial....      10             2.89%
                                          Shadow Anchored
                                             Retail............       6             2.34%
                                          Hotel................       3             1.33%
                                          Unanchored Retail. .        6             1.30%
                                          Other................       1             0.91%

                                 For purpose of the foregoing table, Office
                                 (Shadow Rated Baa3/BBB-) refers to the shadow ratings of Baa3 from Moody's and BBB- from S&P with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A as One Financial Place.

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                           ENCUMBERED INTEREST
                                                 IN THE                              % OF
                                             MORTGAGED REAL       NUMBER OF    INITIAL MORTGAGE
                                                PROPERTY          PROPERTIES     POOL BALANCE
                                          ---------------------   ----------   ----------------
                                          Ownership............      174            94.97%
                                          Ownership in part,
                                             Leasehold in
                                             part..............        5             2.89%
                                          Leasehold............        5             2.13%

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The tax administrator will make elections to
                                 treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986.
                                 Those REMICs are as follows:

                                       - REMIC I, the lowest tier REMIC, will
                                         hold, among other things, the pooled
                                         mortgage loans or, in each of two
                                         cases, regular interests in a single
                                         loan REMIC that holds one of the pooled
                                         mortgage loans. REMIC I will also hold
                                         various other related assets. It will
                                         not hold, however, the collections of
                                         additional
                                       interest accrued, and deferred as to
                                       payment, with respect to the two pooled
                                       mortgage loans with anticipated repayment dates.

                                       - REMIC II will hold the regular
                                         interests in REMIC I.

                                       - REMIC III will hold the regular
                                         interests in REMIC II.

                                 The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                 The class       ,       ,       ,       and
                                       certificates will be issued with more
                                 than a de minimis amount of original issue
                                 discount. The class       certificates will be
                                 issued with a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

                                       - the two mortgage loans with anticipated
                                         repayment dates will be paid in full on
                                         their respective anticipated repayment
                                         dates;

                                       - no mortgage loan in the trust will
                                         otherwise be prepaid prior to maturity;

                                       - there will be no extension of maturity
                                         for any mortgage loan in the trust; and

                                       - no mortgage loan is purchased out of,
                                         or otherwise removed from, the trust
                                         for any reason.

                                 If you own an offered certificate issued with original issue discount, you will have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                 For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                       - Title I of the Employee Retirement
                                         Income Security Act of 1974, as
                                         amended, or

                                       - Section 4975 of the Internal Revenue
                                         Code of 1986,

                                 initially will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Salomon Smith Barney Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The after-tax yield to maturity of any offered
                                 certificate will depend upon, among other things--

                                       - the price paid for the offered
                                         certificate,

                                       - the rate, timing and amount of payments
                                         on the offered certificate, and

                                       - the tax consequences of holding the
                                         offered certificate, including any
                                         recognition of income attributable to
                                         that certificate without a
                                         corresponding payment.

                                 The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1 and A-2 Certificates.   If you purchase
class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the series 2000-C3 certificates,

     - the order in which the principal balances of the respective classes of the 2000-C3 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity.   The yield on
your offered certificates will depend on--

     - the price you paid for your offered certificates, and

     - the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     - the pass-through rate for, and the other payment terms of, your offered certificates;

     - the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the series 2000-C3 certificates;

     - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     - the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

     - servicing decisions with respect to the underlying mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster
or Slower than You Anticipated.   If you purchase your offered certificates at a
premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

     Potential Conflicts of Interest.   The master servicer, the special
servicer or any of their respective affiliates may--

     - acquire series 2000-C3 certificates, and

     - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     In particular, it is expected that the initial special servicer will acquire some or all of the class J, K, L, M, N and P certificates.

     In addition, the holders of certificates representing a majority interest in the controlling class of the series 2000-C3 certificates may replace the special servicer. See "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement.

     Salomon Smith Barney Inc., one of the underwriters, is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Greenwich Capital Markets, Inc., another one of the underwriters, is affiliated with Greenwich Capital Financial Products, Inc., another one of the mortgage loan sellers. ABN AMRO N.V., another one of the underwriters, is affiliated with LaSalle Bank National Association, another one of the mortgage loan sellers. Artesia Banking Corporation N.V./S.A., another one of the underwriters, is affiliated with Artesia Mortgage Capital Corporation, another one of the mortgage loan sellers.

     The borrower under the mortgage loan secured by the mortgaged real property identified on Annex A as One Financial Place, which mortgage loan represents 13.07% of the initial mortgage pool balance, is affiliated with Salomon Brothers Realty Corp., the originator of the loan.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties.   The underlying mortgage loans are secured by
mortgage liens on ownership and/or leasehold interests in the following types of real property:

     - Office

     - Retail

     - Multifamily

     - Industrial

     - Mixed Use

     - Self Storage

     - Mobile HomePark

     - Hotel

     - Other (Self Park)

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     - the successful operation and value of the related mortgaged real property, and

     - the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics that May
Expose Investors to Greater Risk of Default and Loss.   When making an
investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     - The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends

       Upon the Performance and Value of the Underlying Real Property, which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

     - In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant
       or on One or a Few Major Tenants.   In the case of forty-one mortgaged
       real properties, securing 23.84% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the particular mortgaged property. In the case of one hundred two mortgaged real properties, securing 53.44% of the initial mortgage pool balance and including the forty-one properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     - 10% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types--Office, Retail and Multifamily.

      Fifty-six of the mortgaged real properties, securing 48.03% of the initial mortgage pool balance, are used entirely or almost entirely for office purposes. Some of these office properties are heavily dependent on a sole tenant that leases the entire property or on a few major tenants. In addition, ten of the mortgaged real properties, securing 2.89% of the initial mortgage pool balance, are used for office/industrial purposes. Furthermore, eleven of the mortgaged real properties, securing 5.21% of the initial mortgage pool balance, are used for mixed use purposes that include significant retail and office components.

       Thirty-seven mortgaged real properties, securing 17.86% of the initial mortgage pool balance, are used for retail purposes. Fifteen of those mortgage loans, representing 10.42% of the initial mortgage pool balance, are secured by retail properties that include at least one anchor tenant as part of the mortgaged real property. Six of those mortgage loans, representing 2.34% of the initial mortgage pool balance, are secured by shadow anchored retail properties, where the anchor tenant is at a nearby property or on a portion of the subject property that is not subject to the lien of the related mortgage instrument. The remaining sixteen mortgaged real properties, securing 5.10% of the initial mortgage pool balance, are unanchored or single tenant retail properties. In addition, eleven of the mortgaged real properties, securing 5.21% of the initial mortgage pool balance, are used for mixed use purposes that include significant retail and office components. The presence or absence of an anchor tenant in a mall or shopping center can be important, because anchor tenants play a key role in generating customer traffic and making the mall or center desirable for other tenants. Some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores, in particular anchor tenants, cease operations at the property. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property.

       Forty of the mortgaged real properties, securing 11.35% of the initial mortgage pool balance, are used for multifamily rental purposes. Three of these multifamily rental properties, securing 0.61% of the initial mortgage pool balance, have material concentrations of student tenants. Students tend to be a less stable tenant population and projects with material concentrations of student tenants tend to experience higher property maintenance costs than those that do not. One of these mortgaged real properties, securing 0.57% of the initial mortgage pool balance, has a significant proportion of the tenants whose rents are subsidized by housing assistance payments under the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We also can give you no assurance that other mortgage loans are not secured by mortgaged properties with a material concentration of Section 8 tenants. We also can give you no assurance that the Section 8 program will be continued in its present form or that the level of assistance provided to tenants will generate enough revenues to the borrower to meet its obligations under the housing assistance payment loans and to pay for necessary property operations. Some of these multifamily rental properties are subject to rent control laws and/or land use restrictive covenants or contractual covenants that limit the rental rates that may be charged at the subject properties.

       The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage

       Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     - 5% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following
       States--Illinois, California and Michigan .   The mortgaged real
       properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                                            % OF
                                                        NUMBER OF     INITIAL MORTGAGE
         STATE                                          PROPERTIES      POOL BALANCE
         -----                                          ----------    ----------------
         Illinois.....................................         17            26.41%
         California...................................         34            16.63%
         Michigan.....................................         10             5.62%

       The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Material Concentrations of Balloon Loans
       and Loans with Anticipated Repayment Dates.   One hundred sixty mortgage
       loans, representing 81.34% of the initial mortgage pool balance, are balloon loans. In addition, two mortgage loans, representing 14.83% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred twelve mortgage loans, representing 78.44% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from January 1, 2010 to December 31, 2010. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     - The Mortgage Pool Will Include Some Disproportionately Large Mortgage
       Loans and Groups of Cross-Collateralized Mortgage Loans.   The inclusion
       in the
       mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent 34.07% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - The Mortgage Pool Will Include Leasehold Mortgage Loans.   Ten mortgage
       loans, representing 5.03% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
       Legal Nonconforming Structures.   Several of the mortgage loans that we
       intend to include in the trust are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on an mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     - One Mortgaged Property Is Subject to Cross-Easement and Revenue
       Allocation Agreements.   One mortgage loan, representing 0.91% of the
       initial mortgage pool balance, is secured by a mortgage lien on a real property that is subject to a cross-easement agreement that benefits and burdens the property and a revenue allocation agreement, in each case, with a neighboring real property, which neighboring real property is owned by an affiliate of the borrower of that mortgage loan and which is not security for that mortgage loan. Because the cross-easement and revenue allocation agreements provide for possible termination thereof for any reason by either party, there can be no assurances that the mortgaged real property will continue to perform at the same gross revenue, underwritten net cash flow and debt service coverage levels in the absence of the cross-easement and revenue allocation agreements. See "Description of the Mortgage Pool--Additional Loan and Property Information--Cross-easement and Revenue Allocation Agreements" in this prospectus supplement.

     - Some of the Underlying Borrowers Have Incurred Other Debt. We are aware of two mortgage loans that we intend to include in the trust representing 4.27% of the initial mortgage pool balance, that currently have unsecured debt outstanding in addition to trade receivables and other debts incurred in the ordinary course of business:

                                                % OF INITIAL MORTGAGE    OUTSTANDING
PROPERTY NAME                                       POOL BALANCE        UNSECURED DEBT
-------------                                   ---------------------   --------------
Medical Mutual of Ohio........................          3.87%            $11,942,000
Ver-Sa-Til....................................          0.41%            unavailable

       Two mortgage loans that we intend to include in the trust, representing 13.88% of the initial mortgage pool balance, permit limited amounts of unsecured debt in addition to trade receivables and other debts incurred in the ordinary course of business:

                                                % OF INITIAL MORTGAGE     LIMITED ON
PROPERTY NAME                                       POOL BALANCE        UNSECURED DEBT
-------------                                   ---------------------   --------------
One Financial Place...........................          13.07%            $2,400,000
601-609 Mission Street........................           0.81%            $  170,000

       Forty-three of the mortgage loans that we intend to include in the trust, representing 5.69% of the initial mortgage pool balance, do not have any limitations on the related borrower's ability to incur unsecured debt.

       In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

       Except as disclosed under this "--Some of the Underlying Borrowers Have Incurred Other Debt" subsection and "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

       See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will

       Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some of the Mortgaged Real Properties Do Not Comply with the Americans
       with Disabilities Act of 1990.   Not all of the mortgaged real properties
       securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

     - Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same
       Tenant or Affiliated Tenants.   Seventeen separate groups of mortgage
       loans that we intend to include in the trust, consisting of 42 mortgage loans, representing 10.74% of the initial mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified in Annex A to this prospectus supplement as Related Mortgage Loan Group L1, which consists of three mortgage loans, representing 2.02% of the initial mortgage pool balance, that are controlled by Mr. Albert Friedman. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

       In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the two most significant tenants at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

       The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     - Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
       Purpose Entities.   The business activities of the borrowers under pooled
       mortgage loans with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties. However, we are also aware of at least two mortgage loans, representing 1.41% of the initial mortgage pool balance, that each have a cut-off date principal balance in excess of $5,000,000 and a borrower that is not a special purpose entity. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and class A-2 certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks.   The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Except for one mortgaged real property, securing 0.09% of the initial mortgage pool balance, a third-party consultant conducted a Phase I environmental study, or, in one case representing 0.11% of the initial mortgage pool balance, an environmental screening assessment, for each mortgaged real property securing a mortgage loan that we intend to include in the pool. That environmental testing was conducted--

     - in the case of 114 mortgaged real properties, securing 77.25% of the initial mortgage pool balance, during the 12-month period ending on November 30, 2000,

     - in the case of 43 mortgaged real properties, securing 16.53% of the initial mortgage pool balance, during the 12-month period ending on November 30, 1999, and

     - in the case of 26 mortgaged real properties, securing 6.14% of the initial mortgage pool balance, on or before November 30, 1998.

In general, environmental screening assessments are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     For one mortgaged real property, securing 0.09% of the initial mortgage pool balance, the originator engaged an environmental consultant to review a Phase II environmental report previously prepared three years prior by that consultant for another lender. Based solely upon its review of this report, confirmation that the use of the mortgaged real property had not changed and confirmation that no new LUST sites were identified in the area, the consultant concluded that there was no further investigation required.

     For a discussion of the findings of the above-referenced environmental testing, see "Description of the Mortgage Pool--Underwriting
Matters--Environmental Reports" in this prospectus supplement.

     In the case of two mortgaged real properties, identified on Annex A to this prospectus supplement as Boynton Plaza and Sav-on and Carl's Jr., environmental studies were performed and one or more environmental issues were identified that could not be fully assessed, remediated and/or "closed out" from a regulatory point of view prior to the time that the related mortgage loan was expected to be assigned to the trust. Each of these mortgaged real properties is covered by an environmental insurance policy insuring specified environmental matters with respect to the particular property. The policies referred to in the prior sentence provide for specific coverage limits and deductibles. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. See "Description of the Mortgage Pool--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition.   One hundred eighty-two of the mortgaged real properties, securing
99.13% of the initial mortgage pool balance, were inspected by professional engineers or architects. One hundred twelve of those mortgaged real properties, securing 77.68% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Forty seven of the mortgaged real properties, securing 17.15% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - general condition of the site, buildings and other improvements located at each mortgaged real property.

     Limitations on Enforceability of Cross-Collateralization Reduce its
Benefits.   The mortgage pool will include 17 mortgage loans, representing 7.29%
of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties or two or more parcels that are each material to the value of a mortgaged real property. These mortgage loans are identified in the tables contained in Annex A. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, six of these mortgage loans, representing 3.11% of the initial mortgage pool balance, permit--

     - the release of one or more of the mortgaged real properties or material parcels from the related mortgage lien, and/or

     - a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax or for title insurance reasons. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Two mortgage loans that we intend to include in the trust are, in each case, secured by real properties located in two or more states. These mortgage loans represent 1.00% of the initial mortgage pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     Uninsured Loss; Sufficiency of Insurance.   The borrowers under the
mortgage loans that we intend to include in the trust are, with limited exception, required to maintain--

     - comprehensive liability insurance,

     - all-risk fire,

     - casualty and hazard insurance,

     - flood insurance, if the property is in a federally recognized flood zone and flood insurance is available under applicable law,

     - rental income insurance,

on the mortgaged real properties, with policy specifications, limits and deductibles customarily carried, generally, for similar properties. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Forty-nine of the mortgaged real properties, securing 23.24% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In addition, thirteen of the mortgaged real properties, securing 4.07% of the initial mortgage pool balance, are located in Florida and Texas, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its mortgaged real property, which would adversely affect the borrower's ability to make payments under its mortgage loan. Although, in general, the borrowers have agreed to insure their respective mortgaged real properties, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk.

     Limited Information Causes Uncertainty.   Forty-two of the mortgage loans
that we intend to include in the trust, representing 21.95% of the initial mortgage pool balance, are acquisition financing. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the historical performance of those properties. Please refer to Annex A to this prospectus supplement for historical operating information for the most recent three years of operation, when available.

     Prior Bankruptcies May Reflect Future Performance.   We are aware that, in
the case of seven mortgage loans that we intend to include in the trust, representing 2.88% of the initial mortgage pool balance--

     - the related borrower or a principal in the related borrower has been a party to, or

     - the related mortgaged real property has been the subject of,

prior bankruptcy proceedings. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Litigation May Adversely Affect Property Performance.   There may be
pending or threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     Tax Considerations Related to Foreclosure.   If the trust were to acquire
an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2000-C3 certificates.

     Risks Related to Mortgaged Real Properties Located in Puerto Rico.   One
mortgaged real property, securing 1.22% of the initial mortgage pool balance, is located in Puerto Rico. If the trust acquires a real property located in Puerto Rico, it would be subject to Puerto Rican taxation with respect to the income derived from that property. If the activities of the trust in Puerto Rico in relation to that real property constituted a trade or business, the trust would be subject to income tax at up to a 39% rate with respect to its net income attributable to the operation of that property, as well as a tax on any gain derived from the sale of such property. In the case of gain from the sale of real property used in a trade or business, in general, tax would be imposed at a 25% rate if the property were held as a capital asset for more than six months. If the activities of the trust did not constitute the conduct of a trade or business in Puerto Rico, income derived from the real property, such as rental payments, would be subject to Puerto Rican withholding tax at a 29% rate. In addition, any gain on the sale of the property would be subject to tax at a 29% rate, and that tax may be collected through withholding. The imposition of any of these Puerto Rican taxes on the trust could reduce the net proceeds available for making payments on your offered certificates. In addition, you would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any Puerto Rican tax imposed on the trust.

     Additionally, it is possible that a Puerto Rican withholding tax may be imposed at a rate of 29% on interest payments received by the trust on a mortgage loan secured by a mortgaged real property located in Puerto Rico if a certificateholder owns more than 50% of the related borrower. In that case, the certificate administrator will make reasonable efforts to cause the withholding tax imposed on the trust to be specially allocated to the certificateholder owning more than 50% of the related borrower, with the amount of tax treated as distributed to that certificateholder. That certificateholder would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any Puerto Rican withholding tax imposed on the trust. Accordingly, investment in the offered certificates may not be a suitable investment if you own more than 50% of a borrower under a mortgage loan secured by a mortgaged real property in Puerto Rico. If the subject withholding tax cannot be specially allocated to that certificateholder, that tax would reduce amounts distributable on the series 2000-C3 certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the one hundred eighty mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $914,661,061. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any pooled mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $494,988 to $119,577,993, and the average of those cut-off date principal balances is $5,081,450.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

     - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Annex A to this prospectus supplement.

     - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that the ARD Loans mature on their respective anticipated repayment dates. See "--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" below.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                  WEIGHTED AVERAGES
                       NUMBER OF                     % OF INITIAL     MAXIMUM      -----------------------------------------------
                       MORTGAGED    TOTAL CUT-OFF      MORTGAGE     CUT-OFF DATE   MORTGAGE      STATED
                          REAL      DATE PRINCIPAL       POOL        PRINCIPAL     INTEREST    REMAINING    U/W NCF   CUT-OFF DATE
PROPERTY TYPES         PROPERTIES      BALANCE         BALANCE        BALANCE        RATE      TERM (MO.)    DSCR      LTV RATIO
--------------         ----------   --------------   ------------   ------------   ---------   ----------   -------   ------------
Office...............      55        $319,768,299        34.96%     $ 35,364,183     8.374%       111        1.29x       68.85%
Office (Shadow Rated
  Baa3/BBB-).........       1         119,577,993        13.07       119,577,993     7.890        114        1.63        53.62
Multifamily..........      40         103,846,773        11.35        15,988,455     7.941        118        1.33        70.11
Anchored Retail......      15          95,272,425        10.42        18,235,848     7.762        109        1.30        71.24
Industrial...........      15          56,907,246         6.22        16,000,000     8.274        112        1.34        68.53
Office/Retail........      11          47,667,302         5.21        11,010,038     8.085        120        1.34        65.97
Single Tenant
  Retail.............      10          34,843,644         3.81         7,095,636     8.182        123        1.21        73.13
Self Storage.........       8          29,518,787         3.23         8,365,375     8.449        112        1.38        68.90
Mobile Home Park.....       3          27,039,989         2.96        22,714,214     7.938        118        1.20        78.26
Office/Industrial....      10          26,478,174         2.89         6,781,144     8.483        115        1.34        69.20
Shadow Anchored
  Retail.............       6          21,410,856         2.34         6,247,050     8.206        115        1.28        74.38
Hotel................       3          12,136,926         1.33         9,550,083     8.854        135        1.58        62.97
Unanchored Retail....       6          11,849,644         1.30         3,391,218     8.284        113        1.25        69.41
Other................       1           8,343,003         0.91         8,343,003     9.000         76        1.50        47.67
                          ---        ------------      -------                       -----        ---        ----        -----
  Totals/Wtd. Avg....     184        $914,661,061       100.00%                      8.169%       113        1.35x       67.40%
                          ===        ============      =======                       =====        ===        ====        =====

     For purpose of the foregoing table, Office (Shadow Rated Baa3/BBB-) refers to the shadow ratings of Baa3 from Moody's and BBB- from S&P with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A as One Financial Place.

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                              ENCUMBERED INTEREST

                                                                                                  WEIGHTED AVERAGES
                       NUMBER OF                     % OF INITIAL     MAXIMUM      -----------------------------------------------
                       MORTGAGED    TOTAL CUT-OFF      MORTGAGE     CUT-OFF DATE   MORTGAGE      STATED
                          REAL      DATE PRINCIPAL       POOL        PRINCIPAL     INTEREST    REMAINING    U/W NCF   CUT-OFF DATE
ENCUMBERED INTEREST    PROPERTIES      BALANCE         BALANCE        BALANCE        RATE      TERM (MO.)    DSCR      LTV RATIO
-------------------    ----------   --------------   ------------   ------------   ---------   ----------   -------   ------------
Ownership............     174        $868,697,306        94.97%     $119,577,993     8.155%       113        1.35x       67.29%
Ownership in part and
  Leasehold in
  part...............       5          26,448,630         2.89        10,268,535     8.163        114        1.31        70.96
Leasehold............       5          19,515,125         2.13         9,550,083     8.786        114        1.39        67.38
                          ---        ------------      -------                       -----        ---        ----        -----
  Totals/Wtd. Avg....     184        $914,661,061       100.00%                      8.169%       113        1.35x       67.40%
                          ===        ============      =======                       =====        ===        ====        =====

     The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                              STATE CONCENTRATIONS

                                                                        CUMULATIVE                 WEIGHTED AVERAGES
                          NUMBER OF                     % OF INITIAL   % OF INITIAL   -------------------------------------------
                          MORTGAGED    TOTAL CUT-OFF      MORTGAGE       MORTGAGE     MORTGAGE     STATED     U/W
                             REAL      DATE PRINCIPAL       POOL           POOL       INTEREST   REMAINING    NCF    CUT-OFF DATE
STATES                    PROPERTIES      BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------                    ----------   --------------   ------------   ------------   --------   ----------   ----   ------------
Illinois................      17        $241,516,982       26.41%         26.41%       7.986%       114       1.47x     60.46%
California..............      34         152,100,783       16.63          43.03        8.278        112       1.40      64.93
Michigan................      10          51,426,022        5.62          48.66        8.087        117       1.22      75.85
Ohio....................       3          42,894,723        4.69          53.35        8.345        119       1.25      74.63
Massachusetts...........       5          41,482,031        4.54          57.88        8.469         96       1.29      69.92
Washington..............       7          38,905,919        4.25          62.14        7.845        111       1.25      69.73
New York................      10          31,165,163        3.41          65.54        8.231        115       1.31      71.05
Maryland................       6          30,059,584        3.29          68.83        8.421        112       1.29      67.63
New Hampshire...........       5          28,180,874        3.08          71.91        7.988        101       1.26      73.12
Virginia................       2          24,615,772        2.69          74.60        8.073        118       1.24      73.70
                              --        ------------       -----                       -----        ---       ----      -----
  Total/Wtd. Avg. ......      99        $682,347,852       74.60%                      8.136%       112       1.37x     66.41%
                              ==        ============       =====                       =====        ===       ====      =====
  Other.................      85        $232,313,208       25.40%                      8.265%       117       1.30x     70.31%

     The remaining mortgaged real properties securing mortgage loans that we intend to include in the trust, are located throughout twenty-five other states, the District of Columbia and the Commonwealth of Puerto Rico. No more than 2.56% of the initial mortgage pool balance is secured by mortgaged real properties located in any other single jurisdictions.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 17 mortgage loans, representing 7.29% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties or two or more parcels that are material to the value of the mortgaged real property. However, the amount of the mortgage lien encumbering any particular property securing a multi-property mortgage loan or a group of cross-collateralized mortgage loans may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax or for title insurance reasons. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Six of the mortgage loans referred to in the prior paragraph, representing 3.11% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties or material parcels and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions:

     - the pay down of the mortgage loan(s) in an amount equal to a specified amount allocated to the property or parcel to be released; and/or

     - the satisfaction of debt service coverage and loan-to-value tests for the property or parcel that will remain as collateral; and/or

     - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, those same six mortgage loans also entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through partial defeasance. See "--Terms and Conditions of the Mortgage
Loans--Defeasance Loans" below.

          INDIVIDUAL LOANS, CROSSED LOAN GROUPS OR RELATED LOAN GROUPS REPRESENTING GREATER THAN 2% OF THE INITIAL MORTGAGE POOL BALANCE

                                                              % OF TOTAL
                                            TOTAL CUT-OFF    CUT-OFF DATE
LOAN/PROPERTY NAME                          DATE BALANCE       BALANCE
------------------                          -------------    ------------
One Financial Place.......................  $119,577,993        13.07%
Medical Mutual of Ohio....................  $ 35,364,183         3.87%
Jorie Plaza...............................  $ 22,800,000         2.49%
Westland Meadows..........................  $ 22,714,214         2.48%
Stonegate One.............................  $ 20,985,981         2.29%
149 New Montgomery Street.................  $ 18,809,602         2.06%
Friedman Portfolio (Crossed Loan Group
   L1)....................................  $ 18,500,000         2.02%
   101 West Grand
   57 W. Grand
   40 West Hubbard

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates.   Subject, in some cases, to next business day conventions, all of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest.   In general, each of the
mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the two ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.750% per annum to 9.350% per annum, and the weighted average of those mortgage interest rates was 8.169% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

     - a 360-day year consisting of twelve 30-day months.

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE

                                                        % OF                                    WEIGHTED AVERAGES
                         NUMBER                       INITIAL         MAXIMUM      --------------------------------------------
                           OF      TOTAL CUT-OFF      MORTGAGE      CUT-OFF DATE   MORTGAGE     STATED      U/W
                        MORTGAGE   DATE PRINCIPAL       POOL         PRINCIPAL     INTEREST   REMAINING     NCF    CUT-OFF DATE
ACCRUAL TYPE             LOANS        BALANCE         BALANCE         BALANCE        RATE     TERM (MO.)   DSCR     LTV RATIO
------------            --------   --------------   ------------    ------------   --------   ----------   -----   ------------
Actual/360............    166       $894,399,558         97.78%     $119,577,993    8.167%       113       1.35x      67.72%
30/360................     14         20,261,503          2.22         8,343,003    8.234        144        1.51      53.43
                          ---       ------------      --------                      -----        ---       -----      -----
  Totals/Wtd. Avg. ...    180       $914,661,061        100.00%                     8.169%       113       1.35x      67.40%
                          ===       ============      ========                      =====        ===       =====      =====

     For purposes of the foregoing table, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

     Balloon Loans.   One hundred sixty of the mortgage loans that we intend to
include in the trust, representing 81.34% of the initial mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     One of these balloon mortgage loans, representing 1.49% of the initial mortgage pool balance, provides for monthly payments of interest only through and including April 1, 2002 and thereafter provides monthly payments of interest and principal. Each of the remaining 159 of these balloon mortgage loans currently provides for monthly amortization.

     ARD Loans.   Two of the mortgage loans that we intend to include in the trust, representing 14.83% of the initial mortgage pool balance, are characterized by the following features:

     - A maturity date that is generally thirty years following origination.

     - The designation of an anticipated repayment date that is generally ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally two to three months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of--

         1. its initial mortgage interest rate, plus

         2. a specified margin of not more than two (2) percentage points.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the related anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans.   Eighteen of the mortgage loans that we intend to
include in the trust, representing 3.83% of the initial mortgage pool balance, are characterized by--

     - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     However, none of these fully amortizing loans has either--

     - an anticipated repayment date, or

     - the associated repayment incentives.

     Amortization of Principal.   The tables below show the indicated
information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

                               MORTGAGE LOAN TYPE

                                                                                                 WEIGHTED AVERAGES
                                                      % OF INITIAL     MAXIMUM      --------------------------------------------
                         NUMBER OF   TOTAL CUT-OFF      MORTGAGE     CUT-OFF DATE   MORTGAGE     STATED     U/W    CUT-OFF DATE
                         MORTGAGE    DATE PRINCIPAL       POOL        PRINCIPAL     INTEREST   REMAINING    NCF    LOAN-TO-VALUE
LOAN TYPE                  LOANS        BALANCE         BALANCE        BALANCE        RATE     TERM (MO.)   DSCR       RATIO
---------                ---------   --------------   ------------   ------------   --------   ----------   ----   -------------
Balloon Loan...........     160       $743,965,745        81.34%     $ 35,364,183    8.230%       112       1.31x      69.94%
ARD Loan...............       2        135,665,960        14.83       119,577,993    7.851        113       1.59       55.31
Fully Amortizing
  Loan.................      18         35,029,355         3.83         8,145,364    8.095        155       1.25       60.32
                            ---       ------------       ------                      -----        ---       ----       -----
  Totals/Wtd. Avg. ....     180       $914,661,061       100.00%                     8.169%       113       1.35x      67.40%
                            ===       ============       ======                      =====        ===       ====       =====

        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                        WEIGHTED AVERAGE
                                                                    ------------------------
                                                                    ORIGINAL     CALCULATED                REMAINING    CALCULATED
                        NUMBER        TOTAL         % OF INITIAL     TERM TO      ORIGINAL                  TERM TO     REMAINING
                          OF         CUT-OFF          MORTGAGE      MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                       MORTGAGE   DATE PRINCIPAL        POOL           ARD          TERM       SEASONING      ARD          TERM
LOAN TYPE               LOANS        BALANCE          BALANCE       (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
---------              --------   --------------   --------------   ---------   ------------   ---------   ---------   ------------
Balloon..............      160     $743,965,745          81.34%
  Minimum............                                                     60          240             0          52          212
  Maximum............                                                    144          360            44         142          360
  Wtd. Avg...........                                                    119          348             7         112          341
ARD..................        2      135,665,960          14.83
  Minimum............                                                    120          360             6         105          345
  Maximum............                                                    120          360            15         114          354
  Wtd. Avg...........                                                    120          360             7         113          353
Fully Amortizing.....       18       35,029,355           3.83
  Minimum............                                                    120          120             1         100          100
  Maximum............                                                    240          240            79         234          234
  Wtd. Avg...........                                                    182          182            27         155          155
                       -------     ------------       --------       -------      -------       -------     -------      -------
Totals/Wtd. Avg......      180     $914,661,061         100.00%          121          343             8         113          336
                       =======     ============       ========       =======      =======       =======     =======      =======

     Voluntary Prepayment Provisions.   One hundred seventy-seven of the
mortgage loans that we intend to include in the trust, representing 97.84% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited, followed by

     - in some cases, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by

     - an open prepayment period during which voluntary principal prepayments may be made without any prepayment considerations.

     Three of the mortgage loans that we intend to include in the trust, representing 2.06% of the initial mortgage pool balance, provided as of the cut-off date for--

     - a prepayment consideration period, followed by

     - an open prepayment period.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. In addition, prepayments of this type are generally not required to be accompanied by any prepayment consideration. The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as--

     - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

     - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     As described under "--Defeasance Loans" below, one hundred thirty of the pooled mortgage loans, representing 90.10% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. Except as described below under "--Defeasance Loans", none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out and/or Defeasance Periods.   One hundred seventy six of
the mortgage loans that we intend to include in the trust, representing 97.80% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. For these mortgage loans--

     - the maximum remaining prepayment lock-out period as of that date, including any part of the relevant period during which a defeasance could occur, is 231 months,

     - the minimum remaining prepayment lock-out period as of that date, including any part of the relevant period during which a defeasance could occur, is 7 months, and

     - the weighted average remaining prepayment lock-out period as of that date, including any part of the relevant period during which a defeasance could occur, is 105 months.

     Prepayment Consideration.   Fifty of the mortgage loans that we intend to
include in the trust, representing 9.90% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

     - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum prepayment premium equal to a specified percentage of the principal amount prepaid; or

     - as a percentage, which may decline over time, of the amount prepaid; or

     - as a combination of these two methods.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions.   All of the mortgage loans
that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     - transfers of the corresponding mortgaged real property to specified entities or types of entities;

     - transfers of ownership interests in the related borrower for estate-planning purposes; or

     - transfers of non-controlling ownership interests in the related borrower.

     Defeasance Loans.   One hundred-thirty of the mortgage loans that we intend
to include in the trust, representing 90.10% of the initial mortgage pool balance, permit the borrower to deliver U.S. Treasury obligations or other government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the mortgaged real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, with the following exceptions:

MORTGAGED                                 EARLIEST
REAL PROPERTY                          DEFEASANCE DATE
-------------                          ---------------
Checkmate Apartments.................  October 1, 2002
8th Street Apartments................  October 1, 2002

     The respective mortgage loans relating to the mortgaged real properties identified in the foregoing table, are each the primary asset of a single loan REMIC. The startup day of each of those single loan REMICs is at least two years prior to the earliest defeasance date of the related mortgage loan.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves.   One hundred sixty-one mortgage loans, representing
90.96% of the initial mortgage pool balance, that are secured by 165 mortgaged real properties, provide for monthly escrows for real estate taxes for those mortgaged real properties. One hundred fifty-one mortgage loans, representing 89.35% of the initial mortgage pool balance, that are secured by 155 mortgaged real properties, currently provide for monthly escrows for property insurance for those mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is typically the case that the property is occupied by a single tenant who is responsible for paying real estate taxes or insurance directly.

     One hundred thirty-six mortgage loans, representing 86.38% of the initial mortgage pool balance and that are secured by 140 mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. Shown in Annex A is the amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

     The monthly escrow deposit for replacement reserves used to determine the annualized figure is the monthly escrow amount that was collected in October 2000. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     One hundred twenty-nine mortgaged real properties, securing 80.22% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. Seventy-seven of the mortgage loans, secured by 80 mortgaged real properties and representing 76.95% of the total cut-off date principal balance of mortgage loans secured by real properties for which tenant improvements and leasing commissions are applicable, provide for an initial escrow deposit or an ongoing monthly deposit for a tenant improvements and leasing commissions reserve. Shown in Annex A is the amount of funds deposited into the tenant improvements and leasing commissions reserve account at loan origination and the annualized monthly escrow deposit, if any. In some cases, the initial deposit amount may have been funded with a letter of credit or surety bond in lieu of a cash deposit.

     The monthly escrow deposit for tenant improvements and leasing commissions used to determine the annualized figure is the monthly escrow amount that was collected in October 2000. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly tenant improvement and leasing commission reserve upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

     Holdbacks.   Six of the mortgage loans, representing 4.05% of the initial mortgage pool balance, provide for material performance holdbacks under which a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing, to be released upon the satisfaction of certain conditions by the borrower. Although there is no specific date by which the borrower is required to satisfy the specified conditions, in the event of any default by the borrower, the lender has the right, in addition to its other remedies, to use the escrowed monies to pay down the principal balance of the mortgage loan. In such event, the amount of principal repaid would be subject to a prepayment premium as specified in the related mortgage note.

     The achievement of the specified conditions necessary to release an escrowed holdback is typically contingent upon the performance of the related mortgaged real property, including an increase in the related mortgaged real property's net cash flow. If the specified conditions are not achieved, regardless of whether or not the escrowed holdback is used to pay down the principal balance of the mortgage loan, as described above, the borrower will still be required to pay a monthly debt service amount that is based upon the entire loan amount.

     For the six mortgage loans identified above, the Cut-off Date LTV Ratio is equal to the greater of (a) the related cut-off date principal balance, less the amount of the holdback, divided by the current "as is" appraised value of the mortgaged real property, or (b) the cut-off date principal balance divided by the "stabilized" appraised value of the mortgaged real property. In general, the stabilized appraised value contained in the appraisal has certain conditions and assumptions that are consistent with the release conditions of the holdback for the related mortgage loan. In the event no stabilized appraised value was given in the appraisal, the current "as is" appraised value was used. These calculations, and the respective release conditions, are further described in the tables below:

                                                            CUT-OFF DATE
                                 CUT-OFF                     PRINCIPAL       CURRENT     STABILIZED
                              DATE PRINCIPAL    HOLDBACK    BALANCE LESS    APPRAISED     APPRAISED    APPRAISAL
PROPERTY NAME                    BALANCE         AMOUNT       HOLDBACK        VALUE         VALUE        DATE
-------------                 --------------   ----------   ------------   -----------   -----------   ---------
Amerix Building.............    $14,401,991    $2,000,000   $12,401,991    $19,500,000   $23,000,000   01/20/00
601-609 Mission Street......    $ 7,372,989    $  500,000   $ 6,872,989    $15,800,000   $15,800,000   03/20/00
Tivoli Gardens Apartments...    $ 4,369,641    $  300,000   $ 4,069,641    $ 6,000,000   $ 6,200,000   10/11/99
Franklinton Square Shopping
  Center....................    $ 4,183,600    $  209,000   $ 3,974,600    $ 5,400,000   $ 5,400,000   12/29/99
The Cascades................    $ 3,963,920    $  400,000   $ 3,563,920    $ 5,850,000   $ 6,000,000   06/25/99
K-Mart Shopping Center --
  Salem.....................    $ 2,791,494    $  200,000   $ 2,591,494    $ 3,700,000   $ 3,700,000   10/20/99

                                             CUT-OFF DATE            CUT-OFF DATE        CUT-OFF DATE
                                           PRINCIPAL BALANCE      PRINCIPAL BALANCE/       PRINCIPAL
                                            LESS HOLDBACK/            STABILIZED       BALANCE/ CURRENT    CUT-OFF DATE
            PROPERTY NAME               CURRENT APPRAISED VALUE    APPRAISED VALUE      APPRAISED VALUE     LTV RATIO
            -------------               -----------------------   ------------------   -----------------   ------------
Amerix Building.......................           63.60%                 62.62%               73.86%           63.60%
601-609 Mission Street................           43.50%                 46.66%               46.66%           46.66%
Tivoli Gardens Apartments.............           67.83%                 70.48%               72.83%           70.48%
Franklinton Square Shopping Center....           73.60%                 77.47%               77.47%           77.47%
The Cascades..........................           60.92%                 66.07%               67.76%           66.07%
K-Mart Shopping Center -- Salem.......           70.04%                 75.45%               75.45%           75.45%

        PROPERTY NAME                         CONDITIONS FOR HOLDBACK RELEASE
        -------------                         -------------------------------
Amerix Building...............  The completion of the buildout of the second floor, the commencement of rent in an amount not less than $2,552,725 per annum and receipt of a tenant estoppel.
601-609 Mission Street........  The leasing of basement space for at least one year at
                                $62,250 per annum. Tenant must occupy & pay rent for three months. The holdback is in the form of a letter of credit.
Tivoli Gardens Apartments.....  The achievement of a minimum debt service coverage ratio of
                                1.25 to 1.0 for 12 consecutive months; vacancy factor no
                                greater than 10%; an appraisal indicating a loan-to-value
                                ratio no greater than 70% of current principal balance or an appraised value of not less than $6,825,000; Choice Point
                                reports relative to each holder of beneficial interest
                                greater than 20%; and required certificates of occupancy
                                have been obtained.
Franklinton Square Shopping
  Center......................  The maintenance of a 94.05% physical in-line occupancy with an average inline base rent of $7.22 psf for four
                                consecutive months at a minimum debt service coverage ratio of 1.20 to 1.0. The holdback is in the form of a letter of credit.
The Cascades..................  The achievement of a minimum economic occupancy level of approximately 92%; tenants taking physical occupancy, open for business, paying all fees, deposits and rent for at
                                least three calendar consecutive months and no breach or
                                default; a minimum debt service coverage ratio of 1.25 to
                                1.0 for six consecutive months, and receipt of tenant
                                estoppels and SNDA's from at least 75% of tenants, including the ten largest tenants and all new tenants leasing 90 days prior to closing.
K-Mart Shopping
  Center -- Salem.............  Released when tenant Jack in the Box opens for business and begins paying rent and specified parking lot repairs are
                                completed.

     Delinquencies.   None of the mortgage loans that we intend to include in
the trust was, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

     Tenant Matters.   Described and listed below are special considerations
regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust--

     - One hundred two of the mortgaged real properties, securing 53.44% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

     - Forty-one of the mortgaged real properties, securing 23.84% of the initial mortgage pool balance, are commercial properties that are each leased to a tenant that occupies all or substantially all of the particular mortgaged property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     - Three of the mortgaged real properties, securing 0.61% of the initial mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants.

     Cross-easement and Revenue Allocation Agreements.   The property identified
on Annex A to this prospectus supplement as Traders Tower-Self Park, a parking garage in downtown Chicago, Illinois securing 0.91% of the initial mortgage pool balance, is subject to a cross-easement agreement that benefits and burdens the property and a revenue allocation agreement, in each case, with a neighboring parking garage owned by an affiliate of the Traders Tower-Self Park borrower. The parking garages are jointly operated as a combined parking garage pursuant to operating leases to another affiliate of the Traders Tower-Self Park borrower. Each garage has its own public right-of-way access entrance and exit. The cross-easement agreement, among other things, provides that a parking garage customer may enter into one garage and exit via the other garage. There are no assurances that the cross-easement and revenue allocation agreements and the resultant benefits accruing to the Traders Tower-Self Park property will remain in effect, and the agreements may be terminated at will by either the Traders Tower-Self Park borrower or the owner of the neighboring parking garage at any time for any reason, including without limitation (i) in connection with a default under either the cross-easement agreement or revenue allocation agreement, (ii) a casualty or condemnation at either parking garage or (iii) the sale or other change in ownership or control of the neighboring parking garage. Further, the allocation of revenue at the parking garages pursuant to the revenue allocation agreement may not be representative of the performance of the Traders Tower-Self Park property if it is operated as a separate parking garage in the absence of the cross-easement and revenue allocation agreements. Since the parking garages have been operated jointly as a combined parking garage, there is no historical operating history for the Traders Tower-Self Park property as a separate parking garage, in the absence of the benefits of the cross-easement and revenue allocation agreements.

     Ground Leases.   Ten of the mortgage loans that we intend to include in the trust, representing 5.03% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In five of those cases, representing 2.36% of the initial mortgage pool balance, the holder of the fee interest in the property that is covered by the subject ground lease has subordinated that fee interest to the related mortgage instrument; however, there is no assurance that the subject ground lease contains standard mortgagee protection provisions or that the fee owner is a special purpose entity or bankruptcy remote. In four of the remaining five mortgaged real properties cases, where the fee interest has not been subordinated to the related mortgage instrument, the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee. Also, in four different remaining cases, where the fee interest has not been subordinated to the related mortgage instrument, the term of the related ground lease, giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan. In the case of the mortgaged real property identified on Annex A to this prospectus supplement as Tolt Towne Center, securing 0.14% of the initial mortgage pool balance, the property is held by the related borrower as 99% fee and 1% leasehold. The Tolt Towne Center ground lease has a perpetual duration and no landlord right to terminate, but lacks other standard mortgagee protections. In the case of the mortgaged real property identified on Annex A to this prospectus supplement as 29200 Northwestern Highway, the related mortgage loan seller reserved the total amount of $350,000 as additional security in anticipation of the purchase of a portion of the property that is ground leased by the related borrower. The 29200 Northwestern Highway ground lease does not contain standard mortgagee protections.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional and Other Financing.   We are aware of two mortgage loans that
we intend to include in the trust representing 4.27% of the initial mortgage pool balance, that currently have unsecured debt outstanding in addition to trade receivables and other debts incurred in the ordinary course of business:

                                                  % OF INITIAL         OUTSTANDING
PROPERTY NAME                                 MORTGAGE POOL BALANCE   UNSECURED DEBT
-------------                                 ---------------------   --------------
Medical Mutual of Ohio......................          3.87%            $11,942,000
Ver-Sa-Til..................................          0.41%            unavailable

     Two mortgage loans that we intend to include in the trust, representing 13.88% of the initial mortgage pool balance, permit limited amounts of unsecured debt in addition to trade receivables and other debts incurred in the ordinary course of business:

                                                  % OF INITIAL           LIMIT ON
PROPERTY NAME                                 MORTGAGE POOL BALANCE   UNSECURED DEBT
-------------                                 ---------------------   --------------
One Financial Place.........................         13.07%             $2,400,000
601-609 Mission Street......................          0.81%             $  170,000

     Forty-three of the mortgage loans that we intend to include in the trust, representing 5.69% of the initial mortgage pool balance, do not have any limitations on the related borrower's ability to incur unsecured debt.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Additional and Other Financing" subsection and "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of Characteristics that May Expose Investors to Greater Risk of Default and Loss--Some of the Underlying Borrowers Have Incurred Other Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust have any other debt outstanding.

UNDERWRITING MATTERS

     General.   In connection with the origination of each of the mortgage loans that we intend to include in the trust, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

     Environmental Reports.   Except for one mortgaged real property, securing
0.09% of the initial mortgage pool balance, a third-party environmental consultant prepared an Environmental Report, or updated a previously prepared Environmental Report, for each mortgaged real property securing a mortgage loan that we intend to include in the mortgage pool. Those Environmental Reports were prepared or updated--

     - in the case of 114 mortgaged real properties, securing 77.25% of the initial mortgage pool balance, during the 12-month period ending on November 30, 2000,

     - in the case of 43 mortgaged real properties, securing 16.53% of the initial mortgage pool balance, during the 12-month period ending on November 30, 1999, and

     - in the case of 26 mortgaged real properties, securing 6.14% of the initial mortgage pool balance, on or before November 30, 1998.

     For one mortgaged real property, securing 0.09% of the initial mortgage pool balance, the mortgage loan originator engaged an environmental consultant to review a Phase II environmental report prepared three years earlier by that consultant for another lender. Based solely upon its review of this report, confirmation that the use of the mortgaged real property had not changed and confirmation that no new LUST sites were identified in the area, the consultant concluded that there was no further investigation required.

     In the case of one hundred eighty-two mortgaged real properties, representing 99.80% of the initial mortgage pool balance, the Environmental Reports were Phase I environmental studies meeting ASTM standards. In the case of one mortgaged real property, representing 0.11% of the initial mortgage pool balance, the above-referenced Environmental Report was an environmental screening assessment. See "Risk Factors--Lending on Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement. The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint, lead in drinking water and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigation identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the related loan documents then required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower:

     1. to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to provide environmental insurance.

     However, some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented or that the cost of implementing them will not exceed the estimate. If any adverse environmental conditions are not properly addressed or monitored and maintained over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In a few cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional cleanup.

     In a few cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because the responsible party or parties with respect to that condition had already been identified, or because the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property, or because the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation. However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, either environmental insurance was obtained or these Environmental Reports indicated that--

     - the subject mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the subject mortgaged real property was limited,

     - the person or persons responsible for remediation had been identified, or

     - no evidence suggested adverse environmental impact to the subject mortgaged real property.

In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports" subsection and has not been independently verified by--

     - us,

     - any of the mortgage loan sellers,

     - any of the underwriters,

     - the master servicer,

     - the special servicer,

     - the trustee, or

     - the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance.   In the case of two mortgaged real properties,
securing 1.17% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, an impaired property policy covering select environmental matters. In each of these cases the environmental policy is an individual policy that insures only the related mortgaged real property.

     The premium for each of the environmental policies has been or, as of the date of initial issuance of the series 2000-C3 certificates, will be, paid in full.

     In the case of one mortgage loan, secured by the mortgaged real property identified on Annex A to this prospectus supplement as Boynton Plaza, the individual insurance policy was issued by American International Specialty Lines Insurance Company and generally provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, prior to foreclosure the insurer will indemnify the insured for the outstanding principal balance of the subject mortgage loan on the date of default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or legally required clean-up costs resulting from adverse environmental conditions on or emanating from the related mortgaged real property, the insurer will defend against and pay that claim; and

     - if the insured enforces the related mortgage instrument, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, provided that the insured reported those conditions to the government in accordance with applicable law.

     In the case of the other mortgage loan, secured by the mortgaged real property identified on Annex A to this prospectus supplement as Sav-on and Carl's Jr., the insurance policy was issued by Gulf Underwriters Insurance Company and generally provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     - if during the term of the policy, the borrower defaults under its mortgage loan, adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, and the insured has or may have a legal obligation to incur clean-up costs, prior to foreclosure the insurer will indemnify the insured for the outstanding principal balance of the subject mortgage loan on the date of default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     - if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or legally required clean-up costs resulting from adverse environmental conditions existing at levels above legal limits on or emanating from the related mortgaged real property, and the insured has or may have a legal obligation to cleanup such conditions, the insurer will defend against and pay that claim; and

     - if the insured enforces the related mortgage instrument, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property and which conditions were discovered during the policy period, provided that the insured reported those conditions to the government in accordance with applicable law.

     For purposes of the above-referenced impaired property policies, the mere presence of adverse environmental conditions at levels above legal limits on the related mortgaged real property is not deemed a cause or event of default.

     Also, the policies require that the insured report a claim soon after certain events.

     The policies do not provide coverage for the following, in addition to other excluded matters:

     - claims arising from pollution on the subject property that was known to the insured, but not reported to the insurer, as of the time the policy was issued; or

     - claims arising out of conditions involving lead-based paint or asbestos.

     The environmental policy for Boynton Plaza:

     - has a policy period that runs from July 12, 2000 to July 12, 2015; and

     - provides for a per incident limit of $9,625,000 and a total limit on liability of $9,625,000.

     The environmental policy for Sav-on and Carl's Jr.:

     - has a policy period that runs from August 31, 2000 to August 31, 2013;
       and

     - provides for a per incident limit of $3,750,000 and a total limit of liability of $3,750,000.

     Property Condition Assessments.   One hundred eighty-two of the mortgaged
real properties, securing 99.13% of the initial mortgage pool balance, were inspected by professional engineers or architects. One hundred twelve of the mortgaged real properties, securing 77.68% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Forty-seven of the mortgaged real properties, securing 17.15% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required--

     - to carry out necessary repairs or replacements, and

     - in some instances, to establish reserves, generally in the amount of 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies.   An independent appraiser that is
state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A to this prospectus supplement. For 141 of the mortgaged properties, securing 83.53% of the initial mortgage pool balance, the appraised value is as of a date during the 12-month period preceding the cut-off date. For 43 of the mortgaged real properties, securing 16.47% of the initial mortgage pool balance, the appraised value is as of a date during the 12- to 24-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of " date was used in the above analysis.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     In all cases, the appraisal upon which the appraised value for each mortgaged real property is based, or a separate letter, contains a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance.   Each mortgage loan seller has, with
respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

     - legal opinions or zoning consultant's reports,

     - certifications from, and/or discussions with, government officials,

     - information contained in appraisals, surveys and site plan,

     - title insurance endorsements,

     - representations by the related borrower contained in the related mortgage loan documents, or

     - property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance. No mortgage loan seller has notice of any material existing violations with respect to the mortgaged real properties securing its pooled mortgage loans.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that one or more of the following apply:

     - the extent of the nonconformity is not material;

     - sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     - the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     - the insurance proceeds together with the value of the remaining property would be sufficient to pay the loan.

     There is no assurance, however, that the conclusions of any of the mortgage loan sellers in this regard are correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance.   Although exceptions exist, the
loan documents for each of the mortgage loans we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - except in the case of mobile home parks, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

         1. the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

         1. the outstanding principal balance of the related mortgage loan,

         2. the full insurable value of the insured property, and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount customarily required by institutional lenders; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in an amount as may be required by the lender.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. Forty-nine of the mortgaged real properties, securing 23.24% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In all of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. Except in the case of two mortgaged real properties, securing 0.19% of the initial mortgage pool balance, when the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance. However, because the studies did not all use the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered to not have a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

THE ONE FINANCIAL PLACE LOAN.

   General Characteristics of the One Financial Place Loan.

Cut-Off Date
   Principal Balance:       $119,577,993
Loan Per Sq. Ft.:                $117.31
% of Initial Mortgage
   Pool Balance:                  13.07%
Mortgage Loan
   Seller/Originator:   Salomon Brothers
                            Realty Corp.
ARD Loan:                            Yes
Initial Mortgage
   Interest Rate:                  7.89%
Post-ARD Mortgage
   Interest Rate:                  9.89%
Maturity Date:              June 1, 2030
Anticipated Repayment
   Date:                    June 1, 2010
Amortization Term:            360 months
Interest Calculation:         Actual/360
Call Protection:                LO (30);
                        Defeasance (87);
                                Free (3)
Property Type:                    Office
Net Rentable Sq. Ft.:          1,019,325
Location:                    Chicago, IL
Year Built/
   Renovated:                   1984/NAP
Appraised Value:            $223,000,000
Appraisal Date:            March 1, 2000
Encumbered Interest:          Fee Simple
Cut-Off Date LTV
   Ratio:                         53.62%
Maturity Date/ ARD
   LTV Ratio:                     47.99%
Occupancy %:                      94.58%
U/W DSCR:                          1.63x
Occupancy Date:           March 13, 2000
Property Manager:             Jones Lang
                                 LaSalle
                              Management
                               Services,
                       subcontractor for
                         440 LaSalle LLC

   Major Tenants at the One Financial Place Property.

                                                                              IN-PLACE
                                                    % OF        IN-PLACE     ANNUALIZED
                         LEASE                      TOTAL      ANNUALIZED     BASE RENT
TENANT NAME            EXPIRATION    TENANT SF    TENANT SF    BASE RENT     PER SQ. FT.
-----------            ----------    ---------    ---------    ----------    -----------
The Chicago Stock
   Exchange..........     4/05        166,373       16.32%     $3,907,163      $23.48
                          4/15         40,872        4.01%     $1,059,287      $25.92
                          8/00          4,996        0.50%     $   99,920      $20.00
First Options of
   Chicago, Inc. ....     2/03         96,474        9.46%     $1,903,412      $19.73
                          4/05          4,220        0.41%     $   76,400      $18.10
The Options Clearing
   Corporation.......     1/02         64,459        6.32%     $1,628,879      $25.27
Morgan Stanley & Co.
   Incorporated......    12/02         51,634        5.07%     $1,244,577      $24.10
ABN AMRO Sage
   Corporation,
   successor-in-
   interest to Sage
   Clearing, L.P.....     1/04         51,100        5.01%     $1,167,850      $22.85

   Lease Expiration Schedule.

                                    NUMBER OF    SQ. FT. OF     % OF       CUMULATIVE
YEAR OF                              LEASES        LEASES       TOTAL         % OF
EXPIRATION                          EXPIRING      EXPIRING     SQ. FT.    TOTAL SQ. FT.
----------                          ---------    ----------    -------    -------------
2000..............................      4          11,152        1.1%           1.1%
2001..............................      0               0        0.0%           1.1%
2002..............................     11         142,636       14.0%          15.1%
2003..............................      7         142,592       14.0%          29.1%
2004..............................     12         114,044       11.2%          40.3%
2005..............................     13         284,089       27.9%          68.1%
2006..............................      1           6,892        0.7%          68.8%
2007..............................      2          24,912        2.4%          71.3%
2008..............................      2          10,293        1.0%          72.3%
2009..............................      4          84,891        8.3%          80.6%
2010..............................      3          69,158        6.8%          87.4%

   Escrow Schedule.

                                               INITIAL
                                               RESERVE
RESERVE TYPE                                   DEPOSIT      ANNUAL RESERVE DEPOSIT
------------                                  ----------    ----------------------
Tax and Insurance Escrow....................  $1,622,791          $5,962,403
                                              ----------          ----------
Replacement Reserves Escrow.................  $  244,638          $  244,638
Tenant Improvements and Leasing
   Commissions..............................  $2,005,362          $2,005,362

   Operating History.

                           1997           1998           1999        UNDERWRITTEN
                        -----------    -----------    -----------    ------------
Net Operating
   Income.............  $11,869,899    $16,193,511    $17,621,668    $19,651,616
Net Cash Flow.........           --             --             --    $17,029,161

     One Financial Place Borrower.   One Financial Place, LP is the borrower
under the One Financial Place Loan. It is--

     - a single purpose entity, formed as a limited partnership under the laws of the State of Delaware,

     - owned 0.1% by One Financial Place Corporation, the general partner, 90% by GENO One Financial Place L.P., and 9.9% by One Financial Place Holdings, LLC, and

     - controlled, through the general partner and the property manager, by The Travelers Insurance Company, an insurance company.

The Travelers Insurance Company owns all of the issued and outstanding capital stock of One Financial Place Corporation, the general partner. In addition, The Travelers Insurance Company is the record and beneficial owner of all of the issued and outstanding membership interests in One Financial Place Holdings, LLC, a limited partner. The Travelers Insurance Company is an affiliate of us, Salomon Smith Barney Inc. and Salomon Brothers Realty Corp.

     The One Financial Place Property.   The One Financial Place Property is a
1.3 acre property located at 440 South LaSalle in Chicago, Illinois. It is improved by a 39-story tower primarily of office space that opened in 1984, and a 5-story annex that includes the Chicago Stock Exchange trading floor and a health club. The improvements are comprised of 1,019,325 rentable square feet of office space with a 22-room private hotel and restaurant on the top floor of the tower and 290 parking spaces provided within below-grade underplaza and underbuilding parking garages. Based on the March 13, 2000 rent roll, the One Financial Place Property is 94.58% occupied by a total of forty tenants, with the five largest tenants accounting for 480,128 square feet or approximately 47.10% of the property's rentable area.

     Property Management.   The One Financial Place Property is subject to a
management agreement between the related borrower and 440 South LaSalle LLC, an affiliate of the related borrower, which in turn is party to a subcontract management agreement with Jones Lang LaSalle Management Services (Illinois), L.P. n/k/a Jones Lang LaSalle Americas (Illinois), L.P. All of the membership interests in 440 South LaSalle LLC are held, directly or indirectly, by The Travelers Insurance Company, who also holds all of the issued and outstanding stock of One Financial Place Corporation, the sole general partner of the related borrower.

     Cash Management/Lockbox.   The borrower under the One Financial Place Loan
must cause all rents from the One Financial Place Property to be deposited directly by the parking manager or tenants, as applicable, into a lender controlled rent account. If the borrower or any person acting on behalf of the borrower receives any rent payment directly, it shall cause such payment to be deposited into the lender controlled rent account within one business day of receipt. Neither the borrower nor any other person claiming on behalf of or through the borrower shall have any access to the funds of the rent account.

THE MEDICAL MUTUAL OF OHIO LOAN.

     The Medical Mutual of Ohio Loan has a cut-off date principal balance of $35,364,183, representing 3.87% of the initial mortgage pool balance. The borrower under the Medical Mutual of Ohio Loan is an affiliate of the Bentley Forbes Group. Bentley Forbes Group is a privately held real estate investment trust which specializes in single tenant investment and sale-leaseback transactions, and had 1999 holdings of $580,000,000. The proceeds of the mortgage loan financed a sale leaseback with the tenant. Mr. C. Frederick Wehba, II, president of the Bentley Forbes Group, is the indemnitor for the mortgage loan.

     The Medical Mutual of Ohio Loan is secured by a single tenant office building located in Cleveland, Ohio. The borrower under the Medical Mutual of Ohio Loan is MMCO, LLC.

     The Medical Mutual of Ohio Loan is a balloon loan which matures on October 1, 2010. The Medical Mutual of Ohio Loan accrues interest through its maturity date at a mortgage interest rate of 8.38% per annum. Interest accrues on the Medical Mutual of Ohio Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The Medical Mutual of Ohio Loan may not be voluntarily prepaid, in whole or in part, until 90 days prior to its maturity date. Not earlier than the second anniversary date of the initial issuance of the offered certificates, the borrower may obtain a release of the Medical Mutual of Ohio Property from the lien of related mortgage instrument through a defeasance of the Medical Mutual of Ohio Loan.

     The Medical Mutual of Ohio Loan is secured by a vintage ten-story single tenant office building containing approximately 381,176 net rentable square feet.

     The property is entirely net leased to Medical Mutual of Ohio, Ohio's oldest and largest health care insurer, which is rated BB(pi) by S&P. The lease is for a term of 20 years, expiring in 2020, with four 5-year renewal options. The tenant has no rights to terminate the lease except in connection with a total condemnation or destruction or substantial damage to the improvements during the last three years of the lease term. The borrower posted a $3,800,000 surety bond at the closing of the mortgage loan as additional security to cover re-tenanting costs in the event of a default by the tenant under its lease. The Appraised Value, determined as of August 1, 2000, of the Medical Mutual of Ohio Property is $47,800,000, resulting in a Cut-off Date LTV Ratio of 73.98%. The Underwritten Net Cash Flow for the Medical Mutual of Ohio Property is $4,019,905, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.24x.

THE MORTGAGE LOAN SELLERS

     General.   We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

     - Salomon Brothers Realty Corp--21 mortgage loans, representing 28.19% of the initial mortgage pool balance;

     - Greenwich Capital Financial Products, Inc.--66 mortgage loans, representing 36.89% of the initial mortgage pool balance;

     - Artesia Mortgage Capital Corporation--66 mortgage loans, representing 12.47% of the initial mortgage pool balance; and

     - LaSalle Bank National Association--27 mortgage loans, representing 22.44% of the initial mortgage pool balance.

     Salomon Brothers Realty Corp.   SBRC is a New York corporation primarily
engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc. and an affiliate of both us and Salomon Smith Barney Inc.

     Greenwich Capital Financial Products, Inc.   GCFP is a Delaware corporation
and is engaged principally in the origination, purchase, sale and financing of residential and commercial mortgage loans, consumer receivables and other financial assets. GCFP also provides advisory services to originators and servicers of those assets. The majority of the assets originated or purchased by Greenwich are securitized and sold as mortgage-backed or asset-backed securities through its affiliates. GCFP's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830. GCFP is an indirect wholly-owned subsidiary of The Royal Bank of Scotland Plc. and an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.

     Artesia Mortgage Capital Corporation.   AMCC is a Delaware corporation
engaged in the business of originating and servicing U.S. commercial mortgage loans and the acquisition of U.S. commercial mortgage-backed securities and residential mortgages for its own account. Its principal offices are located in the Seattle suburb of Issaquah, Washington. It is a wholly-owned subsidiary of Artesia Banking Corporation N.V./S.A., which is a major bank located in Brussels, Belgium and one of the underwriters.

     LaSalle Bank National Association.   LaSalle Bank National Association is a
national banking association whose principal offices are in Chicago, Illinois. LaSalle Bank is a subsidiary of LaSalle National Corporation, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. LaSalle Bank is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities.

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer its pooled mortgage loans to us, and we will transfer all of the pooled mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the transfers referred to in the prior paragraph, each mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of its mortgage loans:

     - either--

         1. the original promissory note, endorsed without recourse to the order of the trustee, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

     - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

     - either--

         1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information, or

         2. a certified copy of that assignment as sent for recording;

     - either--

         1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information, or

         2. a certified copy of that assignment as sent for recording;

     - originals or copies of any related loan agreements;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked-up at the closing of the mortgage loan; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2000-C3 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. The trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     If--

     - any of the above-described documents required to be delivered by any mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the interests of the series 2000-C3 certificateholders in the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2000-C3 certificateholders, or the trustee on their behalf, will have the rights against that mortgage loan seller described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     - the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or other specified party, which may be the related mortgage loan seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

     The representations and warranties to be made by each mortgage loan seller with respect to each of the mortgage loans that it is selling to us for inclusion in the trust, will include:

     - The related borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

     - All payments required to be made with respect to the mortgage loan under the terms of the related mortgage note or the related mortgage instrument, inclusive of any applicable grace or cure period, up to the date of initial issuance of the series 2000-C3 certificates, have been made. Within the 12 months preceding the date of initial issuance of the series 2000-C3 certificates, there has not been any delinquency in excess of 30 days with respect to the mortgage loan.

     - The mortgage loan contains no equity participation by the mortgage loan seller and is a whole loan and not a participation interest. Neither the related mortgage note nor the related mortgage instrument provides for negative amortization, unless the mortgage loan is an ARD Loan, or any contingent or additional interest in the form of participation in the cash flow of the related mortgaged real property.

     - As of the date of its origination, the mortgage loan either complied in all material respects with, or was exempt from, applicable federal or state laws, regulations and other requirements pertaining to usury. To the best of the mortgage loan seller's knowledge, as of the date of origination of the mortgage loan, the related originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of the mortgage loan. No governmental or regulatory approval or consent is required for the sale of the mortgage loan by the related mortgage loan seller, and the mortgage loan seller has full right, power and authority to sell the mortgage loan. To the extent necessary to ensure the enforceability of the mortgage loan and the effective sale, transfer and assignment of the mortgage loan and the related mortgage note, the originator and/or the mortgage loan seller each was qualified and appropriately licensed to transact business in the jurisdiction in which the related mortgaged real property is located at the time that entity had possession of the related mortgage note.

     - The proceeds of the mortgage loan have been fully disbursed, although certain reserve accounts controlled by the related seller may have been established, and there is no requirement for future advances under the related loan documents.

     - All costs, fees and expenses incurred in connection with the origination and closing of the mortgage loan, including recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related borrower.

     - Each of the related mortgage note, the related mortgage instrument and any other related loan document is the legal, valid and binding obligation of the related borrower, the related guarantor or other party executing that document, subject to any non-recourse or partial recourse provisions contained in it, and is enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to that mortgage note, mortgage instrument or other loan document, nor will the operation of any of the terms of that mortgage note or mortgage instrument, or the exercise of any right under that mortgage note or mortgage instrument, render either that mortgage note or mortgage instrument unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including the defense of usury, and the mortgage loan seller has no knowledge that any such offset, defense, counterclaim, or right of rescission has been asserted or is available with respect to that document.

     - Based on the related policy of title insurance, or pro forma or specimen policy or "marked-up" commitment for title insurance, the related mortgage instrument is a legal, valid and enforceable first lien on the related mortgaged real property, including all buildings and improvements on that property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to those buildings, and all additions, alterations and replacements made at any time prior to the closing date of the mortgage loan with respect to the foregoing, but excluding any related personal property, which mortgaged real property is free and clear of all liens and encumbrances having priority over or equal to the first lien of the related mortgage instrument, except for Permitted Encumbrances.

     - To the best of the mortgage loan seller's knowledge, no proceedings for the total or partial condemnation of the related mortgaged real property
       (a) have occurred since the date as of which the appraisal relied upon in the origination of the mortgage loan was prepared, or (b) are pending or threatened other than, in each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of the related mortgaged real property as security for the mortgage loan. To the best of the mortgage loan seller's knowledge, the related mortgaged real property is free of material damage. The related mortgage instrument requires that any related condemnation award and/or insurance proceeds be applied either to the restoration of the related mortgaged real property or to the payment of the outstanding principal balance of or accrued interest on the mortgage loan.

     - The mortgage loan seller has good title to and is the sole owner and beneficial holder of the mortgage loan. The mortgage loan seller has full power, authority and legal right to sell and assign the mortgage loan, is the sole mortgagee or beneficiary of record under the related mortgage instrument and is transferring the mortgage loan to us free and clear of any and all liens, encumbrances, participation interests, pledges, charges, assignments, security interests and other interests on, in or to the mortgage loan.

     - If the related mortgage instrument is a deed of trust or trust deed, then a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the related borrower or (b) the release of the related mortgaged real property following the payment of the mortgage loan in full, no fees or expenses are payable by the lender to that trustee.

     - The mortgage loan was originated by the mortgage loan seller, an affiliate of the mortgage loan seller or an originator approved by the mortgage loan seller, or was purchased by the related mortgage loan seller, and the mortgage loan substantially complied with all of the terms, conditions and requirements of the mortgage loan seller's underwriting standards in effect at the time of its origination or purchase of the mortgage loan, subject to such exceptions as the mortgage loan seller approved.

     Each representation and warranty of each mortgage loan seller that relates to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to that enforceability, is qualified to the extent that:

     - enforcement may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (c) any applicable anti-deficiency law or statute; and

     - that instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of those provisions will not, subject to the qualification in the prior bullet, (a) cause the related mortgage note or the related mortgage instrument to be void in their entirety, (b) invalidate the related borrower's obligation to pay interest at the stated interest rate of the related mortgage note on, and repay the principal of, the mortgage loan in accordance with the payment terms of the related mortgage note, the related mortgage instrument and other written agreements delivered to the mortgage loan seller in connection with the mortgage loan, (c) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of the related mortgage note on, and the principal of, the mortgage loan in accordance with the payment terms of that guarantor's written guaranty, (d) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of the related mortgage note on, and principal of, the mortgage loan upon the occurrence of a legally enforceable default, or (e) impair the mortgagee's right to realize against the related mortgaged real property by judicial or, if applicable, non-judicial foreclosure.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the interests of the series 2000-C3 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the series 2000-C3 certificateholders, or the trustee on their behalf, will have the rights against that mortgage loan seller described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required either:

     - to remedy the material breach or the material document defect in all material respects; or

     - to repurchase the affected mortgage loan at a price generally equal to the sum of--

         1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

         4. any costs and expenses incurred by the trustee, the master servicer or the special servicer in connection with the repurchase.

     The time period within which a mortgage loan seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, the responsible mortgage loan seller will be entitled to an additional 90 days to complete that remedy or repurchase.

     The cure/repurchase obligations of each mortgage loan seller described above will constitute the sole remedy available to the series 2000-C3 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

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CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing of the mortgage loans in the trust. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any REO Properties owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     - any and all applicable laws,

     - the express terms of the pooling and servicing agreement,

     - the express terms of the respective pooled mortgage loans, and

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

     - to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the certificate administrator required to be collected or prepared with respect to any specially serviced assets. The master servicer may also render other incidental services with respect to any specially serviced assets. In addition, the special servicer will be responsible for modifications, waivers and amendments of all loan terms of all the pooled mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

   The Initial Master Servicer.   Midland Loan Services, Inc. will be the
initial master servicer with respect to the mortgage pool. Midland, a wholly-owned subsidiary of PNC Bank, N.A., was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that--

     - provides loan servicing and asset management for large pools of commercial and multifamily real estate assets, and

     - originates commercial real estate loans.

     Midland's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of June 30, 2000, Midland was servicing approximately 14,072 commercial and multifamily loans with a principal balance of approximately $50.2 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 10,195 of the loans, with a total principal balance of approximately $41.4 billion, pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     - financial institutions,

     - private investors, and

     - issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Moody's, Fitch, Inc. and S&P. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(TM) that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2000-C3 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(TM) through Midland's website, "www.midlandls.com." Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(TM). Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

        The Initial Special Servicer.   Lennar Partners, Inc., a Florida
corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the mortgage pool. The principal executive offices of Lennar are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000.

     LNR Property Corporation, its subsidiaries and affiliates, are involved in the real estate investment and management business and engage principally in--

     - acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties,

     - acquiring, often in partnership with financial institutions or real estate funds, and managing portfolios of mortgage loans and other real estate related assets,

     - investing in unrated and non-investment grade rated commercial mortgage-backed securities in respect of which Lennar has the right to be special servicer, and

     - making high yielding real estate related loans and equity investments.

     Lennar has regional offices located across the country in Florida, Georgia, Oregon and California. As of September 1, 2000, Lennar and its affiliates were managing a portfolio including over 11,000 assets in most states with an original face value of over $52 billion, most of which are commercial real estate assets. Included in this managed portfolio are $47 billion of commercial real estate assets representing 63 securitization transactions, for which Lennar is the master servicer or special servicer. Lennar and its affiliates own, and are in the business of acquiring assets similar in type to the pooled mortgage loans.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of the information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee.   The principal compensation to be paid to the
master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every mortgage loan, including--

         1. each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

         3. each mortgage loan that has been defeased, and

     - in the case of each mortgage loan, will--

         1. accrue at a master servicing fee rate equal to the related Administrative Fee Rate, as shown in Annex A, less .0024%,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law,

         3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan, and

         4. be payable monthly from amounts received in respect of interest on that mortgage loan.

     If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, then the successor master servicer will pay to Midland or its designee, and the series 2000-C3 certificateholders will not receive any portion of, the excess master servicing fee.

     Additional Master Servicing Compensation.   As additional master servicing
compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the pooled mortgage loans.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any Default Interest not otherwise applied to pay or offset, as the case may be, on a poolwide basis, any interest on advances or, except for special servicing fees, any other Additional Trust Fund Expenses then outstanding or paid, other than from Default Interest, during the preceding 12-month period; and

     - any late payment charges, modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all escrow and reserve accounts maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the respective borrowers and will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Prepayment Interest Shortfalls.   The pooling and servicing agreement
provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     - the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period; and

     - the sum of--

         1. the total of all Prepayment Interest Excesses, if any, collected with respect to the mortgage pool during that collection period, and

         2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that payment date. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2000-C3 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation.   The principal compensation to
be paid to the special servicer with respect to its special servicing activities will be--

     - the special servicing fee,

     - the workout fee, and

     - the liquidation fee.

     The Special Servicing Fee.   The special servicing fee:

     - will be earned with respect to--

         1. each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each mortgage loan described in the foregoing bullet point, will--

         1. accrue at a special servicing fee rate of 0.25% per annum,

         2. be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

         3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan; and

     - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee.   The special servicer will, in general, be entitled to
receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2000-C3 certificateholders.

     The Liquidation Fee.   The special servicer will be entitled to receive a
liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee normally will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase of any mortgage loan in the trust by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     - the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C3 controlling class, as described under "--Realization Upon Defaulted Mortgage Loans" below; or

     - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates of the series 2000-C3 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2000-C3 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2000-C3 certificateholders.

     Additional Special Servicing Compensation.   The following items collected
on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any Default Interest not otherwise applied to pay or offset, as the case may be, on a poolwide basis, any interest on advances or, except for special servicing fees, any other Additional Trust Fund Expenses then outstanding or paid, other than from Default Interest, during the preceding 12-month period; and

     - any late payment charges, modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     Payment of Expenses; Servicing Advances.   Each of the master servicer and
the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the master servicer will reimburse the special servicer on a monthly basis for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2000-C3 certificateholder. The master servicer must make the requested servicing advance within five business days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time.

     The pooling and servicing agreement will permit the master servicer to pay, and the special servicer to direct the master servicer to pay, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2000-C3 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     - first, out of any Default Interest collected on any pooled mortgage loan subsequent to the accrual of that advance interest, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest referred to in clause first above that has been collected through the date of that reimbursement has been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

DESIGNATED SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

THE SERIES 2000-C3 CONTROLLING CLASS REPRESENTATIVE

     Series 2000-C3 Controlling Class.   As of any date of determination, the
controlling class of series 2000-C3 certificateholders will be the holders of the most subordinate class of series 2000-C3 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2000-C3 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2000-C3 certificateholders will be the holders of the most subordinate class of series 2000-C3 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero. For the purpose of determining the series 2000-C3 controlling class, the class A-1 and A-2 certificates will represent a single class.

     Election of the series 2000-C3 Controlling Class Representative.   The
series 2000-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C3 controlling class, will be entitled to--

     - select a representative having the rights and powers described under "--The Series 2000-C3 Controlling Class Representative--Rights and Powers of the Series 2000-C3 Controlling Class Representative" below, or

     - replace an existing series 2000-C3 controlling class representative.

     The certificate administrator will be required to notify promptly all the certificateholders of the series 2000-C3 controlling class that they may select a series 2000-C3 controlling class representative upon:

     - the receipt by the certificate administrator of written requests for the selection of a series 2000-C3 controlling class representative from series 2000-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C3 controlling class;

     - the resignation or removal of the person acting as series 2000-C3 controlling class representative; or

     - a determination by the certificate administrator that the series 2000-C3 controlling class has changed.

     The notice will explain the process for selecting a series 2000-C3 controlling class representative. The appointment of any person as a series 2000-C3 controlling class representative will not be effective until:

     - the certificate administrator has received notice, in any form acceptable to the certificate administrator, that the appointment of that person as series 2000-C3 controlling class representative is acceptable to series 2000-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C3 controlling class; and

     - that person provides the certificate administrator with--

         1. written confirmation of its acceptance of its appointment,

         2. written confirmation that it will keep confidential any information that it receives as series 2000-C3 controlling class representative,

         3. an address and telecopy number for the delivery of notices and other correspondence, and

         4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the series 2000-C3 Controlling Class Representative. The series 2000-C3 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series 2000-C3 controlling class. The series 2000-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C3 controlling class, will be entitled to remove any existing series 2000-C3 controlling class representative by giving written notice to the certificate administrator and to the existing series 2000-C3 controlling class representative.

     Rights and Powers of the Series 2000-C3 Controlling Class
Representative.   The series 2000-C3 controlling class representative will be entitled to advise the special servicer with respect to the following actions of the special servicer. In addition, the special servicer will not be permitted to take any of the following actions as to which the series 2000-C3 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     - any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

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

     - any proposed sale of a defaulted mortgage loan or REO Property out of the trust for less than par, other than in connection with the termination of the trust as described under "Description of the Offered
       Certificates--Termination" in this prospectus supplement;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

     - any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2000-C3 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the series 2000-C3 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2000-C3 controlling class representative, as contemplated by either of the two preceding paragraphs, may:

     - require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

     - result in an adverse tax consequence for the trust;

     - expose the trust, us, the underwriters, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

     - materially expand the scope of the special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection on the part of the series 2000-C3 controlling class representative that would have any of the effects described in the immediately preceding four bullet points.

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

     Furthermore, the special servicer will not be obligated to seek approval from the Series 2000-C3 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

     - the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Series 2000-C3 Controlling Class Representative" subsection, notified the series 2000-C3 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

     - for 60 days following the first of those notices, the series 2000-C3 controlling class representative has objected to all of those proposed actions and has failed to suggest or agree to any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2000-C3 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers.   In general, any and all expenses of the series
2000-C3 controlling class representative are to be borne by the holders of the series 2000-C3 controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2000-C3 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular pooled mortgage loan, the series 2000-C3 controlling class representative is to immediately notify the trustee, the certificate administrator, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer on behalf of the trust will assume the defense of the claim against the series 2000-C3 controlling class representative, but only if--

     - the special servicer, master servicer or the trust are also named parties to the same action, and

     - in the sole judgment of the special servicer,

         1. the series 2000-C3 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

         2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 2000-C3 controlling class representative.

     Liability to the Trust and Certificateholders.   The series 2000-C3
controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2000-C3 controlling class representative does not have any duties to the holders of any class of series 2000-C3 certificates other than the series 2000-C3 controlling class. It may act solely in the interests of the certificateholders of the series 2000-C3 controlling class and will have no liability to any other series 2000-C3 certificateholders for having done so. No series 2000-C3 certificateholder may take any action against the series 2000-C3 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2000-C3 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2000-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C3 controlling class may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series 2000-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2000-C3 controlling class, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2000-C3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of series 2000-C3 certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the successor special servicer or the series 2000-C3 certificateholders that voted to remove the terminated special servicer, as the parties may agree. Furthermore, the terminated special servicer will be entitled to:

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees; and

     - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2000-C3

     If the controlling class of series 2000-C3 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

     - to receive all notices described under "--The Series 2000-C3 Controlling Class Representative" and "--Replacement of the Special Servicer" above, and

     - to exercise directly all rights described under "--The Series 2000-C3 Controlling Class Representative" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2000-C3 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2000-C3 Controlling Class Representative" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, the special servicer may not waive its rights or grant its consent under any due-on-encumbrance clause or, subject to the related loan documents, if the subject pooled mortgage loan and any related pooled mortgage loans have a total cut-off date principal balance of at least $15,000,000, any due-on-sale clause, unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2000-C3 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, but not the master servicer, may, consistent with the Servicing Standard, agree to:

     - modify, waive or amend any term of any mortgage loan;

     - extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2000-C3 Controlling Class Representa-tive" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

     - With limited exceptions, including with respect to Post-ARD Additional Interest, the special servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust, if doing so would--

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

         2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

       unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2000-C3 certificateholders, as a collective whole, on a present value basis, than would liquidation.

     - The special servicer may not extend the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

         1. two years prior to the rated final payment date for the series 2000-C3 certificates, and

         2. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     - The special servicer may not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would--

         1. cause any of REMIC I, REMIC II, REMIC III or the individual loan REMICs to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II, REMIC III or the individual loan REMICs under the Internal Revenue Code of 1986, or

         3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986;

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

     - The special servicer may not permit any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first--

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

              (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

              (b) there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

         2. received confirmation from each of Moody's and S&P that the addition or substitution of any real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2000-C3 certificates.

     - Subject to limited exceptions, the special servicer may not release any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically by its terms, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the special servicer may, in its discretion, waive any or all of the Post-ARD Additional Interest accrued on any ARD Loan after its anticipated repayment date, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the special servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest must be in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. The special servicer must deliver to the trustee or a custodian on its behalf for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no subsequent material change in the circumstances surrounding that property that in the special servicer's sole judgment materially affects the property's value.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is $2,000,000 or less, the special servicer may perform a limited appraisal and a summary report or an internal valuation of the mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee, the certificate administrator and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

     - the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     - no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its direction, the master servicer and will be reimbursable to the special servicer or the master servicer, as applicable, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2000-C3 controlling class representative will be entitled, at its own expense, to obtain and deliver to the trustee, the certificate administrator, the master servicer and the special servicer an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2000-C3 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

COLLECTION ACCOUNT

     General.   The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits.   Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within two business days following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

     - all prepayment premiums and yield maintenance charges collected with respect to the mortgage loans;

     - all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     - all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

     - any amounts paid by or on behalf of a mortgage loan seller in connection with the repurchase of a mortgage loan as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

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

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master forced place insurance policy as described under "--Maintenance of Insurance" below;

     - any amount required to be transferred from the special servicer's REO account;

     - any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     - insofar as they do not constitute escrow payments, any amounts paid by a borrower specifically to cover items for which a servicing advance has been made.

     Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals.   The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

      1. to remit to the certificate administrator for deposit in the payment account maintained by the certificate administrator, as described under "Description of the Offered Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b) payments and other collections received after the end of the related collection period, and

         (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2000-C3 certificateholders in accordance with any of clauses 2. through 17. below;

      2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of collections on the mortgage loan or REO Property in the trust as to which the advance was made;

      3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, which payment is to be made out of collections on that mortgage loan that are allocable as interest;

      4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

         (a) a specially serviced mortgage loan, or

         (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

      5. to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

      6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable under clause 2. above;

      7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party under the pooling and servicing agreement, which payment is to be made out of Default Interest received with respect to any mortgage loan in the trust;

      8. in connection with the reimbursement of advances as described in clause
         2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise paid or payable, as the case may be, under clause 7. above;

      9. to pay itself any items of additional master servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

     10. to pay the special servicer any items of additional special servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust, which payment is to be made out of collections on that mortgage loan or REO Property, as the case may be;

     12. subject to the determinations described under "--Servicing and Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     14. to pay itself, the special servicer, the trustee, the certificate administrator, the tax administrator, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "Description of the Offered Certificates -- The Certificate Administrator and the Tax Administrator" in this prospectus supplement;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     16. to pay any other items provided in the pooling and servicing agreement as being payable from the collection account;

     17. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust; and

     18. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer, with respect to mortgage loans other than specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, to use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain for each mortgaged real property all insurance coverage as is required under the related mortgage loan.

     The special servicer will be required to cause to be maintained for each REO Property, to the extent consistent with the Servicing Standard and available at commercially reasonable rates, no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan.

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

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master single interest policy insuring against hazard losses on all the mortgage loans and/or REO Properties in the trust that it is required to service and administer, then, to the extent that the policy--

     - is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     - provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master single interest policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, taking into account any applicable deductible, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking into account any applicable deductible, but are not covered under the blanket policy or master single interest policy because of that deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2000-C3 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined, in its judgment, that any defaulted mortgage loan will become subject to foreclosure or similar proceedings and that the sale of that mortgage loan by the trust under the circumstances described below in this paragraph, is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee, the certificate administrator and the master servicer. The certificate administrator will then be required, within five days after receipt of that notice, to provide a copy of that notice to all certificateholders of the series 2000-C3 controlling class. Any single certificateholder or group of certificateholders of the series 2000-C3 controlling class may, at its or their option, within 15 days after receiving the notice from the certificate administrator, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

     - the Stated Principal Balance of the subject mortgage loan,

     - all unpaid and unadvanced interest, other than any Post-ARD Additional Interest and Default Interest, with respect to the subject mortgage loan up to, but not including, the due date in the collection period of purchase, and

     - all unreimbursed advances with respect to the subject mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them.

If two or more separate certificateholders or groups of certificateholders of the series 2000-C3 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2000-C3 controlling class. If certificateholders of the series 2000-C3 controlling class have not purchased that defaulted mortgage loan within the applicable period of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2000-C3 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase. Any purchase described above in this paragraph may be subject to the primary servicing rights of a sub-servicer.

     The special servicer may offer to sell, on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2000-C3 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than 15 days. Subject to the discussion in the next paragraph and under "--The Series 2000-C3 Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2000-C3 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Series 2000-C3 Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series 2000-C3 certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

     None of the trustee, the certificate administrator, the tax administrator, or any of their respective affiliates may bid for or purchase from the trust any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the master servicer's collection account.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2000-C3 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     - institute foreclosure proceedings;

     - exercise any power of sale contained in the related mortgage;

     - obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless--

     - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

     - subject to the discussion under "--The Series 2000-C3 Controlling Class Representative" above, either:

         1. the report indicates that--

              (a) the particular real property is in compliance with applicable environmental laws and regulations, and

              (b) there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         2. the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2000-C3 certificateholders, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the special servicer may, subject to the discussion under "--The Series 2000-C3 Controlling Class Representative" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2000-C3 Controlling Class Representative" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series 2000-C3 certificateholders, for--

     - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2000-C3 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     - the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986, and

     2. is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust and consult with the tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

     - a tax on net income from foreclosure property, within the meaning of
       Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code of 1986.

     This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2000-C3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     One mortgaged real property, securing 1.22% of the initial mortgage pool balance, is located in Puerto Rico. If the trust acquires a real property located in Puerto Rico, it would be subject to Puerto Rican taxation with respect to the income derived from that real property. If the activities of the trust in Puerto Rico in relation to such real property constituted a trade or business, the trust would be subject to income tax at up to a 39% rate with respect to its net income attributable to the operation of the real property, as well as a tax on any gain derived from the sale of the property. In the case of gain from the sale of real property used in a trade or business, in general, tax would be imposed at a 25% rate if that real property were held as a capital asset for more than six months. If the activities of the trust did not constitute the conduct of a trade or business in Puerto Rico, income derived from the real property, such as rental payments, would be subject to Puerto Rican withholding tax at a 29% rate. In addition, any gain on the sale of the property would be subject to tax at a 29% rate, and such tax may be collected through withholding.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     - any withdrawals made out of those amounts as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. Beginning in 2001, the master servicer or, in the case of specially serviced mortgage loans and REO Properties in the trust, the special servicer, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material, or

     - any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material.

The master servicer and the special servicer will each be required, upon request, to deliver to the certificate administrator or its designee a copy of the inspection reports prepared or caused to be prepared by it, in each case within 60 days following completion of the related inspection.

     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower, review and, upon request, deliver to the certificate administrator copies of, the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     - the quarterly and annual financial statements of the borrower.

However, there can be no assurance that any of those items required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The special servicer will also be required to cause the preparation of, and deliver to the master servicer and, upon request, the certificate administrator copies of, quarterly and annual operating statements, budgets and rent rolls for each REO Property in the trust.

EVIDENCE AS TO COMPLIANCE

     On or before April 15 of each year, beginning in 2002, each of the master servicer and the special servicer must--

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the certificate administrator, among others, to the effect that--

         1. it has obtained a letter of representation regarding certain matters from the management of the master servicer or the special servicer, as the case may be, which includes an assertion that the master servicer or the special servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

         2. on the basis of an examination conducted by that firm in accordance with standards set by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to any exceptions and other qualifications as may be appropriate.

       In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

     - deliver to the trustee and the certificate administrator, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series 2000-C3 certificates were outstanding.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the certificate administrator for deposit in the payment account maintained by the certificate administrator in the name of the trustee any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

     - the master servicer or the special servicer fails to timely make, or the special servicer fails to timely request the master servicer to make, any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series 2000-C3 certificateholders entitled to not less than 25% of the voting rights for the series;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2000-C3 certificateholders, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by the series 2000-C3 certificateholders entitled to not less than 25% of the voting rights for the series;

     - a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     - the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     - the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - the trustee and/or the certificate administrator receives written notice from Moody's that the continuation of the master servicer or the special servicer in that capacity would result or has resulted in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2000-C3 certificates; and

     - the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the series 2000-C3 certificates by S&P are downgraded, qualified or withdrawn, or placed on "negative credit watch", in connection with that removal.

     When a single entity acts as master servicer and special servicer, an event of default, other than one described in the last two bullets of the prior paragraph, in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2000-C3 certificateholders entitled to a majority of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2000-C3 certificateholder. Upon any termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2000-C3 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of series 2000-C3 certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the series 2000-C3 certificateholders entitled to at least
66 2/3% of the voting rights allocated to each class of series 2000-C3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullet points under "--Events of Default" above may only be waived by all of the holders of the series 2000-C3 certificates. Furthermore, if the trustee and/or the certificate administrator is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee and/or the certificate administrator has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2000-C3 certificates will be issued, on or about December    ,
2000, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     - the pooled mortgage loans;

     - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     - the loan documents for the pooled mortgage loans;

     - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the certificate administrator in the name of the trustee as described under "--Payment Account" below or the interest reserve account maintained by the certificate administrator in the name of the trustee as described under "--Payments" and "--Interest Reserve Account" below.

     The series 2000-C3 certificates will include the following classes:

     - the A-1, A-2, B, C, D, E and F classes, which are the classes of series 2000-C3 certificates that are offered by this prospectus supplement, and

     - the G, H, J, K, L, M, N, P, R, X and Y classes, which are the classes of series 2000-C3 certificates that--

         1. will be retained or privately placed by us, and

         2. are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2000-C3 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the certificate administrator's payment date statement.

REGISTRATION AND DENOMINATIONS

     General.   The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     LaSalle Bank National Association will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Clearstream and Euroclear.   You will hold your certificates
through --

     - DTC, in the United States, or

     - in the case of the class A-1 and A-2 certificates, Clearstream Banking societe anonyme or the Euroclear System, in Europe,

if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets it settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream or Euroclear participant on that business day.

     Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream or Euroclear, as applicable. In addition, those beneficial owners will receive all payments of principal and interest from the certificate administrator through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit payments of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

PAYMENT ACCOUNT

     General.   The certificate administrator must establish and maintain in the name of the trustee an account in which it will hold funds pending their payment on the series

2000-C3 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the payment account will remain uninvested.

     Deposits.   On the business day prior to each payment date, the master servicer will be required to remit to the certificate administrator for deposit in the payment account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2. payments and other collections received after the end of the related collection period;

         3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2000-C3 certificateholders, including--

              (a) amounts payable to the master servicer or the special servicer as compensation,

              (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

              (c) amounts payable with respect to other expenses of the trust;
                  and

         4. amounts deposited in the master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments made with respect to that payment date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2001, the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.

     Withdrawals.   The certificate administrator may from time to time make
withdrawals from its payment account for any of the following purposes:

     - to pay itself and the trustee their respective portions of the monthly trustee fee, which is described under "--The Trustee" below;

     - to pay itself, the trustee, the tax administrator or any of their respective directors, officers, employees and agents any reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "--The Certificate Administrator and the Tax Administrator" below;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2001, to transfer to the interest reserve account described under "--Interest Reserve Account" below the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and

     - to pay to the person entitled thereto any amounts deposited in the payment account in error.

     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2000-C3 certificates. For any payment date, those funds will consist of three separate components--

     - the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates and/or the class X certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

     - the remaining portion of those funds--

         1. which we refer to as the Available P&I Funds, and

         2. which will be paid to the holders of all the series 2000-C3 certificates, other than the class Y certificates, as and to the extent described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain in the name of the trustee an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2001, the certificate administrator will, on or before the payment date in that month, withdraw from the payment account and deposit in the interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2001, the certificate administrator will, on or before the payment date in that month, withdraw from the interest reserve account and deposit in the payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General.   On each payment date, the certificate administrator will,
subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2000-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2000-C3 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the certificate administrator with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2000-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest.   All of the classes of the series 2000-C3
certificates will bear interest, except for the Y and R classes.

     With respect to each interest-bearing class of the series 2000-C3 certificates, that interest will accrue during each interest accrual period based upon--

     - the pass-through rate for that class and the related payment date,

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     - the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2000-C3 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2000-C3 certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2000-C3 certificates.

     If the holders of any interest-bearing class of the series 2000-C3 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2000-C3 certificates will equal the product of--

     - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction--

         1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

         2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2000-C3 certificates.

     Calculation of Pass-Through Rates.   The initial pass-through rate for each
interest-bearing class of the series 2000-C3 certificates is shown in the table on page S-5 to this prospectus supplement.

     The pass-through rates applicable to the class             certificates for
each subsequent payment date will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2000-C3 certificates for the initial payment date.

     The pass-through rates applicable to the class          certificates for
each subsequent payment date will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2000-C3 certificates for the initial payment date, and

     - the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The pass-through rate applicable to the class          certificates for
each subsequent payment date will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The pass-through rate applicable to the class X certificates for each subsequent payment date will equal the excess, if any, of--

     - the Weighted Average Pool Pass-Through Rate for that payment date, over

     - the weighted average of the pass-through rates for each of the other interest-bearing classes of the series 2000-C3 certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series 2000-C3 certificates outstanding immediately prior to that payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     Neither the class Y nor the class R certificates will be interest-bearing and, therefore, neither will have pass-through rates.

     Payments of Principal.   Subject to the Available P&I Funds and the
priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2000-C3 certificates, other than the class X, Y and R certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

     - in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date and

         2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

     - in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

         2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance. In addition, if both of those classes are outstanding on the final payment date for the series 2000-C3 certificates, then the Total Principal Payment Amount will be similarly allocated between them.

     WHILE THE CLASS A-1 AND/OR A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2000-C3 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2000-C3 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Payment Amount that remains unallocated, and

     - the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION                      CLASS
-------------------                      -----
 1(st).................................    B
 2(nd).................................    C
 3(rd).................................    D
 4(th).................................    E
 5(th).................................    F
 6(th).................................    G
 7(th).................................    H
 8(th).................................    J
 9(th).................................    K
10(th).................................    L
11(th).................................    M
12(th).................................    N
13(th).................................    P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C3 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2000-C3 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2000-C3 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts.   As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2000-C3 certificates, other than the class X, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2000-C3 certificates, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments.   On each payment date, the certificate administrator
will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------   ----------------                --------------------------
 1(st)     A-1, A-2 and X     Interest up to the total interest payable on those
                              classes, pro rata based on the total interest payable
                              on each class
 2(nd)       A-1 and A-2      Principal up to the total principal payable on those
                              classes, allocable as between those classes as
                              described immediately following this table
 3(rd)       A-1 and A-2      Reimbursement up to the reimbursement amounts for
                              those classes, pro rata based on the loss
                              reimbursement amount for each class
-----------------------------------------------------------------------------------

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------   ----------------                --------------------------
 4(th)            B           Interest up to the total interest payable on that
                              class
 5(th)            B           Principal up to the total principal payable on that
                              class
 6(th)            B           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
 7(th)            C           Interest up to the total interest payable on that
                              class
 8(th)            C           Principal up to the total principal payable on that
                              class
 9(th)            C           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
10(th)            D           Interest up to the total interest payable on that
                              class
11(th)            D           Principal up to the total principal payable on that
                              class
12(th)            D           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
13(th)            E           Interest up to the total interest payable on that
                              class
14(th)            E           Principal up to the total principal payable on that
                              class
15(th)            E           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
16(th)            F           Interest up to the total interest payable on that
                              class
17(th)            F           Principal up to the total principal payable on that
                              class
18(th)            F           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
19(th)            G           Interest up to the total interest payable on that
                              class
20(th)            G           Principal up to the total principal payable on that
                              class
21(st)            G           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
22(nd)            H           Interest up to the total interest payable on that
                              class
23(rd)            H           Principal up to the total principal payable on that
                              class
24(th)            H           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
25(th)            J           Interest up to the total interest payable on that
                              class
26(th)            J           Principal up to the total principal payable on that
                              class
27(th)            J           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
28(th)            K           Interest up to the total interest payable on that
                              class
29(th)            K           Principal up to the total principal payable on that
                              class
30(th)            K           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------   ----------------                --------------------------
31(st)            L           Interest up to the total interest payable on that
                              class
32(nd)            L           Principal up to the total principal payable on that
                              class
33(rd)            L           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
34(th)            M           Interest up to the total interest payable on that
                              class
35(th)            M           Principal up to the total principal payable on that
                              class
36(th)            M           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
37(th)            N           Interest up to the total interest payable on that
                              class
38(th)            N           Principal up to the total principal payable on that
                              class
39(th)            N           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
40(th)            P           Interest up to the total interest payable on that
                              class
41(st)            P           Principal up to the total principal payable on that
                              class
42(nd)            P           Reimbursement up to the loss reimbursement amount for
                              that class
-----------------------------------------------------------------------------------
43(rd)            R           Any remaining Available P&I Funds

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, or if both of those classes are outstanding on the final payment date for the series 2000-C3 certificates, then payments of principal on the class A-1 certificates and the class A-2 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2000-C3 certificates, other than the class X, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges.   If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of each class of series 2000-C3 certificates, exclusive of the class X certificates, that are senior to the class H certificates, up to an amount equal to the product of --

     - the full amount of that prepayment consideration, multiplied by

     - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2000-C3 certificates over the monthly equivalent of the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the monthly equivalent of the relevant discount rate, and further multiplied by

     - a fraction, the numerator of which is equal to the amount of principal payable to that class of series 2000-C3 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The discount rate applicable to the class G certificates or any class of offered certificates, with respect to any prepaid mortgage loan with a yield maintenance discount rate of "Treasury Flat-Maturity", will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining term to maturity or the related anticipated repayment date, as applicable, for the prepaid mortgage loan. If there are no constant maturity treasuries having such a maturity, then that discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining term to maturity or the related anticipated repayment date, as applicable, for the prepaid mortgage loan.

     The discount rate applicable to the class G certificates or any class of offered certificates, with respect to any prepaid mortgage loan with a yield maintenance discount rate of "Treasury Flat-WAL", will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining weighted average life of the prepaid mortgage loan. In the case of an ARD Loan, the remaining weighted average life will be calculated assuming all principal is repaid on the anticipated repayment date. If there are no constant maturity treasuries having such a maturity, then that discount rate will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining weighted average life for the prepaid mortgage loan.

     The certificate administrator will thereafter remit any remaining portion of the prepayment consideration on the subject payment date to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the certificate administrator will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X and/or class G certificates.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     - the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest.   The class Y certificates will
entitle holders to all amounts, if any, collected on the ARD Loans in the trust and applied as Post-ARD Additional Interest.

     Treatment of REO Properties.   Notwithstanding that any mortgaged real
property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - payments on the series 2000-C3 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2000-C3 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2000-C3 certificates. If this occurs following the payments made to the series 2000-C3 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2000-C3 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION               CLASS
-------------------      ------------------------
 1(st).................             P
 2(nd).................             N
 3(rd).................             M
 4(th).................             L
 5(th).................             K
 6(th).................             J
 7(th).................             H
 8(th).................             G
 9(th).................             F
10(th).................             E
11(th).................             D
12(th).................             C
13(th).................             B
14(th).................   A-1 and A-2, pro rata
                         based on total principal
                                balances.

     The above-described reductions in the total principal balances of the respective classes of series 2000-C3 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2000-C3 certificates. A reduction of this type in the total principal balance of any of the classes of series 2000-C3 certificates identified in the foregoing table will result in a corresponding reduction in the total notional amount of the class X certificates.

     In no event will the principal balance of any class of series 2000-C3 certificates identified in the foregoing table be reduced until the total principal balance of all series 2000-C3 certificates listed above it in the table has been reduced to zero.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the pooled mortgage loans;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

     - any unanticipated, non-mortgage loan specific expenses of the trust, including--

         1. any reimbursements and indemnifications to the trustee, the certificate administrator and the tax administrator described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "-- The Certificate Administrator and the Tax Administrator" below,

         2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

     - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage

       Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     - were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

     - a fraction--

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2000-C3 certificates on that payment date.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See "--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

     - first, out of any Default Interest collected on any pooled mortgage loan subsequent to the accrual of that advance interest, and

     - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest referred to in clause first above that has been collected through the date of that reimbursement has been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a monthly debt service advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that monthly debt service advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2000-C3 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports.   Based solely on historical information
provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the certificate administrator--

     - a payment date statement substantially in the form of Annex C to this prospectus supplement, and

     - a CMSA collateral summary file, a CMSA bond level file and, to the extent received by the certificate administrator since the last payment date or the date of initial issuance of the series 2000-C3 certificates, as applicable, each other file and report comprising the CMSA Investor Reporting Package, excluding the CMSA loan set-up file.

     Commencing in March 2001, the master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the certificate administrator monthly a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties, in each case providing the most recent information available as of the end of the most recently ended collection period:

     - a CMSA loan periodic update file;

     - a CMSA property file;

     - a CMSA financial file;

     - a delinquent loan status report;

     - an historical loan modification report;

     - an historical liquidation report;

     - an REO status report;

     - a comparative financial status report; and

     - a servicer watch list.

Within 60 days after receipt by the master servicer, as to non-specially serviced mortgage loans in the trust, and within 45 days after receipt by the special servicer, as to specially serviced mortgage loans and REO Properties in the trust, of any annual, quarterly, monthly or other periodic operating statements or rent rolls with respect to any of the mortgaged real properties and REO Properties relating to the mortgage pool, the master servicer or special servicer, as applicable, will, based on those operating statements and/or rent rolls, prepare or, if previously prepared, update an operating statement analysis report for that property. The special servicer will forward to the master servicer the operating statement analysis reports prepared and/or updated by the special servicer, and the master servicer will forward to the certificate administrator, upon request, all of the operating statement analysis reports prepared, updated or received by the master servicer.

     Each file or report that comprises the CMSA Investor Reporting Package will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2000-C3 certificates on the CMSA website, currently located at "www.cssacmbs.org", or in such other form for the presentation of that information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as that other form of presentation contemplates additional information, is reasonably acceptable to the parties to the pooling and servicing agreement.

     Book-Entry Certificates.   If you hold your offered certificates in
book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the certificate administrator, the tax administrator and the series 2000-C3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2000-C3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically.   The certificate administrator will
make available each month, to any holder or, subject to the discussion under "--Reports to Certificateholders; Available Information--Book-Entry Certificates" above, beneficial owner of offered certificates, the CMSA Investor Reporting Package via the certificate administrator's internet website. The internet website will initially be located at www.lnbabs.com.

     The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

     Neither the certificate administrator nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and each may attach a reasonable and customary disclaimer to any information made available by it.

     The certificate administrator and the master servicer each may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and/or internet website. Neither the certificate administrator nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Other Information.   The pooling and servicing agreement will obligate the
certificate administrator or, in the case of the items referred to in the last bullet of this paragraph, the trustee to make available at its offices, upon reasonable prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator or trustee, as applicable, as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2000-C3 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee or the certificate administrator by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee or the certificate administrator with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement; and

     - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

Copies of any and all of the foregoing items will be available from the certificate administrator or the trustee, as applicable, upon request. However, the certificate administrator or the trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     The pooling and servicing agreement will also obligate the master servicer to make available at its offices, upon reasonable written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer as a prospective transferee of an offered certificate or any interest in an offered certificate, originals or copies of, among other things, the following items:

     - the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer; and

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the master servicer upon request. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the certificate administrator may require:

     - in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and service agreement, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and service agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     The voting rights for the series 2000-C3 certificates will be allocated as follows:

     - 98.0% of the voting rights will be allocated to the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates in proportion to the respective total principal balances of those classes;

     - 2.0% of the voting rights will be allocated to the class X certificates; and

     - 0.0% of the voting rights will be allocated to the class R and Y certificates.

     Voting rights allocated to a class of series 2000-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2000-C3 controlling class, in that order of preference, and

     3. the exchange by any single holder of all the series 2000-C3 certificates for all the mortgage loans and each REO Property remaining in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2000-C3 certificateholder. The final payment with respect to each series 2000-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2000-C3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2000-C3 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     - the sum of--

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

              (a) all unpaid and unadvanced interest, other than Default
                  Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

              (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

That purchase will result in early retirement of the then outstanding series 2000-C3 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2000-C3 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2000-C3 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     Any exchange by any single holder of all of the series 2000-C3 certificates for all of the mortgage loans and each REO Property remaining in the trust may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder of all the series 2000-C3 certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust, that holder, no later than the business day immediately preceding the payment date on which the final payment on the series 2000-C3 certificates is to occur, must deposit in the master servicer's collection account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the pooling and servicing agreement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will act as initial trustee under the pooling and servicing agreement. Wells Fargo is a direct, wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. In addition, Wells Fargo maintains a CMBS customer service help desk at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or

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

examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2000-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE CERTIFICATE ADMINISTRATOR AND THE TAX ADMINISTRATOR

     LaSalle Bank National Association, a national banking association, with its principal offices in Chicago, Illinois, will act as the initial certificate administrator and tax administrator. LaSalle maintains an office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Service Group -- Salomon Brothers 2000-C3.

     The certificate administrator and the tax administrator each must at all times be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia. In addition, the certificate administrator and the tax administrator each must at all times --

     - be authorized under those laws to exercise trust powers,

     - have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

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If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The certificate administrator and the tax administrator will be entitled to the same limitations on liability and indemnities that the trustee is entitled to as described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus. Furthermore, the certificate administrator and the tax administrator each will be entitled to resign, and will be subject to removal, under the same circumstances as the trustee as described under "Description of the Governing Documents -- Resignation and Removal of the Trustee" in the accompanying prospectus. The fees of the certificate administrator and the tax administrator will be payable from a portion of the monthly trustee's fee. The trustee may terminate the certificate administrator or the tax administrator if it believes such to be in the best interests of the series 2000-C3 certificateholders.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.   The yield on any offered certificate will depend on:

     - the price at which the certificate is purchased by an investor, and

     - the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     - the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates.   The pass-through rate for the class
certificates is fixed.

     The pass-through rate applicable to the class          certificates will be
variable and will be calculated based in part on the Weighted Average Pool Pass-Through Rate
from time to time. Accordingly, the yield on the class          certificates
will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments.   The yield to maturity on offered
certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Cures and Repurchases" and "Description of the Offered Certificates--Termination" in this prospectus supplement, will result in payments on the series 2000-C3 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the series 2000-C3 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. Conversely, if you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans.   The rate and timing of
delinquencies and defaults on the underlying mortgage loans will affect--

     - the amount of payments on your offered certificates,

     - the yield to maturity of your offered certificates,

     - the rate of principal payments on your offered certificates, and

     - the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors.   The following factors, among others, will affect the
rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     - prevailing interest rates;

     - the terms of the mortgage loans, including--

         1. provisions that require the payment of prepayment premiums and yield maintenance charges,

         2. provisions that impose prepayment lock-out periods, and

         3. amortization terms that result in balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     - the quality of management of the mortgaged real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     - the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest.   If the portion of the Available P&I Funds payable with
respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments.   Because monthly payments will not be made on the
offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex B to this prospectus supplement--

     - indicate the respective weighted average lives of the various classes of the offered certificates, and

     - set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex B, the weighted average life of any offered certificate is determined by:

     1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

     2. summing the results; and

     3. dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex B. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex B and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     - all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - mortgage loans in the trust that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

     - mortgage loans in the trust will not experience defaults and losses.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series 2000-C3 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     Except as otherwise described in the next sentence, the assets of REMIC I will generally include--

     - the pooled mortgage loans,

     - any REO Properties acquired on behalf of the series 2000-C3 certificateholders,

     - the master servicer's collection account,

     - the special servicer's REO account, and

     - the payment account and interest reserve account maintained by the certificate administrator in the name of the trustee,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans. Certain mortgage loans constitute the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the particular mortgage loan or any related REO Property.

     For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III and in each of the single loan REMICs, and

     - the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional Interest collected on the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that--

     - the class             and class             certificates will be issued
       with more than a de minimis amount of original issue discount,

     - the class             certificates will be issued with a de minimis
       amount of original issue discount, and

     - the other classes of offered certificates will not be issued with original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that, subsequent to the date of any reporting:

     - the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust will otherwise be prepaid prior to maturity,

     - there will be no extension of maturity for any mortgage loan in the trust, and

     - no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code of 1986.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of certain government securities;

     (2) the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4) the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code of 1986, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

TAX CONSIDERATIONS ASSOCIATED WITH MORTGAGED REAL PROPERTIES LOCATED IN PUERTO RICO

     One mortgaged real property, securing 1.22% of the initial mortgage pool balance, is located in Puerto Rico. If the trust acquires a real property located in Puerto Rico, it would be subject to Puerto Rican taxation with respect to the income derived from that real property. If the activities of the trust in Puerto Rico in relation to such real property constituted a trade or business, the trust would be subject to income tax at up to a 39% rate with respect to its net income attributable to the operation of that real property, as well as a tax on any gain derived from the sale of the property. In the case of gain from the sale of real property used in a trade or business, in general, tax would be imposed at a 25% rate if that real property were held as a capital asset for more than six months. If the activities of the trust did not constitute the conduct of a trade or business in Puerto Rico, income derived from the real property, such as rental payments, would be subject to Puerto Rican withholding tax at a 29% rate. In addition, any gain on the sale of the property would be subject to tax at a 29% rate, and such tax may be collected through withholding.

     Additionally, it is possible that a Puerto Rican withholding tax may be imposed at a rate of 29% on interest payments received by the REMIC on a mortgage loan secured by a mortgaged real property located in Puerto Rico if a certificateholder owns more than 50% of the related borrower. In that case, the certificate administrator will make reasonable efforts to cause the withholding tax imposed on the REMIC to be specially allocated to the certificateholder owning more than 50% of the related borrower, with the amount of tax treated as distributed to that certificateholder. The certificateholder would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any Puerto Rican withholding tax imposed on the REMIC. Accordingly, investment in the offered certificates may not be a suitable investment if you own more than 50% of a borrower under a mortgage loan secured by a mortgaged real property in Puerto Rico. If the subject withholding tax cannot be specially allocated to that certificateholder, that tax would constitute an Additional Trust Fund Expense.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986 impose various requirements on--

     - ERISA Plans, and

     - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2000-C3 certificates that is held by benefit plan investors as defined in U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Smith Barney Inc., a predecessor in interest to Salomon Smith Barney Inc., one of the underwriters, identified as Prohibited Transaction Exemption 91-23. Since it was originally issued, PTE 91-23 has been amended by PTE 97-34 and PTE 2000-58.

     Subject to the satisfaction of the conditions set forth in that prohibited transaction exemption, PTE 91-23 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code of 1986, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     PTE 91-23 sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - first, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     - second, at the time of its acquisition by the plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch, Inc;

     - third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     - fourth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of an ERISA Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     PTE 91-23 also requires that the trust meet the following requirements:

     - the trust assets must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, S&P or Fitch for at least one year prior to the ERISA Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of PTE 91-23 are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by an ERISA Plan, and

     - the continued holding of offered certificates by an ERISA Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate that is--

     1. on behalf of an ERISA Plan sponsored by any member of the Restricted Group, and

     2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

     Moreover, if the general conditions of PTE 91-23, as well as other conditions set forth in PTE 91-23, are satisfied, PTE 91-23 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with:

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

         1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

         2. an affiliate of that borrower;

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by an ERISA Plan; and

     - the continued holding of offered certificates by an ERISA Plan.

     Further, if the general conditions of PTE 91-23, as well as other conditions set forth in PTE 91-23, are satisfied, PTE 91-23 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of PTE 91-23 are satisfied, PTE 91-23 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     - providing services to the ERISA Plan, or

     - having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of an ERISA Plan should itself confirm that:

     - an offered certificates are "certificates" for purposes of PTE 91-23, and

     - the general and other conditions set forth in PTE 91-23 and the other requirements set forth in PTE 91-23 would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in PTE 91-23, a fiduciary of an ERISA Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any class exemption will apply with respect to any particular investment by an ERISA Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of

1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

     The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or

     - the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     - are legal investments for them, or

     - are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to--

     - prudent investor provisions,

     - percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement dated
            , between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allocations, as specified below, of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the
same day funds settlement system of DTC on or about December       , 2000,
against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will
be approximately       % of the initial total principal balance of the offered
certificates, plus accrued interest on all the offered certificates from December 1, 2000.

          UNDERWRITER             CLASS A-1   CLASS A-2   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
          -----------             ---------   ---------   -------   -------   -------   -------   -------
Salomon Smith Barney Inc. ......        %           %          %         %         %         %         %
Greenwich Capital Markets,
  Inc. .........................        %           %          %         %         %         %         %
Chase Securities Inc. ..........        %           %          %         %         %         %         %
Deutsche Bank Securities Inc....        %           %          %         %         %         %         %
J.P. Morgan Securities Inc. ....        %           %          %         %         %         %         %
ABN AMRO N.V. ..................        %           %          %         %         %         %         %
Artesia Banking Corporation
  N.V./S.A. ....................        %           %          %         %         %         %         %
                                     ---         ---        ---       ---       ---       ---       ---
     Total......................     100%        100%       100%      100%      100%      100%      100%

     With respect to this offering--

     - Salomon Smith Barney Inc. will act as lead manager, and

     - Greenwich Capital Markets, Inc., ABN AMRO N.V., Artesia Banking Corporation N.V./S.A., Chase Securities Inc., Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Neither ABN AMRO N.V. nor Artesia Banking Corporation N.V./S.A. are registered as a broker/dealer in the United States. Accordingly, they can distribute, and make a market in, the offered securities only outside the United States.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

     This prospectus supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom this prospectus supplement may otherwise lawfully be issued or passed on.

     The trust described in this prospectus supplement may only be promoted, whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise, by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom to a person in the United Kingdom if that person is of a kind described in section 76(2) of that Act or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, as amended.

     Salomon Smith Barney Inc., the lead manager, is one of our affiliates.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley & Austin, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                                    MOODY'S       S&P
-----                                    --------    --------
Class A-1..............................
Class A-2..............................
Class B................................
Class C................................
Class D................................
Class E................................
Class F................................

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

     - the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

     The ratings on respective classes of offered certificates take into consideration--

     - the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the trust,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the yield to maturity that investors may experience,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "Additional Trust Fund Expense" means an expense of the trust that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not included in the calculation of a Realized Loss, and

     - is not covered by a servicing advance or a corresponding collection from the related borrower or another party other than the trust, which other party has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "Administrative Fee Rate" means, for any mortgage loan in the trust, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

     "Allocated Cut-off Date Principal Balance" means, with respect to any mortgaged real property, the portion of the cut-off date principal balance of the underlying mortgage loan allocated to that property based on Appraised Value, Underwritten Net Cash Flow or such other method as the related mortgage loan seller deemed appropriate.

     "AMCC" means Artesia Mortgage Capital Corporation, one of the mortgage loan sellers.

     "Annual Debt Service" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under the underlying the mortgage loan as of the cut-off date.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of--

         1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, and

         2. the date on which the relevant Appraisal Trigger Event occurred; and

     - will equal the excess, if any, of "x" over "y" where--

         1. "x" is equal to the sum of:

              (a) the Stated Principal Balance of the mortgage loan;

              (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

              (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

              (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

              (e) all currently due and unpaid real estate taxes and
                  assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or REO Property, and

         2. "y" is equal to the sum of:

              (x) the excess, if any, of--

                    I. 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

                   II. the amount of any obligations secured by liens on the
                       property that are prior to the lien of the mortgage loan and estimated liquidation expenses;

              (y) the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

                    I. are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                   II. may be used to reduce the principal balance of the
                       mortgage loan, and

                  III. are not scheduled to be applied within the next 12
                       months; and

              (z) the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

         If, however--

              - the appraisal or other valuation referred to above in this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and

              - either--

                  1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

                  2. there has been a material change in the circumstances
                     surrounding the related mortgaged real property or REO Property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's sole judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

     - the mortgage loan has been modified by the special servicer in a manner that--

         1. affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     - any other material payment due under the related loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

     - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan for 60 days;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days; or

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     "Appraisal Value" or "Appraised Value" means, for any mortgaged real property securing a pooled mortgage loan, the appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A.

     "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "Available P&I Funds" means, with respect to any payment date, all funds in the payment account maintained by the certificate administrator in the name of the trustee, that are available to make payments of interest and principal on the series 2000-C3 certificates on that payment date.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA Investor Reporting Package" means, collectively:

     - the following six electronic files--

         1. CMSA loan set-up file,

         2. CMSA loan periodic update file,

         3. CMSA property file,

         4. CMSA bond level file,

         5. CMSA financial file, and

         6. CMSA collateral summary file; and

     - the following seven supplemental reports--

         1. delinquent loan status report,

         2. historical loan modification report,

         3. historical liquidation report,

         4. REO status report,

         5. operating statement analysis report,

         6. comparative financial status report, and

         7. servicer watch list.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

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     "Cut-off Date LTV Ratio" means, for any underlying mortgage loan, the ratio of--

     - the cut-off date principal balance of the mortgage loan, to

     - the Appraised Value of the related mortgaged real property or properties.

     However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Cut-off Date LTV Ratio means the ratio of--

     - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool--Additional Loan and Property Information--Holdbacks" in this prospectus supplement, the Cut-off Date Loan to Value is derived as discussed in that section.

     "Default Interest" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

     "Environmental Report" means a Phase I environmental study, a limited Phase I environmental study, an environmental screening assessment or a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant. In general, environmental screening assessments and transaction screens are less exhaustive environmental assessments and/or result in less detailed reports than Phase I environmental studies.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     "Escrowed Replacement Reserves Current Annual Report" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the October 2000 monthly debt service payment, multiplied by 12.

     "Escrowed Replacement Reserves Initial Deposit" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

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     "Exemption-Favored Party" means any of the following--

     - Salomon Smith Barney Inc.,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullet points is a manager or co-manager with respect to the offered certificates.

     "Expenses" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses,

     - ground lease payments, and

     - other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain retail, office and/or industrial properties, Expenses may have included leasing commissions and tenant improvements.

     In the case of hospitality properties, Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

     - various undistributed operating expenses, such as general and administrative expenses, management fees, marketing expenses and franchise fees.

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     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were calculated as described above based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "GAAP" means generally accepted accounting principles in the United States.

     "GCFP" means Greenwich Capital Financial Products, Inc., one of the mortgage loan sellers.

     "Interest Differential" means a yield maintenance premium that is generally equal to: the greater of: (a) one percent of the mortgage loan balance at the time of prepayment; or (b) the excess, if any, of (1) the amount of the monthly interest which would otherwise be payable on the principal balance being prepaid from the date of the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the maturity date, over (2) the amount of the monthly interest the lender would earn if the principal balance being prepaid were reinvested for the period from the first day of the calendar month immediately following the date of prepayment, unless prepayment is tendered on the first day of any calendar month during the term of the related mortgage note, in which case from the date of prepayment, to and including the maturity date at the Yield Maintenance Interest Rate, such difference to be discounted to present value at the Monthly Discount Rate.

     "IRS" means the Internal Revenue Service.

     "Loan Balance at Maturity/ARD" means, with respect to any pooled mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LUST" means leaking underground storage tank.

     "Maturity Assumptions" means, collectively, the following assumptions regarding the series 2000-C3 certificates and the mortgage loans in the trust:

     - the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the initial mortgage pool balance is approximately $914,661,061;

     - the initial total principal balance or notional amount, as the case may be, of each class of series 2000-C3 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2000-C3 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

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     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 basis or an actual/360 basis;

     - there are no breaches of any mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

     - monthly debt service payments on the mortgage loans are timely received on the first day of each month, and amortization is assumed to occur prior to prepayment;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     - each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     - no mortgage loan is required to be repurchased by any mortgage loan seller;

     - no prepayment premiums or yield maintenance charges are collected;

     - there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 18th day of each month, commencing in January 2001; and

     - the offered certificates are settled on December 19, 2000.

     "Maturity Date/ARD LTV Ratio" means, for any underlying mortgage loan, the related Loan Balance at Maturity/ARD for the particular mortgage loan, divided by the Appraised Value of the related mortgaged real property or properties. However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Maturity Date/ARD LTV Ratio means the ratio of--

     - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

     - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

     "Medical Mutual of Ohio Loan" means the pooled mortgage loan secured by the Medical Mutual of Ohio Property.

     "Medical Mutual of Ohio Property" means the mortgaged real property identified on Annex A as the Medical Mutual of Ohio.

     "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the discount rate as described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of--

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "Net Operating Income" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net property income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net property income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

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     "NOI Debt Service Coverage Ratio" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

     However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then NOI DSCR means the ratio of--

     - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "Occupancy %" or "Occupancy Percentage" means:

     - for any mortgaged real property other than a hotel, the percentage of leasable square footage or total Units/Rooms/Pads, as the case may be, at the particular property that was physically occupied as of a specified date, as derived from the most recent rent roll provided by the borrower; and

     - for any hotel property, the average monthly occupancy reported for the 12 months preceding the specified date.

     "One Financial Place Loan" means the pooled mortgage loan secured by the One Financial Place Property.

     "One Financial Place Property" means the mortgaged real property identified an Annex A as One Financial Place.

     "Original Amortization Term" means, with respect to a mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     - the actual mortgage loan rate;

     - the actual monthly debt service payment; and

     - an assumed interest accrual method of 30/360, regardless of the actual interest accrual method.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     - the lien of current real property taxes and special assessments not yet delinquent or accruing interest or penalties;

     - covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related mortgage instrument, which do not materially and adversely affect the value of the mortgaged real property or interfere with the related borrower's ability to make required interest and principal payments or to make use of the related mortgaged real property for the intended purposes for it;

     - leases and subleases pertaining to the mortgaged real property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument, provided that those leases and subleases, if any, are with entities which are not affiliated with the related mortgage loan seller, and

     - other matters which do not, individually or in the aggregate, materially and adversely affect the value of the mortgaged real property as security for the related mortgage loan or interfere with the related borrower's ability to make required principal and interest payments or to make use of the mortgaged real property for the intended purposes for it.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges and late payment charges included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges or late payment charges.

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     "Prepayment Provisions" for each underlying mortgage loan are as follows:

     - "LO(y)" means that the original duration of the lock-out period is y payments;

     - "Defeasance(y)" means that the original duration of the defeasance period is y payments;

     - "Grtrx%UPBorYM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     - "YM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the yield maintenance charge;

     - "Free(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     - "x%(y)" means that, for an original period of y payments, the relevant prepayment premium will equal "x%" of the principal amount prepaid.

     "Present Value" means for all loans with a yield maintenance premium, except for the three loans discussed below, a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the ratio of--

              - the amount of principal being prepaid, to

              - the principal balance outstanding, assuming no prepayments have been made, times

         2. the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Monthly Discount Rate; less

     - the amount of principal being prepaid.

    For the loan identified as Mabek Co L.P. in Annex A to this prospectus supplement, "Present Value" means a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the ratio of--

              - the amount of principal being prepaid, to

              - the principal balance outstanding, assuming no prepayments have been made, times

         2. the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those monthly payments at 1/12th of the Yield Maintenance Interest Rate, less the amount of principal being prepaid.

    For the loan identified as Traders Tower-Self Park in Annex A to this prospectus supplement, "Present Value" means a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the amount, if any, by which the interest rate on the underlying mortgage loan exceeds the Yield Maintenance Interest Rate, times

         2. the outstanding balance of the underlying mortgage loan as of the prepayment date, times

         3. the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing the number of days from and including the prepayment date to and including the maturity date of the underlying mortgage loan by 365, discounted, as of the prepayment date, to the present value using the Yield Maintenance Interest Rate, assuming that this amount would be received in equal monthly payments on each monthly anniversary of the prepayment date through and including the maturity date of the underlying mortgage loan.

    For the loan identified as Almond Grand Gurnee in Annex A to this prospectus supplement, "Present Value" means a yield maintenance premium that is generally equal to:

     - the product obtained by multiplying--

         1. the amount, if any, by which the interest rate on the underlying mortgage loan exceeds the Yield Maintenance Interest Rate, times

         2. the outstanding balance of the underlying mortgage loan as of the prepayment date, times

         3. the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing the number of days from and including the prepayment date to and including the maturity date of the underlying mortgage loan by 365, discounted, as of the prepayment date, to the present value using the Monthly Discount Rate, assuming that this amount would be received in equal monthly payments on each monthly anniversary of the prepayment date through and including the maturity date of the underlying mortgage loan.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in

Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Recommended Annual Replacement Reserves" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the Property Condition Assessment.

     "Related Mortgage Loan Group" means a group of mortgage loans that have at least one key principal or sponsor in common and that may or may not be cross-collateralized or have the same borrower.

     "Related Underlying Mortgage Loans" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     - the trustee,

     - the Exemption-Favored Parties,

     - us,

     - the master servicer,

     - the special servicer,

     - any sub-servicers,

     - the mortgage loan sellers,

     - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the cut-off date, and

     - any and all affiliates of any of the aforementioned persons.

     "Revenues" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     - for the multifamily rental properties, gross rental and other revenues;

     - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; and

     - for the hospitality properties, guest room, food and beverage, telephone and other revenues.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "SBRC" means Salomon Brothers Realty Corp., one of the mortgage loan sellers.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties;

     - with a view to--

         1. the timely collection of all scheduled payments of principal and interest under those mortgage loans, and

         2. if a mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2000-C3 certificateholders, as a collective whole, on a present value basis; and

     - without regard to--

         1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,

         2. the ownership of any series 2000-C3 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

         3. the obligation of the master servicer to make advances,

         4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances,

         5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

         6. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other real estate loans or real properties not included in or securing, as the case may be, the mortgage pool or the right to service or manage for others any such other real estate loans or real properties, and

         7. any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, to repurchase any mortgage loan under the related mortgage loan purchase agreement.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

     1. the related borrower fails to make when due any balloon payment required under the related promissory note;

     2. the related borrower fails to make when due any other payment, including any other monthly debt service payments, required under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days;

     3. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, deed of trust or other comparable security instrument, is likely to occur in the foreseeable future and, except in the case of a balloon payment, either--

         - the default is likely to remain unremedied for at least 60 days, or

         - the related borrower has requested a material modification of the mortgage loan, other than the waiver of a due-on-sale clause;

     4. the related borrower has transferred, or permitted the transfer of, the corresponding mortgaged real property or direct or indirect ownership or control of the related borrower or management of the corresponding mortgaged real property, or has changed the management of the corresponding mortgaged real property, in any case in violation of the related loan documents;

     5. the master servicer determines that a non-payment default, other than as described above, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     6. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     7. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist:

     - with respect to the circumstances described in clauses 1. and 2. of this definition, if and when the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     - with respect to the circumstances described in clauses 3. and 6. of this definition, if and when those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clause 4. and 5. of this definition, if and when the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 7. of this definition, if and when the proceedings are terminated.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

     - will initially equal its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust will, in all cases, be zero as of the payment date following the end of the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Sub-Servicing Fee Rate" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "Total Principal Payment Amount" means:

     - for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period,

         2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

         4. all advances of principal made with respect to the pooled mortgage loans for that payment date; and

         5. the excess, if any, of the Total Principal Payment Amount for the prior payment date, if any, over the total payments of principal made on that prior payment date with respect to the series 2000-C3 certificates with principal balances; and

     - for the final payment date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final payment date.

     "Treasury Flat-Maturity" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the anticipated repayment date of the prepaid underlying mortgage loan as of any particular date. If there are no constant maturity treasuries having such a maturity, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining term to maturity or, in the case of an ARD Loan, the anticipated repayment date for the prepaid mortgage loan.

     "Treasury Flat-WAL" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with remaining weighted average life of the prepaid mortgage loan. In the case of an ARD Loan, the remaining weighted average life will be calculated assuming all principal is repaid on the anticipated repayment date. If there are no constant maturity treasuries having such a maturity, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining weighted average life for the prepaid mortgage loan.

     "Underwritten Expenses" or "U/W Expenses" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     - if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar non-recurring expenses.

     Underwritten Expenses generally include--

     - salaries, wages and benefits,

     - the costs of utilities,

     - repairs and maintenance,

     - marketing,

     - insurance,

     - management,

     - landscaping,

     - security, if provided at the mortgaged real property,

     - real estate taxes,

     - general and administrative expenses, and

     - ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     In the case of hospitality properties, Underwritten Expenses included such departmental expenses as--

     - guest room,

     - food and beverage,

     - telephone,

     - rental and other expenses, and

various undistributed operating expenses such as--

     - general and administrative expenses,

     - management fees,

     - marketing expenses, and

     - franchise fees.

     In addition, in the case of any mortgaged real property that is subject to an operating lease with a single operator, Underwritten Expenses were based on expenses incurred by the related borrower under the operating lease and not operating expenses by the operator.

     "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI--

     - underwritten capital expenditure reserves,

     - underwritten furniture, fixtures and equipment reserves (for hospitality properties), and

     - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "Underwritten NCF Debt Service Coverage Ratio" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of--

     - the annualized U/W NCF for the corresponding mortgaged real property or properties for the specified operating period, to

     - the Annual Debt Service for the underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then U/W NCF DSCR means the ratio of--

     - the total U/W NCF for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses.

Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of--

     - the Underwritten NOI for the related mortgaged real property or properties, to

     - the Annual Debt Service for the related underlying mortgage loan.

However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Underwritten NOI DSCR means the ratio of--

     - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

     - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

     "Underwritten Revenues" or "U/W Revenues" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements;

     - in the case of the commercial properties, other than hospitality properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements, plus--

         1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, plus

         2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods; and

     - in the case of hospitality properties, annual revenues consistent with historical operating trends and market and competitive conditions.

     For multi-family rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were decreased to take into account--

     - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

     - lender's minimum vacancy underwriting criteria for the applicable property type, and

     - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the mortgaged property. In addition, in the case of any mortgaged real properties that are subject to an operating lease with a single operator, Underwritten Revenues were based on rental payments received by the related borrower under the operating lease and not revenues received by the operator.

     "Units", "Pads" and "Rooms", respectively, mean:

     - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A as "Units";

     - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A as "Pads"; and

     - in the case of a mortgaged real property operated as a hotel or motel, the number of rooms, which are referred to in Annex A as "Rooms".

     "U/W Annual Replacement Reserves" or "Underwritten Annual Replacement Reserves" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "Weighted Average Pool Pass-Through Rate" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     A. in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

         (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

         (2) the related Administrative Fee Rate; and

     B. in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage--

         (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued, in each case, with respect to that mortgage loan on an actual/360 basis, during the related interest accrual period, based on--

              - its Stated Principal Balance immediately preceding that payment date, and

              - a rate per annum equal to its mortgage interest rate in effect as of the cut-off date, minus the related Administrative Fee Rate, and

         (2) the denominator of which fraction is the Stated Principal Balance of the mortgage loan immediately prior to that payment date.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the payment account to the interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause B(1) above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the interest reserve account to the payment account during that month.

     "Year Built" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "Year Renovated" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "Yield Maintenance Interest Rate" means the interest rate specified in the column labelled "YM Interest Rate" on Annex A to this prospectus supplement.

                                    ANNEX A

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in this Annex A, ARD Loans are assumed to mature on their respective anticipated repayment dates.

                      (This page intentionally left blank)

                             CUT-OFF DATE BALANCES

                                                                        CUMULATIVE                 WEIGHTED AVERAGES
                                            TOTAL       % OF INITIAL   % OF INITIAL   -------------------------------------------
RANGE OF                     NUMBER OF   CUT-OFF DATE     MORTGAGE       MORTGAGE     MORTGAGE     STATED     U/W
CUT-OFF DATE                 MORTGAGE     PRINCIPAL         POOL           POOL       INTEREST   REMAINING    NCF    CUT-OFF DATE
PRINCIPAL BALANCES             LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
------------------           ---------   ------------   ------------   ------------   --------   ----------   ----   ------------
$       0 to $   999,999...      23      $ 17,070,457        1.87%          1.87%      7.953%       120       1.39x     62.79%
 1,000,000 to
   2,499,999...............      59        98,335,194       10.75          12.62       8.220        121       1.39      67.07
 2,500,000 to
   4,999,999...............      48       169,436,494       18.52          31.14       8.204        113       1.31      69.92
 5,000,000 to
   7,499,999...............      24       142,117,998       15.54          46.68       8.210        114       1.31      69.41
 7,500,000 to
   9,999,999...............       7        60,042,882        6.56          53.24       8.621        106       1.38      62.90
 10,000,000 to
  14,999,999...............       6        70,527,861        7.71          60.95       8.386        102       1.30      68.56
 15,000,000 to
  24,999,999...............      11       202,187,997       22.11          83.06       8.022        114       1.25      72.36
 25,000,000 to
  49,999,999...............       1        35,364,183        3.87          86.93       8.380        118       1.24      73.98
 50,000,000 to
  119,999,999..............       1       119,577,993       13.07         100.00       7.890        114       1.63      53.62
                                ---      ------------      ------                      -----        ---       ----      -----
   Totals/Wtd. Avg.........     180      $914,661,061      100.00%                     8.169%       113       1.35x     67.40%
                                ===      ============      ======                      =====        ===       ====      =====

                                 MORTGAGE TYPE

                                                                                             WEIGHTED AVERAGES
                                      TOTAL       % OF INITIAL     MAXIMUM      -------------------------------------------
                                   CUT-OFF DATE     MORTGAGE     CUT-OFF DATE   MORTGAGE     STATED     U/W
                       NUMBER OF    PRINCIPAL         POOL        PRINCIPAL     INTEREST   REMAINING    NCF    CUT-OFF DATE
LOAN TYPE              MORTGAGES     BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
---------              ---------   ------------   ------------   ------------   --------   ----------   ----   ------------
Balloon..............     160      $743,965,745       81.34%     $ 35,364,183    8.230%       112       1.31x     69.94%
ARD..................       2       135,665,960       14.83       119,577,993    7.851        113       1.59      55.31
Fully Amortizing.....      18        35,029,355        3.83         8,145,364    8.095        155       1.25      60.32
                          ---      ------------      ------                      -----        ---       ----      -----
  Totals/Wtd. Avg....     180      $914,661,061      100.00%                     8.169%       113       1.35x     67.40%
                          ===      ============      ======                      =====        ===       ====      =====

                                  ACCRUAL TYPE

                                                                                               WEIGHTED AVERAGES
                                      TOTAL       % OF INITIAL     MAXIMUM      ------------------------------------------------
                       NUMBER OF   CUT-OFF DATE     MORTGAGE     CUT-OFF DATE     MORTGAGE        STATED     U/W
                       MORTGAGE     PRINCIPAL         POOL        PRINCIPAL       INTEREST      REMAINING    NCF    CUT-OFF DATE
ACRRUAL TYPE             LOANS       BALANCE        BALANCE        BALANCE          RATE        TERM (MO.)   DSCR    LTV RATIO
------------           ---------   ------------   ------------   ------------   -------------   ----------   ----   ------------
Actual/360 Basis.....     166      $894,399,558       97.78%     $119,577,993       8.167%         113       1.35x     67.72%
30/360 Basis.........      14        20,261,503        2.22         8,343,003       8.234          144       1.51      53.43
                          ---      ------------      ------                         -----          ---       ----      -----
  Totals/Wtd. Avg....     180      $914,661,061      100.00%                        8.169%         113       1.35x     67.40%
                          ===      ============      ======                         =====          ===       ====      =====

                                 MORTGAGE RATES

                                                                                                        WEIGHTED AVERAGES
                                                                          % OF         CUMULATIVE     ---------------------
                                         NUMBER OF   TOTAL CUT-OFF       INITIAL      % OF INITIAL    MORTGAGE     STATED
RANGE OF MORTGAGE                        MORTGAGE    DATE PRINCIPAL   MORTGAGE POOL   MORTGAGE POOL   INTEREST   REMAINING
INTEREST RATES                             LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)
-----------------                        ---------   --------------   -------------   -------------   --------   ----------
0.00% to 6.99%.........................       1       $  1,451,686         0.16%           0.16%       6.750%        95
7.25% to 7.49%.........................      13         31,700,293         3.47            3.62        7.312        121
7.50% to 7.74%.........................      19         93,868,299        10.26           13.89        7.623        113
7.75% to 7.99%.........................      22        198,447,686        21.70           35.58        7.883        116
8.00% to 8.24%.........................      40        174,293,961        19.06           54.64        8.098        114
8.25% to 8.49%.........................      44        239,220,167        26.15           80.79        8.374        115
8.50% to 8.74%.........................      29         94,381,467        10.32           91.11        8.598        117
8.75% to 8.99%.........................       8         58,531,506         6.40           97.51        8.830         97
9.00% to 9.24%.........................       3         22,163,684         2.42           99.93        9.097         92
9.25% to 9.49%.........................       1            602,312         0.07          100.00        9.350         76
                                            ---       ------------       ------                        -----        ---
Totals/Wtd. Avg........................     180       $914,661,061       100.00%                       8.169%       113
                                            ===       ============       ======                        =====        ===

                                          WEIGHTED AVERAGES
                                         --------------------
                                          U/W
RANGE OF MORTGAGE                         NCF    CUT-OFF DATE
INTEREST RATES                           DSCR     LTV RATIO
-----------------                        -----   ------------
0.00% to 6.99%.........................  1.83x      53.37%
7.25% to 7.49%.........................  1.37       70.33
7.50% to 7.74%.........................  1.38       67.19
7.75% to 7.99%.........................  1.50       60.74
8.00% to 8.24%.........................  1.31       69.06
8.25% to 8.49%.........................  1.27       72.29
8.50% to 8.74%.........................  1.29       67.95
8.75% to 8.99%.........................  1.24       67.41
9.00% to 9.24%.........................  1.45       57.05
9.25% to 9.49%.........................  1.52       43.02
                                         -----      -----
Totals/Wtd. Avg........................  1.35x      67.40%
                                         =====      =====

                      ORIGINAL TERM TO SCHEDULED MATURITY

                                                                                                        WEIGHTED AVERAGES
RANGE OF                                                                  % OF         CUMULATIVE     ---------------------
ORIGINAL TERMS                           NUMBER OF   TOTAL CUT-OFF       INITIAL      % OF INITIAL    MORTGAGE     STATED
TO SCHEDULED                             MORTGAGE    DATE PRINCIPAL   MORTGAGE POOL   MORTGAGE POOL   INTEREST   REMAINING
MATURITY (MOS.)                            LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)
---------------                          ---------   --------------   -------------   -------------   --------   ----------
  0 to 107.............................       3       $ 20,306,934         2.22%           2.22%       8.878%        59
108 to 119.............................       1          9,975,377         1.09            3.31        8.450        115
120 to 143.............................     158        852,778,585        93.23           96.55        8.147        113
144 to 179.............................       3          6,294,536         0.69           97.23        8.136        134
180 to 215.............................       6         14,738,071         1.61           98.84        8.552        131
216 to 239.............................       2          2,586,843         0.28           99.13        7.800        218
>=240..................................       7          7,980,714         0.87%         100.00        7.837        223
                                            ---       ------------       ------                        -----        ---
Totals/Wtd. Avg........................     180       $914,661,061       100.00%                       8.169%       113
                                            ===       ============       ======                        =====        ===

                                          WEIGHTED AVERAGES
RANGE OF                                 --------------------
ORIGINAL TERMS                            U/W
TO SCHEDULED                              NCF    CUT-OFF DATE
MATURITY (MOS.)                          DSCR     LTV RATIO
---------------                          -----   ------------
  0 to 107.............................  1.29x      67.59
108 to 119.............................  1.31       68.11
120 to 143.............................  1.35       67.69
144 to 179.............................  1.31       71.58
180 to 215.............................  1.21       50.94
216 to 239.............................  1.86       60.38
>=240..................................  1.36       64.91
                                         -----      -----
Totals/Wtd. Avg........................  1.35x      67.40%
                                         =====      =====

                            MORTGAGE LOAN SEASONING

                                                                                                        WEIGHTED AVERAGES
                                                                          % OF         CUMULATIVE     ---------------------
                                         NUMBER OF   TOTAL CUT-OFF       INITIAL      % OF INITIAL    MORTGAGE     STATED
                                         MORTGAGE    DATE PRINCIPAL   MORTGAGE POOL   MORTGAGE POOL   INTEREST   REMAINING
SEASONING (MOS.)                           LOANS        BALANCE          BALANCE         BALANCE        RATE     TERM (MO.)
----------------                         ---------   --------------   -------------   -------------   --------   ----------
 0 to  5...............................      68       $388,422,718        42.47%           42.47%      8.144%       118
 6 to 11...............................      49        357,132,347        39.05            81.51       8.264        111
12 to 17...............................      31        106,714,719        11.67            93.18       8.054        108
18 to 23...............................       9          8,435,514         0.92            94.10       7.816        157
24 to 35...............................      20         36,865,084         4.03            98.13       7.572        106
>=36...................................       3         17,090,678         1.87%          100.00       8.917%        88
                                            ---       ------------       ------                        -----        ---
Totals/Wtd. Avg........................     180       $914,661,061       100.00%                       8.169%       113
                                            ===       ============       ======                        =====        ===

                                          WEIGHTED AVERAGES
                                         --------------------
                                          U/W
                                          NCF    CUT-OFF DATE
SEASONING (MOS.)                         DSCR     LTV RATIO
----------------                         -----   ------------
 0 to  5...............................  1.28x      71.05%
 6 to 11...............................  1.42       63.99
12 to 17...............................  1.30       70.14
18 to 23...............................  1.80       56.24
24 to 35...............................  1.38       65.75
>=36...................................  1.32       47.62
                                         -----      -----
Totals/Wtd. Avg........................  1.35x      67.40%
                                         =====      =====

                     REMAINING TERMS TO SCHEDULED MATURITY

                                                                                                WEIGHTED AVERAGES
                                       TOTAL       % OF INITIAL    CUMULATIVE     ---------------------------------------------
RANGE OF REMAINING      NUMBER OF   CUT-OFF DATE     MORTGAGE     % OF INITIAL    MORTGAGE     STATED       U/W
TERMS TO SCHEDULED      MORTGAGE     PRINCIPAL         POOL       MORTGAGE POOL   INTEREST    REMAINING     NCF    CUT-OFF DATE
MATURITY (MOS.)           LOANS       BALANCE        BALANCE         BALANCE        RATE     TERM (MO.)    DSCR     LTV RATIO
------------------      ---------   ------------   ------------   -------------   --------   -----------   -----   ------------
  0 to  83............       5      $ 29,252,248        3.20%          3.20%       8.922%         64        1.35x     61.40%
 84 to 107............      44       135,884,226       14.86          18.05        7.990         102        1.33      67.96
108 to 119............     108       661,050,043       72.27          90.33        8.189         115        1.35      67.61
120 to 143............       9        71,314,279        7.80          98.12        8.055         121        1.32      68.59
144 to 179............       4         5,440,058        0.59          98.72        8.173         165        1.35      52.69
180 to 215............       2         2,408,798        0.26          98.98        7.917         201        1.57      59.82
216 to 239............       8         9,311,408        1.02         100.00        7.900         223        1.43      64.86
                           ---      ------------      ------                       -----         ---       -----      -----
    Totals/Wtd.
      Avg.............     180      $914,661,061      100.00%                      8.169%        113        1.35x     67.40%
                           ===      ============      ======                       =====         ===       =====      =====

                               PREPAYMENT PREMIUM

                                                                                               WEIGHTED AVERAGES
                                      TOTAL       % OF INITIAL     MAXIMUM      -----------------------------------------------
                       NUMBER OF   CUT-OFF DATE     MORTGAGE     CUT-OFF DATE   MORTGAGE     STATED        U/W
                       MORTGAGE     PRINCIPAL         POOL        PRINCIPAL     INTEREST    REMAINING      NCF     CUT-OFF DATE
PREPAYMENT PREMIUM       LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)     DSCR      LTV RATIO
------------------     ---------   ------------   ------------   ------------   --------   -----------   -------   ------------
Lockout/
  Defeasance.........     130      $824,108,656       90.10%     $119,577,993    8.170%        114         1.34x      68.07%
Lockout/> of YM or
  1%.................      46        70,222,273        7.68         5,679,549    7.974         116         1.42       63.98
> of YM or 1%........       3        18,874,703        2.06         8,343,003    8.869          86         1.30       51.40
Lockout/Declining
  Fee................       1         1,455,429        0.16         1,455,429    7.750         152         1.05       58.22
                          ---      ------------      ------                      -----         ---        -----       -----
    Totals/Wtd.
      Avg............     180      $914,661,061      100.00%                     8.169%        113         1.35x      67.40%
                          ===      ============      ======                      =====         ===        =====       =====

                      PREPAYMENT PREMIUM BY MORTGAGE RATE

                                                                                                       % OF INITIAL
                                                                          WEIGHTED AVERAGES        MORTGAGE POOL BALANCE
                                                         % OF INITIAL   ---------------------   ---------------------------
                         NUMBER OF         TOTAL           MORTGAGE     MORTGAGE     STATED      LOCKOUT      LOCKOUT THEN
                         MORTGAGE      CUT-OFF DATE          POOL       INTEREST   REMAINING       THEN      GREATER OF 1%
MORTGAGE RATE              LOANS     PRINCIPAL BALANCE     BALANCE        RATE     TERM (MO.)   DEFEASANCE   OR YLD. MAINT.
-------------              -------   -----------------   ------------   --------   ----------   ----------   --------------
6.75% to 7.24%........        1        $  1,451,686           0.16%      6.750%        95          0.00%          0.16%
7.25% to 7.49%........       13          31,700,293           3.47       7.312        121          2.27           1.20
7.50% to 7.74%........       19          93,868,299          10.26       7.623        113          9.31           0.95
7.75% to 7.99%........       22         198,447,686          21.70       7.883        116         20.74           0.80
8.00% to 8.24%........       40         174,293,961          19.06       8.098        114         17.50           1.55
8.25% to 8.49%........       44         239,220,167          26.15       8.374        115         23.65           2.50
8.50% to 8.74%........       29          94,381,467          10.32       8.598        117          9.61           0.45
8.75% to 8.99%........        8          58,531,506           6.40       8.830         97          5.51           0.00
9.00% to 9.24%........        3          22,163,684           2.42       9.097         92          1.51           0.00
9.25% to 9.49%........        1             602,312           0.07       9.350         76          0.00           0.07
                            ---        ------------         ------       -----        ---         -----          -----
        Totals/Wtd.
          Avg.........      180        $914,661,061         100.00%      8.169%       113         90.10%          7.68%
                            ===        ============         ======       =====        ===         =====          =====

                                 % OF INITIAL
                            MORTGAGE POOL BALANCE
                        ------------------------------
                                            LOCKOUT
                        GREATER OF 1%        THEN
MORTGAGE RATE           AS YLD. MAINT.   DECLINING FEE
-------------           --------------   -------------
6.75% to 7.24%........       0.00%           0.00%
7.25% to 7.49%........       0.00            0.00
7.50% to 7.74%........       0.00            0.00
7.75% to 7.99%........       0.00            0.16
8.00% to 8.24%........       0.00            0.00
8.25% to 8.49%........       0.00            0.00
8.50% to 8.74%........       0.26            0.00
8.75% to 8.99%........       0.89            0.00
9.00% to 9.24%........       0.91            0.00
9.25% to 9.49%........       0.00            0.00
                             ----            ----
        Totals/Wtd.
          Avg.........       2.06%           0.16%
                             ====            ====

       INITIAL LOAN POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME(1)

                                                                MONTHS FOLLOWING CUT-OFF DATE
                                      ---------------------------------------------------------------------------------
PREPAYMENT RESTRICTION                     0            12            24            36            48            60
----------------------                     ------   -----------   -----------   -----------   -----------   -----------
Remaining Pool Balance(2)..........        100.00%        99.01%        97.92%        96.75%        95.49%        92.64%
Locked(3)..........................         97.80         97.43         97.46         96.15         93.00         90.64
Yield Maintenance..................          2.20          2.41          2.40          3.71          6.87          9.24
5% premium.........................          0.00          0.15          0.15          0.14          0.13          0.12
4% premium.........................          0.00          0.00          0.00          0.00          0.00          0.00
3% premium.........................          0.00          0.00          0.00          0.00          0.00          0.00
2% premium.........................          0.00          0.00          0.00          0.00          0.00          0.00
1% premium.........................          0.00          0.00          0.00          0.00          0.00          0.00
Open...............................          0.00          0.00          0.00          0.00          0.00          0.00
                                      -----------   -----------   -----------   -----------   -----------   -----------
        Total......................        100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                      ===========   ===========   ===========   ===========   ===========   ===========

                                                 MONTHS FOLLOWING CUT-OFF DATE
                                     -----------------------------------------------------
PREPAYMENT RESTRICTION                   72            84            96            108
----------------------               -----------   -----------   -----------   -----------
Remaining Pool Balance(2)..........        90.90%        87.99%        83.48%        71.71%
Locked(3)..........................        91.07         92.12         93.31         91.67
Yield Maintenance..................         7.92          7.62          6.29          3.58
5% premium.........................         0.00          0.00          0.00          0.00
4% premium.........................         0.11          0.00          0.00          0.00
3% premium.........................         0.00          0.10          0.09          0.00
2% premium.........................         0.00          0.00          0.00          0.09
1% premium.........................         0.00          0.00          0.00          0.00
Open...............................         0.89          0.15          0.31          4.65
                                     -----------   -----------   -----------   -----------
        Total......................       100.00%       100.00%       100.00%       100.00%
                                     ===========   ===========   ===========   ===========

---------------
(1) All numbers, unless otherwise noted, are as a percentage of the total mortgage pool balance at the specified point in time.
(2) Remaining aggregate mortgage loan pool balance as a percentage of the initial mortgage pool balance at the specified point in time.
(3) Locked includes loans in defeasance.

                                 PROPERTY TYPES

                                                                                                      WEIGHTED AVERAGES
                         NUMBER OF       TOTAL       % OF INITIAL     MAXIMUM                 ---------------------------------
                         MORTGAGED    CUT-OFF DATE     MORTGAGE     CUT-OFF DATE   MORTGAGE     STATED      U/W
                            REAL       PRINCIPAL         POOL        PRINCIPAL     INTEREST   REMAINING     NCF    CUT-OFF DATE
PROPERTY TYPES           PROPERTIES     BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR     LTV RATIO
--------------           ----------   ------------   ------------   ------------   --------   ----------   -----   ------------
Office.................      55       $319,768,299       34.96%     $ 35,364,183    8.374%       111       1.29x      68.85%
Office (Shadow Rated
  BBB-)................       1        119,577,993       13.07       119,577,993    7.890        114       1.63       53.62
Multifamily............      40        103,846,773       11.35        15,988,455    7.941        118       1.33       70.11
Anchored Retail........      15         95,272,425       10.42        18,235,848    7.762        109       1.30       71.24
Industrial.............      15         56,907,246        6.22        16,000,000    8.274        112       1.34       68.53
Mixed Use..............      11         47,667,302        5.21        11,010,038    8.085        120       1.34       65.97
Single Tenant Retail...      10         34,843,644        3.81         7,095,636    8.182        123       1.21       73.13
Self Storage...........       8         29,518,787        3.23         8,365,375    8.449        112       1.38       68.90
Mobile Home Park.......       3         27,039,989        2.96        22,714,214    7.938        118       1.20       78.26
Office/Industrial......      10         26,478,174        2.89         6,781,144    8.483        115       1.34       69.20
Shadow Anchored
  Retail...............       6         21,410,856        2.34         6,247,050    8.206        115       1.28       74.38
Hotel..................       3         12,136,926        1.33         9,550,083    8.854        135       1.58       62.97
Unanchored Retail......       6         11,849,644        1.30         3,391,218    8.284        113       1.25       69.41
Other..................       1          8,343,003        0.91         8,343,003    9.000         76       1.50       47.67
                            ---       ------------      ------                      -----        ---       -----      -----
  Totals/Wtd. Avg......     184       $914,661,061      100.00%                     8.169%       113       1.35x      67.40%
                            ===       ============      ======                      =====        ===       =====      =====

                              ENCUMBERED INTEREST

                                                                                                      WEIGHTED AVERAGES
                         NUMBER OF       TOTAL       % OF INITIAL     MAXIMUM                 ---------------------------------
                         MORTGAGED    CUT-OFF DATE     MORTGAGE     CUT-OFF DATE   MORTGAGE     STATED      U/W
                            REAL       PRINCIPAL         POOL        PRINCIPAL     INTEREST   REMAINING     NCF    CUT-OFF DATE
PROPERTY TYPES           PROPERTIES     BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR     LTV RATIO
--------------           ----------   ------------   ------------   ------------   --------   ----------   -----   ------------
Ownership..............     174       $868,697,306       94.97%     $119,577,993    8.155%       113       1.35x      67.29%
Ownership in part and
  Leasehold in part....       5         26,448,630        2.89      $ 10,268,535    8.163        114       1.31       70.96
Leasehold..............       5         19,515,125        2.13         9,550,083    8.786        114       1.39       67.38
                            ---       ------------      ------                      -----        ---       -----      -----
  Totals/Wtd. Avg......     184       $914,661,061      100.00%                     8.169%       113       1.35x      67.40%
                            ===       ============      ======                      =====        ===       =====      =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                     CUMULATIVE                 WEIGHTED AVERAGES
                                         TOTAL       % OF INITIAL   % OF INITIAL   -------------------------------------------
                          NUMBER OF   CUT-OFF DATE     MORTGAGE       MORTGAGE     MORTGAGE     STATED     U/W
RANGE OF CUT-OFF          MORTGAGE     PRINCIPAL         POOL           POOL       INTEREST   REMAINING    NCF    CUT-OFF DATE
DATE LTV RATIO              LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO
----------------          ---------   ------------   ------------   ------------   --------   ----------   ----   ------------
0.00% to 49.99%.........      11      $ 33,693,892        3.68%          3.68%      8.455%       104       1.64x     44.41%
50.00% to 54.99%........      12       142,974,549       15.63          19.32       7.890        114       1.61      53.55
55.00% to 59.99%........      10        20,200,672        2.21          21.52       8.018        129       1.47      58.25
60.00% to 64.99%........      24        96,110,788       10.51          32.03       8.186        116       1.41      63.13
65.00% to 69.99%........      30       139,290,733       15.23          47.26       8.284        106       1.31      67.98
70.00% to 74.99%........      65       334,413,819       36.56          83.82       8.310        116       1.25      72.64
75.00% to 79.99%........      28       147,976,606       16.18         100.00       7.956        112       1.23      77.65
                             ---      ------------      ------                      -----        ---       ----      -----
  Totals/Wtd. Avg.......     180      $914,661,061      100.00%                     8.169%       113       1.35x     67.40%
                             ===      ============      ======                      =====        ===       ====      =====

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                                  CUMULATIVE                   WEIGHTED AVERAGES
                                      TOTAL       % OF INITIAL   % OF INITIAL   -----------------------------------------------
                       NUMBER OF   CUT-OFF DATE     MORTGAGE       MORTGAGE     MORTGAGE     STATED       U/W
RANGE OF U/W           MORTGAGE     PRINCIPAL         POOL           POOL       INTEREST   REMAINING      NCF     CUT-OFF DATE
NCF DSCR (x)             LOANS       BALANCE        BALANCE        BALANCE        RATE     TERM (MO.)    DSCR       LTV RATIO
------------           ---------   ------------   ------------   ------------   --------   ----------   -------   -------------
1.00 to 1.09.........       4      $ 13,395,674        1.46%          1.46%      7.897%       122        1.06x        71.05%
1.10 to 1.19.........       9        42,960,948        4.70           6.16       8.361        117        1.16         69.43
1.20 to 1.24.........      38       277,294,558       30.32          36.48       8.165        116        1.23         73.65
1.25 to 1.29.........      49       172,876,198       18.90          55.38       8.287        112        1.27         71.42
1.30 to 1.39.........      38       170,543,779       18.65          74.02       8.275        109        1.33         66.94
1.40 to 1.49.........      17        49,436,546        5.40          79.43       8.142        113        1.43         67.11
1.50 to 1.59.........      11        45,045,636        4.92          84.35       8.225        111        1.54         59.13
1.60 to 1.69.........       5       130,092,445       14.22          98.58       7.891        114        1.63         53.46
1.70 to 1.99.........       4         4,785,603        0.52          99.10       7.173        125        1.81         54.62
2.00 to 3.99.........       5         8,229,673        0.90         100.00       7.915        130        2.71         39.93
                          ---      ------------      ------                      -----        ---        ----         -----
  Totals/Wtd.
    Avg..............     180      $914,661,061      100.00%                     8.169%       113        1.35x        67.40%
                          ===      ============      ======                      =====        ===        ====         =====

                SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO

                                                                                                     WEIGHTED AVERAGES
                                         TOTAL                          CUMULATIVE     ---------------------------------------------
RANGE OF SCHEDULED     NUMBER OF     CUT-OFF DATE      % OF INITIAL    % OF INITIAL    MORTGAGE     STATED      U/W
MATURITY DATE/ARD      MORTGAGE        PRINCIPAL         MORTGAGE        MORTGAGE      INTEREST   REMAINING     NCF    CUT-OFF DATE
LTV RATIO                LOANS          BALANCE        POOL BALANCE    POOL BALANCE      RATE     TERM (MO.)   DSCR      LTV RATIO
------------------     ---------   -----------------   -------------   -------------   --------   ----------   -----   -------------
0.00% to 4.99%.......      18        $ 35,029,355           3.83%           3.83%       8.095%       155        1.25x      60.32%
5.00% to 24.99%......       2           2,335,978           0.26            4.09        7.529         98        3.26       25.33
25.00% to 49.99%.....      23         181,431,488          19.84           23.92        7.993        110        1.59       53.93
50.00% to 54.99%.....      16          61,570,249           6.73           30.65        8.265        113        1.39       62.34
55.00% to 59.99%.....      25          88,454,000           9.67           40.32        8.150        113        1.34       66.12
60.00% to 64.99%.....      34         180,246,906          19.71           60.03        8.322        113        1.29       69.98
65.00% to 69.99%.....      51         308,586,400          33.74           93.77        8.221        111        1.26       74.22
70.00% to 74.99%.....      11          57,006,684           6.23          100.00        7.960        112        1.24       78.71
                          ---        ------------         ------                        -----        ---       -----       -----
    Totals/Wtd.
      Avg............     180        $914,661,061         100.00%                       8.169%       113        1.35x      67.40%
                          ===        ============         ======                        =====        ===       =====       =====

                                     STATES

                                                                         CUMULATIVE      WEIGHTED AVERAGES
                        NUMBER OF                        % OF INITIAL   % OF INITIAL   ---------------------
                        MORTGAGED          TOTAL           MORTGAGE       MORTGAGE     MORTGAGE     STATED
                           REAL        CUT-OFF DATE          POOL           POOL       INTEREST   REMAINING
STATES                  PROPERTIES   PRINCIPAL BALANCE     BALANCE        BALANCE        RATE     TERM (MO.)
------                  ----------   -----------------   ------------   ------------   --------   ----------
Illinois..............      17         $241,516,982          26.41%        26.41%       7.986%       114
California............      34          152,100,783          16.63          43.03       8.278        112
Michigan..............      10           51,426,022           5.62          48.66       8.087        117
Ohio..................       3           42,894,723           4.69          53.35       8.345        119
Massachusetts.........       5           41,482,031           4.54          57.88       8.469         96
Washington............       7           38,905,919           4.25          62.14       7.845        111
New York..............      10           31,165,163           3.41          65.54       8.231        115
Maryland..............       6           30,059,584           3.29          68.83       8.421        112
New Hampshire.........       5           28,180,874           3.08          71.91       7.988        101
Virginia..............       2           24,615,772           2.69          74.60       8.073        118
Florida...............       6           23,438,445           2.56          77.16       8.200        113
Minnesota.............       8           19,577,170           2.14          79.30       8.217        126
Connecticut...........       4           16,048,386           1.75          81.06       8.883        112
District Of
  Columbia............       1           15,933,791           1.74          82.80       8.380        112
Arizona...............       7           14,395,799           1.57          84.37       8.241        123
North Carolina........       3           14,122,071           1.54          85.92       8.349        129
Texas.................       7           13,772,383           1.51          87.42       8.050        115
Nevada................       6           12,554,156           1.37          88.80       8.184        112
Utah..................       6           12,367,780           1.35          90.15       8.241        132
Oregon................       3           11,765,257           1.29          91.44       8.368        109
Puerto Rico...........       1           11,197,298           1.22          92.66       8.540        103
Colorado..............       4            9,829,178           1.07          93.73       7.779        114
New Mexico............       4            9,713,701           1.06          94.80       8.493        129
Oklahoma..............       4            8,336,682           0.91          95.71       8.215        116
Tennessee.............       3            7,973,778           0.87          96.58       8.148        112
Pennsylvania..........       2            6,261,776           0.68          97.26       8.348        114
Delaware..............       2            5,439,955           0.59          97.86       8.152        105
Georgia...............       1            4,064,239           0.44          98.30       8.050        109
South Dakota..........       4            3,970,399           0.43          98.74       7.627        178
New Jersey............       2            3,817,225           0.42          99.15       8.052        112
Alabama...............       1            2,181,165           0.24          99.39       8.110        117
Idaho.................       1            1,391,114           0.15          99.55       8.350        108
Missouri..............       1            1,119,278           0.12          99.67       8.200        119
Rhode Island..........       1            1,036,271           0.11          99.78       7.900         99
Montana...............       1              831,794           0.09          99.87       7.900         99
North Dakota..........       1              665,633           0.07          99.94       7.350         94
Maine.................       1              508,483           0.06         100.00       7.500         96
                           ---         ------------         ------                      -----        ---
  Totals/Wtd. Avg.....     184         $914,661,061         100.00%                     8.169%       113
                           ===         ============         ======                      =====        ===

                          WEIGHTED AVERAGES
                        ----------------------
                          U/W
                          NCF     CUT-OFF DATE
STATES                   DSCR      LTV RATIO
------                  -------   ------------
Illinois..............   1.47x       60.46%
California............   1.40        64.93
Michigan..............   1.22        75.85
Ohio..................   1.25        74.63
Massachusetts.........   1.29        69.92
Washington............   1.25        69.73
New York..............   1.31        71.05
Maryland..............   1.29        67.63
New Hampshire.........   1.26        73.12
Virginia..............   1.24        73.70
Florida...............   1.31        69.34
Minnesota.............   1.34        70.01
Connecticut...........   1.42        64.87
District Of
  Columbia............   1.33        72.76
Arizona...............   1.37        68.86
North Carolina........   1.27        71.49
Texas.................   1.23        67.25
Nevada................   1.29        74.41
Utah..................   1.27        73.39
Oregon................   1.21        74.94
Puerto Rico...........   1.26        67.58
Colorado..............   1.16        69.55
New Mexico............   1.38        71.21
Oklahoma..............   1.27        72.40
Tennessee.............   1.29        75.29
Pennsylvania..........   1.25        72.40
Delaware..............   1.23        60.15
Georgia...............   1.31        75.26
South Dakota..........   1.30        71.39
New Jersey............   1.34        66.21
Alabama...............   1.24        77.07
Idaho.................   1.30        71.34
Missouri..............   1.28        69.95
Rhode Island..........   1.39        53.42
Montana...............   1.45        63.25
North Dakota..........   1.50        63.39
Maine.................   1.36        63.56
                         ----        -----
  Totals/Wtd. Avg.....   1.35x       67.40%
                         ====        =====

                      (This page intentionally left blank)

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION



 CONTROL                    MORTGAGE
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   101     6605225             SBRC      One Financial Place                               440 South LaSalle Street
   102     1                   LBNA      Medical Mutual of Ohio                            2060 East 9th Street
   103     34                  LBNA      Jorie Plaza                                       800-810 Jorie Boulevard
   104     03-0812051           GCM      Westland Meadows                                  30600 Van Born Road
   105     03-0810413           GCM      Stonegate One                                     15050 Conference Center Drive
   106     6603559             SBRC      149 New Montgomery Street                         149 New Montgomery Street
   107     8                   LBNA      101 West Grand                                    101 West Grand
   108     14                  LBNA      57 W. Grand                                       57 W. Grand
   109     28                  LBNA      40 West Hubbard                                   40 West Hubbard Street
   110     3                   LBNA      South Loop Market Place                           1245 South Clinton
   111     03-0810092           GCM      Granite State Marketplace                         1328 Hooksett Road
   112     11483                GCM      Pacific Plaza                                     1375 Sutter Street

   113     6603432             SBRC      Seatac Village Shopping Center                    1800 S. 320th Street
   114     4                   LBNA      Seattle-Mead Industrial Facilities                811, 835, 855, S. 192nd Street
   115     5                   LBNA      Hamilton Court Apartments                         1030 Charlela Lane
   116     03-0812601           GCM      Webster Building                                  51 N Street, N.E.
   117     6604370             SBRC      Amerix Building                                   8930 Stanford Boulevard
   118     6604594             SBRC      85 Devonshire Street/258-262 Washington Street    83-89 Devonshire Street; 258-260
                                                                                           Washington Street; 262-268 Washington
                                                                                           Street
   119     6602060             SBRC      Centro De Distribucion del Norte                  State Road No. 869, Palmas Ward
   120     03-0810405           GCM      801 Boylston Street                               801 Boylston Street
   121     7                   LBNA      29200 Northwestern Highway                        29200 NW Highway
------------------------------------------------------------------------------------------------------------------------------------
   122     03-0810402           GCM      Simchik Four Property Portfolio
   122a    03-0810402a                   100 Market Street                                 100 Market Street
   122b    03-0810402b                   9 Executive Park Drive                            9 Executive Park Drive
   122c    03-0810402c                   1255 South Willow Street                          1255 South Willow Street
   122d    03-0810402d                   135 Daniel Webster Highway                        135 Daniel Webster Highway
------------------------------------------------------------------------------------------------------------------------------------
   123     03-0810401           GCM      Four Points Hotel by Sheraton                     426 Main Avenue
   124     15                  LBNA      GE / Montgomery Wards                             2420 E. Pikes Peak Avenue
                                          - Col. Springs

   125     24                  LBNA      GE / Montgomery Wards                             2222 Spencer Highway
                                          - Pasadena Tx
   126     6603313             SBRC      US Storage Centers                                23711 Crenshaw Boulevard
   127     9                   LBNA      Traders Tower - Self Park                         308-326 South Wells Street
   128     10                  LBNA      Mabek CO L.P.                                     500 North Field Drive
   129     11312                GCM      Burlington Self Storage                           35 Ray Avenue
   130     11358                GCM      Boynton Plaza                                     133 North Congress Avenue
   131     6604816             SBRC      601-609 Mission Street                            601 - 609 Mission Street
   132     10511                GCM      Garden Ridge                                      6103 Landmark Center Boulevard
   133     2010092              GCM      300 West Pratt Street                             300 West Pratt Street

   134     2010093              GCM      The GTE Building                                  200 West Ocean Boulevard
   135     2010096              GCM      Hamlin Court                                      930 & 940 Hamlin Court
   136     010-00000598        AMCC      Telex Building                                    12000 Portland Avenue South
   137     020-00000065        AMCC      Charnelton Place Office Building                  151 West Seventh Avenue
   138     03-0810219           GCM      Michael's Plaza                                   10303-10351,10355 & 10357 Magnolia Avenue
------------------------------------------------------------------------------------------------------------------------------------
   139     03-0810404           GCM      Mountain Vista Apartments
                                          & Cibola Village
   139a    03-0810404a                   Mountain Vista Apartments                         13110 Constitution Boulevard and 1501
                                                                                           Tramway Boulevard N.E.
   139b    03-0810404b                   Cibola Village                                    12400 Montgomery Boulevard, N.E.
------------------------------------------------------------------------------------------------------------------------------------
   140     16                  LBNA      Horizon Health Center                             19900 Haggerty Road
   141     03-0812040           GCM      300 West Hubbard Street Building                  300 West Hubbard Street
   142     03-0812041           GCM      445 North Wells Street Building                   445 North Wells Street
   143     03-0810224           GCM      Miracle Mile Business Center                      1310 West Miracle Mile
   144     03-0810256           GCM      Folsom Self-Storage                               600 Nesmith Court


 CONTROL                    MORTGAGE
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                          CITY                   STATE   ZIP CODE
----------------------------------------------------------------------------------------------------------------------------------
   101     6605225             SBRC      One Financial Place                           Chicago                  IL    60605
   102     1                   LBNA      Medical Mutual of Ohio                        Cleveland                OH    44115
   103     34                  LBNA      Jorie Plaza                                   Oak Brook                IL    60523
   104     03-0812051           GCM      Westland Meadows                              Westland                 MI    48186
   105     03-0810413           GCM      Stonegate One                                 Chantilly                VA    20151
   106     6603559             SBRC      149 New Montgomery Street                     San Francisco            CA    94105
   107     8                   LBNA      101 West Grand                                Chicago                  IL    60610
   108     14                  LBNA      57 W. Grand                                   Chicago                  IL    60610
   109     28                  LBNA      40 West Hubbard                               Chicago                  IL    60610
   110     3                   LBNA      South Loop Market Place                       Chicago                  IL    60607
   111     03-0810092           GCM      Granite State Marketplace                     Hooksett                 NH    03106
   112     11483                GCM      Pacific Plaza                                 San Francisco            CA    94109

   113     6603432             SBRC      Seatac Village Shopping Center                Federal Way              WA    98003
   114     4                   LBNA      Seattle-Mead Industrial Facilities            SeaTac                   WA    98148
   115     5                   LBNA      Hamilton Court Apartments                     Elk Grove Village        IL    60007
   116     03-0812601           GCM      Webster Building                              Washington               DC    20002
   117     6604370             SBRC      Amerix Building                               Columbia                 MD    21045
   118     6604594             SBRC      85 Devonshire Street/258-262 Washington
                                         Street                                        Boston                   MA    02109

   119     6602060             SBRC      Centro De Distribucion del Norte              Catano                   PR    00919
   120     03-0810405           GCM      801 Boylston Street                           Boston                   MA    02164
   121     7                   LBNA      29200 Northwestern Highway                    Southfield               MI    48034
----------------------------------------------------------------------------------------------------------------------------------
   122     03-0810402           GCM      Simchik Four Property Portfolio
   122a    03-0810402a                   100 Market Street                             Portsmouth               NH    03801
   122b    03-0810402b                   9 Executive Park Drive                        Merrimack                NH    03054
   122c    03-0810402c                   1255 South Willow Street                      Manchester               NH    03103
   122d    03-0810402d                   135 Daniel Webster Highway                    Manchester               NH    03104
----------------------------------------------------------------------------------------------------------------------------------
   123     03-0810401           GCM      Four Points Hotel by Sheraton                 Norwalk                  CT    06851
   124     15                  LBNA      GE / Montgomery Wards                         Colorado Springs         CO    80909
                                          - Col. Springs

   125     24                  LBNA      GE / Montgomery Wards                         Pasadena                 TX    77504
                                          - Pasadena Tx
   126     6603313             SBRC      US Storage Centers                            Torrance                 CA    90505
   127     9                   LBNA      Traders Tower - Self Park                     Chicago                  IL    60606
   128     10                  LBNA      Mabek CO L.P.                                 Lake Forest              IL    60045
   129     11312                GCM      Burlington Self Storage                       Burlington               MA    01803
   130     11358                GCM      Boynton Plaza                                 Boynton Beach            FL    33426
   131     6604816             SBRC      601-609 Mission Street                        San Francisco            CA    94105
   132     10511                GCM      Garden Ridge                                  Greensboro               NC    27407
   133     2010092              GCM      300 West Pratt Street                         Baltimore                MD    21201

   134     2010093              GCM      The GTE Building                              Long Beach               CA    90802
   135     2010096              GCM      Hamlin Court                                  Sunnyvale                CA    94089
   136     010-00000598        AMCC      Telex Building                                Burnsville               MN    55337
   137     020-00000065        AMCC      Charnelton Place Office Building              Eugene                   OR    97401
   138     03-0810219           GCM      Michael's Plaza                               Riverside                CA    92505
----------------------------------------------------------------------------------------------------------------------------------
   139     03-0810404           GCM      Mountain Vista Apartments
                                          & Cibola Village
   139a    03-0810404a                   Mountain Vista Apartments                     Albuquerque              NM    87111

   139b    03-0810404b                   Cibola Village                                Albuquerque              NM    87112
----------------------------------------------------------------------------------------------------------------------------------
   140     16                  LBNA      Horizon Health Center                         Livonia                  MI    48152
   141     03-0812040           GCM      300 West Hubbard Street Building              Chicago                  IL    60610
   142     03-0812041           GCM      445 North Wells Street Building               Chicago                  IL    60610
   143     03-0810224           GCM      Miracle Mile Business Center                  Tucson                   AZ    85705
   144     03-0810256           GCM      Folsom Self-Storage                           Folsom                   CA    95630


 CONTROL                    MORTGAGE
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                               COUNTY          PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------
   101     6605225             SBRC      One Financial Place                                Cook            Office
   102     1                   LBNA      Medical Mutual of Ohio                             Cuyahoga        Office
   103     34                  LBNA      Jorie Plaza                                        DuPage          Office
   104     03-0812051           GCM      Westland Meadows                                   Wayne           Mobile Home Park
   105     03-0810413           GCM      Stonegate One                                      Fairfax         Office
   106     6603559             SBRC      149 New Montgomery Street                          San Francisco   Office
   107     8                   LBNA      101 West Grand                                     Cook            Office/Retail
   108     14                  LBNA      57 W. Grand                                        Cook            Office
   109     28                  LBNA      40 West Hubbard                                    Cook            Office/Retail
   110     3                   LBNA      South Loop Market Place                            Cook            Anchored Retail
   111     03-0810092           GCM      Granite State Marketplace                          Merrimack       Anchored Retail
   112     11483                GCM      Pacific Plaza                                      San Francisco   Office

   113     6603432             SBRC      Seatac Village Shopping Center                     King            Anchored Retail
   114     4                   LBNA      Seattle-Mead Industrial Facilities                 King            Industrial
   115     5                   LBNA      Hamilton Court Apartments                          Cook            Multifamily
   116     03-0812601           GCM      Webster Building                                   NAP             Office
   117     6604370             SBRC      Amerix Building                                    Howard          Office
   118     6604594             SBRC      85 Devonshire Street/258-262 Washington Street
                                                                                            Suffolk         Office

   119     6602060             SBRC      Centro De Distribucion del Norte                   Palmas Ward     Industrial
   120     03-0810405           GCM      801 Boylston Street                                Suffolk         Office/Retail
   121     7                   LBNA      29200 Northwestern Highway                         Oakland         Office
-----------------------------------------------------------------------------------------------------------------------------------
   122     03-0810402           GCM      Simchik Four Property Portfolio
   122a    03-0810402a                   100 Market Street                                  Rockingham      Office/Retail
   122b    03-0810402b                   9 Executive Park Drive                             Hillsborough    Office
   122c    03-0810402c                   1255 South Willow Street                           Hillsborough    Office
   122d    03-0810402d                   135 Daniel Webster Highway                         Hillsborough    Office
-----------------------------------------------------------------------------------------------------------------------------------
   123     03-0810401           GCM      Four Points Hotel by Sheraton                      Fairfield       Full Service Hotel
   124     15                  LBNA      GE / Montgomery Wards                              El Paso         Single Tenant Retail
                                          - Col. Springs

   125     24                  LBNA      GE / Montgomery Wards                              Harris          Single Tenant Retail
                                          - Pasadena Tx
   126     6603313             SBRC      US Storage Centers                                 Los Angeles     Self Storage
   127     9                   LBNA      Traders Tower - Self Park                          Cook            Other (Self Park)
   128     10                  LBNA      Mabek CO L.P.                                      Lake            Office
   129     11312                GCM      Burlington Self Storage                            Middlesex       Self Storage
   130     11358                GCM      Boynton Plaza                                      Palm Beach      Anchored Retail
   131     6604816             SBRC      601-609 Mission Street                             San Francisco   Office
   132     10511                GCM      Garden Ridge                                       Guilford        Single Tenant Retail
   133     2010092              GCM      300 West Pratt Street                              Baltimore       Office

   134     2010093              GCM      The GTE Building                                   Los Angeles     Office
   135     2010096              GCM      Hamlin Court                                       Santa Clara     Office
   136     010-00000598        AMCC      Telex Building                                     Dakota          Office/Industrial
   137     020-00000065        AMCC      Charnelton Place Office Building                   Lane            Office
   138     03-0810219           GCM      Michael's Plaza                                    Riverside       Shadow Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------------
   139     03-0810404           GCM      Mountain Vista Apartments
                                          & Cibola Village
   139a    03-0810404a                   Mountain Vista Apartments                          Bernalillo      Multifamily

   139b    03-0810404b                   Cibola Village                                     Bernalillo      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   140     16                  LBNA      Horizon Health Center                              Wayne           Office
   141     03-0812040           GCM      300 West Hubbard Street Building                   Cook            Office
   142     03-0812041           GCM      445 North Wells Street Building                    Cook            Office
   143     03-0810224           GCM      Miracle Mile Business Center                       Pima            Industrial
   144     03-0810256           GCM      Folsom Self-Storage                                Sacramento      Self Storage

                                                                                                    PROPERTY
 CONTROL                    MORTGAGE                                                                SIZE UNIT                YEAR
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                      PROPERTY SIZE      TYPE     YEAR BUILT  RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
   101     6605225             SBRC      One Financial Place                       1,019,325            SF        1984          NAP
   102     1                   LBNA      Medical Mutual of Ohio                      381,176            SF        1900          1999
   103     34                  LBNA      Jorie Plaza                                 191,666            SF        1961          1999
   104     03-0812051           GCM      Westland Meadows                                774           Pads       1985          NAP
   105     03-0810413           GCM      Stonegate One                               142,477            SF        2000          NAP
   106     6603559             SBRC      149 New Montgomery Street                    79,750            SF        1907          1999
   107     8                   LBNA      101 West Grand                               72,865            SF        1872          1998
   108     14                  LBNA      57 W. Grand                                  83,469            SF        1912          1991
   109     28                  LBNA      40 West Hubbard                              12,672            SF        1950          1991
   110     3                   LBNA      South Loop Market Place                     102,265            SF        1998          NAP
   111     03-0810092           GCM      Granite State Marketplace                   249,621            SF        1988          NAP
   112     11483                GCM      Pacific Plaza                                81,551            SF        1974          2000

   113     6603432             SBRC      Seatac Village Shopping Center              164,326            SF        1977          1998
   114     4                   LBNA      Seattle-Mead Industrial Facilities          235,031            SF        1998          NAP
   115     5                   LBNA      Hamilton Court Apartments                       579           Units      1977          1997
   116     03-0812601           GCM      Webster Building                            136,270            SF        1975          1988
   117     6604370             SBRC      Amerix Building                             154,400            SF        1991          1999
   118     6604594             SBRC      85 Devonshire Street/258-262 Washington
                                         Street                                       91,283            SF        1905          1999

   119     6602060             SBRC      Centro De Distribucion del Norte            326,014            SF        1972          1998
   120     03-0810405           GCM      801 Boylston Street                          26,834            SF        1999          NAP
   121     7                   LBNA      29200 Northwestern Highway                  111,542            SF        1970          1998
------------------------------------------------------------------------------------------------------------------------------------
   122     03-0810402           GCM      Simchik Four Property Portfolio              93,250            SF
   122a    03-0810402a                   100 Market Street                            50,674            SF        1999          2000
   122b    03-0810402b                   9 Executive Park Drive                       27,325            SF        1982          NAP
   122c    03-0810402c                   1255 South Willow Street                      7,820            SF        1978          NAP
   122d    03-0810402d                   135 Daniel Webster Highway                    7,431            SF        1965          NAP
------------------------------------------------------------------------------------------------------------------------------------
   123     03-0810401           GCM      Four Points Hotel by Sheraton                   127           Rooms      1988          1997
   124     15                  LBNA      GE / Montgomery Wards                       161,986            SF        1964          1999
                                          - Col. Springs

   125     24                  LBNA      GE / Montgomery Wards                       193,006            SF        1967          1989
                                          - Pasadena Tx
   126     6603313             SBRC      US Storage Centers                           92,925            SF        1999          NAP
   127     9                   LBNA      Traders Tower - Self Park                   250,500            SF        1997          NAP
   128     10                  LBNA      Mabek CO L.P.                                93,000            SF        1993          NAP
   129     11312                GCM      Burlington Self Storage                      88,430            SF        1991          NAP
   130     11358                GCM      Boynton Plaza                                97,524            SF        1977          1999
   131     6604816             SBRC      601-609 Mission Street                       44,870            SF        1907          1996
   132     10511                GCM      Garden Ridge                                122,400            SF        1998          NAP
   133     2010092              GCM      300 West Pratt Street                        60,323            SF        1870          1990

   134     2010093              GCM      The GTE Building                            107,920            SF        1969          1996
   135     2010096              GCM      Hamlin Court                                 42,868            SF        1974          1999
   136     010-00000598        AMCC      Telex Building                              114,100            SF        1984          2000
   137     020-00000065        AMCC      Charnelton Place Office Building             57,410            SF        1995          NAP
   138     03-0810219           GCM      Michael's Plaza                              67,788            SF        1987          NAP
------------------------------------------------------------------------------------------------------------------------------------
   139     03-0810404           GCM      Mountain Vista Apartments                       348           Units
                                          & Cibola Village
   139a    03-0810404a                   Mountain Vista Apartments                       220           Units      1977          1998

   139b    03-0810404b                   Cibola Village                                  128           Units      1978          1997
------------------------------------------------------------------------------------------------------------------------------------
   140     16                  LBNA      Horizon Health Center                        46,267            SF        1988          1999
   141     03-0812040           GCM      300 West Hubbard Street Building             26,054            SF        1905          1991
   142     03-0812041           GCM      445 North Wells Street Building              31,226            SF        1886          1989
   143     03-0810224           GCM      Miracle Mile Business Center                116,391            SF        1971          1998
   144     03-0810256           GCM      Folsom Self-Storage                         117,200            SF        1999          NAP


 CONTROL                    MORTGAGE                                               OCCUPANCY     OCCUPANCY AS
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                      PERCENTAGE    OF DATE
---------------------------------------------------------------------------------------------------------------------
   101     6605225             SBRC      One Financial Place                           95%       03/13/00
   102     1                   LBNA      Medical Mutual of Ohio                       100%       09/30/00
   103     34                  LBNA      Jorie Plaza                                  100%       11/07/00
   104     03-0812051           GCM      Westland Meadows                              99%       08/23/00
   105     03-0810413           GCM      Stonegate One                                100%       09/15/00
   106     6603559             SBRC      149 New Montgomery Street                    100%       06/30/00
   107     8                   LBNA      101 West Grand                               100%       09/30/00
   108     14                  LBNA      57 W. Grand                                  100%       09/30/00
   109     28                  LBNA      40 West Hubbard                              100%       09/30/00
   110     3                   LBNA      South Loop Market Place                      100%       08/30/00
   111     03-0810092           GCM      Granite State Marketplace                     98%       10/01/00
   112     11483                GCM      Pacific Plaza                                 95%       07/13/00

   113     6603432             SBRC      Seatac Village Shopping Center               100%       06/01/00
   114     4                   LBNA      Seattle-Mead Industrial Facilities           100%       09/30/00
   115     5                   LBNA      Hamilton Court Apartments                     95%       09/30/00
   116     03-0812601           GCM      Webster Building                             100%       06/30/00
   117     6604370             SBRC      Amerix Building                              100%       08/01/00
   118     6604594             SBRC      85 Devonshire Street/258-262 Washington
                                         Street                                        95%       06/30/00

   119     6602060             SBRC      Centro De Distribucion del Norte             100%       09/22/00
   120     03-0810405           GCM      801 Boylston Street                           88%       06/30/00
   121     7                   LBNA      29200 Northwestern Highway                   100%       07/31/00
---------------------------------------------------------------------------------------------------------------------
   122     03-0810402           GCM      Simchik Four Property Portfolio
   122a    03-0810402a                   100 Market Street                            100%       09/01/00
   122b    03-0810402b                   9 Executive Park Drive                       100%       06/30/00
   122c    03-0810402c                   1255 South Willow Street                     100%       06/30/00
   122d    03-0810402d                   135 Daniel Webster Highway                   100%       06/30/00
---------------------------------------------------------------------------------------------------------------------
   123     03-0810401           GCM      Four Points Hotel by Sheraton                 73%       06/30/00
   124     15                  LBNA      GE / Montgomery Wards                        100%       08/09/00
                                          - Col. Springs

   125     24                  LBNA      GE / Montgomery Wards                        100%       08/10/00
                                          - Pasadena Tx
   126     6603313             SBRC      US Storage Centers                            99%       07/31/00
   127     9                   LBNA      Traders Tower - Self Park                     90%       09/27/00
   128     10                  LBNA      Mabek CO L.P.                                100%       12/31/99
   129     11312                GCM      Burlington Self Storage                       95%       07/27/00
   130     11358                GCM      Boynton Plaza                                 95%       09/11/00
   131     6604816             SBRC      601-609 Mission Street                       100%       08/01/00
   132     10511                GCM      Garden Ridge                                 100%       07/11/00
   133     2010092              GCM      300 West Pratt Street                         97%       06/30/00

   134     2010093              GCM      The GTE Building                             100%       09/19/00
   135     2010096              GCM      Hamlin Court                                 100%       08/01/00
   136     010-00000598        AMCC      Telex Building                               100%       10/01/00
   137     020-00000065        AMCC      Charnelton Place Office Building             100%       08/31/00
   138     03-0810219           GCM      Michael's Plaza                               94%       08/01/00
---------------------------------------------------------------------------------------------------------------------
   139     03-0810404           GCM      Mountain Vista Apartments
                                          & Cibola Village
   139a    03-0810404a                   Mountain Vista Apartments                     90%       06/30/00

   139b    03-0810404b                   Cibola Village                                96%       06/30/00
---------------------------------------------------------------------------------------------------------------------
   140     16                  LBNA      Horizon Health Center                        100%       06/01/00
   141     03-0812040           GCM      300 West Hubbard Street Building             100%       06/30/00
   142     03-0812041           GCM      445 North Wells Street Building               99%       06/30/00
   143     03-0810224           GCM      Miracle Mile Business Center                 100%       09/12/00
   144     03-0810256           GCM      Folsom Self-Storage                           89%       07/25/00

                  GENERAL MORTGAGED REAL PROPERTY INFORMATION


 CONTROL                    MORTGAGE
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                  PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
   145     6603550             SBRC      Arlington Heights Apartments          8655 Arlington Avenue
   146     17                  LBNA      Carriage House Lofts                  1545 S. State
   147     03-0810259           GCM      Northpointe Shopping Center           4230-4354 Redondo Beach Boulevard &
                                                                                17204-17270 Hawthorne Boulevard
   148     03-0810406           GCM      2 Willow Street                       2 Willow Street
   149     6604949             SBRC      Villa de Mission East                 5055 East Charleston Boulevard
   150     9911010085           GCM      Calaveras Landing Shopping Center     30057-81 Industrial Parkway SW
   151     1010091              GCM      Healtheon                             4600 Patrick Henry Drive

   152     03-0812028           GCM      444 North Wells Street Building       444 North Wells Street
   153     03-0810239           GCM      1600 Corporate Center Drive           1600 Corporate Center Drive
   156     6605190             SBRC      Town Green at Wilton Center           101 Old Ridgefield Road and 15
                                                                               Hubbard Road
   154     03-0810417           GCM      Little Creek Apartments               496 Bending Creek Road
   155     03-0810177           GCM      271 - 285 East Fordham Road           271 - 285 East Fordham Road
   157     03-0810247           GCM      El Dorado Plaza                       1602, 1702, 1730, 1750, 1790 and
                                                                               1802 N. Imperial Avenue

   158     6603687             SBRC      Tivoli Gardens Apartments             1010 East Arkansas Lane
   159     6603102             SBRC      155 Washington Ave                    155 Washington Avenue
   160     6605043             SBRC      370 Convention Way                    370 Convention Way
   161     03-0810225           GCM      Union Landing Retail Center           30701 - 30791 Dyer Street
   162     03-0810251           GCM      Briarwood Apartments                  141 Golf Club Road
   163     6604565             SBRC      Franklinton Square Shopping Center    3364-3382 US Highway 1
   164     03-0810191           GCM      Conquistador Apartments               3343 South 1300 East
   165     11432                GCM      Greenhill Corporate Center            1161 McDermott Drive
   166     03-0812034           GCM      Northridge Apartments                 8114 West Britton Road
   167     03-0812035           GCM      Red Coach Village Apartments          211 The Post Road
   168     010-00000563        AMCC      K-Mart Shopping Center - Savannah     1901 East Victory Drive

   169     6603484             SBRC      The Cascades                          1515 East Silver Springs Boulevard
   170     03-0812036           GCM      The Trane Company Building            7100 Madison Street
   171     18                  LBNA      Chandler's Building                   630 Davis Street
   172     010-00000561        AMCC      K-Mart Shopping Center - Nashville    1508 Gallatin Road
   173     010-00000540        AMCC      2150 Joshua's Path                    2150 Joshua's Path
   174     010-00000501        AMCC      Ver-Sa-Til                            18400 West 77th Street
   175     19                  LBNA      Springdale Mall                       1600 Boston Road
   176     20                  LBNA      Frontier Commons/Global Crossing      1225 Jefferson Road
   177     03-0812019           GCM      Wythe Shopping Center                 800 East Main Street
   178     010-00000467        AMCC      Pencader Corporate Center             110 Lake Drive
   179     22                  LBNA      Watermark Office Building             1600 Watermark
   180     03-0812029           GCM      801 West Diversey Parkway             801 West Diversey Parkway
   181     9910010082           GCM      Lafayette Business Park               5151 Lafayette Street/2318 Calle De Luna/
                                                                                5122 Calle Del Sol
   182     11573                GCM      Arrow Business Center                 402-446 West Arrow Highway

   183     23                  LBNA      Palm Haven Mobile Home Park           3301 58th Avenue North
   184     010-00000542        AMCC      Cedar Marketplace                     14638 & 14658 Cedar Avenue South
   185     03-0812603           GCM      Crossroads Professional Building      7676 New Hampshire Avenue
   186     25                  LBNA      Imperial Crown Center                 5925 Imperial Parkway
   187     HHCC0064             GCM      Fran Murphy Building                  12800 U.S. Highway 1
   188     03-0810412           GCM      Walgreen's - South Medford            1580 Route 112
   189     03-0810210           GCM      Sav-on and Carl's Jr.                 688 & 690 East Foothill Boulevard
   190     010-00000595        AMCC      The Shops at Enon Springs             494-538 Enon Springs Road East
   191     010-00000617        AMCC      Sierra Heartland Senior Apartments    1994 Shaw Avenue
   192     10896                GCM      Weatherbridge Center Buildings II     1771 NW Maynard Road and 111 James
                                         and III                               Jackson Avenue


 CONTROL                    MORTGAGE
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                 CITY                   STATE   ZIP CODE
----------------------------------------------------------------------------------------------------------------------------------
   145     6603550             SBRC      Arlington Heights Apartments         Riverside                CA    92503
   146     17                  LBNA      Carriage House Lofts                 Chicago                  IL    60605
   147     03-0810259           GCM      Northpointe Shopping Center          Torrance                 CA    90504

   148     03-0810406           GCM      2 Willow Street                      Southborough             MA    01745
   149     6604949             SBRC      Villa de Mission East                Las Vegas                NV    89104
   150     9911010085           GCM      Calaveras Landing Shopping Center    Union City               CA    94358
   151     1010091              GCM      Healtheon                            Santa Clara              CA    95054

   152     03-0812028           GCM      444 North Wells Street Building      Chicago                  IL    60610
   153     03-0810239           GCM      1600 Corporate Center Drive          Monterey Park            CA    91754
   156     6605190             SBRC      Town Green at Wilton Center          Wilton                   CT    06897

   154     03-0810417           GCM      Little Creek Apartments              Gates                    NY    14624
   155     03-0810177           GCM      271 - 285 East Fordham Road          Bronx                    NY    10458
   157     03-0810247           GCM      El Dorado Plaza                      El Centro                CA    92243


   158     6603687             SBRC      Tivoli Gardens Apartments            Arlington                TX    76014
   159     6603102             SBRC      155 Washington Ave                   Albany                   NY    12210
   160     6605043             SBRC      370 Convention Way                   Redwood City             CA    94063
   161     03-0810225           GCM      Union Landing Retail Center          Union City               CA    94587
   162     03-0810251           GCM      Briarwood Apartments                 Pleasant Hill            CA    94523
   163     6604565             SBRC      Franklinton Square Shopping Center   Franklinton              NC    27525
   164     03-0810191           GCM      Conquistador Apartments              Salt Lake City           UT    84106
   165     11432                GCM      Greenhill Corporate Center           West Goshen Township     PA    19380
   166     03-0812034           GCM      Northridge Apartments                Oklahoma City            OK    73132
   167     03-0812035           GCM      Red Coach Village Apartments         Springfield              OH    45503
   168     010-00000563        AMCC      K-Mart Shopping Center - Savannah    Savannah                 GA    31404

   169     6603484             SBRC      The Cascades                         Ocala                    FL    34470
   170     03-0812036           GCM      The Trane Company Building           Willowbrook              IL    60521
   171     18                  LBNA      Chandler's Building                  Evanston                 IL    60201
   172     010-00000561        AMCC      K-Mart Shopping Center - Nashville   Madison                  TN    37115
   173     010-00000540        AMCC      2150 Joshua's Path                   Hauppauge                NY    11788
   174     010-00000501        AMCC      Ver-Sa-Til                           Chanhassen               MN    55317
   175     19                  LBNA      Springdale Mall                      Springfield              MA    01129
   176     20                  LBNA      Frontier Commons/Global Crossing     Rochester                NY    14623
   177     03-0812019           GCM      Wythe Shopping Center                Wytheville               VA    24382
   178     010-00000467        AMCC      Pencader Corporate Center            Newark                   DE    19702
   179     22                  LBNA      Watermark Office Building            Columbus                 OH    43215
   180     03-0812029           GCM      801 West Diversey Parkway            Chicago                  IL    60614
   181     9910010082           GCM      Lafayette Business Park              Santa Clara              CA    95054

   182     11573                GCM      Arrow Business Center                San Dimas                CA    91773

   183     23                  LBNA      Palm Haven Mobile Home Park          St. Petersburg           FL    33714
   184     010-00000542        AMCC      Cedar Marketplace                    Apple Valley             MN    55124
   185     03-0812603           GCM      Crossroads Professional Building     Takoma Park              MD    20783
   186     25                  LBNA      Imperial Crown Center                Mulberry                 FL    33860
   187     HHCC0064             GCM      Fran Murphy Building                 Juno Beach               FL    33408
   188     03-0810412           GCM      Walgreen's - South Medford           South Medford            NY    11763
   189     03-0810210           GCM      Sav-on and Carl's Jr.                Upland                   CA    91786
   190     010-00000595        AMCC      The Shops at Enon Springs            Smyrna                   TN    37167
   191     010-00000617        AMCC      Sierra Heartland Senior Apartments   Clovis                   CA    93611
   192     10896                GCM      Weatherbridge Center Buildings II    Cary                     NC    27513
                                         and III


 CONTROL                    MORTGAGE
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                  COUNTY          PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------
   145     6603550             SBRC      Arlington Heights Apartments          Riverside       Multifamily
   146     17                  LBNA      Carriage House Lofts                  Cook            Multifamily
   147     03-0810259           GCM      Northpointe Shopping Center           Los Angeles     Shadow Anchored Retail

   148     03-0810406           GCM      2 Willow Street                       Worcester       Office
   149     6604949             SBRC      Villa de Mission East                 Clark           Multifamily
   150     9911010085           GCM      Calaveras Landing Shopping Center     Alameda         Anchored Retail
   151     1010091              GCM      Healtheon                             Santa Clara     Office

   152     03-0812028           GCM      444 North Wells Street Building       Cook            Office
   153     03-0810239           GCM      1600 Corporate Center Drive           Los Angeles     Office
   156     6605190             SBRC      Town Green at Wilton Center           Fairfield       Office/Retail

   154     03-0810417           GCM      Little Creek Apartments               Monroe          Multifamily
   155     03-0810177           GCM      271 - 285 East Fordham Road           Bronx           Single Tenant Retail
   157     03-0810247           GCM      El Dorado Plaza                       Imperial        Shadow Anchored Retail


   158     6603687             SBRC      Tivoli Gardens Apartments             Tarrant         Multifamily
   159     6603102             SBRC      155 Washington Ave                    Albany          Office
   160     6605043             SBRC      370 Convention Way                    San Mateo       Office
   161     03-0810225           GCM      Union Landing Retail Center           Alameda         Anchored Retail
   162     03-0810251           GCM      Briarwood Apartments                  Contra Costa    Multifamily
   163     6604565             SBRC      Franklinton Square Shopping Center    Franklin        Anchored Retail
   164     03-0810191           GCM      Conquistador Apartments               Salt Lake       Multifamily
   165     11432                GCM      Greenhill Corporate Center            Chester         Office
   166     03-0812034           GCM      Northridge Apartments                 Oklahoma        Multifamily
   167     03-0812035           GCM      Red Coach Village Apartments          Clark           Multifamily
   168     010-00000563        AMCC      K-Mart Shopping Center - Savannah     Chatham         Anchored Retail

   169     6603484             SBRC      The Cascades                          Marion          Office
   170     03-0812036           GCM      The Trane Company Building            DuPage          Office/Industrial
   171     18                  LBNA      Chandler's Building                   Cook            Office
   172     010-00000561        AMCC      K-Mart Shopping Center - Nashville    Davidson        Single Tenant Retail
   173     010-00000540        AMCC      2150 Joshua's Path                    Suffolk         Office
   174     010-00000501        AMCC      Ver-Sa-Til                            Hennepin        Industrial
   175     19                  LBNA      Springdale Mall                       Hampden         Anchored Retail
   176     20                  LBNA      Frontier Commons/Global Crossing      Monroe          Office/Industrial
   177     03-0812019           GCM      Wythe Shopping Center                 Wythe           Anchored Retail
   178     010-00000467        AMCC      Pencader Corporate Center             New Castle      Office
   179     22                  LBNA      Watermark Office Building             Franklin        Office
   180     03-0812029           GCM      801 West Diversey Parkway             Cook            Unanchored Retail
   181     9910010082           GCM      Lafayette Business Park               Santa Clara     Industrial

   182     11573                GCM      Arrow Business Center                 Los Angeles     Industrial

   183     23                  LBNA      Palm Haven Mobile Home Park           Pinellas        Mobile Home Park
   184     010-00000542        AMCC      Cedar Marketplace                     Dakota          Unanchored Retail
   185     03-0812603           GCM      Crossroads Professional Building      Montgomery      Office
   186     25                  LBNA      Imperial Crown Center                 Polk            Office
   187     HHCC0064             GCM      Fran Murphy Building                  Palm Beach      Office/Retail
   188     03-0810412           GCM      Walgreen's - South Medford            Suffolk         Single Tenant Retail
   189     03-0810210           GCM      Sav-on and Carl's Jr.                 San Bernardino  Anchored Retail
   190     010-00000595        AMCC      The Shops at Enon Springs             Rutherford      Shadow Anchored Retail
   191     010-00000617        AMCC      Sierra Heartland Senior Apartments    Fresno          Multifamily
   192     10896                GCM      Weatherbridge Center Buildings II     Wake            Office/Retail
                                         and III

                                                                                               PROPERTY
 CONTROL                    MORTGAGE                                                           SIZE UNIT                 YEAR
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                 PROPERTY SIZE      TYPE     YEAR BUILT   RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------
   145     6603550             SBRC      Arlington Heights Apartments               176           Units      1986          NAP
   146     17                  LBNA      Carriage House Lofts                        81           Units      1898          1997
   147     03-0810259           GCM      Northpointe Shopping Center             51,621            SF        1973          NAP

   148     03-0810406           GCM      2 Willow Street                         39,984            SF        1999          NAP
   149     6604949             SBRC      Villa de Mission East                      160           Units      1984          NAP
   150     9911010085           GCM      Calaveras Landing Shopping Center       64,956            SF        1993          NAP
   151     1010091              GCM      Healtheon                               49,837            SF        1977          1998

   152     03-0812028           GCM      444 North Wells Street Building         58,451            SF        1894          1985
   153     03-0810239           GCM      1600 Corporate Center Drive             47,787            SF        1985          1999
   156     6605190             SBRC      Town Green at Wilton Center             34,410            SF        1928          1985

   154     03-0810417           GCM      Little Creek Apartments                    199           Units      1973          1998
   155     03-0810177           GCM      271 - 285 East Fordham Road             18,000            SF        1999          NAP
   157     03-0810247           GCM      El Dorado Plaza                         62,767            SF        1992          2000


   158     6603687             SBRC      Tivoli Gardens Apartments                  200           Units      1974          1998
   159     6603102             SBRC      155 Washington Ave                      67,768            SF        1959          1998
   160     6605043             SBRC      370 Convention Way                      21,000            SF        1986          NAP
   161     03-0810225           GCM      Union Landing Retail Center             38,625            SF        1999          NAP
   162     03-0810251           GCM      Briarwood Apartments                        64           Units      1973          NAP
   163     6604565             SBRC      Franklinton Square Shopping Center      65,366            SF        1999          NAP
   164     03-0810191           GCM      Conquistador Apartments                    121           Units      1971          NAP
   165     11432                GCM      Greenhill Corporate Center              35,225            SF        1999          NAP
   166     03-0812034           GCM      Northridge Apartments                      216           Units      1983          1999
   167     03-0812035           GCM      Red Coach Village Apartments               136           Units      1968          1999
   168     010-00000563        AMCC      K-Mart Shopping Center - Savannah      111,043            SF        1964          1996

   169     6603484             SBRC      The Cascades                            86,951            SF        1977          1997
   170     03-0812036           GCM      The Trane Company Building              50,157            SF        1998          NAP
   171     18                  LBNA      Chandler's Building                     26,342            SF        1897          1999
   172     010-00000561        AMCC      K-Mart Shopping Center - Nashville     103,482            SF        1964          1991
   173     010-00000540        AMCC      2150 Joshua's Path                      47,849            SF        1989          1998
   174     010-00000501        AMCC      Ver-Sa-Til                             107,795            SF        1989          NAP
   175     19                  LBNA      Springdale Mall                        103,763            SF        1958          1998
   176     20                  LBNA      Frontier Commons/Global Crossing        64,846            SF        1993          NAP
   177     03-0812019           GCM      Wythe Shopping Center                  100,544            SF        1976          1998
   178     010-00000467        AMCC      Pencader Corporate Center               79,184            SF        1989          1999
   179     22                  LBNA      Watermark Office Building               43,929            SF        1990          NAP
   180     03-0812029           GCM      801 West Diversey Parkway               17,514            SF        1993          NAP
   181     9910010082           GCM      Lafayette Business Park                 70,200            SF        1979          1998

   182     11573                GCM      Arrow Business Center                   96,101            SF        1982          NAP

   183     23                  LBNA      Palm Haven Mobile Home Park                270           Pads       1952          NAP
   184     010-00000542        AMCC      Cedar Marketplace                       26,887            SF        1999          NAP
   185     03-0812603           GCM      Crossroads Professional Building        50,745            SF        1969          1989
   186     25                  LBNA      Imperial Crown Center                   66,568            SF        1985          2000
   187     HHCC0064             GCM      Fran Murphy Building                    45,697            SF        1985          1991
   188     03-0810412           GCM      Walgreen's - South Medford              13,905            SF        1999          NAP
   189     03-0810210           GCM      Sav-on and Carl's Jr.                   19,747            SF        1999          NAP
   190     010-00000595        AMCC      The Shops at Enon Springs               32,000            SF        1999          NAP
   191     010-00000617        AMCC      Sierra Heartland Senior Apartments          60           Units      1999          NAP
   192     10896                GCM      Weatherbridge Center Buildings II       50,930            SF        1998          NAP
                                         and III


 CONTROL                    MORTGAGE                                             OCCUPANCY     OCCUPANCY AS
 NUMBER    LOAN NUMBER     LOAN SELLER   LOAN / PROPERTY NAME                    PERCENTAGE     OF DATE
--------------------------------------------------------------------------------------------------------------------
   145     6603550             SBRC      Arlington Heights Apartments                 95%       07/16/00
   146     17                  LBNA      Carriage House Lofts                        100%       09/30/00
   147     03-0810259           GCM      Northpointe Shopping Center                  95%       08/01/00

   148     03-0810406           GCM      2 Willow Street                             100%       08/01/00
   149     6604949             SBRC      Villa de Mission East                        94%       06/20/00
   150     9911010085           GCM      Calaveras Landing Shopping Center           100%       09/07/00
   151     1010091              GCM      Healtheon                                   100%       07/11/00

   152     03-0812028           GCM      444 North Wells Street Building             100%       06/30/00
   153     03-0810239           GCM      1600 Corporate Center Drive                 100%       07/01/00
   156     6605190             SBRC      Town Green at Wilton Center                 100%       06/30/00

   154     03-0810417           GCM      Little Creek Apartments                      96%       10/01/00
   155     03-0810177           GCM      271 - 285 East Fordham Road                 100%       06/30/00
   157     03-0810247           GCM      El Dorado Plaza                              98%       08/15/00


   158     6603687             SBRC      Tivoli Gardens Apartments                    92%       06/15/00
   159     6603102             SBRC      155 Washington Ave                          100%       07/05/00
   160     6605043             SBRC      370 Convention Way                          100%       08/11/00
   161     03-0810225           GCM      Union Landing Retail Center                 100%       08/03/00
   162     03-0810251           GCM      Briarwood Apartments                         98%       09/30/00
   163     6604565             SBRC      Franklinton Square Shopping Center           98%       09/29/00
   164     03-0810191           GCM      Conquistador Apartments                      96%       08/31/00
   165     11432                GCM      Greenhill Corporate Center                  100%       08/04/00
   166     03-0812034           GCM      Northridge Apartments                        94%       10/05/00
   167     03-0812035           GCM      Red Coach Village Apartments                 99%       07/10/00
   168     010-00000563        AMCC      K-Mart Shopping Center - Savannah           100%       08/28/00

   169     6603484             SBRC      The Cascades                                 87%       08/01/00
   170     03-0812036           GCM      The Trane Company Building                  100%       07/27/00
   171     18                  LBNA      Chandler's Building                          87%       09/01/00
   172     010-00000561        AMCC      K-Mart Shopping Center - Nashville          100%       07/14/00
   173     010-00000540        AMCC      2150 Joshua's Path                           92%       09/10/00
   174     010-00000501        AMCC      Ver-Sa-Til                                  100%       05/05/00
   175     19                  LBNA      Springdale Mall                             100%       06/29/00
   176     20                  LBNA      Frontier Commons/Global Crossing            100%       06/13/00
   177     03-0812019           GCM      Wythe Shopping Center                       100%       07/01/00
   178     010-00000467        AMCC      Pencader Corporate Center                   100%       09/13/00
   179     22                  LBNA      Watermark Office Building                    95%       08/08/00
   180     03-0812029           GCM      801 West Diversey Parkway                   100%       08/08/00
   181     9910010082           GCM      Lafayette Business Park                     100%       08/14/00

   182     11573                GCM      Arrow Business Center                        97%       09/15/00

   183     23                  LBNA      Palm Haven Mobile Home Park                  89%       10/01/00
   184     010-00000542        AMCC      Cedar Marketplace                           100%       08/01/00
   185     03-0812603           GCM      Crossroads Professional Building             93%       08/31/00
   186     25                  LBNA      Imperial Crown Center                        98%       10/01/00
   187     HHCC0064             GCM      Fran Murphy Building                        100%       07/13/00
   188     03-0810412           GCM      Walgreen's - South Medford                  100%       09/29/00
   189     03-0810210           GCM      Sav-on and Carl's Jr.                       100%       08/31/00
   190     010-00000595        AMCC      The Shops at Enon Springs                    96%       09/15/00
   191     010-00000617        AMCC      Sierra Heartland Senior Apartments          100%       08/01/00
   192     10896                GCM      Weatherbridge Center Buildings II            83%       09/07/00
                                         and III

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION

                          MORTGAGE
 CONTROL                    LOAN
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME                PROPERTY ADDRESS                        CITY
------------------------------------------------------------------------------------------------------------------------------------
  193      6604021          SBRC     K-Mart Shopping Center - Salem      2460 Mission Street SE                   Salem
  194      9904010054        GCM     1201 Sharp Street                   1201 South Sharp Street                  Baltimore
  195      010-00000612     AMCC     RPS Warehouse                       95 Broderick Street Extension            Colonie
  196      010-00000583     AMCC     755 & 775 Fiero Lane                755 & 775 Fiero Lane                     San Luis Obispo
  197      03-0810241        GCM     Redondo Tower Apartments            425 West Paseo Redondo                   Tucson
  198      010-00000519     AMCC     Plaza II Office Building            1200 Chesterly Drive                     Yakima
  199      27               LBNA     Fountain Place Apartments           920 South Washington Avenue              Lansing
  200      010-00000393     AMCC     Carriage House Apartment            4700 South Cliff Avenue                  Sioux Falls
                                      - Sioux Falls
  201      010-00000394     AMCC     Carriage House Apartment            1511 8th Street South                    Brookings
                                      - Brookings
  202      010-00000392     AMCC     Carriage House Apartment            1300 North Harrison Avenue               Pierre
                                      - Pierre
  203      9906020004        GCM     Pioneer Point Apartments            2760 Mayport Road                        Atlantic Beach
  204      010-00000634     AMCC     CVS Harper Center                   23975-24001 Harper Avenue                St. Clair Shores
  205      6604917          SBRC     K-Mart Shopping Center              4600 South 900 East Street               Murray
                                      - Salt Lake City
  206      20003020009       GCM     6396, 6392, 6372 McLeod Drive       6396, 6392, 6372 McLeod Drive            Las Vegas
  207      6605277          SBRC     Broadway Plaza Building             30 East 300 South                        Salt Lake City
  208      6605130          SBRC     225 Long Avenue                     225 Long Avenue                          Hillside
  209      29               LBNA     Almond Grand Gurnee                 7501 Grand Avenue                        Gurnee
  210      03-0812016        GCM     Summit/Breckenridge Apartments      1009-1125 Glen Place                     Duluth
  211      HHCC0063          GCM     Peppertree Apartments               2840 Las Vegas Trail                     Fort Worth
  212      03-0812031        GCM     Hillmount Apartments                505 Cherry Street SE                     Grand Rapids
  213      010-00000594     AMCC     1500 Renaissance Building           1500 Renaissance Boulevard N.E.          Albuquerque
  214      010-00000623     AMCC     Etinuum Office Building             1001 East Main Street                    Yukon
  215      020-00000061     AMCC     DHR Office Building                 315 South Beavercreek Road               Oregon City
  216      03-0812030        GCM     Oakwood Manor Apartments            547 Cherry Street, SE                    Grand Rapids
  217      03-0812602        GCM     Woodbend Apartments                 2106 Waverly Parkway                     Opelika
  218      010-00000494     AMCC     Warminster Shopping Center          318-356 Old York Road                    Warminster
  219      010-00000276     AMCC     PBR II                              738-746 West 17th Street                 Costa Mesa
  220      010-00000260     AMCC     PBR I                               1638 Placentia Avenue                    Costa Mesa
  221      03-0810254        GCM     U-Stor Chambers Self-Storage        1800 South Chambers Road                 Aurora
  222      03-0810218        GCM     9925-9929 Jefferson Boulevard       9925-9929 Jefferson Boulevard            Culver City
  223      010-00000470     AMCC     810-812 Fiero Lane                  810-812 Fiero Lane                       San Luis Obispo
  224      010-00000568     AMCC     Lab Corp of America                 212 Cherry Lane                          New Castle Hundred
  225      30               LBNA     Birchbrook Office Park              3000 E. Birch Street                     Brea
  226      03-0810232        GCM     Oro Valley Self Storage             10880 North Mavinee Drive                Oro Valley
  227      010-00000620     AMCC     Hillcrest Retail/Office Shopping    18200 Georgia Avenue                     Olney
                                     Center
  228      010-00000459     AMCC     Cain Drive Warehouses               66 to 126 Cain Drive                     Brentwood
  229      6605203          SBRC     Mini-City Self Storage              6321 Spencer Highway                     Pasadena
  230      010-00000442     AMCC     Macy Building                       145-155 North Wolfe Road                 Sunnyvale
  231      03-0812045a       GCM     Senate Place Apartments             2620 - 2720 Senate Drive                 Lansing Township
  232      03-0812045b       GCM     Eastfield Townhouses                1014-1216 Eastfield Road, 2705-2719      Lansing Township
                                                                          Harwick Drive
  233      31               LBNA     Kendall Manor Apartments            125 S. Kendall Avenue                    Kalamazoo
  234      010-00000507     AMCC     The Culver Building                 10811 Washington Boulevard               Culver City
  235      010-00000491     AMCC     Harvard Physicians Building         4415 South Harvard Avenue                Tulsa
  236      010-00000299     AMCC     Lyon Street Retail                  1620-1640 East 1st Street                Santa Ana
  237      010-00000360     AMCC     350 Newton Avenue Apartments        350 Newton Avenue                        Oakland
  238      010-00000522     AMCC     Solar Gardens                       3600 & 3610 East Sixth Street            Sioux Falls
  239      010-00000291     AMCC     Quality Suites Albuquerque          5251 San Antonio Drive NE                Albuquerque
  240      010-00000603     AMCC     Springville Corners                 786 West 1200 North                      Springville
  241      010-00000325     AMCC     224-234 East Broad Street           224-234 East Broad Street                Westfield
  242      20008020012       GCM     6380 McLeod Drive                   6380 McLeod Drive                        Las Vegas
  243      010-00000219     AMCC     Black Mountain Point Office         9625 Black Mountain Road                 San Diego
                                     Building
  244      010-00000627     AMCC     Waste Management Building           8111 1st Avenue South                    Seattle
  245      010-00000551     AMCC     Silver Lake Plaza                   291 West Canfield Avenue                 Coeur D'Alene
  246      010-00000533     AMCC     Checkmate Apartments                4755 & 4735 Deckow Lane                  Las Vegas
  247      010-00000626     AMCC     Creekside Center                    3940-3958 Clarksville Highway            Nashville
  248      020-00000030     AMCC     Tolt Towne Center                   31722 West Eugene Street                 Carnation
  249      010-00000318     AMCC     South Fridley Apartments            1050, 1090, 1120 & 1170 52nd Avenue NE   Fridley
  250      03-0810220        GCM     6668 Owens Drive                    6668 Owens Drive                         Pleasanton

                          MORTGAGE
 CONTROL                    LOAN
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME              STATE   ZIP CODE    COUNTY           PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
  193      6604021          SBRC     K-Mart Shopping Center - Salem        OR      97302    Marion            Anchored Retail
  194      9904010054        GCM     1201 Sharp Street                     MD      21230    NAP               Office
  195      010-00000612     AMCC     RPS Warehouse                         NY      12205    Albany            Industrial
  196      010-00000583     AMCC     755 & 775 Fiero Lane                  CA      93401    San Luis Obispo   Industrial
  197      03-0810241        GCM     Redondo Tower Apartments              AZ      85701    Pima              Multifamily
  198      010-00000519     AMCC     Plaza II Office Building              WA      98902    Yakima            Office
  199      27               LBNA     Fountain Place Apartments             MI      48910    Ingham            Multifamily
  200      010-00000393     AMCC     Carriage House Apartment              SD      57103    Minnehaha         Multifamily
                                      - Sioux Falls
  201      010-00000394     AMCC     Carriage House Apartment              SD      57006    Brookings         Multifamily
                                      - Brookings
  202      010-00000392     AMCC     Carriage House Apartment              SD      57501    Hughes            Multifamily
                                      - Pierre
  203      9906020004        GCM     Pioneer Point Apartments              FL      32233    Duval             Multifamily
  204      010-00000634     AMCC     CVS Harper Center                     MI      48080    Macomb            Anchored Retail
  205      6604917          SBRC     K-Mart Shopping Center                UT      84117    Salt Lake         Single Tenant Retail
                                      - Salt Lake City
  206      20003020009       GCM     6396, 6392, 6372 McLeod Drive         NV      89120    Clark             Office
  207      6605277          SBRC     Broadway Plaza Building               UT      84111    Salt Lake         Office
  208      6605130          SBRC     225 Long Avenue                       NJ      07205    Union             Office/Industrial
  209      29               LBNA     Almond Grand Gurnee                   IL      60031    Lake              Single Tenant Retail
  210      03-0812016        GCM     Summit/Breckenridge Apartments        MN      55806    St. Louis         Multifamily
  211      HHCC0063          GCM     Peppertree Apartments                 TX      76116    Tarrant           Multifamily
  212      03-0812031        GCM     Hillmount Apartments                  MI      49503    Kent              Multifamily
  213      010-00000594     AMCC     1500 Renaissance Building             NM      87107    Bernalillo        Office/Industrial
  214      010-00000623     AMCC     Etinuum Office Building               OK      73099    Canadian          Office
  215      020-00000061     AMCC     DHR Office Building                   OR      97045    Clackamas         Office
  216      03-0812030        GCM     Oakwood Manor Apartments              MI      49503    Kent              Multifamily
  217      03-0812602        GCM     Woodbend Apartments                   AL      36801    Lee               Multifamily
  218      010-00000494     AMCC     Warminster Shopping Center            PA      18974    Bucks             Unanchored Retail
  219      010-00000276     AMCC     PBR II                                CA      92627    Orange            Industrial
  220      010-00000260     AMCC     PBR I                                 CA      92626    Orange            Office/Industrial
  221      03-0810254        GCM     U-Stor Chambers Self-Storage          CO      80017    Arapahoe          Self Storage
  222      03-0810218        GCM     9925-9929 Jefferson Boulevard         CA      90232    Los Angeles       Office/Industrial
  223      010-00000470     AMCC     810-812 Fiero Lane                    CA      93401    San Luis Obispo   Office/Industrial
  224      010-00000568     AMCC     Lab Corp of America                   DE      19720    New Castle        Office
  225      30               LBNA     Birchbrook Office Park                CA      92621    Orange            Office
  226      03-0810232        GCM     Oro Valley Self Storage               AZ      85737    Pima              Self Storage
  227      010-00000620     AMCC     Hillcrest Retail/Office Shopping      MD      20832    Montgomery        Office/Retail
                                     Center
  228      010-00000459     AMCC     Cain Drive Warehouses                 NY      11717    Suffolk           Industrial
  229      6605203          SBRC     Mini-City Self Storage                TX      77505    Harris            Self Storage
  230      010-00000442     AMCC     Macy Building                         CA      94086    Santa Clara       Office
  231      03-0812045a       GCM     Senate Place Apartments               MI      48912    Ingham            Multifamily
  232      03-0812045b       GCM     Eastfield Townhouses                  MI      48917    Ingham            Multifamily

  233      31               LBNA     Kendall Manor Apartments              MI      49006    Kalamazoo         Multifamily
  234      010-00000507     AMCC     The Culver Building                   CA      90232    Los Angeles       Office/Retail
  235      010-00000491     AMCC     Harvard Physicians Building           OK      74135    Tulsa             Office
  236      010-00000299     AMCC     Lyon Street Retail                    CA      92702    Orange            Unanchored Retail
  237      010-00000360     AMCC     350 Newton Avenue Apartments          CA      94606    Alameda           Multifamily
  238      010-00000522     AMCC     Solar Gardens                         SD      57103    Minnehaha         Multifamily
  239      010-00000291     AMCC     Quality Suites Albuquerque            NM      87109    Bernalillo        Limited Service Hotel
  240      010-00000603     AMCC     Springville Corners                   UT      84663    Utah              Industrial
  241      010-00000325     AMCC     224-234 East Broad Street             NJ      07090    Union             Office/Retail
  242      20008020012       GCM     6380 McLeod Drive                     NV      89120    Clark             Office/Industrial
  243      010-00000219     AMCC     Black Mountain Point Office           CA      92126    San Diego         Office
                                     Building
  244      010-00000627     AMCC     Waste Management Building             WA      98108    King              Industrial
  245      010-00000551     AMCC     Silver Lake Plaza                     ID      83814    Kootenai          Shadow Anchored Retail
  246      010-00000533     AMCC     Checkmate Apartments                  NV      89109    Clark             Multifamily
  247      010-00000626     AMCC     Creekside Center                      TN      37218    Davidson          Shadow Anchored Retail
  248      020-00000030     AMCC     Tolt Towne Center                     WA      98014    King              Anchored Retail
  249      010-00000318     AMCC     South Fridley Apartments              MN      55421    Anoka             Multifamily
  250      03-0810220        GCM     6668 Owens Drive                      CA      94588    Alameda           Office

                          MORTGAGE                                                 PROPERTY
 CONTROL                    LOAN                                        PROPERTY   SIZE UNIT   YEAR      YEAR      OCCUPANCY
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME               SIZE       TYPE      BUILT   RENOVATED   PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------------
  193      6604021          SBRC     K-Mart Shopping Center - Salem      116,866      SF        1969      1998        100%
  194      9904010054        GCM     1201 Sharp Street                    47,305      SF        1900      1988         92%
  195      010-00000612     AMCC     RPS Warehouse                        63,633      SF        1999      NAP         100%
  196      010-00000583     AMCC     755 & 775 Fiero Lane                 43,896      SF        1999      NAP         100%
  197      03-0810241        GCM     Redondo Tower Apartments                 96     Units      1961      1999         98%
  198      010-00000519     AMCC     Plaza II Office Building             30,680      SF        1999      NAP          96%
  199      27               LBNA     Fountain Place Apartments               108     Units      1963      NAP          98%
  200      010-00000393     AMCC     Carriage House Apartment                 30     Units      1990      1995        100%
                                      - Sioux Falls
  201      010-00000394     AMCC     Carriage House Apartment                 25     Units      1989      NAP         100%
                                      - Brookings
  202      010-00000392     AMCC     Carriage House Apartment                 25     Units      1990      1997        100%
                                      - Pierre
  203      9906020004        GCM     Pioneer Point Apartments                100     Units      1987      NAP          93%
  204      010-00000634     AMCC     CVS Harper Center                    24,662      SF        1989      1999        100%
  205      6604917          SBRC     K-Mart Shopping Center              106,880      SF        1967      1994        100%
                                      - Salt Lake City
  206      20003020009       GCM     6396, 6392, 6372 McLeod Drive        25,042      SF        1999      NAP          97%
  207      6605277          SBRC     Broadway Plaza Building              23,440      SF        1999      NAP         100%
  208      6605130          SBRC     225 Long Avenue                     157,000      SF        1958      1997        100%
  209      29               LBNA     Almond Grand Gurnee                  13,905      SF        1997      NAP         100%
  210      03-0812016        GCM     Summit/Breckenridge Apartments          107     Units      1974      1977         97%
  211      HHCC0063          GCM     Peppertree Apartments                   152     Units      1970      2000         96%
  212      03-0812031        GCM     Hillmount Apartments                    101     Units      1950      1998         95%
  213      010-00000594     AMCC     1500 Renaissance Building            36,435      SF        1999      NAP         100%
  214      010-00000623     AMCC     Etinuum Office Building              35,501      SF        1967      2000        100%
  215      020-00000061     AMCC     DHR Office Building                  32,952      SF        1995      NAP         100%
  216      03-0812030        GCM     Oakwood Manor Apartments                 96     Units      1926      1998         97%
  217      03-0812602        GCM     Woodbend Apartments                     100     Units      1974      2000         94%
  218      010-00000494     AMCC     Warminster Shopping Center           28,390      SF        1988      NAP          95%
  219      010-00000276     AMCC     PBR II                               28,996      SF        1959      NAP         100%
  220      010-00000260     AMCC     PBR I                                26,163      SF        1961      1998        100%
  221      03-0810254        GCM     U-Stor Chambers Self-Storage         49,900      SF        1999      NAP          98%
  222      03-0810218        GCM     9925-9929 Jefferson Boulevard        38,764      SF        1959      2000        100%
  223      010-00000470     AMCC     810-812 Fiero Lane                   31,682      SF        1996      NAP         100%
  224      010-00000568     AMCC     Lab Corp of America                  26,800      SF        1988      2000        100%
  225      30               LBNA     Birchbrook Office Park               24,635      SF        1985      NAP          94%
  226      03-0810232        GCM     Oro Valley Self Storage              51,000      SF        1996      NAP          75%
  227      010-00000620     AMCC     Hillcrest Retail/Office Shopping     19,233      SF        1987      NAP         100%
                                     Center
  228      010-00000459     AMCC     Cain Drive Warehouses                49,600      SF        1986      NAP         100%
  229      6605203          SBRC     Mini-City Self Storage               91,521      SF        1977      1995         75%
  230      010-00000442     AMCC     Macy Building                        21,410      SF        1985      NAP         100%
  231      03-0812045a       GCM     Senate Place Apartments                  32     Units      1969      1999         97%
  232      03-0812045b       GCM     Eastfield Townhouses                     32     Units      1950      1999        100%

  233      31               LBNA     Kendall Manor Apartments                 81     Units      1966      NAP         100%
  234      010-00000507     AMCC     The Culver Building                  22,849      SF        1964      1995        100%
  235      010-00000491     AMCC     Harvard Physicians Building          30,879      SF        1980      1996         97%
  236      010-00000299     AMCC     Lyon Street Retail                   19,035      SF        1990      NAP         100%
  237      010-00000360     AMCC     350 Newton Avenue Apartments             42     Units      1960      2000         98%
  238      010-00000522     AMCC     Solar Gardens                            60     Units      1983      1995         90%
  239      010-00000291     AMCC     Quality Suites Albuquerque               69     Rooms      1996      NAP          73%
  240      010-00000603     AMCC     Springville Corners                  34,500      SF        1999      NAP         100%
  241      010-00000325     AMCC     224-234 East Broad Street             9,188      SF        1910      1992        100%
  242      20008020012       GCM     6380 McLeod Drive                    20,455      SF        1999      NAP         100%
  243      010-00000219     AMCC     Black Mountain Point Office          34,855      SF        1985      1997        100%
                                     Building
  244      010-00000627     AMCC     Waste Management Building            20,000      SF        1971      1995        100%
  245      010-00000551     AMCC     Silver Lake Plaza                    16,584      SF        1999      NAP         100%
  246      010-00000533     AMCC     Checkmate Apartments                     51     Units      1984      1995        100%
  247      010-00000626     AMCC     Creekside Center                     14,800      SF        2000      NAP         100%
  248      020-00000030     AMCC     Tolt Towne Center                    28,464      SF        1987      1990        100%
  249      010-00000318     AMCC     South Fridley Apartments                 64     Units      1963      1998         98%
  250      03-0810220        GCM     6668 Owens Drive                     18,683      SF        1982      1998        100%

                          MORTGAGE
 CONTROL                    LOAN                                        OCCUPANCY
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME             AS OF DATE
------------------------------------------------------------------------------------------------------------------------------------
  193      6604021          SBRC     K-Mart Shopping Center - Salem      06/30/00
  194      9904010054        GCM     1201 Sharp Street                   09/01/00
  195      010-00000612     AMCC     RPS Warehouse                       06/05/00
  196      010-00000583     AMCC     755 & 775 Fiero Lane                08/31/00
  197      03-0810241        GCM     Redondo Tower Apartments            08/10/00
  198      010-00000519     AMCC     Plaza II Office Building            07/18/00
  199      27               LBNA     Fountain Place Apartments           09/01/00
  200      010-00000393     AMCC     Carriage House Apartment            08/16/00
                                      - Sioux Falls
  201      010-00000394     AMCC     Carriage House Apartment            08/01/00
                                      - Brookings
  202      010-00000392     AMCC     Carriage House Apartment            08/01/00
                                      - Pierre
  203      9906020004        GCM     Pioneer Point Apartments            07/25/00
  204      010-00000634     AMCC     CVS Harper Center                   08/01/00
  205      6604917          SBRC     K-Mart Shopping Center              06/30/00
                                      - Salt Lake City
  206      20003020009       GCM     6396, 6392, 6372 McLeod Drive       08/29/00
  207      6605277          SBRC     Broadway Plaza Building             09/22/00
  208      6605130          SBRC     225 Long Avenue                     06/30/00
  209      29               LBNA     Almond Grand Gurnee                 06/16/00
  210      03-0812016        GCM     Summit/Breckenridge Apartments      06/30/00
  211      HHCC0063          GCM     Peppertree Apartments               09/08/00
  212      03-0812031        GCM     Hillmount Apartments                07/27/00
  213      010-00000594     AMCC     1500 Renaissance Building           04/14/00
  214      010-00000623     AMCC     Etinuum Office Building             08/29/00
  215      020-00000061     AMCC     DHR Office Building                 09/30/00
  216      03-0812030        GCM     Oakwood Manor Apartments            06/29/00
  217      03-0812602        GCM     Woodbend Apartments                 06/01/00
  218      010-00000494     AMCC     Warminster Shopping Center          10/01/00
  219      010-00000276     AMCC     PBR II                              10/01/00
  220      010-00000260     AMCC     PBR I                               09/01/00
  221      03-0810254        GCM     U-Stor Chambers Self-Storage        06/21/00
  222      03-0810218        GCM     9925-9929 Jefferson Boulevard       08/31/00
  223      010-00000470     AMCC     810-812 Fiero Lane                  08/31/00
  224      010-00000568     AMCC     Lab Corp of America                 09/30/00
  225      30               LBNA     Birchbrook Office Park              08/03/00
  226      03-0810232        GCM     Oro Valley Self Storage             09/26/00
  227      010-00000620     AMCC     Hillcrest Retail/Office Shopping    09/13/00
                                     Center
  228      010-00000459     AMCC     Cain Drive Warehouses               09/25/00
  229      6605203          SBRC     Mini-City Self Storage              06/30/00
  230      010-00000442     AMCC     Macy Building                       09/20/00
  231      03-0812045a       GCM     Senate Place Apartments             08/13/00
  232      03-0812045b       GCM     Eastfield Townhouses                06/25/00

  233      31               LBNA     Kendall Manor Apartments            08/01/00
  234      010-00000507     AMCC     The Culver Building                 08/31/00
  235      010-00000491     AMCC     Harvard Physicians Building         09/30/00
  236      010-00000299     AMCC     Lyon Street Retail                  08/31/00
  237      010-00000360     AMCC     350 Newton Avenue Apartments        10/01/00
  238      010-00000522     AMCC     Solar Gardens                       09/01/00
  239      010-00000291     AMCC     Quality Suites Albuquerque          06/30/00
  240      010-00000603     AMCC     Springville Corners                 09/26/00
  241      010-00000325     AMCC     224-234 East Broad Street           03/15/00
  242      20008020012       GCM     6380 McLeod Drive                   07/19/00
  243      010-00000219     AMCC     Black Mountain Point Office         10/01/00
                                     Building
  244      010-00000627     AMCC     Waste Management Building           07/08/00
  245      010-00000551     AMCC     Silver Lake Plaza                   08/28/00
  246      010-00000533     AMCC     Checkmate Apartments                08/01/00
  247      010-00000626     AMCC     Creekside Center                    07/06/00
  248      020-00000030     AMCC     Tolt Towne Center                   09/01/00
  249      010-00000318     AMCC     South Fridley Apartments            08/01/00
  250      03-0810220        GCM     6668 Owens Drive                    07/07/00

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION

                          MORTGAGE
 CONTROL                    LOAN
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME                PROPERTY ADDRESS                        CITY
------------------------------------------------------------------------------------------------------------------------------------
  251      20006020011       GCM     6320 - 6330 McLeod Drive            6320 - 6330 McLeod Drive                 Las Vegas
  252      03-0810627        GCM     Rite Aid - Hillside                 162-19 Hillside Avenue                   Jamaica
  253      010-00000298     AMCC     Howard Johnson Lake Havasu          335 London Bridge Road                   Lake Havasu City
  254      32               LBNA     Wickiup Mobile Home & RV Park       2015 East Highway 60                     Apache Junction
  255      010-00000480     AMCC     261 East 300 South                  261 East 300 South                       Salt Lake City
  256      010-00000316     AMCC     Hyde Park Apartments                1350, 1352, 1354, 1362 7th Street NW     New Brighton
  257      010-00000636     AMCC     Hawthorne Business Park             5893-5899 Raytown Road                   Raytown
  258      03-0810237        GCM     Nogales Self Storage                1120 North Industrial Park Avenue        Nogales
  259      03-0810238        GCM     Glendale West Self Storage          8049 West Glendale Avenue                Glendale
  260      010-00000505     AMCC     Lovell Building                     9030 Red Branch Road                     Columbia
  261      010-00000441     AMCC     Nationwide Insurance Office         2220 South County Trail (Route 2)        East Greenwich
                                     Building
  262      010-00000380     AMCC     Attache Building                    275 Century Circle                       Louisville
  263      03-0810661        GCM     Airport Business Center             611 Access Road                          Stratford
  264      010-00000555     AMCC     Bluebonnet Apartments               100 Bluebonnet Street                    Stephenville
  265      010-00000534     AMCC     8th Street Apartments               210, 214 and 218 South 8th Street        Las Vegas
  266      33               LBNA     E. M. Jorgensen Building            145 Metro Park                           Rochester
  267      020-00000029     AMCC     Ralph's Grocery & Deli              2035 4th Avenue                          Seattle
  268      020-00000055     AMCC     Market Square                       1520 24th Street West                    Billings
  269      010-00000334     AMCC     Blockbuster Video-Salt Lake City    824 & 836 West North Temple              Salt Lake City
  270      010-00000366     AMCC     Prudential Wise-McIntire Office     4710 Table Mesa Drive                    Boulder
                                     Building
  271      020-00000023     AMCC     Licton Springs Court Apartments     9242 Ashworth Avenue North               Seattle
  272      010-00000212     AMCC     Surgicenter of South Bay            23500 Madison Street                     Torrance
  273      010-00000338     AMCC     West Fargo Living Center            1321 14th Avenue East                    West Fargo
  274      010-00000457     AMCC     Edgewood Apartments                 607 Kenwood Avenue                       Duluth
  275      010-00000321     AMCC     Washington/Shepherd Retail Center   4810 & 4820 Washington Avenue            Houston
  276      010-00000020     AMCC     Candlewood Apartments               123-131 Clinic Drive                     New Britain
  277      010-00000431     AMCC     Bishop Lifting Products             1410 Harris Street                       Houston
  278      010-00000382     AMCC     188 State Street                    188 State Street                         Portland
  279      010-00000259     AMCC     Woodstone Properties                8200-8247 North 116th East Avenue        Owasso
  280      010-00000553     AMCC     East Gate Manor Apartments          1865 Wilson Avenue                       St. Paul

                          MORTGAGE
 CONTROL                    LOAN
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME              STATE   ZIP CODE    COUNTY           PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
  251      20006020011       GCM     6320 - 6330 McLeod Drive              NV      89120    Clark             Office/Industrial
  252      03-0810627        GCM     Rite Aid - Hillside                   NY      11432    Queens            Single Tenant Retail
  253      010-00000298     AMCC     Howard Johnson Lake Havasu            AZ      86403    Mohave            Limited Service Hotel
  254      32               LBNA     Wickiup Mobile Home & RV Park         AZ      85219    Pinal             Mobile Home Park
  255      010-00000480     AMCC     261 East 300 South                    UT      84111    Salt Lake         Office
  256      010-00000316     AMCC     Hyde Park Apartments                  MN      55112    Ramsey            Multifamily
  257      010-00000636     AMCC     Hawthorne Business Park               MO      64133    Jackson           Industrial
  258      03-0810237        GCM     Nogales Self Storage                  AZ      85621    Santa Cruz        Self Storage
  259      03-0810238        GCM     Glendale West Self Storage            AZ      85303    Maricopa          Self Storage
  260      010-00000505     AMCC     Lovell Building                       MD      21045    Howard            Office
  261      010-00000441     AMCC     Nationwide Insurance Office           RI      02818    Kent              Office
                                     Building
  262      010-00000380     AMCC     Attache Building                      CO      80027    Boulder           Office
  263      03-0810661        GCM     Airport Business Center               CT      06615    Fairfield         Office
  264      010-00000555     AMCC     Bluebonnet Apartments                 TX      76401    Erath             Multifamily
  265      010-00000534     AMCC     8th Street Apartments                 NV      89101    Clark             Multifamily
  266      33               LBNA     E. M. Jorgensen Building              NY      14623    Monroe            Industrial
  267      020-00000029     AMCC     Ralph's Grocery & Deli                WA      98121    King              Single Tenant Retail
  268      020-00000055     AMCC     Market Square                         MT      59102    Yellowstone       Unanchored Retail
  269      010-00000334     AMCC     Blockbuster Video-Salt Lake City      UT      84116    Salt Lake         Unanchored Retail
  270      010-00000366     AMCC     Prudential Wise-McIntire Office       CO      80303    Boulder           Office
                                     Building
  271      020-00000023     AMCC     Licton Springs Court Apartments       WA      98103    King              Multifamily
  272      010-00000212     AMCC     Surgicenter of South Bay              CA      90505    Los Angeles       Office
  273      010-00000338     AMCC     West Fargo Living Center              ND      58078    Cass              Multifamily
  274      010-00000457     AMCC     Edgewood Apartments                   MN      55811    St. Louis         Multifamily
  275      010-00000321     AMCC     Washington/Shepherd Retail Center     TX      77007    Harris            Anchored Retail
  276      010-00000020     AMCC     Candlewood Apartments                 CT      06051    Hartford          Multifamily
  277      010-00000431     AMCC     Bishop Lifting Products               TX      77220    Harris            Industrial
  278      010-00000382     AMCC     188 State Street                      ME      04101    Cumberland        Office/Retail
  279      010-00000259     AMCC     Woodstone Properties                  OK      74055    Tulsa             Multifamily
  280      010-00000553     AMCC     East Gate Manor Apartments            MN      55119    Ramsey            Multifamily

                          MORTGAGE                                                 PROPERTY
 CONTROL                    LOAN                                        PROPERTY   SIZE UNIT   YEAR      YEAR      OCCUPANCY
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME               SIZE       TYPE      BUILT   RENOVATED   PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------------
  251      20006020011       GCM     6320 - 6330 McLeod Drive             15,665      SF        2000      NAP          96%
  252      03-0810627        GCM     Rite Aid - Hillside                  16,079      SF        1931      1994        100%
  253      010-00000298     AMCC     Howard Johnson Lake Havasu               47     Rooms      1993      NAP          50%
  254      32               LBNA     Wickiup Mobile Home & RV Park           111     Pads       1972      NAP          90%
  255      010-00000480     AMCC     261 East 300 South                   23,666      SF        1979      1998        100%
  256      010-00000316     AMCC     Hyde Park Apartments                     68     Units      1962      2000         93%
  257      010-00000636     AMCC     Hawthorne Business Park              41,916      SF        1988      NAP         100%
  258      03-0810237        GCM     Nogales Self Storage                 48,377      SF        1995      NAP          88%
  259      03-0810238        GCM     Glendale West Self Storage           56,280      SF        1961      1996         95%
  260      010-00000505     AMCC     Lovell Building                      20,388      SF        1986      1997         97%
  261      010-00000441     AMCC     Nationwide Insurance Office          11,695      SF        1994      NAP         100%
                                     Building
  262      010-00000380     AMCC     Attache Building                     10,300      SF        1998      NAP         100%
  263      03-0810661        GCM     Airport Business Center              24,596      SF        1988      NAP         100%
  264      010-00000555     AMCC     Bluebonnet Apartments                    80     Units      1984      NAP          99%
  265      010-00000534     AMCC     8th Street Apartments                    36     Units      1984      1995        100%
  266      33               LBNA     E. M. Jorgensen Building             31,035      SF        1979      1991        100%
  267      020-00000029     AMCC     Ralph's Grocery & Deli               10,997      SF        1926      1994        100%
  268      020-00000055     AMCC     Market Square                        12,533      SF        1997      1998        100%
  269      010-00000334     AMCC     Blockbuster Video-Salt Lake City      7,975      SF        1996      1997        100%
  270      010-00000366     AMCC     Prudential Wise-McIntire Office       8,674      SF        1979      1995        100%
                                     Building
  271      020-00000023     AMCC     Licton Springs Court Apartments          16     Units      1990      NAP         100%
  272      010-00000212     AMCC     Surgicenter of South Bay              9,330      SF        1978      1998        100%
  273      010-00000338     AMCC     West Fargo Living Center                 24     Units      1985      NAP         100%
  274      010-00000457     AMCC     Edgewood Apartments                      24     Units      1976      1988        100%
  275      010-00000321     AMCC     Washington/Shepherd Retail Center    19,069      SF        1955      1985        100%
  276      010-00000020     AMCC     Candlewood Apartments                    40     Units      1970      2000        100%
  277      010-00000431     AMCC     Bishop Lifting Products              45,500      SF        1972      1990        100%
  278      010-00000382     AMCC     188 State Street                     14,025      SF        1915      1997        100%
  279      010-00000259     AMCC     Woodstone Properties                     40     Units      1982      1995         98%
  280      010-00000553     AMCC     East Gate Manor Apartments               23     Units      1969      1999         91%

                          MORTGAGE
 CONTROL                    LOAN                                        OCCUPANCY
 NUMBER    LOAN NUMBER     SELLER      LOAN / PROPERTY NAME             AS OF DATE
------------------------------------------------------------------------------------------------------------------------------------
  251      20006020011       GCM     6320 - 6330 McLeod Drive            08/29/00
  252      03-0810627        GCM     Rite Aid - Hillside                 07/05/00
  253      010-00000298     AMCC     Howard Johnson Lake Havasu          06/30/00
  254      32               LBNA     Wickiup Mobile Home & RV Park       08/10/00
  255      010-00000480     AMCC     261 East 300 South                  03/31/00
  256      010-00000316     AMCC     Hyde Park Apartments                08/01/00
  257      010-00000636     AMCC     Hawthorne Business Park             09/05/00
  258      03-0810237        GCM     Nogales Self Storage                09/01/00
  259      03-0810238        GCM     Glendale West Self Storage          09/18/00
  260      010-00000505     AMCC     Lovell Building                     09/13/00
  261      010-00000441     AMCC     Nationwide Insurance Office         10/23/00
                                     Building
  262      010-00000380     AMCC     Attache Building                    11/01/00
  263      03-0810661        GCM     Airport Business Center             09/26/00
  264      010-00000555     AMCC     Bluebonnet Apartments               09/18/00
  265      010-00000534     AMCC     8th Street Apartments               08/01/00
  266      33               LBNA     E. M. Jorgensen Building            10/12/00
  267      020-00000029     AMCC     Ralph's Grocery & Deli              10/03/00
  268      020-00000055     AMCC     Market Square                       09/30/00
  269      010-00000334     AMCC     Blockbuster Video-Salt Lake City    08/31/00
  270      010-00000366     AMCC     Prudential Wise-McIntire Office     09/25/00
                                     Building
  271      020-00000023     AMCC     Licton Springs Court Apartments     08/31/00
  272      010-00000212     AMCC     Surgicenter of South Bay            03/17/00
  273      010-00000338     AMCC     West Fargo Living Center            09/30/00
  274      010-00000457     AMCC     Edgewood Apartments                 08/31/00
  275      010-00000321     AMCC     Washington/Shepherd Retail Center   08/30/00
  276      010-00000020     AMCC     Candlewood Apartments               10/01/00
  277      010-00000431     AMCC     Bishop Lifting Products             01/26/00
  278      010-00000382     AMCC     188 State Street                    10/25/00
  279      010-00000259     AMCC     Woodstone Properties                09/01/00
  280      010-00000553     AMCC     East Gate Manor Apartments          08/01/00

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION


                                                                             % OF TOTAL
          MORTGAGE                                                             CUT-OFF
CONTROL     LOAN                                           CUT-OFF DATE         DATE
NUMBER     SELLER     LOAN / PROPERTY NAME                   BALANCE           BALANCE
------     ------     --------------------                   -------           -------
101         SBRC     One Financial Place                   119,577,992.90       13.07%

102         LBNA     Medical Mutual of Ohio                 35,364,183.34        3.87%

103         LBNA     Jorie Plaza                            22,800,000.00        2.49%

104          GCM     Westland Meadows                       22,714,214.38        2.48%

105          GCM     Stonegate One                          20,985,980.79        2.29%

106         SBRC     149 New Montgomery Street              18,809,602.27        2.06%

107         LBNA     101 West Grand                         10,000,000.00        1.09%

108         LBNA     57 W. Grand                             6,000,000.00        0.66%

109         LBNA     40 West Hubbard                         2,500,000.00        0.27%

110         LBNA     South Loop Market Place                18,235,847.93        1.99%

111          GCM     Granite State Marketplace              18,205,496.80        1.99%

112          GCM     Pacific Plaza                          16,426,642.13        1.80%

113         SBRC     Seatac Village Shopping Center         16,087,967.31        1.76%

114         LBNA     Seattle-Mead Industrial Facilities     16,000,000.00        1.75%

115         LBNA     Hamilton Court Apartments              15,988,454.53        1.75%

116          GCM     Webster Building                       15,933,790.77        1.74%

117         SBRC     Amerix Building                        14,401,990.84        1.57%

118         SBRC     85 Devonshire Street/258-262           13,650,000.00        1.49%
                     Washington Street
119         SBRC     Centro De Distribucion del Norte       11,197,297.78        1.22%

120          GCM     801 Boylston Street                    11,010,038.21        1.20%

121         LBNA     29200 Northwestern Highway             10,268,534.52        1.12%


122          GCM     Simchik Four Property Portfolio         9,975,377.47        1.09%

122a                 100 Market Street

122b                 9 Executive Park Drive

122c                 1255 South Willow Street

122d                 135 Daniel Webster Highway

123          GCM     Four Points Hotel by Sheraton           9,550,083.19        1.04%

124         LBNA     GE / Montgomery Wards                   5,966,576.90        0.65%
                      - Col. Springs

125         LBNA     GE / Montgomery Wards                   3,182,174.35        0.35%
                      - Pasadena Tx

126         SBRC     US Storage Centers                      8,365,375.11        0.91%

127         LBNA     Traders Tower - Self Park               8,343,002.93        0.91%

128         LBNA     Mabek CO L.P.                           8,145,363.67        0.89%

129          GCM     Burlington Self Storage                 7,984,459.40        0.87%

130          GCM     Boynton Plaza                           7,679,220.02        0.84%

131         SBRC     601-609 Mission Street                  7,372,988.89        0.81%

132          GCM     Garden Ridge                            7,095,636.48        0.78%

133          GCM     300 West Pratt Street                   7,018,345.03        0.77%


134          GCM     The GTE Building                        6,877,665.29        0.75%

135          GCM     Hamlin Court                            6,810,392.89        0.74%

136         AMCC     Telex Building                          6,781,144.09        0.74%

137         AMCC     Charnelton Place Office Building        6,709,489.20        0.73%

138          GCM     Michael's Plaza                         6,247,050.40        0.68%

139          GCM     Mountain Vista Apartments               5,982,627.15        0.65%
                      & Cibola Village

139a                 Mountain Vista Apartments

139b                 Cibola Village

140         LBNA     Horizon Health Center                   5,836,517.68        0.64%

141          GCM     300 West Hubbard Street Building        3,535,350.48        0.39%

142          GCM     445 North Wells Street Building         2,206,700.06        0.24%

143          GCM     Miracle Mile Business Center            5,679,548.69        0.62%

144          GCM     Folsom Self-Storage                     5,591,013.15        0.61%



                                                                                ALLOCATED   ALLOCATED                       CROSS
                                                                               % OF TOTAL   CUT-OFF                       COLLATER-
          MORTGAGE                                                               CUT-OFF     DATE                          ALIZED
CONTROL     LOAN                                            ALLOCATED CUT-OFF     DATE      BALANCE    LOAN BALANCE AT   (MORTGAGE
NUMBER     SELLER     LOAN / PROPERTY NAME                    DATE BALANCE       BALANCE    PER UNIT    MATURITY/ARD     LOAN GROUP)
------     ------     --------------------                    ------------       -------    --------    ------------    -----------
101         SBRC     One Financial Place                     119,577,992.90       13.07%       117     107,023,577.63        No

102         LBNA     Medical Mutual of Ohio                   35,364,183.34       3.87%      92.78      31,934,404.04        No

103         LBNA     Jorie Plaza                              22,800,000.00       2.49%        119      20,543,305.72        No

104          GCM     Westland Meadows                         22,714,214.38       2.48%     29,347      20,237,229.11        No

105          GCM     Stonegate One                            20,985,980.79       2.29%        147      18,784,449.23        No

106         SBRC     149 New Montgomery Street                18,809,602.27       2.06%        236      17,241,569.01        No

107         LBNA     101 West Grand                           10,000,000.00       1.09%        137       8,852,255.85     Yes (L1)

108         LBNA     57 W. Grand                               6,000,000.00       0.66%      71.88       5,306,065.10     Yes (L1)

109         LBNA     40 West Hubbard                           2,500,000.00       0.27%        197       2,201,415.82     Yes (L1)

110         LBNA     South Loop Market Place                  18,235,847.93       1.99%        178      16,027,421.10        No

111          GCM     Granite State Marketplace                18,205,496.80       1.99%      72.93      16,475,216.12        No

112          GCM     Pacific Plaza                            16,426,642.13       1.80%        201      14,856,140.26        No

113         SBRC     Seatac Village Shopping Center           16,087,967.31       1.76%      97.90      14,379,170.94        No

114         LBNA     Seattle-Mead Industrial Facilities       16,000,000.00       1.75%      68.08      14,346,179.33        No

115         LBNA     Hamilton Court Apartments                15,988,454.53       1.75%     27,614      14,179,312.03        No

116          GCM     Webster Building                         15,933,790.77       1.74%        117      14,435,723.39        No

117         SBRC     Amerix Building                          14,401,990.84       1.57%      93.28      12,174,183.42        No

118         SBRC     85 Devonshire Street/258-262             13,650,000.00       1.49%        150      13,393,160.23        No
                     Washington Street

119         SBRC     Centro De Distribucion del Norte         11,197,297.78       1.22%      34.35       8,267,091.48        No

120          GCM     801 Boylston Street                      11,010,038.21       1.20%        410       8,641,402.47        No

121         LBNA     29200 Northwestern Highway               10,268,534.52       1.12%      92.06       9,253,368.97        No

122          GCM     Simchik Four Property Portfolio
                                                                                                         9,030,561.21        No
122a                 100 Market Street                         8,244,531.50       0.90%        163

122b                 9 Executive Park Drive                      942,737.43       0.10%      34.50

122c                 1255 South Willow Street                    423,982.44       0.05%      54.22

122d                 135 Daniel Webster Highway                  364,126.10       0.04%      49.00

123          GCM     Four Points Hotel by Sheraton             9,550,083.19       1.04%     75,198       8,166,373.14        No

124         LBNA     GE / Montgomery Wards                     5,966,576.90       0.65%      36.83          60,952.39     Yes (L2)
                      - Col. Springs

125         LBNA     GE / Montgomery Wards                     3,182,174.35       0.35%      16.49          32,507.94     Yes (L2)
                      - Pasadena Tx

126         SBRC     US Storage Centers                        8,365,375.11       0.91%      90.02       7,068,356.30        No

127         LBNA     Traders Tower - Self Park                 8,343,002.93       0.91%      33.31       7,364,596.26        No

128         LBNA     Mabek CO L.P.                             8,145,363.67       0.89%      87.58         330,965.50        No

129          GCM     Burlington Self Storage                   7,984,459.40       0.87%      90.29       7,245,063.89        No

130          GCM     Boynton Plaza                             7,679,220.02       0.84%      78.74       6,891,403.27        No

131         SBRC     601-609 Mission Street                    7,372,988.89       0.81%        164       6,652,916.02        No

132          GCM     Garden Ridge                              7,095,636.48       0.78%      57.97       6,410,871.89        No

133          GCM     300 West Pratt Street                     7,018,345.03       0.77%        116       6,316,486.79        No


134          GCM     The GTE Building                          6,877,665.29       0.75%      63.73       6,199,267.50        No

135          GCM     Hamlin Court                              6,810,392.89       0.74%        159       6,196,874.77        No

136         AMCC     Telex Building                            6,781,144.09       0.74%      59.43       6,186,090.30        No

137         AMCC     Charnelton Place Office Building          6,709,489.20       0.73%        117       6,079,590.97        No

138          GCM     Michael's Plaza                           6,247,050.40       0.68%      92.16       5,626,103.89        No

139          GCM     Mountain Vista Apartments                                                           5,440,167.14        No
                      & Cibola Village

139a                 Mountain Vista Apartments                 3,938,562.88       0.43%     17,903

139b                 Cibola Village                            2,044,064.27       0.22%     15,969

140         LBNA     Horizon Health Center                     5,836,517.68       0.64%        126       5,300,891.15        No

141          GCM     300 West Hubbard Street Building          3,535,350.48       0.39%        136       3,203,659.77     Yes (G1)

142          GCM     445 North Wells Street Building           2,206,700.06       0.24%      70.67       1,997,455.92     Yes (G1)

143          GCM     Miracle Mile Business Center              5,679,548.69       0.62%      48.80       5,131,700.85        No

144          GCM     Folsom Self-Storage                       5,591,013.15       0.61%      47.70       5,061,310.68        No


                                                         CROSS COLLATER-                         RELATED
                                                         ALIZED MORTGAGE                       MORTGAGE LOAN
          MORTGAGE                                         LOAN GROUP           RELATED       GROUP AGGREGATE
CONTROL     LOAN                                         AGGREGATE CUT-        (MORTGAGE       CUT-OFF DATE      OWNERSHIP
NUMBER     SELLER     LOAN / PROPERTY NAME              OFF DATE BALANCE      LOAN GROUP)        BALANCE         INTEREST
------     ------     --------------------              ----------------      -----------        -------         --------
101         SBRC     One Financial Place                    119,577,993             No          119,577,993      Fee Simple

102         LBNA     Medical Mutual of Ohio                  35,364,183             No           35,364,183      Fee Simple

103         LBNA     Jorie Plaza                             22,800,000             No           22,800,000      Fee Simple

104          GCM     Westland Meadows                        22,714,214             No           22,714,214      Fee Simple

105          GCM     Stonegate One                           20,985,981             No           20,985,981      Fee Simple

106         SBRC     149 New Montgomery Street               18,809,602             No           18,809,602      Fee Simple

107         LBNA     101 West Grand                          18,500,000          Yes (L1)        18,500,000      Fee Simple

108         LBNA     57 W. Grand                             18,500,000          Yes (L1)        18,500,000      Fee Simple

109         LBNA     40 West Hubbard                         18,500,000          Yes (L1)        18,500,000      Fee Simple

110         LBNA     South Loop Market Place                 18,235,848             No           18,235,848      Fee Simple

111          GCM     Granite State Marketplace               18,205,497             No           18,205,497      Fee Simple

112          GCM     Pacific Plaza                           16,426,642             No           16,426,642      Fee Simple

113         SBRC     Seatac Village Shopping Center          16,087,967             No           16,087,967      Fee Simple

114         LBNA     Seattle-Mead Industrial Facilities      16,000,000             No           16,000,000      Fee Simple

115         LBNA     Hamilton Court Apartments               15,988,455             No           15,988,455      Fee Simple

116          GCM     Webster Building                        15,933,791             No           15,933,791      Fee Simple

117         SBRC     Amerix Building                         14,401,991             No           14,401,991      Fee Simple

118         SBRC     85 Devonshire Street/258-262            13,650,000             No           13,650,000      Fee Simple
                     Washington Street

119         SBRC     Centro De Distribucion del Norte        11,197,298             No           11,197,298      Fee Simple

120          GCM     801 Boylston Street                     11,010,038             No           11,010,038      Fee Simple

121         LBNA     29200 Northwestern Highway              10,268,535             No           10,268,535    Part Fee Simple &
                                                                                                               Part Leasehold

122          GCM     Simchik Four Property Portfolio          9,975,377             No            9,975,377

122a                 100 Market Street                                                                           Fee Simple

122b                 9 Executive Park Drive                                                                      Fee Simple

122c                 1255 South Willow Street                                                                    Fee Simple

122d                 135 Daniel Webster Highway                                                                  Fee Simple

123          GCM     Four Points Hotel by Sheraton            9,550,083             No            9,550,083       Leasehold

124         LBNA     GE / Montgomery Wards                    9,148,751          Yes (L2)         9,148,751      Fee Simple
                      - Col. Springs

125         LBNA     GE / Montgomery Wards                    9,148,751          Yes (L2)         9,148,751      Fee Simple
                      - Pasadena Tx

126         SBRC     US Storage Centers                       8,365,375             No            8,365,375      Fee Simple

127         LBNA     Traders Tower - Self Park                8,343,003             No            8,343,003      Fee Simple

128         LBNA     Mabek CO L.P.                            8,145,364             No            8,145,364      Fee Simple

129          GCM     Burlington Self Storage                  7,984,459             No            7,984,459      Fee Simple

130          GCM     Boynton Plaza                            7,679,220             No            7,679,220      Fee Simple

131         SBRC     601-609 Mission Street                   7,372,989             No            7,372,989      Fee Simple

132          GCM     Garden Ridge                             7,095,636             No            7,095,636      Fee Simple

133          GCM     300 West Pratt Street                    7,018,345             No            7,018,345    Part Fee Simple  &
                                                                                                               Part Leasehold

134          GCM     The GTE Building                         6,877,665             No            6,877,665      Fee Simple

135          GCM     Hamlin Court                             6,810,393             No            6,810,393      Fee Simple

136         AMCC     Telex Building                           6,781,144             No             6,781,144     Fee Simple

137         AMCC     Charnelton Place Office Building         6,709,489             No            6,709,489      Fee Simple

138          GCM     Michael's Plaza                          6,247,050             No            6,247,050      Fee Simple

139          GCM     Mountain Vista Apartments                5,982,627             No            5,982,627
                      & Cibola Village

139a                 Mountain Vista Apartments                                                                   Fee Simple

139b                 Cibola Village                                                                              Fee Simple

140         LBNA     Horizon Health Center                    5,836,518             No            5,836,518      Fee Simple

141          GCM     300 West Hubbard Street Building         5,742,051          Yes (G1)        10,866,696      Fee Simple

142          GCM     445 North Wells Street Building          5,742,051          Yes (G1)        10,866,696      Fee Simple

143          GCM     Miracle Mile Business Center             5,679,549             No            5,679,549      Fee Simple

144          GCM     Folsom Self-Storage                      5,591,013             No            5,591,013      Fee Simple


          MORTGAGE
CONTROL     LOAN                                                                    APPRAISAL       CUT-OFF DATE    MATURITY DATE/
NUMBER     SELLER     LOAN / PROPERTY NAME                      APPRAISED VALUE      DATE            LTV RATIO      ARD LTV RATIO
------     ------     --------------------                      ---------------      ----              -----        --------------
101         SBRC     One Financial Place                          223,000,000       03/01/00          53.62%           47.99%

102         LBNA     Medical Mutual of Ohio                        47,800,000       08/01/00          73.98%           66.81%

103         LBNA     Jorie Plaza                                   32,500,000       11/01/00          70.15%           63.21%

104          GCM     Westland Meadows                              29,000,000       08/29/00          78.32%           69.78%

105          GCM     Stonegate One                                 28,400,000       01/01/01          73.89%           66.14%

106         SBRC     149 New Montgomery Street                     26,640,000       04/16/00          70.61%           64.72%

107         LBNA     101 West Grand                                14,800,000       10/12/00          63.39%           56.06%

108         LBNA     57 W. Grand                                    9,885,000       10/12/00          63.39%           56.06%

109         LBNA     40 West Hubbard                                4,500,000       10/12/00          63.39%           56.06%

110         LBNA     South Loop Market Place                       22,850,000       09/15/00          79.81%           70.14%

111          GCM     Granite State Marketplace                     24,000,000       09/01/00          75.86%           68.65%

112          GCM     Pacific Plaza                                 23,800,000       05/22/00          69.02%           62.42%

113         SBRC     Seatac Village Shopping Center                23,700,000       07/14/99          67.88%           60.67%

114         LBNA     Seattle-Mead Industrial Facilities            22,000,000       08/28/00          72.73%           65.21%

115         LBNA     Hamilton Court Apartments                     25,900,000       10/25/00          61.73%           54.75%

116          GCM     Webster Building                              21,900,000       11/09/99          72.76%           65.92%

117         SBRC     Amerix Building                               19,500,000       01/20/00          63.60%           52.93%

118         SBRC     85 Devonshire Street/258-262                  20,000,000       12/16/99          68.25%           66.97%
                     Washington Street

119         SBRC     Centro De Distribucion del Norte              16,570,000       03/01/99          67.58%           49.89%

120          GCM     801 Boylston Street                           15,300,000       09/01/00          71.96%           56.48%

121         LBNA     29200 Northwestern Highway                    13,100,000       08/11/00          78.39%           70.64%


122          GCM     Simchik Four Property Portfolio               14,645,000                         68.11%           61.66%

122a                 100 Market Street                             11,600,000       09/01/00

122b                 9 Executive Park Drive                         1,650,000       04/12/00

122c                 1255 South Willow Street                         755,000       04/12/00

122d                 135 Daniel Webster Highway                       640,000       04/12/00

123          GCM     Four Points Hotel by Sheraton                 15,000,000       03/09/00          63.67%           54.44%

124         LBNA     GE / Montgomery Wards                          7,500,000       08/09/00          71.75%            0.73%
                      - Col. Springs

125         LBNA     GE / Montgomery Wards                          5,250,000       08/10/00          71.75%            0.73%
                      - Pasadena Tx

126         SBRC     US Storage Centers                            11,500,000       05/05/99          72.74%           61.46%

127         LBNA     Traders Tower - Self Park                     17,500,000       09/27/00          47.67%           42.08%

128         LBNA     Mabek CO L.P.                                 17,000,000       09/27/00          47.91%            1.95%

129          GCM     Burlington Self Storage                       11,450,000       04/21/00          69.73%           63.28%

130          GCM     Boynton Plaza                                 11,000,000       06/09/00          69.81%           62.65%

131         SBRC     601-609 Mission Street                        15,800,000       03/20/00          46.66%           42.11%

132          GCM     Garden Ridge                                   9,500,000       07/18/00          74.69%           67.48%

133          GCM     300 West Pratt Street                          9,500,000       02/15/00          73.88%           66.49%


134          GCM     The GTE Building                               9,500,000       03/01/00          72.40%           65.26%

135          GCM     Hamlin Court                                  10,500,000       02/24/00          64.86%           59.02%

136         AMCC     Telex Building                                 9,400,000       02/01/00          72.14%           65.81%

137         AMCC     Charnelton Place Office Building               9,000,000       10/08/99          74.55%           67.55%

138          GCM     Michael's Plaza                                8,075,000       02/14/00          77.36%           69.67%

139          GCM     Mountain Vista Apartments                      8,200,000                         72.96%           66.34%
                      & Cibola Village

139a                 Mountain Vista Apartments                      5,600,000       04/05/00

139b                 Cibola Village                                 2,600,000       04/05/00

140         LBNA     Horizon Health Center                          8,750,000       06/07/00          66.70%           60.58%

141          GCM     300 West Hubbard Street Building               4,550,000       02/03/00          77.60%           70.29%

142          GCM     445 North Wells Street Building                2,850,000       02/03/00          77.60%           70.29%

143          GCM     Miracle Mile Business Center                   7,745,000       02/11/00          73.33%           66.26%

144          GCM     Folsom Self-Storage                            8,450,000       07/01/00          66.17%           59.90%

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION


                                                                                    % OF TOTAL
          MORTGAGE                                                                   CUT-OFF
CONTROL     LOAN                                                   CUT-OFF DATE       DATE
NUMBER     SELLER     LOAN / PROPERTY NAME                            BALANCE        BALANCE
------     ------     --------------------                            -------        -------
145         SBRC     Arlington Heights Apartments                   5,541,084.10       0.61%

146         LBNA     Carriage House Lofts                           5,500,000.00       0.60%

147          GCM     Northpointe Shopping Center                    5,194,650.01       0.57%

148          GCM     2 Willow Street                                5,191,446.87       0.57%

149         SBRC     Villa de Mission East                          5,178,495.88       0.57%

150          GCM     Calaveras Landing Shopping Center              5,173,541.50       0.57%

151          GCM     Healtheon                                      5,145,165.22       0.56%

152          GCM     444 North Wells Street Building                5,124,645.67       0.56%

153          GCM     1600 Corporate Center Drive                    5,055,904.72       0.55%

156         SBRC     Town Green at Wilton Center                    4,907,937.15       0.54%

154          GCM     Little Creek Apartments                        5,044,068.38       0.55%

155          GCM     271 - 285 East Fordham Road                    4,933,554.73       0.54%

157          GCM     El Dorado Plaza                                4,420,203.26       0.48%

158         SBRC     Tivoli Gardens Apartments                      4,369,641.03       0.48%

159         SBRC     155 Washington Ave                             4,342,309.01       0.47%

160         SBRC     370 Convention Way                             4,270,597.44       0.47%

161          GCM     Union Landing Retail Center                    4,232,424.51       0.46%

162          GCM     Briarwood Apartments                           4,194,882.97       0.46%

163         SBRC     Franklinton Square Shopping Center             4,183,599.97       0.46%

164          GCM     Conquistador Apartments                        4,161,547.16       0.45%

165          GCM     Greenhill Corporate Center                     4,089,787.90       0.45%

166          GCM     Northridge Apartments                          4,085,920.27       0.45%

167          GCM     Red Coach Village Apartments                   4,083,990.44       0.45%

168         AMCC     K-Mart Shopping Center - Savannah              4,064,239.35       0.44%

169         SBRC     The Cascades                                   3,963,919.71       0.43%

170          GCM     The Trane Company Building                     3,894,615.54       0.43%

171         LBNA     Chandler's Building                            3,887,453.97       0.43%

172         AMCC     K-Mart Shopping Center - Nashville             3,815,939.49       0.42%

173         AMCC     2150 Joshua's Path                             3,773,850.13       0.41%

174         AMCC     Ver-Sa-Til                                     3,711,531.69       0.41%

175         LBNA     Springdale Mall                                3,646,086.27       0.40%

176         LBNA     Frontier Commons/Global Crossing               3,641,183.51       0.40%

177          GCM     Wythe Shopping Center                          3,629,791.06       0.40%

178         AMCC     Pencader Corporate Center                      3,603,874.20       0.39%

179         LBNA     Watermark Office Building                      3,446,549.32       0.38%

180          GCM     801 West Diversey Parkway                      3,391,218.31       0.37%

181          GCM     Lafayette Business Park                        3,383,354.91       0.37%

182          GCM     Arrow Business Center                          3,246,693.32       0.35%

183         LBNA     Palm Haven Mobile Home Park                    3,192,703.97       0.35%

184         AMCC     Cedar Marketplace                              3,175,357.80       0.35%

185          GCM     Crossroads Professional Building               3,144,185.55       0.34%

186         LBNA     Imperial Crown Center                          3,100,000.00       0.34%

187          GCM     Fran Murphy Building                           3,044,546.48       0.33%

188          GCM     Walgreen's - South Medford                     3,006,951.45       0.33%

189          GCM     Sav-on and Carl's Jr.                          2,994,591.49       0.33%

190         AMCC     The Shops at Enon Springs                      2,884,067.62       0.32%

191         AMCC     Sierra Heartland Senior Apartments             2,843,556.89       0.31%

192          GCM     Weatherbridge Center Buildings II              2,842,834.15       0.31%
                     and III


                                                                                ALLOCATED   ALLOCATED                       CROSS
                                                                                % OF TOTAL   CUT-OFF                      COLLATER-
          MORTGAGE                                                               CUT-OFF     DATE                          ALIZED
CONTROL     LOAN                                             ALLOCATED CUT-OFF     DATE      BALANCE   LOAN BALANCE AT   (MORTGAGE
NUMBER     SELLER     LOAN / PROPERTY NAME                    DATE BALANCE       BALANCE    PER UNIT    MATURITY/ARD    LOAN GROUP)
------     ------     --------------------                      ------------     -------    --------    ------------    ------------
145         SBRC     Arlington Heights Apartments               5,541,084.10       0.61%      31,483     4,957,351.70       No

146         LBNA     Carriage House Lofts                       5,500,000.00       0.60%      67,901     4,932,657.34       No

147          GCM     Northpointe Shopping Center                5,194,650.01       0.57%         101     4,684,476.44       No

148          GCM     2 Willow Street                            5,191,446.87       0.57%         130     4,689,327.96       No

149         SBRC     Villa de Mission East                      5,178,495.88       0.57%      32,366     4,625,029.92       No

150          GCM     Calaveras Landing Shopping Center          5,173,541.50       0.57%       79.65     4,648,782.57       No

151          GCM     Healtheon                                  5,145,165.22       0.56%         103     4,623,910.76       No

152          GCM     444 North Wells Street Building            5,124,645.67       0.56%       87.67     4,648,886.38       No

153          GCM     1600 Corporate Center Drive                5,055,904.72       0.55%         106     4,578,618.92       No

156         SBRC     Town Green at Wilton Center                4,907,937.15       0.54%         143     4,437,450.57       No

154          GCM     Little Creek Apartments                    5,044,068.38       0.55%      25,347     4,496,994.44       No

155          GCM     271 - 285 East Fordham Road                4,933,554.73       0.54%         274     4,485,072.55       No

157          GCM     El Dorado Plaza                            4,420,203.26       0.48%       70.42     3,968,739.20       No

158         SBRC     Tivoli Gardens Apartments                  4,369,641.03       0.48%      21,848     3,939,681.02       No

159         SBRC     155 Washington Ave                         4,342,309.01       0.47%       64.08     3,653,778.88       No

160         SBRC     370 Convention Way                         4,270,597.44       0.47%         203     4,071,564.28       No

161          GCM     Union Landing Retail Center                4,232,424.51       0.46%         110     3,780,072.41       No

162          GCM     Briarwood Apartments                       4,194,882.97       0.46%      65,545     3,727,310.33       No

163         SBRC     Franklinton Square Shopping Center         4,183,599.97       0.46%       64.00     3,754,628.03       No

164          GCM     Conquistador Apartments                    4,161,547.16       0.45%      34,393     3,767,153.50       No

165          GCM     Greenhill Corporate Center                 4,089,787.90       0.45%         116     3,688,122.92       No

166          GCM     Northridge Apartments                      4,085,920.27       0.45%      18,916     3,664,543.96       No

167          GCM     Red Coach Village Apartments               4,083,990.44       0.45%      30,029     3,665,231.99       No

168         AMCC     K-Mart Shopping Center - Savannah          4,064,239.35       0.44%       36.60     3,662,686.85       No

169         SBRC     The Cascades                               3,963,919.71       0.43%       45.59     3,574,308.22       No

170          GCM     The Trane Company Building                 3,894,615.54       0.43%       77.65     3,531,334.99       No

171         LBNA     Chandler's Building                        3,887,453.97       0.43%         148     3,540,839.88       No

172         AMCC     K-Mart Shopping Center - Nashville         3,815,939.49       0.42%       36.88     3,438,920.50       No

173         AMCC     2150 Joshua's Path                         3,773,850.13       0.41%       78.87     3,403,259.26       No

174         AMCC     Ver-Sa-Til                                 3,711,531.69       0.41%       34.43     3,345,270.03       No

175         LBNA     Springdale Mall                            3,646,086.27       0.40%       35.14     3,276,719.65       No

176         LBNA     Frontier Commons/Global Crossing           3,641,183.51       0.40%       56.15     3,295,787.06       No

177          GCM     Wythe Shopping Center                      3,629,791.06       0.40%       36.10     3,286,374.38       No

178         AMCC     Pencader Corporate Center                  3,603,874.20       0.39%       45.51     3,256,943.07       No

179         LBNA     Watermark Office Building                  3,446,549.32       0.38%       78.46     3,007,185.62       No

180          GCM     801 West Diversey Parkway                  3,391,218.31       0.37%         194     3,109,240.20       No

181          GCM     Lafayette Business Park                    3,383,354.91       0.37%       48.20     3,049,717.75       No

182          GCM     Arrow Business Center                      3,246,693.32       0.35%       33.78     2,930,489.34       No

183         LBNA     Palm Haven Mobile Home Park                3,192,703.97       0.35%      11,825     2,901,913.77       No

184         AMCC     Cedar Marketplace                          3,175,357.80       0.35%         118     2,862,069.39       No

185          GCM     Crossroads Professional Building           3,144,185.55       0.34%       61.96     2,604,013.03       No

186         LBNA     Imperial Crown Center                      3,100,000.00       0.34%       46.57     2,789,501.14       No

187          GCM     Fran Murphy Building                       3,044,546.48       0.33%       66.62     2,532,797.86       No

188          GCM     Walgreen's - South Medford                 3,006,951.45       0.33%         216     2,496,191.64       No

189          GCM     Sav-on and Carl's Jr.                      2,994,591.49       0.33%         152     2,682,025.64       No

190         AMCC     The Shops at Enon Springs                  2,884,067.62       0.32%       90.13     2,595,404.82       No

191         AMCC     Sierra Heartland Senior Apartments         2,843,556.89       0.31%      47,393     2,548,408.06       No

192          GCM     Weatherbridge Center Buildings II          2,842,834.15       0.31%       55.82        79,398.11       No
                     and III


                                                         CROSS COLLATER-                         RELATED
                                                         ALIZED MORTGAGE                       MORTGAGE LOAN
          MORTGAGE                                         LOAN GROUP           RELATED       GROUP AGGREGATE
CONTROL     LOAN                                         AGGREGATE CUT-        (MORTGAGE       CUT-OFF DATE       OWNERSHIP
NUMBER     SELLER     LOAN / PROPERTY NAME              OFF DATE BALANCE      LOAN GROUP)        BALANCE          INTEREST
------     ------     --------------------              ----------------      -----------        -------          --------
145         SBRC     Arlington Heights Apartments             5,541,084           No            5,541,084         Fee Simple

146         LBNA     Carriage House Lofts                     5,500,000           No            5,500,000         Fee Simple

147          GCM     Northpointe Shopping Center              5,194,650           No            5,194,650         Fee Simple

148          GCM     2 Willow Street                          5,191,447           No            5,191,447         Fee Simple

149         SBRC     Villa de Mission East                    5,178,496           No            5,178,496         Fee Simple

150          GCM     Calaveras Landing Shopping Center        5,173,542           No            5,173,542         Fee Simple

151          GCM     Healtheon                                5,145,165        Yes (G5)         8,528,520       Part Fee Simple &
                                                                                                                Part Leasehold

152          GCM     444 North Wells Street Building          5,124,646        Yes (G1)        10,866,696         Fee Simple

153          GCM     1600 Corporate Center Drive              5,055,905           No            5,055,905         Fee Simple

156         SBRC     Town Green at Wilton Center              4,907,937           No            4,907,937          Leasehold

154          GCM     Little Creek Apartments                  5,044,068           No            5,044,068         Fee Simple

155          GCM     271 - 285 East Fordham Road              4,933,555           No            4,933,555         Fee Simple

157          GCM     El Dorado Plaza                          4,420,203           No            4,420,203         Fee Simple

158         SBRC     Tivoli Gardens Apartments                4,369,641           No            4,369,641         Fee Simple

159         SBRC     155 Washington Ave                       4,342,309           No            4,342,309         Fee Simple

160         SBRC     370 Convention Way                       4,270,597           No            4,270,597         Fee Simple

161          GCM     Union Landing Retail Center              4,232,425           No            4,232,425         Fee Simple

162          GCM     Briarwood Apartments                     4,194,883           No            4,194,883         Fee Simple

163         SBRC     Franklinton Square Shopping Center       4,183,600           No            4,183,600         Fee Simple

164          GCM     Conquistador Apartments                  4,161,547           No            4,161,547         Fee Simple

165          GCM     Greenhill Corporate Center               4,089,788           No            4,089,788         Fee Simple

166          GCM     Northridge Apartments                    4,085,920        Yes (G3)         8,169,911         Fee Simple

167          GCM     Red Coach Village Apartments             4,083,990        Yes (G3)         8,169,911         Fee Simple

168         AMCC     K-Mart Shopping Center - Savannah        4,064,239           No            4,064,239         Fee Simple

169         SBRC     The Cascades                             3,963,920           No            3,963,920         Fee Simple

170          GCM     The Trane Company Building               3,894,616           No            3,894,616         Fee Simple

171         LBNA     Chandler's Building                      3,887,454           No            3,887,454         Fee Simple

172         AMCC     K-Mart Shopping Center - Nashville       3,815,939           No            3,815,939         Fee Simple

173         AMCC     2150 Joshua's Path                       3,773,850           No            3,773,850         Fee Simple

174         AMCC     Ver-Sa-Til                               3,711,532           No            3,711,532         Fee Simple

175         LBNA     Springdale Mall                          3,646,086           No            3,646,086         Fee Simple

176         LBNA     Frontier Commons/Global Crossing         3,641,184           No            3,641,184         Fee Simple

177          GCM     Wythe Shopping Center                    3,629,791           No            3,629,791         Fee Simple

178         AMCC     Pencader Corporate Center                3,603,874           No            3,603,874         Fee Simple

179         LBNA     Watermark Office Building                3,446,549           No            3,446,549         Fee Simple

180          GCM     801 West Diversey Parkway                3,391,218           No            3,391,218         Fee Simple

181          GCM     Lafayette Business Park                  3,383,355        Yes (G5)         8,528,520         Fee Simple

182          GCM     Arrow Business Center                    3,246,693           No            3,246,693         Fee Simple

183         LBNA     Palm Haven Mobile Home Park              3,192,704           No            3,192,704         Fee Simple

184         AMCC     Cedar Marketplace                        3,175,358           No            3,175,358         Fee Simple

185          GCM     Crossroads Professional Building         3,144,186           No            3,144,186         Fee Simple

186         LBNA     Imperial Crown Center                    3,100,000           No            3,100,000         Fee Simple

187          GCM     Fran Murphy Building                     3,044,546           No            3,044,546         Fee Simple

188          GCM     Walgreen's - South Medford               3,006,951           No            3,006,951         Fee Simple

189          GCM     Sav-on and Carl's Jr.                    2,994,591           No            2,994,591         Fee Simple

190         AMCC     The Shops at Enon Springs                2,884,068        Yes (A1)         4,157,838         Fee Simple

191         AMCC     Sierra Heartland Senior Apartments       2,843,557           No            2,843,557         Fee Simple

192          GCM     Weatherbridge Center Buildings II        2,842,834           No            2,842,834         Fee Simple
                     and III


          MORTGAGE
CONTROL     LOAN                                                               APPRAISAL     CUT-OFF DATE    MATURITY DATE/
NUMBER     SELLER     LOAN / PROPERTY NAME                  APPRAISED VALUE      DATE          LTV RATIO     ARD LTV RATIO
------     ------     --------------------                  ---------------      ----        -----------     -------------
145         SBRC     Arlington Heights Apartments              7,070,000        06/10/99        78.37%           70.12%

146         LBNA     Carriage House Lofts                      8,500,000        10/19/00        64.71%           58.03%

147          GCM     Northpointe Shopping Center               7,100,000        07/06/00        73.16%           65.98%

148          GCM     2 Willow Street                           7,200,000        06/01/00        72.10%           65.13%

149         SBRC     Villa de Mission East                     6,650,000        02/21/00        77.87%           69.55%

150          GCM     Calaveras Landing Shopping Center         8,700,000        12/30/99        59.47%           53.43%

151          GCM     Healtheon                                 9,800,000        02/10/00        52.50%           47.18%

152          GCM     444 North Wells Street Building           7,000,000        02/03/00        73.21%           66.41%

153          GCM     1600 Corporate Center Drive               7,030,000        05/12/00        71.92%           65.13%

156         SBRC     Town Green at Wilton Center               7,000,000        04/24/00        70.11%           63.39%

154          GCM     Little Creek Apartments                   6,800,000        08/01/00        74.18%           66.13%

155          GCM     271 - 285 East Fordham Road               6,600,000        12/15/99        74.75%           67.96%

157          GCM     El Dorado Plaza                           6,090,000        07/28/00        72.58%           65.17%

158         SBRC     Tivoli Gardens Apartments                 6,000,000        10/11/99        70.48%           63.54%

159         SBRC     155 Washington Ave                        5,900,000        06/03/99        73.60%           61.93%

160         SBRC     370 Convention Way                        7,050,000        04/10/00        60.58%           57.75%

161          GCM     Union Landing Retail Center               8,450,000        03/01/00        50.09%           44.73%

162          GCM     Briarwood Apartments                      6,600,000        07/18/00        63.56%           56.47%

163         SBRC     Franklinton Square Shopping Center        5,400,000        12/29/99        77.47%           69.53%

164          GCM     Conquistador Apartments                   5,340,000        04/22/99        77.93%           70.55%

165          GCM     Greenhill Corporate Center                5,600,000        06/15/00        73.03%           65.86%

166          GCM     Northridge Apartments                     5,280,000        03/22/00        77.38%           69.40%

167          GCM     Red Coach Village Apartments              5,300,000        03/08/00        77.06%           69.16%

168         AMCC     K-Mart Shopping Center - Savannah         5,400,000        10/21/99        75.26%           67.83%

169         SBRC     The Cascades                              5,850,000        06/25/99        66.07%           59.57%

170          GCM     The Trane Company Building                5,450,000        04/03/00        71.46%           64.80%

171         LBNA     Chandler's Building                       4,900,000        09/01/00        79.34%           72.26%

172         AMCC     K-Mart Shopping Center - Nashville        5,000,000        10/25/99        76.32%           68.78%

173         AMCC     2150 Joshua's Path                        5,700,000        08/09/99        66.21%           59.71%

174         AMCC     Ver-Sa-Til                                5,000,000        07/01/99        74.23%           66.91%

175         LBNA     Springdale Mall                           5,415,000        02/15/00        67.33%           60.51%

176         LBNA     Frontier Commons/Global Crossing          5,100,000        06/01/00        71.40%           64.62%

177          GCM     Wythe Shopping Center                     5,000,000        11/08/99        72.60%           65.73%

178         AMCC     Pencader Corporate Center                 6,575,000        04/27/99        54.81%           49.54%

179         LBNA     Watermark Office Building                 4,400,000        07/01/00        78.33%           68.35%

180          GCM     801 West Diversey Parkway                 4,770,000        03/06/00        71.09%           65.18%

181          GCM     Lafayette Business Park                   8,200,000        11/22/99        41.26%           37.19%

182          GCM     Arrow Business Center                     4,710,000        07/07/00        68.93%           62.22%

183         LBNA     Palm Haven Mobile Home Park               4,100,000        04/26/00        77.87%           70.78%

184         AMCC     Cedar Marketplace                         4,310,000        08/23/99        73.67%           66.41%

185          GCM     Crossroads Professional Building          4,300,000        04/26/00        73.12%           60.56%

186         LBNA     Imperial Crown Center                     4,600,000        07/01/00        67.39%           60.64%

187          GCM     Fran Murphy Building                      5,300,000        05/24/00        57.44%           47.79%

188          GCM     Walgreen's - South Medford                4,350,000        08/15/00        69.13%           57.38%

189          GCM     Sav-on and Carl's Jr.                     5,200,000        07/06/00        57.59%           51.58%

190         AMCC     The Shops at Enon Springs                 3,875,000        06/10/00        74.43%           66.98%

191         AMCC     Sierra Heartland Senior Apartments        3,790,000        06/01/00        75.03%           67.24%

192          GCM     Weatherbridge Center Buildings II         5,200,000        05/25/00        54.67%            1.53%
                     and III

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION


                                                                             % OF TOTAL
          MORTGAGE                                                             CUT-OFF
CONTROL     LOAN                                            CUT-OFF DATE        DATE
NUMBER     SELLER     LOAN / PROPERTY NAME                     BALANCE         BALANCE
------     ------     --------------------                     -------         -------
193         SBRC     K-Mart Shopping Center - Salem          2,791,494.14        0.31%

194          GCM     1201 Sharp Street                       2,758,739.76        0.30%

195         AMCC     RPS Warehouse                           2,694,185.44        0.29%

196         AMCC     755 & 775 Fiero Lane                    2,688,987.40        0.29%

197          GCM     Redondo Tower Apartments                2,592,863.12        0.28%

198         AMCC     Plaza II Office Building                2,561,221.85        0.28%

199         LBNA     Fountain Place Apartments               2,525,985.85        0.28%

200         AMCC     Carriage House Apartment                1,057,819.54        0.12%
                      - Sioux Falls

201         AMCC     Carriage House Apartment                  802,981.13        0.09%
                      - Brookings

202         AMCC     Carriage House Apartment                  663,541.26        0.07%
                      - Pierre

203          GCM     Pioneer Point Apartments                2,458,055.17        0.27%

204         AMCC     CVS Harper Center                       2,448,405.50        0.27%

205         SBRC     K-Mart Shopping Center                  2,423,568.25        0.26%
                      - Salt Lake City

206          GCM     6396, 6392, 6372 McLeod Drive           2,415,403.74        0.26%

207         SBRC     Broadway Plaza Building                 2,394,273.84        0.26%

208         SBRC     225 Long Avenue                         2,391,797.50        0.26%

209         LBNA     Almond Grand Gurnee                     2,386,336.28        0.26%

210          GCM     Summit/Breckenridge Apartments          2,381,344.05        0.26%

211          GCM     Peppertree Apartments                   2,363,873.79        0.26%

212          GCM     Hillmount Apartments                    2,349,600.74        0.26%

213         AMCC     1500 Renaissance Building               2,292,601.00        0.25%

214         AMCC     Etinuum Office Building                 2,273,696.51        0.25%

215         AMCC     DHR Office Building                     2,264,274.12        0.25%

216          GCM     Oakwood Manor Apartments                2,230,129.54        0.24%

217          GCM     Woodbend Apartments                     2,181,165.12        0.24%

218         AMCC     Warminster Shopping Center              2,171,988.57        0.24%

219         AMCC     PBR II                                  1,205,693.31        0.13%

220         AMCC     PBR I                                     872,075.11        0.10%

221          GCM     U-Stor Chambers Self-Storage            2,071,653.22        0.23%

222          GCM     9925-9929 Jefferson Boulevard           1,995,326.85        0.22%

223         AMCC     810-812 Fiero Lane                      1,967,729.90        0.22%

224         AMCC     Lab Corp of America                     1,836,081.28        0.20%

225         LBNA     Birchbrook Office Park                  1,795,755.67        0.20%

226          GCM     Oro Valley Self Storage                 1,716,954.25        0.19%

227         AMCC     Hillcrest Retail/Office Shopping        1,696,218.89        0.19%
                     Center

228         AMCC     Cain Drive Warehouses                   1,674,172.07        0.18%

229         SBRC     Mini-City Self Storage                  1,664,338.67        0.18%

230         AMCC     Macy Building                           1,662,577.79        0.18%

231          GCM     Senate Place Apartments                   882,791.27        0.10%

232          GCM     Eastfield Townhouses                      673,315.34        0.07%

233         LBNA     Kendall Manor Apartments                1,496,527.07        0.16%

234         AMCC     The Culver Building                     1,487,285.20        0.16%

235         AMCC     Harvard Physicians Building             1,477,144.13        0.16%

236         AMCC     Lyon Street Retail                      1,455,429.06        0.16%

237         AMCC     350 Newton Avenue Apartments            1,451,685.83        0.16%

238         AMCC     Solar Gardens                           1,446,056.89        0.16%

239         AMCC     Quality Suites Albuquerque              1,438,473.02        0.16%

240         AMCC     Springville Corners                     1,435,710.47        0.16%

241         AMCC     224-234 East Broad Street               1,425,427.52        0.16%

242          GCM     6380 McLeod Drive                       1,402,676.26        0.15%

243         AMCC     Black Mountain Point Office             1,402,109.92        0.15%
                     Building

244         AMCC     Waste Management Building               1,393,577.40        0.15%

245         AMCC     Silver Lake Plaza                       1,391,114.33        0.15%

246         AMCC     Checkmate Apartments                    1,345,548.08        0.15%

247         AMCC     Creekside Center                        1,273,770.53        0.14%

248         AMCC     Tolt Towne Center                       1,257,845.64        0.14%

249         AMCC     South Fridley Apartments                1,256,148.95        0.14%

250          GCM     6668 Owens Drive                        1,245,345.71        0.14%

251          GCM     6320 - 6330 McLeod Drive                1,239,024.49       0.14%

252          GCM     Rite Aid - Hillside                     1,152,649.05       0.13%

253         AMCC     Howard Johnson Lake Havasu              1,148,369.52       0.13%

254         LBNA     Wickiup Mobile Home & RV Park           1,133,070.73       0.12%

255         AMCC     261 East 300 South                      1,128,824.58       0.12%


                                                                             ALLOCATED   ALLOCATED                       CROSS
                                                                             % OF TOTAL   CUT-OFF                       COLLATER-
          MORTGAGE                                                            CUT-OFF     DATE                          ALIZED
CONTROL     LOAN                                         ALLOCATED CUT-OFF     DATE      BALANCE    LOAN BALANCE AT    (MORTGAGE
NUMBER     SELLER     LOAN / PROPERTY NAME                 DATE BALANCE       BALANCE    PER UNIT    MATURITY/ARD      (LOAN GROUP)
------     ------     --------------------                 ------------       -------    --------    ------------     ------------
193         SBRC     K-Mart Shopping Center - Salem        2,791,494.14         0.31%      23.89      2,036,820.22         No

194          GCM     1201 Sharp Street                     2,758,739.76         0.30%      58.32      2,504,565.71         No

195         AMCC     RPS Warehouse                         2,694,185.44         0.29%      42.34      2,424,556.64         No

196         AMCC     755 & 775 Fiero Lane                  2,688,987.40         0.29%      61.26      2,456,921.97         No

197          GCM     Redondo Tower Apartments              2,592,863.12         0.28%      27,009     2,323,637.96         No

198         AMCC     Plaza II Office Building              2,561,221.85         0.28%      83.48      2,143,321.38         No

199         LBNA     Fountain Place Apartments             2,525,985.85         0.28%      23,389     2,269,274.88         No

200         AMCC     Carriage House Apartment              1,057,819.54         0.12%      35,261             0.00      Yes (A6)
                      - Sioux Falls

201         AMCC     Carriage House Apartment                802,981.13         0.09%      32,119             0.00      Yes (A6)
                      - Brookings

202         AMCC     Carriage House Apartment                663,541.26         0.07%      26,542             0.00      Yes (A6)
                      - Pierre

203          GCM     Pioneer Point Apartments              2,458,055.17         0.27%      24,581     2,240,961.00         No

204         AMCC     CVS Harper Center                     2,448,405.50         0.27%      99.28      2,197,976.72         No

205         SBRC     K-Mart Shopping Center                2,423,568.25         0.26%      22.68        128,965.76         No
                      - Salt Lake City

206          GCM     6396, 6392, 6372 McLeod Drive         2,415,403.74         0.26%      96.45      2,195,870.09         No

207         SBRC     Broadway Plaza Building               2,394,273.84         0.26%       102       2,169,121.33         No

208         SBRC     225 Long Avenue                       2,391,797.50         0.26%      15.23      2,007,631.81         No

209         LBNA     Almond Grand Gurnee                   2,386,336.28         0.26%       172       2,283,929.47         No

210          GCM     Summit/Breckenridge Apartments        2,381,344.05         0.26%      22,256     2,006,116.70         No

211          GCM     Peppertree Apartments                 2,363,873.79         0.26%      15,552     2,128,644.62         No

212          GCM     Hillmount Apartments                  2,349,600.74         0.26%      23,263     2,117,943.65         No

213         AMCC     1500 Renaissance Building             2,292,601.00         0.25%      62.92      2,088,186.15         No

214         AMCC     Etinuum Office Building               2,273,696.51         0.25%      64.05      2,069,819.78         No

215         AMCC     DHR Office Building                   2,264,274.12         0.25%      68.71      1,901,880.11         No

216          GCM     Oakwood Manor Apartments              2,230,129.54         0.24%      23,231     2,010,251.98         No

217          GCM     Woodbend Apartments                   2,181,165.12         0.24%      21,812     1,958,494.26         No

218         AMCC     Warminster Shopping Center            2,171,988.57         0.24%      76.51      1,834,612.98         No

219         AMCC     PBR II                                1,205,693.31         0.13%      41.58      1,006,683.84      Yes (A7)

220         AMCC     PBR I                                   872,075.11         0.10%      33.33        729,924.31      Yes (A7)

221          GCM     U-Stor Chambers Self-Storage          2,071,653.22         0.23%      41.52      1,874,548.25         No

222          GCM     9925-9929 Jefferson Boulevard         1,995,326.85         0.22%      51.47      1,810,431.58         No

223         AMCC     810-812 Fiero Lane                    1,967,729.90         0.22%      62.11      1,532,029.41         No

224         AMCC     Lab Corp of America                   1,836,081.28         0.20%      68.51      1,337,819.84         No

225         LBNA     Birchbrook Office Park                1,795,755.67         0.20%      72.89      1,628,282.25         No

226          GCM     Oro Valley Self Storage               1,716,954.25         0.19%      33.67      1,557,172.19         No

227         AMCC     Hillcrest Retail/Office Shopping      1,696,218.89         0.19%      88.19      1,544,396.30         No
                     Center

228         AMCC     Cain Drive Warehouses                 1,674,172.07         0.18%      33.75      1,422,017.64         No

229         SBRC     Mini-City Self Storage                1,664,338.67         0.18%      18.19      1,398,516.89         No

230         AMCC     Macy Building                         1,662,577.79         0.18%      77.65      1,381,319.08         No

231          GCM     Senate Place Apartments                 882,791.27         0.10%      27,587       797,097.02      Yes (G2)

232          GCM     Eastfield Townhouses                    673,315.34         0.07%      21,041       607,954.09      Yes (G2)

233         LBNA     Kendall Manor Apartments              1,496,527.07         0.16%      18,476     1,358,743.29         No

234         AMCC     The Culver Building                   1,487,285.20         0.16%      65.09      1,347,998.37         No

235         AMCC     Harvard Physicians Building           1,477,144.13         0.16%      47.84      1,243,900.01         No

236         AMCC     Lyon Street Retail                    1,455,429.06         0.16%      76.46              0.69         No

237         AMCC     350 Newton Avenue Apartments          1,451,685.83         0.16%      34,564     1,190,449.05         No

238         AMCC     Solar Gardens                         1,446,056.89         0.16%      24,101     1,206,792.09         No

239         AMCC     Quality Suites Albuquerque            1,438,473.02         0.16%      20,847             0.00         No

240         AMCC     Springville Corners                   1,435,710.47         0.16%      41.61      1,302,705.26         No

241         AMCC     224-234 East Broad Street             1,425,427.52         0.16%       155         961,626.42         No

242          GCM     6380 McLeod Drive                     1,402,676.26         0.15%      68.57      1,266,383.15         No

243         AMCC     Black Mountain Point Office           1,402,109.92         0.15%      40.23      1,192,271.17         No
                     Building

244         AMCC     Waste Management Building             1,393,577.40         0.15%      69.68      1,003,486.28         No

245         AMCC     Silver Lake Plaza                     1,391,114.33         0.15%      83.88      1,262,663.00         No

246         AMCC     Checkmate Apartments                  1,345,548.08         0.15%      26,383     1,223,376.98         No

247         AMCC     Creekside Center                      1,273,770.53         0.14%      86.07      1,154,619.64         No

248         AMCC     Tolt Towne Center                     1,257,845.64         0.14%      44.19      1,052,942.26         No


249         AMCC     South Fridley Apartments              1,256,148.95         0.14%      19,627             0.00         No

250          GCM     6668 Owens Drive                      1,245,345.71         0.14%      66.66      1,121,963.01         No

251          GCM     6320 - 6330 McLeod Drive              1,239,024.49         0.14%      79.10      1,129,578.61         No

252          GCM     Rite Aid - Hillside                   1,152,649.05         0.13%      71.69         43,283.61         No

253         AMCC     Howard Johnson Lake Havasu            1,148,369.52         0.13%      24,433             0.00         No

254         LBNA     Wickiup Mobile Home & RV Park         1,133,070.73         0.12%      10,208     1,020,431.36         No

255         AMCC     261 East 300 South                    1,128,824.58         0.12%      47.70        934,529.42         No


                                                          CROSS COLLATER-                      RELATED
                                                          ALIZED MORTGAGE                    MORTGAGE LOAN
          MORTGAGE                                           LOAN GROUP        RELATED      GROUP AGGREGATE
CONTROL     LOAN                                           AGGREGATE CUT-     (MORTGAGE      CUT-OFF DATE      OWNERSHIP
NUMBER     SELLER     LOAN / PROPERTY NAME                OFF DATE BALANCE    LOAN GROUP)      BALANCE         INTEREST
------     ------     --------------------                ----------------    -----------      -------         --------
193         SBRC     K-Mart Shopping Center - Salem           2,791,494          No           2,791,494       Fee Simple

194          GCM     1201 Sharp Street                        2,758,740          No           2,758,740     Part Fee Simple &
                                                                                                            Part Leasehold

195         AMCC     RPS Warehouse                            2,694,185          No           2,694,185       Fee Simple

196         AMCC     755 & 775 Fiero Lane                     2,688,987       Yes (A2)        4,656,717       Fee Simple

197          GCM     Redondo Tower Apartments                 2,592,863          No           2,592,863       Fee Simple

198         AMCC     Plaza II Office Building                 2,561,222          No           2,561,222       Fee Simple

199         LBNA     Fountain Place Apartments                2,525,986       Yes (L3)        4,022,513       Fee Simple

200         AMCC     Carriage House Apartment                 2,524,342       Yes (A6)        2,524,342       Fee Simple
                      - Sioux Falls

201         AMCC     Carriage House Apartment                 2,524,342       Yes (A6)        2,524,342       Fee Simple
                      - Brookings

202         AMCC     Carriage House Apartment                 2,524,342       Yes (A6)        2,524,342       Fee Simple
                      - Pierre

203          GCM     Pioneer Point Apartments                 2,458,055          No           2,458,055       Fee Simple

204         AMCC     CVS Harper Center                        2,448,406          No           2,448,406       Fee Simple

205         SBRC     K-Mart Shopping Center                   2,423,568          No           2,423,568       Fee Simple
                      - Salt Lake City

206          GCM     6396, 6392, 6372 McLeod Drive            2,415,404       Yes (G6)        5,057,104        Leasehold

207         SBRC     Broadway Plaza Building                  2,394,274          No           2,394,274       Fee Simple

208         SBRC     225 Long Avenue                          2,391,798          No           2,391,798       Fee Simple

209         LBNA     Almond Grand Gurnee                      2,386,336          No           2,386,336       Fee Simple

210          GCM     Summit/Breckenridge Apartments           2,381,344          No           2,381,344       Fee Simple

211          GCM     Peppertree Apartments                    2,363,874          No           2,363,874       Fee Simple

212          GCM     Hillmount Apartments                     2,349,601       Yes (G2)        6,135,837       Fee Simple

213         AMCC     1500 Renaissance Building                2,292,601          No           2,292,601       Fee Simple

214         AMCC     Etinuum Office Building                  2,273,697          No           2,273,697       Fee Simple

215         AMCC     DHR Office Building                      2,264,274          No           2,264,274       Fee Simple

216          GCM     Oakwood Manor Apartments                 2,230,130       Yes (G2)        6,135,837       Fee Simple

217          GCM     Woodbend Apartments                      2,181,165          No           2,181,165       Fee Simple

218         AMCC     Warminster Shopping Center               2,171,989          No           2,171,989       Fee Simple

219         AMCC     PBR II                                   2,077,768       Yes (A7)        2,077,768       Fee Simple

220         AMCC     PBR I                                    2,077,768       Yes (A7)        2,077,768       Fee Simple

221          GCM     U-Stor Chambers Self-Storage             2,071,653          No           2,071,653       Fee Simple

222          GCM     9925-9929 Jefferson Boulevard            1,995,327          No           1,995,327       Fee Simple

223         AMCC     810-812 Fiero Lane                       1,967,730       Yes (A2)        4,656,717       Fee Simple

224         AMCC     Lab Corp of America                      1,836,081          No           1,836,081       Fee Simple

225         LBNA     Birchbrook Office Park                   1,795,756          No           1,795,756       Fee Simple

226          GCM     Oro Valley Self Storage                  1,716,954       Yes (G4)        3,841,947       Fee Simple

227         AMCC     Hillcrest Retail/Office Shopping         1,696,219       Yes (A3)        2,736,323       Fee Simple
                     Center

228         AMCC     Cain Drive Warehouses                    1,674,172          No           1,674,172       Fee Simple

229         SBRC     Mini-City Self Storage                   1,664,339          No           1,664,339       Fee Simple

230         AMCC     Macy Building                            1,662,578          No           1,662,578       Fee Simple

231          GCM     Senate Place Apartments                  1,556,107       Yes (G2)        6,135,837       Fee Simple

232          GCM     Eastfield Townhouses                     1,556,107       Yes (G2)        6,135,837       Fee Simple

233         LBNA     Kendall Manor Apartments                 1,496,527       Yes (L3)        4,022,513       Fee Simple

234         AMCC     The Culver Building                      1,487,285          No           1,487,285       Fee Simple

235         AMCC     Harvard Physicians Building              1,477,144          No           1,477,144       Fee Simple

236         AMCC     Lyon Street Retail                       1,455,429          No           1,455,429       Fee Simple

237         AMCC     350 Newton Avenue Apartments             1,451,686          No           1,451,686       Fee Simple

238         AMCC     Solar Gardens                            1,446,057          No           1,446,057       Fee Simple

239         AMCC     Quality Suites Albuquerque               1,438,473       Yes (A4)        2,586,843       Fee Simple

240         AMCC     Springville Corners                      1,435,710          No           1,435,710       Fee Simple

241         AMCC     224-234 East Broad Street                1,425,428          No           1,425,428       Fee Simple

242          GCM     6380 McLeod Drive                        1,402,676       Yes (G6)        5,057,104        Leasehold

243         AMCC     Black Mountain Point Office              1,402,110          No           1,402,110       Fee Simple
                     Building

244         AMCC     Waste Management Building                1,393,577          No           1,393,577       Fee Simple

245         AMCC     Silver Lake Plaza                        1,391,114          No           1,391,114       Fee Simple

246         AMCC     Checkmate Apartments                     1,345,548       Yes (A8)        2,318,556       Fee Simple

247         AMCC     Creekside Center                         1,273,771       Yes (A1)        4,157,838       Fee Simple

248         AMCC     Tolt Towne Center                        1,257,846          No           1,257,846     Part Fee Simple &
                                                                                                            Part Leasehold

249         AMCC     South Fridley Apartments                 1,256,149       Yes (A5)        2,874,888       Fee Simple

250          GCM     6668 Owens Drive                         1,245,346          No           1,245,346       Fee Simple

251          GCM     6320 - 6330 McLeod Drive                1,239,024        Yes (G6)        5,057,104        Leasehold

252          GCM     Rite Aid - Hillside                     1,152,649           No           1,152,649       Fee Simple

253         AMCC     Howard Johnson Lake Havasu              1,148,370        Yes (A4)        2,586,843       Fee Simple

254         LBNA     Wickiup Mobile Home & RV Park           1,133,071           No           1,133,071       Fee Simple

255         AMCC     261 East 300 South                      1,128,825           No           1,128,825       Fee Simple


          MORTGAGE
CONTROL     LOAN                                                                APPRAISAL       CUT-OFF LTV     MATURITY DATE/
NUMBER     SELLER     LOAN / PROPERTY NAME                   APPRAISED VALUE      DATE             RATIO        ARD LTV RADIO
------     ------     --------------------                  ---------------       ----             -----        -------------
193         SBRC     K-Mart Shopping Center - Salem           3,700,000          10/20/99          75.45%           55.05%

194          GCM     1201 Sharp Street                        3,700,000          07/08/99          74.56%           67.69%

195         AMCC     RPS Warehouse                            4,050,000          05/01/00          66.52%           59.87%

196         AMCC     755 & 775 Fiero Lane                     3,900,000          01/14/00          68.95%           63.00%

197          GCM     Redondo Tower Apartments                 3,800,000          05/02/00          68.23%           61.15%

198         AMCC     Plaza II Office Building                 3,590,000          07/01/99          71.34%           59.70%

199         LBNA     Fountain Place Apartments                3,250,000          06/22/99          77.72%           69.82%

200         AMCC     Carriage House Apartment                 1,520,000          09/13/00          70.02%            0.00%
                      - Sioux Falls

201         AMCC     Carriage House Apartment                 1,135,000          09/13/00          70.02%            0.00%
                      - Brookings

202         AMCC     Carriage House Apartment                   950,000          09/12/00          70.02%            0.00%
                      - Pierre

203          GCM     Pioneer Point Apartments                 3,100,000          04/13/99          79.29%           72.29%

204         AMCC     CVS Harper Center                        3,400,000          09/01/00          72.01%           64.65%

205         SBRC     K-Mart Shopping Center                   3,300,000          05/01/00          73.44%            3.91%
                      - Salt Lake City

206          GCM     6396, 6392, 6372 McLeod Drive            3,400,000          01/01/00          71.04%           64.58%

207         SBRC     Broadway Plaza Building                  3,400,000          04/26/00          70.42%           63.80%

208         SBRC     225 Long Avenue                          3,615,000          12/28/99          66.16%           55.54%

209         LBNA     Almond Grand Gurnee                      3,125,000          06/18/00          76.36%           73.09%

210          GCM     Summit/Breckenridge Apartments           3,225,000          11/12/99          73.84%           62.21%

211          GCM     Peppertree Apartments                    3,500,000          04/01/00          67.54%           60.82%

212          GCM     Hillmount Apartments                     3,150,000          03/01/00          74.59%           67.24%

213         AMCC     1500 Renaissance Building                3,100,000          02/14/00          73.95%           67.36%

214         AMCC     Etinuum Office Building                  3,055,000          08/01/00          74.43%           67.75%

215         AMCC     DHR Office Building                      3,000,000          05/19/99          75.48%           63.40%

216          GCM     Oakwood Manor Apartments                 3,150,000          03/01/00          70.80%           63.82%

217          GCM     Woodbend Apartments                      2,830,000          06/01/00          77.07%           69.20%

218         AMCC     Warminster Shopping Center               3,050,000          06/01/99          71.21%           60.15%

219         AMCC     PBR II                                   2,000,000          06/20/00          54.68%           45.70%

220         AMCC     PBR I                                    1,800,000          08/19/00          54.68%           45.70%

221          GCM     U-Stor Chambers Self-Storage             2,800,000          06/19/00          73.99%           66.95%

222          GCM     9925-9929 Jefferson Boulevard            3,400,000          02/25/00          58.69%           53.25%

223         AMCC     810-812 Fiero Lane                       3,200,000          05/21/99          61.49%           47.88%

224         AMCC     Lab Corp of America                      2,600,000          11/03/99          70.62%           51.45%

225         LBNA     Birchbrook Office Park                   2,500,000          05/01/00          71.83%           65.13%

226          GCM     Oro Valley Self Storage                  2,650,000          04/21/00          64.79%           58.76%

227         AMCC     Hillcrest Retail/Office Shopping         2,800,000          05/15/00          60.58%           55.16%
                     Center

228         AMCC     Cain Drive Warehouses                    2,475,000          03/30/99          67.64%           57.46%

229         SBRC     Mini-City Self Storage                   2,600,000          04/25/00          64.01%           53.79%

230         AMCC     Macy Building                            7,575,000          10/10/00          21.95%           18.24%

231          GCM     Senate Place Apartments                  1,125,000          05/16/00          73.92%           66.75%

232          GCM     Eastfield Townhouses                       980,000          05/16/00          73.92%           66.75%

233         LBNA     Kendall Manor Apartments                 2,100,000          04/01/00          71.26%           64.70%

234         AMCC     The Culver Building                      2,340,000          06/04/99          63.56%           57.61%

235         AMCC     Harvard Physicians Building              2,200,000          06/07/99          67.14%           56.54%

236         AMCC     Lyon Street Retail                       2,500,000          05/11/00          58.22%            0.00%

237         AMCC     350 Newton Avenue Apartments             2,720,000          06/07/00          53.37%           43.77%

238         AMCC     Solar Gardens                            1,960,000          07/15/99          73.78%           61.57%

239         AMCC     Quality Suites Albuquerque               2,415,000          06/14/00          59.56%            0.00%

240         AMCC     Springville Corners                      1,910,000          03/16/00          75.17%           68.20%

241         AMCC     224-234 East Broad Street                2,150,000          03/20/00          66.30%           44.73%

242          GCM     6380 McLeod Drive                        1,900,000          07/14/00          73.83%           66.65%

243         AMCC     Black Mountain Point Office              2,590,000          09/08/00          54.14%           46.03%
                     Building

244         AMCC     Waste Management Building                2,050,000          07/06/00          67.98%           48.95%

245         AMCC     Silver Lake Plaza                        1,950,000          11/01/99          71.34%           64.75%

246         AMCC     Checkmate Apartments                     1,890,000          07/16/99          71.19%           64.73%

247         AMCC     Creekside Center                         1,718,000          07/09/00          74.14%           67.21%

248         AMCC     Tolt Towne Center                        2,040,000          05/30/00          61.66%           51.61%

249         AMCC     South Fridley Apartments                 2,245,000          08/28/00          55.95%            0.00%

250          GCM     6668 Owens Drive                         3,240,000          03/13/00          38.44%           34.63%

251          GCM     6320 - 6330 McLeod Drive                 1,750,000          05/01/00          70.80%           64.55%

252          GCM     Rite Aid - Hillside                      1,800,000          01/06/99          64.04%            2.40%

253         AMCC     Howard Johnson Lake Havasu               1,870,000          06/29/00          61.41%            0.00%

254         LBNA     Wickiup Mobile Home & RV Park            1,450,000          06/01/00          78.14%           70.37%

255         AMCC     261 East 300 South                       1,735,000          04/14/99          65.06%           53.86%

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION


                                                                             % OF TOTAL
          MORTGAGE                                                             CUT-OFF
CONTROL     LOAN                                           CUT-OFF DATE         DATE
NUMBER     SELLER     LOAN / PROPERTY NAME                   BALANCE           BALANCE
------     ------     --------------------                   -------           -------
256         AMCC     Hyde Park Apartments                    1,123,751.04       0.12%

257         AMCC     Hawthorne Business Park                 1,119,278.48       0.12%

258          GCM     Nogales Self Storage                    1,077,461.10       0.12%

259          GCM     Glendale West Self Storage              1,047,531.65       0.11%

260         AMCC     Lovell Building                         1,040,104.09       0.11%

261         AMCC     Nationwide Insurance Office             1,036,270.65       0.11%
                     Building

262         AMCC     Attache Building                        1,029,447.80       0.11%

263          GCM     Airport Business Center                   988,053.79       0.11%

264         AMCC     Bluebonnet Apartments                     975,505.19       0.11%

265         AMCC     8th Street Apartments                     973,007.92       0.11%

266         LBNA     E. M. Jorgensen Building                  902,238.79       0.10%

267         AMCC     Ralph's Grocery & Deli                    880,257.05       0.10%

268         AMCC     Market Square                             831,794.32       0.09%

269         AMCC     Blockbuster Video-Salt Lake City          823,855.65       0.09%

270         AMCC     Prudential Wise-McIntire Office           761,499.87       0.08%
                     Building

271         AMCC     Licton Springs Court Apartments           725,049.40       0.08%

272         AMCC     Surgicenter of South Bay                  673,400.49       0.07%

273         AMCC     West Fargo Living Center                  665,632.63       0.07%

274         AMCC     Edgewood Apartments                       652,904.01       0.07%

275         AMCC     Washington/Shepherd Retail Center         641,873.72       0.07%

276         AMCC     Candlewood Apartments                     602,311.53       0.07%

277         AMCC     Bishop Lifting Products                   574,975.87       0.06%

278         AMCC     188 State Street                          508,483.10       0.06%

279         AMCC     Woodstone Properties                      499,921.46       0.05%

280         AMCC     East Gate Manor Apartments                494,988.34       0.05%


                                                                                ALLOCATED   ALLOCATED                       CROSS
                                                                               % OF TOTAL   CUT-OFF                       COLLATER-
          MORTGAGE                                                               CUT-OFF     DATE                          ALIZED
CONTROL     LOAN                                            ALLOCATED CUT-OFF     DATE      BALANCE    LOAN BALANCE AT   (MORTGAGE
NUMBER     SELLER     LOAN / PROPERTY NAME                    DATE BALANCE       BALANCE    PER UNIT    MATURITY/ARD    (LOAN GROUP)
------     ------     --------------------                    ------------       -------    --------    ------------    ------------
256         AMCC     Hyde Park Apartments                   1,123,751.04          0.12%      16,526             0.00         No

257         AMCC     Hawthorne Business Park                1,119,278.48          0.12%      26.70      1,005,961.71         No

258          GCM     Nogales Self Storage                   1,077,461.10          0.12%      22.27        977,190.19         No

259          GCM     Glendale West Self Storage             1,047,531.65          0.11%      18.61        950,047.13         No

260         AMCC     Lovell Building                        1,040,104.09          0.11%      51.02        939,328.74         No

261         AMCC     Nationwide Insurance Office            1,036,270.65          0.11%      88.61        756,091.01         No
                     Building

262         AMCC     Attache Building                       1,029,447.80          0.11%      99.95        858,360.20         No

263          GCM     Airport Business Center                  988,053.79          0.11%      40.17        841,317.63         No

264         AMCC     Bluebonnet Apartments                    975,505.19          0.11%      12,194       825,729.94         No

265         AMCC     8th Street Apartments                    973,007.92          0.11%      27,028       884,661.16         No

266         LBNA     E. M. Jorgensen Building                 902,238.79          0.10%      29.07        821,482.71         No

267         AMCC     Ralph's Grocery & Deli                   880,257.05          0.10%      80.05        688,075.01         No

268         AMCC     Market Square                            831,794.32          0.09%      66.37        699,023.22         No

269         AMCC     Blockbuster Video-Salt Lake City         823,855.65          0.09%       103         690,407.74         No

270         AMCC     Prudential Wise-McIntire Office          761,499.87          0.08%      87.79        635,789.65         No
                     Building

271         AMCC     Licton Springs Court Apartments          725,049.40          0.08%      45,316       608,496.61         No

272         AMCC     Surgicenter of South Bay                 673,400.49          0.07%      72.18        493,894.85         No

273         AMCC     West Fargo Living Center                 665,632.63          0.07%      27,735       482,602.19         No

274         AMCC     Edgewood Apartments                      652,904.01          0.07%      27,204             0.00         No

275         AMCC     Washington/Shepherd Retail Center        641,873.72          0.07%      33.66              0.00         No

276         AMCC     Candlewood Apartments                    602,311.53          0.07%      15,058       525,385.10         No

277         AMCC     Bishop Lifting Products                  574,975.87          0.06%      12.64              0.00         No

278         AMCC     188 State Street                         508,483.10          0.06%      36.26        368,725.08         No

279         AMCC     Woodstone Properties                     499,921.46          0.05%      12,498             0.00         No

280         AMCC     East Gate Manor Apartments               494,988.34          0.05%      21,521       416,838.44         No


                                                         CROSS COLLATER-                         RELATED
                                                         ALIZED MORTGAGE                       MORTGAGE LOAN
          MORTGAGE                                         LOAN GROUP           RELATED       GROUP AGGREGATE
CONTROL     LOAN                                         AGGREGATE CUT-        (MORTGAGE       CUT-OFF DATE      OWNERSHIP
NUMBER     SELLER     LOAN / PROPERTY NAME              OFF DATE BALANCE      LOAN GROUP)        BALANCE         INTEREST
------     ------     --------------------              ----------------      -----------        -------         --------
256         AMCC     Hyde Park Apartments                   1,123,751           Yes (A5)          2,874,888     Fee Simple

257         AMCC     Hawthorne Business Park                1,119,278              No             1,119,278     Fee Simple

258          GCM     Nogales Self Storage                   1,077,461           Yes (G4)          3,841,947     Fee Simple

259          GCM     Glendale West Self Storage             1,047,532           Yes (G4)          3,841,947     Fee Simple

260         AMCC     Lovell Building                        1,040,104           Yes (A3)          2,736,323     Fee Simple

261         AMCC     Nationwide Insurance Office            1,036,271              No             1,036,271     Fee Simple
                     Building

262         AMCC     Attache Building                       1,029,448              No             1,029,448     Fee Simple

263          GCM     Airport Business Center                  988,054              No               988,054     Fee Simple

264         AMCC     Bluebonnet Apartments                    975,505              No               975,505     Fee Simple

265         AMCC     8th Street Apartments                    973,008           Yes (A8)          2,318,556     Fee Simple

266         LBNA     E. M. Jorgensen Building                 902,239              No               902,239     Fee Simple

267         AMCC     Ralph's Grocery & Deli                   880,257              No               880,257     Fee Simple

268         AMCC     Market Square                            831,794              No               831,794     Fee Simple

269         AMCC     Blockbuster Video-Salt Lake City         823,856              No               823,856     Fee Simple

270         AMCC     Prudential Wise-McIntire Office          761,500              No               761,500     Fee Simple
                     Building

271         AMCC     Licton Springs Court Apartments          725,049              No               725,049     Fee Simple

272         AMCC     Surgicenter of South Bay                 673,400              No               673,400     Fee Simple

273         AMCC     West Fargo Living Center                 665,633              No               665,633     Fee Simple

274         AMCC     Edgewood Apartments                      652,904              No               652,904     Fee Simple

275         AMCC     Washington/Shepherd Retail Center        641,874              No               641,874     Fee Simple

276         AMCC     Candlewood Apartments                    602,312              No               602,312     Fee Simple

277         AMCC     Bishop Lifting Products                  574,976              No               574,976     Fee Simple

278         AMCC     188 State Street                         508,483              No               508,483     Fee Simple

279         AMCC     Woodstone Properties                     499,921              No               499,921     Fee Simple

280         AMCC     East Gate Manor Apartments               494,988           Yes (A5)          2,874,888     Fee Simple


          MORTGAGE
CONTROL     LOAN                                                                    APPRAISAL       CUT-OFF LTV     MATURITY DATE/
NUMBER     SELLER     LOAN / PROPERTY NAME                      APPRAISED VALUE      DATE              RATIO        ARD LTV RADIO
------     ------     --------------------                      ---------------      ----              -----        -------------
256         AMCC     Hyde Park Apartments                         2,800,000         08/28/00          40.13%            0.00%

257         AMCC     Hawthorne Business Park                      1,600,000         09/05/00          69.95%           62.87%

258          GCM     Nogales Self Storage                         1,900,000         04/26/00          56.71%           51.43%

259          GCM     Glendale West Self Storage                   1,650,000         04/24/00          63.49%           57.58%

260         AMCC     Lovell Building                              1,800,000         06/03/99          57.78%           52.18%

261         AMCC     Nationwide Insurance Office                  1,940,000         03/16/00          53.42%           38.97%
                     Building

262         AMCC     Attache Building                             1,900,000         01/28/00          54.18%           45.18%

263          GCM     Airport Business Center                      1,550,000         05/06/99          63.75%           54.28%

264         AMCC     Bluebonnet Apartments                        1,470,000         09/22/99          66.36%           56.17%

265         AMCC     8th Street Apartments                        1,310,000         07/16/99          74.28%           67.53%

266         LBNA     E. M. Jorgensen Building                     1,200,000         04/27/00          75.19%           68.46%

267         AMCC     Ralph's Grocery & Deli                       1,300,000         09/12/00          67.71%           52.93%

268         AMCC     Market Square                                1,315,000         12/02/98          63.25%           53.16%

269         AMCC     Blockbuster Video-Salt Lake City             1,225,000         08/17/00          67.25%           56.36%

270         AMCC     Prudential Wise-McIntire Office              1,250,000         01/28/00          60.92%           50.86%
                     Building

271         AMCC     Licton Springs Court Apartments              1,230,000         05/31/00          58.95%           49.47%

272         AMCC     Surgicenter of South Bay                     2,000,000         09/26/00          33.67%           24.69%

273         AMCC     West Fargo Living Center                     1,050,000         09/07/00          63.39%           45.96%

274         AMCC     Edgewood Apartments                            890,000         03/12/99          73.36%            0.00%

275         AMCC     Washington/Shepherd Retail Center            1,500,000         02/04/00          42.79%            0.00%

276         AMCC     Candlewood Apartments                        1,400,000         09/12/00          43.02%           37.53%

277         AMCC     Bishop Lifting Products                      1,050,000         02/02/00          54.76%            0.00%

278         AMCC     188 State Street                               800,000         05/16/00          63.56%           46.09%

279         AMCC     Woodstone Properties                         1,315,000         06/02/00          38.02%            0.00%

280         AMCC     East Gate Manor Apartments                     745,000         09/12/99          66.44%           55.95%

                       GENERAL MORTGAGE LOAN INFORMATION

  CONTROL       MORTGAGE                                                                     MORTGAGE     ADMINISTRATIVE
   NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                        ORIGINAL BALANCE        RATE          FEE RATE
---------------------------------------------------------------------------------------------------------------------------
    101           SBRC       One Financial Place                          120,000,000        7.8900%          0.0624%
    102           LBNA       Medical Mutual of Ohio                        35,400,000        8.3800%          0.0624%
    103           LBNA       Jorie Plaza                                   22,800,000        8.3300%          0.0624%
    104            GCM       Westland Meadows                              22,730,000        7.8300%          0.1124%
    105            GCM       Stonegate One                                 21,000,000        8.0250%          0.0624%
    106           SBRC       149 New Montgomery Street                     18,900,000        8.8800%          0.0624%
    107           LBNA       101 West Grand                                10,000,000        7.5900%          0.0624%
    108           LBNA       57 W. Grand                                    6,000,000        7.5500%          0.0624%
    109           LBNA       40 West Hubbard                                2,500,000        7.3800%          0.0624%
    110           LBNA       South Loop Market Place                       18,250,000        7.2800%          0.0624%
    111            GCM       Granite State Marketplace                     18,540,000        7.7350%          0.0624%
    112            GCM       Pacific Plaza                                 16,460,000        8.4000%          0.0924%
    113           SBRC       Seatac Village Shopping Center                16,250,000        7.5600%          0.0974%
    114           LBNA       Seattle-Mead Industrial Facilities            16,000,000        8.1200%          0.0624%
    115           LBNA       Hamilton Court Apartments                     16,000,000        7.6400%          0.0624%
    116            GCM       Webster Building                              16,000,000        8.3800%          0.0624%
    117           SBRC       Amerix Building                               14,500,000        8.6600%          0.0624%
    118           SBRC       85 Devonshire Street/258-262 Washington
                             Street                                        13,650,000        8.8200%          0.0924%
    119           SBRC       Centro De Distribucion del Norte              11,500,000        8.5400%          0.0624%
    120            GCM       801 Boylston Street                           11,050,000        8.1200%          0.0624%
    121           LBNA       29200 Northwestern Highway                    10,275,000        8.3150%          0.0624%
---------------------------------------------------------------------------------------------------------------------------
    122            GCM       Simchik Four Property Portfolio             9,985,567.88(b)     8.4500%          0.1224%
    122a                     100 Market Street
    122b                     9 Executive Park Drive
    122c                     1255 South Willow Street
    122d                     135 Daniel Webster Highway
---------------------------------------------------------------------------------------------------------------------------
    123            GCM       Four Points Hotel by Sheraton                 9,600,000         9.1400%          0.0624%
    124           LBNA       GE/Montgomery Wards                           6,000,000         7.6600%          0.0624%
                             - Col. Springs
    125           LBNA       GE/Montgomery Wards                           3,200,000         7.6600%          0.0624%
                             - Pasadena Tx
    126           SBRC       US Storage Centers                            8,500,000         8.2900%          0.0624%
    127           LBNA       Traders Tower-Self Park                       8,600,000         9.0000%          0.0624%
    128           LBNA       Mabek CO L.P.                                11,250,000         8.8000%          0.0624%
    129            GCM       Burlington Self Storage                       8,000,000         8.5500%          0.0924%
    130            GCM       Boynton Plaza                                 7,700,000         8.0300%          0.0924%
    131           SBRC       601-609 Mission Street                        7,400,000         8.2200%          0.0624%
    132            GCM       Garden Ridge                                  7,100,000         8.4300%          0.0924%
    133            GCM       300 West Pratt Street                         7,050,000         8.0800%          0.0924%
    134            GCM       The GTE Building                              6,900,000         8.2000%          0.0924%
    135            GCM       Hamlin Court                                  6,830,000         8.6300%          0.0924%
    136           AMCC       Telex Building                                6,800,000         8.7500%          0.0624%
    137           AMCC       Charnelton Place Office Building              6,750,000         8.3000%          0.0624%
    138            GCM       Michael's Plaza                               6,275,000         8.1100%          0.0624%
---------------------------------------------------------------------------------------------------------------------------
    139            GCM       Mountain Vista Apartments                     6,000,000         8.6000%          0.0624%
                              & Cibola Village
    139a                     Mountain Vista Apartments
    139b                     Cibola Village
---------------------------------------------------------------------------------------------------------------------------
    140           LBNA       Horizon Health Center                         5,850,000         8.5650%          0.0624%
    141            GCM       300 West Hubbard Street Building              3,550,000         8.3900%          0.0624%
    142            GCM       445 North Wells Street Building               2,213,500         8.3900%          0.0624%
    143            GCM       Miracle Mile Business Center                  5,700,000         8.2800%          0.0624%
    144            GCM       Folsom Self-Storage                           5,600,000         8.4700%          0.0624%

                                                                                                          INTEREST
  CONTROL       MORTGAGE                                                NET MORTGAGE        RATE          ACCRUAL
   NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                              RATE           TYPE          METHOD      LOAN TYPE
------------------------------------------------------------------------------------------------------------------------------------
    101           SBRC       One Financial Place                           7.8276%         Fixed        Actual/360       ARD
    102           LBNA       Medical Mutual of Ohio                        8.3176%         Fixed        Actual/360     Balloon
    103           LBNA       Jorie Plaza                                   8.2676%         Fixed        Actual/360     Balloon
    104            GCM       Westland Meadows                              7.7176%         Fixed        Actual/360     Balloon
    105            GCM       Stonegate One                                 7.9626%         Fixed        Actual/360     Balloon
    106           SBRC       149 New Montgomery Street                     8.8176%         Fixed        Actual/360     Balloon
    107           LBNA       101 West Grand                                7.5276%         Fixed        Actual/360     Balloon
    108           LBNA       57 W. Grand                                   7.4876%         Fixed        Actual/360     Balloon
    109           LBNA       40 West Hubbard                               7.3176%         Fixed        Actual/360     Balloon
    110           LBNA       South Loop Market Place                       7.2176%         Fixed        Actual/360     Balloon
    111            GCM       Granite State Marketplace                     7.6726%         Fixed        Actual/360     Balloon
    112            GCM       Pacific Plaza                                 8.3076%         Fixed        Actual/360     Balloon
    113           SBRC       Seatac Village Shopping Center                7.4626%         Fixed        Actual/360       ARD
    114           LBNA       Seattle-Mead Industrial Facilities            8.0576%         Fixed        Actual/360     Balloon
    115           LBNA       Hamilton Court Apartments                     7.5776%         Fixed        Actual/360     Balloon
    116            GCM       Webster Building                              8.3176%         Fixed        Actual/360     Balloon
    117           SBRC       Amerix Building                               8.5976%         Fixed        Actual/360     Balloon
    118           SBRC       85 Devonshire Street/258-262 Washington
                             Street                                        8.7276%         Fixed        Actual/360     Balloon
    119           SBRC       Centro De Distribucion del Norte              8.4776%         Fixed        Actual/360     Balloon
    120            GCM       801 Boylston Street                           8.0576%         Fixed        Actual/360     Balloon
    121           LBNA       29200 Northwestern Highway                    8.2526%         Fixed        Actual/360     Balloon
------------------------------------------------------------------------------------------------------------------------------------
    122            GCM       Simchik Four Property Portfolio               8.3276%         Fixed        Actual/360     Balloon
    122a                     100 Market Street
    122b                     9 Executive Park Drive
    122c                     1255 South Willow Street
    122d                     135 Daniel Webster Highway
------------------------------------------------------------------------------------------------------------------------------------
    123            GCM       Four Points Hotel by Sheraton                 9.0776%         Fixed        Actual/360     Balloon
    124           LBNA       GE/Montgomery Wards                           7.5976%         Fixed        Actual/360    Full Amort
                             - Col. Springs
    125           LBNA       GE/Montgomery Wards                           7.5976%         Fixed        Actual/360    Full Amort
                             - Pasadena Tx
    126           SBRC       US Storage Centers                            8.2276%         Fixed        Actual/360     Balloon
    127           LBNA       Traders Tower-Self Park                       8.9376%         Fixed          30/360       Balloon
    128           LBNA       Mabek CO L.P.                                 8.7376%         Fixed        Actual/360    Full Amort
    129            GCM       Burlington Self Storage                       8.4576%         Fixed        Actual/360     Balloon
    130            GCM       Boynton Plaza                                 7.9376%         Fixed        Actual/360     Balloon
    131           SBRC       601-609 Mission Street                        8.1576%         Fixed        Actual/360     Balloon
    132            GCM       Garden Ridge                                  8.3376%         Fixed        Actual/360     Balloon
    133            GCM       300 West Pratt Street                         7.9876%         Fixed        Actual/360     Balloon
    134            GCM       The GTE Building                              8.1076%         Fixed        Actual/360     Balloon
    135            GCM       Hamlin Court                                  8.5376%         Fixed        Actual/360     Balloon
    136           AMCC       Telex Building                                8.6876%         Fixed        Actual/360     Balloon
    137           AMCC       Charnelton Place Office Building              8.2376%         Fixed        Actual/360     Balloon
    138            GCM       Michael's Plaza                               8.0476%         Fixed        Actual/360     Balloon
------------------------------------------------------------------------------------------------------------------------------------
    139            GCM       Mountain Vista Apartments                     8.5376%         Fixed        Actual/360     Balloon
                              & Cibola Village
    139a                     Mountain Vista Apartments
    139b                     Cibola Village
------------------------------------------------------------------------------------------------------------------------------------
    140           LBNA       Horizon Health Center                         8.5026%         Fixed        Actual/360     Balloon
    141            GCM       300 West Hubbard Street Building              8.3276%         Fixed        Actual/360     Balloon
    142            GCM       445 North Wells Street Building               8.3276%         Fixed        Actual/360     Balloon
    143            GCM       Miracle Mile Business Center                  8.2176%         Fixed        Actual/360     Balloon
    144            GCM       Folsom Self-Storage                           8.4076%         Fixed        Actual/360     Balloon

                                                                                        FIRST                    ANTICIPATED
  CONTROL       MORTGAGE                                                               PAYMENT          GRACE      REPAYMENT
   NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                          NOTE DATE       DATE          PERIOD        DATE
---------------------------------------------------------------------------------------------------------------------------------
    101           SBRC       One Financial Place                         05/02/00      07/01/00           2        06/01/10
    102           LBNA       Medical Mutual of Ohio                      09/29/00      11/01/00           5           NAP
    103           LBNA       Jorie Plaza                                 11/22/00      01/01/01           5           NAP
    104            GCM       Westland Meadows                            10/12/00      12/01/00           5           NAP
    105            GCM       Stonegate One                               10/11/00      12/01/00           5           NAP
    106           SBRC       149 New Montgomery Street                   01/14/00      03/01/00           5           NAP
    107           LBNA       101 West Grand                              11/15/00      01/01/01           5           NAP
    108           LBNA       57 W. Grand                                 11/15/00      01/01/01           5           NAP
    109           LBNA       40 West Hubbard                             11/15/00      01/01/01           5           NAP
    110           LBNA       South Loop Market Place                     10/19/00      12/01/00           5           NAP
    111            GCM       Granite State Marketplace                   08/19/98      10/01/98          10           NAP
    112            GCM       Pacific Plaza                               07/21/00      09/01/00           5           NAP
    113           SBRC       Seatac Village Shopping Center              08/24/99      10/01/99           5        09/01/09
    114           LBNA       Seattle-Mead Industrial Facilities          11/13/00      01/01/01           5           NAP
    115           LBNA       Hamilton Court Apartments                   10/31/00      12/01/00           5           NAP
    116            GCM       Webster Building                            03/24/00      05/01/00           5           NAP
    117           SBRC       Amerix Building                             03/02/00      05/01/00           5           NAP
    118           SBRC       85 Devonshire Street/258-262 Washington
                             Street                                      03/10/00      05/01/00           5           NAP
    119           SBRC       Centro De Distribucion del Norte            06/15/99      08/01/99          10           NAP
    120            GCM       801 Boylston Street                         08/24/00      10/01/00           5           NAP
    121           LBNA       29200 Northwestern Highway                  10/24/00      12/01/00           5           NAP
---------------------------------------------------------------------------------------------------------------------------------
    122            GCM       Simchik Four Property Portfolio             06/29/00      11/01/00          10           NAP
    122a                     100 Market Street
    122b                     9 Executive Park Drive
    122c                     1255 South Willow Street
    122d                     135 Daniel Webster Highway
---------------------------------------------------------------------------------------------------------------------------------
    123            GCM       Four Points Hotel by Sheraton               04/05/00      06/01/00           5           NAP
    124           LBNA       GE/Montgomery Wards                         10/13/00      12/01/00           5           NAP
                             - Col. Springs
    125           LBNA       GE/Montgomery Wards                         10/13/00      12/01/00           5           NAP
                             - Pasadena Tx
    126           SBRC       US Storage Centers                          06/29/99      08/01/99          10           NAP
    127           LBNA       Traders Tower - Self Park                   03/14/97      05/01/97          10           NAP
    128           LBNA       Mabek CO L.P.                               04/21/94      06/01/94           5           NAP
    129            GCM       Burlington Self Storage                     07/31/00      09/01/00           5           NAP
    130            GCM       Boynton Plaza                               06/30/00      08/01/00           5           NAP
    131           SBRC       601-609 Mission Street                      04/28/00      06/01/00           5           NAP
    132            GCM       Garden Ridge                                10/03/00      12/01/00           5           NAP
    133            GCM       300 West Pratt Street                       03/30/00      05/01/00           5           NAP
    134            GCM       The GTE Building                            05/09/00      07/01/00           5           NAP
    135            GCM       Hamlin Court                                05/15/00      07/01/00           5           NAP
    136           AMCC       Telex Building                              05/09/00      07/01/00           5           NAP
    137           AMCC       Charnelton Place Office Building            12/23/99      02/01/00          10           NAP
    138            GCM       Michael's Plaza                             03/22/00      05/01/00           5           NAP
---------------------------------------------------------------------------------------------------------------------------------
    139            GCM       Mountain Vista Apartments                   05/18/00      07/01/00           5           NAP
                              & Cibola Village
    139a                     Mountain Vista Apartments
    139b                     Cibola Village
---------------------------------------------------------------------------------------------------------------------------------
    140           LBNA       Horizon Health Center                       06/29/00      08/01/00           5           NAP
    141            GCM       300 West Hubbard Street Building            04/30/00      05/01/00           5           NAP
    142            GCM       445 North Wells Street Building             04/30/00      07/01/00           5           NAP
    143            GCM       Miracle Mile Business Center                04/26/00      06/01/00           5           NAP
    144            GCM       Folsom Self-Storage                         08/02/00      10/01/00           5           NAP

                                                                                                           ORIGINAL      STATED
                                                                                                           TERM TO      ORIGINAL
                                                                           SCHEDULED       MONTHLY DEBT   MATURITY/   AMORTIZATION
  CONTROL       MORTGAGE                                                   MATURITY          SERVICE         ARD          TERM
   NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                              DATE            PAYMENT       (MONTHS)     (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
    101           SBRC       One Financial Place                           06/01/30        871,332.98         120          360
    102           LBNA       Medical Mutual of Ohio                        10/01/10        269,190.52         120          360
    103           LBNA       Jorie Plaza                                   12/01/10        172,572.76         120          360
    104            GCM       Westland Meadows                              11/01/10        164,098.87         120          360
    105            GCM       Stonegate One                                 11/01/10        154,456.71         120          360
    106           SBRC       149 New Montgomery Street                     02/01/10        150,444.64         120          360
    107           LBNA       101 West Grand                                12/01/10         70,538.76         120          360
    108           LBNA       57 W. Grand                                   12/01/10         42,158.49         120          360
    109           LBNA       40 West Hubbard                               12/01/10         17,275.40         120          360
    110           LBNA       South Loop Market Place                       11/01/10        124,868.74         120          360
    111            GCM       Granite State Marketplace                     09/01/08        132,630.71         120          360
    112            GCM       Pacific Plaza                                 08/01/10        125,398.48         120          360
    113           SBRC       Seatac Village Shopping Center                09/01/29        114,290.74         120          360
    114           LBNA       Seattle-Mead Industrial Facilities            12/01/10        118,743.55         120          360
    115           LBNA       Hamilton Court Apartments                     11/01/10        113,412.14         120          360
    116            GCM       Webster Building                              04/01/10        121,668.03         120          360
    117           SBRC       Amerix Building                               04/01/10        118,325.48         120          300
    118           SBRC       85 Devonshire Street/258-262 Washington
                             Street                                        04/01/05        108,067.76(a)       60          360
    119           SBRC       Centro De Distribucion del Norte              07/01/09        100,091.00         120          240
    120            GCM       801 Boylston Street                           09/01/10         88,832.26         120     273.3404
    121           LBNA       29200 Northwestern Highway                    11/01/10         77,662.67         120          360
-----------------------------------------------------------------------------------------------------------------------------------
    122            GCM       Simchik Four Property Portfolio               07/01/10         76,568.40         117          357
    122a                     100 Market Street
    122b                     9 Executive Park Drive
    122c                     1255 South Willow Street
    122d                     135 Daniel Webster Highway
-----------------------------------------------------------------------------------------------------------------------------------
    123            GCM       Four Points Hotel by Sheraton                 05/01/10         81,485.19         120          300
    124           LBNA       GE/Montgomery Wards                           11/01/10         71,723.10         120          120
                             - Col. Springs
    125           LBNA       GE/Montgomery Wards                           11/01/10         38,252.32         120          120
                             - Pasadena Tx
    126           SBRC       US Storage Centers                            07/01/09         67,245.62         120          300
    127           LBNA       Traders Tower-Self Park                       03/31/07         72,170.89(c)      120          300
    128           LBNA       Mabek CO L.P.                                 05/01/09        112,770.40         180          180
    129            GCM       Burlington Self Storage                       08/01/10         61,796.79         120          360
    130            GCM       Boynton Plaza                                 07/01/10         56,660.99         120          360
    131           SBRC       601-609 Mission Street                        05/01/10         55,437.74         120          360
    132            GCM       Garden Ridge                                  11/01/10         54,241.02         120          360
    133            GCM       300 West Pratt Street                         04/01/10         52,124.12         120          360
    134            GCM       The GTE Building                              06/01/10         51,595.06         120          360
    135            GCM       Hamlin Court                                  06/01/10         53,147.34         120          360
    136           AMCC       Telex Building                                06/01/10         53,495.63         120          360
    137           AMCC       Charnelton Place Office Building              01/01/10         50,947.96         120          360
    138            GCM       Michael's Plaza                               04/01/10         46,525.82         120          360
-----------------------------------------------------------------------------------------------------------------------------------
    139            GCM       Mountain Vista Apartments                     06/01/10         46,560.70         120          360
                              & Cibola Village
    139a                     Mountain Vista Apartments
    139b                     Cibola Village
-----------------------------------------------------------------------------------------------------------------------------------
    140           LBNA       Horizon Health Center                         07/01/10         45,251.20         120          360
    141            GCM       300 West Hubbard Street Building              04/01/10         27,020.16         120          360
    142            GCM       445 North Wells Street Building               06/01/10         16,847.64         120          360
    143            GCM       Miracle Mile Business Center                  05/01/10         42,942.47         120          360
    144            GCM       Folsom Self-Storage                           09/01/10         42,940.15         120          360

                                                                                     REMAINING         STATED
                                                                                      TERM TO         REMAINING
                                                                                     MATURITY/      AMORTIZATION         CUT-OFF
  CONTROL       MORTGAGE                                                SEASONING       ARD             TERM               DATE
   NUMBER     LOAN SELLER    LOAN/PROPERTY NAME                          (MONTHS)    (MONTHS)         (MONTHS)           BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
    101           SBRC       One Financial Place                             6         114               354         119,577,992.90
    102           LBNA       Medical Mutual of Ohio                          2         118               358          35,364,183.34
    103           LBNA       Jorie Plaza                                     0         120               360          22,800,000.00
    104            GCM       Westland Meadows                                1         119               359          22,714,214.38
    105            GCM       Stonegate One                                   1         119               359          20,985,980.79
    106           SBRC       149 New Montgomery Street                      10         110               350          18,809,602.27
    107           LBNA       101 West Grand                                  0         120               360          10,000,000.00
    108           LBNA       57 W. Grand                                     0         120               360           6,000,000.00
    109           LBNA       40 West Hubbard                                 0         120               360           2,500,000.00
    110           LBNA       South Loop Market Place                         1         119               359          18,235,847.93
    111            GCM       Granite State Marketplace                      27          93               333          18,205,496.80
    112            GCM       Pacific Plaza                                   4         116               356          16,426,642.13
    113           SBRC       Seatac Village Shopping Center                 15         105               345          16,087,967.31
    114           LBNA       Seattle-Mead Industrial Facilities              0         120               360          16,000,000.00
    115           LBNA       Hamilton Court Apartments                       1         119               359          15,988,454.53
    116            GCM       Webster Building                                8         112               352          15,933,790.77
    117           SBRC       Amerix Building                                 8         112               292          14,401,990.84
    118           SBRC       85 Devonshire Street/258-262 Washington
                             Street                                          8          52               360          13,650,000.00
    119           SBRC       Centro De Distribucion del Norte               17         103               223          11,197,297.78
    120            GCM       801 Boylston Street                             3         117          270.3404          11,010,038.21
    121           LBNA       29200 Northwestern Highway                      1         119               359          10,268,534.52
-----------------------------------------------------------------------------------------------------------------------------------
    122            GCM       Simchik Four Property Portfolio                 2         115               355           9,975,377.47
    122a                     100 Market Street
    122b                     9 Executive Park Drive
    122c                     1255 South Willow Street
    122d                     135 Daniel Webster Highway
-----------------------------------------------------------------------------------------------------------------------------------
    123            GCM       Four Points Hotel by Sheraton                   7         113               293           9,550,083.19
    124           LBNA       GE/Montgomery Wards                             1         119               119           5,966,576.90
                             - Col. Springs
    125           LBNA       GE/Montgomery Wards                             1         119               119           3,182,174.35
                             - Pasadena Tx
    126           SBRC       US Storage Centers                             17         103               283           8,365,375.11
    127           LBNA       Traders Tower-Self Park                        44          76               270           8,343,002.93
    128           LBNA       Mabek CO L.P.                                  79         101               101           8,145,363.67
    129            GCM       Burlington Self Storage                         4         116               356           7,984,459.40
    130            GCM       Boynton Plaza                                   5         115               355           7,679,220.02
    131           SBRC       601-609 Mission Street                          7         113               353           7,372,988.89
    132            GCM       Garden Ridge                                    1         119               359           7,095,636.48
    133            GCM       300 West Pratt Street                           8         112               352           7,018,345.03
    134            GCM       The GTE Building                                6         114               354           6,877,665.29
    135            GCM       Hamlin Court                                    6         114               354           6,810,392.89
    136           AMCC       Telex Building                                  6         114               354           6,781,144.09
    137           AMCC       Charnelton Place Office Building               11         109               349           6,709,489.20
    138            GCM       Michael's Plaza                                 8         112               352           6,247,050.40
-----------------------------------------------------------------------------------------------------------------------------------
    139            GCM       Mountain Vista Apartments                       6         114               354           5,982,627.15
                              & Cibola Village
    139a                     Mountain Vista Apartments
    139b                     Cibola Village
-----------------------------------------------------------------------------------------------------------------------------------
    140           LBNA       Horizon Health Center                           5         115               355           5,836,517.68
    141            GCM       300 West Hubbard Street Building                8         112               352           3,535,350.48
    142            GCM       445 North Wells Street Building                 6         114               354           2,206,700.06
    143            GCM       Miracle Mile Business Center                    7         113               353           5,679,548.69
    144            GCM       Folsom Self-Storage                             3         117               357           5,591,013.15


 Footnotes:  (a) Loan is interest only for the first 24 payments; Monthly Debt
                 Service Payment shown is the full P&I amount.

             (b) Original Balance and First Payment Date were $10,495,000 and
                 8/1/00, respectively. A principal paydown of $495,000 occurred following the third payment date of the loan, per the original note terms. Original Balance and First Payment Date shown above are subsequent to the principal paydown.

             (c) Loan is interest only for the first 14 payments; Monthly Debt
                 Service Payment shown is the full P&I amount.

                       GENERAL MORTGAGE LOAN INFORMATION

  Control       Mortgage                                                                       Mortgage      Administrative
   Number     Loan Seller    Loan / Property Name                      Original Balance          Rate           Fee Rate
---------------------------------------------------------------------------------------------------------------------------------
    145           SBRC       Arlington Heights Apartments                    5,600,000         7.5700%           0.1124%
    146           LBNA       Carriage House Lofts                            5,500,000         8.1300%           0.0624%
    147            GCM       Northpointe Shopping Center                     5,200,000         8.3200%           0.0624%
    148            GCM       2 Willow Street                                 5,200,000         8.3720%           0.0624%
    149           SBRC       Villa de Mission East                           5,200,000         7.7700%           0.0974%
    150            GCM       Calaveras Landing Shopping Center               5,200,000         7.9800%           0.0924%
    151            GCM       Healtheon                                       5,165,000         8.0400%           0.0924%
    152            GCM       444 North Wells Street Building                 5,140,000         8.4900%           0.0624%
    153            GCM       1600 Corporate Center Drive                     5,066,000         8.4600%           0.0624%
    156           SBRC       Town Green at Wilton Center                     4,920,000         8.3600%           0.1474%
    154            GCM       Little Creek Apartments                         5,050,000         7.8300%           0.0624%
    155            GCM       271 - 285 East Fordham Road                     4,968,000         8.4000%           0.0624%
    157            GCM       El Dorado Plaza                                 4,425,000         8.1300%           0.0624%
    158           SBRC       Tivoli Gardens Apartments                       4,400,000         8.0400%           0.1024%
    159           SBRC       155 Washington Ave                              4,400,000         8.2500%           0.0624%
    160           SBRC       370 Convention Way                              4,281,000         9.1900%           0.0624%
    161            GCM       Union Landing Retail Center                     4,250,000         7.7700%           0.0624%
    162            GCM       Briarwood Apartments                            4,200,000         7.6900%           0.0624%
    163           SBRC       Franklinton Square Shopping Center              4,200,000         7.9800%           0.1224%
    164            GCM       Conquistador Apartments                         4,200,000         8.1100%           0.0624%
    165            GCM       Greenhill Corporate Center                      4,094,000         8.3200%           0.0924%
    166            GCM       Northridge Apartments                           4,100,000         7.9800%           0.0624%
    167            GCM       Red Coach Village Apartments                    4,100,000         7.9800%           0.0624%
    168           AMCC       K-Mart Shopping Center - Savannah               4,090,446         8.0500%           0.0624%
    169           SBRC       The Cascades                                    4,000,000         7.9600%           0.1124%
    170            GCM       The Trane Company Building                      3,908,000         8.4400%           0.0624%
    171           LBNA       Chandler's Building                             3,900,000         8.6500%           0.0624%
    172           AMCC       K-Mart Shopping Center - Nashville              3,840,545         8.0500%           0.0624%
    173           AMCC       2150 Joshua's Path                              3,800,000         8.0500%           0.0624%
    174           AMCC       Ver-Sa-Til                                      3,750,000         7.8750%           0.0624%
    175           LBNA       Springdale Mall                                 3,650,000         8.1700%           0.0624%
    176           LBNA       Frontier Commons/Global Crossing                3,650,000         8.4100%           0.0624%
    177            GCM       Wythe Shopping Center                           3,645,000         8.3500%           0.0624%
    178           AMCC       Pencader Corporate Center                       3,640,000         8.0000%           0.0624%
    179           LBNA       Watermark Office Building                       3,450,000         8.4210%           0.0624%
    180            GCM       801 West Diversey Parkway                       3,400,000         8.9900%           0.0624%
    181            GCM       Lafayette Business Park                         3,400,000         8.1200%           0.0924%
    182            GCM       Arrow Business Center                           3,250,000         8.3600%           0.0924%
    183           LBNA       Palm Haven Mobile Home Park                     3,200,000         8.6000%           0.0824%
    184           AMCC       Cedar Marketplace                               3,200,000         8.0000%           0.0624%
    185            GCM       Crossroads Professional Building                3,150,000         8.1100%           0.0624%
    186           LBNA       Imperial Crown Center                           3,100,000         8.2730%           0.0624%
    187            GCM       Fran Murphy Building                            3,050,000         8.2700%           0.1224%
    188            GCM       Walgreen's - South Medford                      3,010,000         8.2300%           0.0624%
    189            GCM       Sav-on and Carl's Jr.                           3,000,000         8.0000%           0.0624%
    190           AMCC       The Shops at Enon Springs                       2,895,000         8.1000%           0.0624%
    191           AMCC       Sierra Heartland Senior Apartments              2,850,000         8.0000%           0.0624%
    192            GCM       Weatherbridge Center Buildings II and III       2,873,000         8.6900%           0.0924%

                                                                                                          Interest
  Control       Mortgage                                                 Net Mortgage        Rate         Accrual
   Number     Loan Seller    Loan / Property Name                            Rate            Type         Method        Loan Type
-----------------------------------------------------------------------------------------------------------------------------------
    145           SBRC       Arlington Heights Apartments                   7.4576%          Fixed      Actual/360       Balloon
    146           LBNA       Carriage House Lofts                           8.0676%          Fixed      Actual/360       Balloon
    147            GCM       Northpointe Shopping Center                    8.2576%          Fixed      Actual/360       Balloon
    148            GCM       2 Willow Street                                8.3096%          Fixed      Actual/360       Balloon
    149           SBRC       Villa de Mission East                          7.6726%          Fixed      Actual/360       Balloon
    150            GCM       Calaveras Landing Shopping Center              7.8876%          Fixed      Actual/360       Balloon
    151            GCM       Healtheon                                      7.9476%          Fixed      Actual/360       Balloon
    152            GCM       444 North Wells Street Building                8.4276%          Fixed      Actual/360       Balloon
    153            GCM       1600 Corporate Center Drive                    8.3976%          Fixed      Actual/360       Balloon
    156           SBRC       Town Green at Wilton Center                    8.2126%          Fixed      Actual/360       Balloon
    154            GCM       Little Creek Apartments                        7.7676%          Fixed      Actual/360       Balloon
    155            GCM       271 - 285 East Fordham Road                    8.3376%          Fixed      Actual/360       Balloon
    157            GCM       El Dorado Plaza                                8.0676%          Fixed      Actual/360       Balloon
    158           SBRC       Tivoli Gardens Apartments                      7.9376%          Fixed      Actual/360       Balloon
    159           SBRC       155 Washington Ave                             8.1876%          Fixed      Actual/360       Balloon
    160           SBRC       370 Convention Way                             9.1276%          Fixed      Actual/360       Balloon
    161            GCM       Union Landing Retail Center                    7.7076%          Fixed      Actual/360       Balloon
    162            GCM       Briarwood Apartments                           7.6276%          Fixed      Actual/360       Balloon
    163           SBRC       Franklinton Square Shopping Center             7.8576%          Fixed      Actual/360       Balloon
    164            GCM       Conquistador Apartments                        8.0476%          Fixed      Actual/360       Balloon
    165            GCM       Greenhill Corporate Center                     8.2276%          Fixed      Actual/360       Balloon
    166            GCM       Northridge Apartments                          7.9176%          Fixed      Actual/360       Balloon
    167            GCM       Red Coach Village Apartments                   7.9176%          Fixed      Actual/360       Balloon
    168           AMCC       K-Mart Shopping Center - Savannah              7.9876%          Fixed      Actual/360       Balloon
    169           SBRC       The Cascades                                   7.8476%          Fixed      Actual/360       Balloon
    170            GCM       The Trane Company Building                     8.3776%          Fixed      Actual/360       Balloon
    171           LBNA       Chandler's Building                            8.5876%          Fixed      Actual/360       Balloon
    172           AMCC       K-Mart Shopping Center - Nashville             7.9876%          Fixed      Actual/360       Balloon
    173           AMCC       2150 Joshua's Path                             7.9876%          Fixed      Actual/360       Balloon
    174           AMCC       Ver-Sa-Til                                     7.8126%          Fixed      Actual/360       Balloon
    175           LBNA       Springdale Mall                                8.1076%          Fixed      Actual/360       Balloon
    176           LBNA       Frontier Commons/Global Crossing               8.3476%          Fixed      Actual/360       Balloon
    177            GCM       Wythe Shopping Center                          8.2876%          Fixed      Actual/360       Balloon
    178           AMCC       Pencader Corporate Center                      7.9376%          Fixed      Actual/360       Balloon
    179           LBNA       Watermark Office Building                      8.3586%          Fixed      Actual/360       Balloon
    180            GCM       801 West Diversey Parkway                      8.9276%          Fixed      Actual/360       Balloon
    181            GCM       Lafayette Business Park                        8.0276%          Fixed      Actual/360       Balloon
    182            GCM       Arrow Business Center                          8.2676%          Fixed      Actual/360       Balloon
    183           LBNA       Palm Haven Mobile Home Park                    8.5176%          Fixed      Actual/360       Balloon
    184           AMCC       Cedar Marketplace                              7.9376%          Fixed      Actual/360       Balloon
    185            GCM       Crossroads Professional Building               8.0476%          Fixed      Actual/360       Balloon
    186           LBNA       Imperial Crown Center                          8.2106%          Fixed      Actual/360       Balloon
    187            GCM       Fran Murphy Building                           8.1476%          Fixed      Actual/360       Balloon
    188            GCM       Walgreen's - South Medford                     8.1676%          Fixed      Actual/360       Balloon
    189            GCM       Sav-on and Carl's Jr.                          7.9376%          Fixed      Actual/360       Balloon
    190           AMCC       The Shops at Enon Springs                      8.0376%          Fixed      Actual/360       Balloon
    191           AMCC       Sierra Heartland Senior Apartments             7.9376%          Fixed      Actual/360       Balloon
    192            GCM       Weatherbridge Center Buildings II and III      8.5976%          Fixed      Actual/360      Full Amort

                                                                                             First                     Anticipated
  Control       Mortgage                                                                    Payment        Grace       Repayment
   Number     Loan Seller    Loan / Property Name                          Note Date         Date          Period         Date
------------------------------------------------------------------------------------------------------------------------------------
    145           SBRC       Arlington Heights Apartments                  07/26/99        09/01/99          10            NAP
    146           LBNA       Carriage House Lofts                          11/01/00        01/01/01           5            NAP
    147            GCM       Northpointe Shopping Center                   09/18/00        11/01/00           5            NAP
    148            GCM       2 Willow Street                               08/16/00        10/01/00           5            NAP
    149           SBRC       Villa de Mission East                         04/13/00        06/01/00           5            NAP
    150            GCM       Calaveras Landing Shopping Center             02/23/00        04/01/00           5            NAP
    151            GCM       Healtheon                                     04/28/00        06/01/00           5            NAP
    152            GCM       444 North Wells Street Building               04/30/00        07/01/00           5            NAP
    153            GCM       1600 Corporate Center Drive                   07/14/00        09/01/00           5            NAP
    156           SBRC       Town Green at Wilton Center                   06/14/00        08/01/00          10            NAP
    154            GCM       Little Creek Apartments                       09/13/00        11/01/00           5            NAP
    155            GCM       271 - 285 East Fordham Road                   10/01/99        12/01/99           5            NAP
    157            GCM       El Dorado Plaza                               09/21/00        11/01/00           5            NAP
    158           SBRC       Tivoli Gardens Apartments                     11/19/99        01/01/00          10            NAP
    159           SBRC       155 Washington Ave                            09/24/99        11/01/99          10            NAP
    160           SBRC       370 Convention Way                            05/30/00        07/01/00           5            NAP
    161            GCM       Union Landing Retail Center                   04/24/00        06/01/00           5            NAP
    162            GCM       Briarwood Apartments                          09/25/00        11/01/00           5            NAP
    163           SBRC       Franklinton Square Shopping Center            04/11/00        06/01/00          15            NAP
    164            GCM       Conquistador Apartments                       07/28/99        09/01/99           5            NAP
    165            GCM       Greenhill Corporate Center                    09/21/00        11/01/00           5            NAP
    166            GCM       Northridge Apartments                         05/03/00        07/01/00           5            NAP
    167            GCM       Red Coach Village Apartments                  04/12/00        06/01/00           5            NAP
    168           AMCC       K-Mart Shopping Center - Savannah             12/13/99        02/01/00          10            NAP
    169           SBRC       The Cascades                                  08/30/99        10/01/99          10            NAP
    170            GCM       The Trane Company Building                    04/27/00        06/01/00           3            NAP
    171           LBNA       Chandler's Building                           04/27/00        06/01/00           5            NAP
    172           AMCC       K-Mart Shopping Center - Nashville            12/13/99        02/01/00          10            NAP
    173           AMCC       2150 Joshua's Path                            11/04/99        01/01/00          10            NAP
    174           AMCC       Ver-Sa-Til                                    06/21/99        08/01/99          10            NAP
    175           LBNA       Springdale Mall                               09/06/00        11/01/00           5            NAP
    176           LBNA       Frontier Commons/Global Crossing              06/28/00        08/01/00           5            NAP
    177            GCM       Wythe Shopping Center                         03/30/00        05/01/00           7            NAP
    178           AMCC       Pencader Corporate Center                     06/14/99        08/01/99          10            NAP
    179           LBNA       Watermark Office Building                     09/19/00        11/01/00           5            NAP
    180            GCM       801 West Diversey Parkway                     05/18/00        07/01/00           5            NAP
    181            GCM       Lafayette Business Park                       02/25/00        04/01/00           5            NAP
    182            GCM       Arrow Business Center                         09/28/00        11/01/00           5            NAP
    183           LBNA       Palm Haven Mobile Home Park                   06/08/00        08/01/00           5            NAP
    184           AMCC       Cedar Marketplace                             10/01/99        12/01/99          10            NAP
    185            GCM       Crossroads Professional Building              09/07/00        11/01/00           5            NAP
    186           LBNA       Imperial Crown Center                         11/16/00        01/01/01           5            NAP
    187            GCM       Fran Murphy Building                          09/18/00        11/01/00           5            NAP
    188            GCM       Walgreen's - South Medford                    10/02/00        12/01/00           5            NAP
    189            GCM       Sav-on and Carl's Jr.                         08/31/00        10/01/00           5            NAP
    190           AMCC       The Shops at Enon Springs                     04/26/00        06/01/00           5            NAP
    191           AMCC       Sierra Heartland Senior Apartments            07/07/00        09/01/00           5            NAP
    192            GCM       Weatherbridge Center Buildings II and III     07/12/00        09/01/00           5            NAP

                                                                                                         Original       Stated
                                                                                                         Term To       Original
                                                                        Scheduled        Monthly Debt   Maturity/    Amortization
  Control       Mortgage                                                 Maturity          Service         ARD           Term
   Number     Loan Seller    Loan / Property Name                          Date            Payment       (months)      (months)
---------------------------------------------------------------------------------------------------------------------------------
    145           SBRC       Arlington Heights Apartments                08/01/09         39,424.78         120          360
    146           LBNA       Carriage House Lofts                        12/01/10         40,856.60         120          360
    147            GCM       Northpointe Shopping Center                 10/01/10         39,322.05         120          360
    148            GCM       2 Willow Street                             09/01/10         39,512.75         120          360
    149           SBRC       Villa de Mission East                       05/01/10         37,325.33         120          360
    150            GCM       Calaveras Landing Shopping Center           03/01/10         38,083.28         120          360
    151            GCM       Healtheon                                   05/01/10         38,043.06         120          360
    152            GCM       444 North Wells Street Building             06/01/10         39,485.73         120          360
    153            GCM       1600 Corporate Center Drive                 08/01/10         38,809.64         120          360
    156           SBRC       Town Green at Wilton Center                 07/01/10         37,343.47         120          360
    154            GCM       Little Creek Apartments                     10/01/10         36,458.39         120          360
    155            GCM       271 - 285 East Fordham Road                 11/01/09         37,848.09         120          360
    157            GCM       El Dorado Plaza                             10/01/10         32,870.99         120          360
    158           SBRC       Tivoli Gardens Apartments                   12/01/09         32,408.42         120          360
    159           SBRC       155 Washington Ave                          10/01/09         34,691.81         120          300
    160           SBRC       370 Convention Way                          06/01/07         35,032.75          84          360
    161            GCM       Union Landing Retail Center                 05/01/10         30,506.28         120          360
    162            GCM       Briarwood Apartments                        10/01/10         29,915.36         120          360
    163           SBRC       Franklinton Square Shopping Center          05/01/10         30,759.57         120          360
    164            GCM       Conquistador Apartments                     08/01/09         31,140.79         120          360
    165            GCM       Greenhill Corporate Center                  10/01/10         30,958.56         120          360
    166            GCM       Northridge Apartments                       06/01/10         30,027.20         120          360
    167            GCM       Red Coach Village Apartments                05/01/10         30,027.20         120          360
    168           AMCC       K-Mart Shopping Center - Savannah           01/01/10         30,156.95         120          360
    169           SBRC       The Cascades                                09/01/09         29,239.12         120          360
    170            GCM       The Trane Company Building                  05/01/10         29,883.12         120          360
    171           LBNA       Chandler's Building                         05/01/10         30,403.20         120          360
    172           AMCC       K-Mart Shopping Center - Nashville          01/01/10         28,314.54         120          360
    173           AMCC       2150 Joshua's Path                          12/01/09         28,015.63         120          360
    174           AMCC       Ver-Sa-Til                                  07/01/09         27,190.11         120          360
    175           LBNA       Springdale Mall                             10/01/10         27,216.22         120          360
    176           LBNA       Frontier Commons/Global Crossing            07/01/10         27,832.86         120          360
    177            GCM       Wythe Shopping Center                       04/01/10         27,640.34         120          360
    178           AMCC       Pencader Corporate Center                   07/01/09         26,709.04         120          360
    179           LBNA       Watermark Office Building                   10/01/12         26,334.60         144          360
    180            GCM       801 West Diversey Parkway                   06/01/10         27,332.71         120          360
    181            GCM       Lafayette Business Park                     03/01/10         25,233.00         120          360
    182            GCM       Arrow Business Center                       10/01/10         24,667.94         120          360
    183           LBNA       Palm Haven Mobile Home Park                 07/01/10         24,832.37         120          360
    184           AMCC       Cedar Marketplace                           11/01/09         23,480.47         120          360
    185            GCM       Crossroads Professional Building            10/01/10         24,542.19         120          300
    186           LBNA       Imperial Crown Center                       12/01/10         23,339.41         120          360
    187            GCM       Fran Murphy Building                        10/01/10         24,088.51         120          300
    188            GCM       Walgreen's - South Medford                  11/01/10         23,692.13         120          300
    189            GCM       Sav-on and Carl's Jr.                       09/01/10         22,012.94         120          360
    190           AMCC       The Shops at Enon Springs                   05/01/10         21,444.65         120          360
    191           AMCC       Sierra Heartland Senior Apartments          08/01/10         20,912.30         120          360
    192            GCM       Weatherbridge Center Buildings II and III   08/01/15         28,612.45         180          180

                                                                                   Remaining     Stated
                                                                                    Term To     Remaining
                                                                                   Maturity/   Amortization    Cut-off
  Control       Mortgage                                                 Seasoning     ARD         Term          Date
   Number     Loan Seller    Loan / Property Name                         (months)   (months)    (months)       Balance
-------------------------------------------------------------------------------------------------------------------------
    145           SBRC       Arlington Heights Apartments                   16         104          344      5,541,084.10
    146           LBNA       Carriage House Lofts                            0         120          360      5,500,000.00
    147            GCM       Northpointe Shopping Center                     2         118          358      5,194,650.01
    148            GCM       2 Willow Street                                 3         117          357      5,191,446.87
    149           SBRC       Villa de Mission East                           7         113          353      5,178,495.88
    150            GCM       Calaveras Landing Shopping Center               9         111          351      5,173,541.50
    151            GCM       Healtheon                                       7         113          353      5,145,165.22
    152            GCM       444 North Wells Street Building                 6         114          354      5,124,645.67
    153            GCM       1600 Corporate Center Drive                     4         116          356      5,055,904.72
    156           SBRC       Town Green at Wilton Center                     5         115          355      4,907,937.15
    154            GCM       Little Creek Apartments                         2         118          358      5,044,068.38
    155            GCM       271 - 285 East Fordham Road                    13         107          347      4,933,554.73
    157            GCM       El Dorado Plaza                                 2         118          358      4,420,203.26
    158           SBRC       Tivoli Gardens Apartments                      12         108          348      4,369,641.03
    159           SBRC       155 Washington Ave                             14         106          286      4,342,309.01
    160           SBRC       370 Convention Way                              6          78          354      4,270,597.44
    161            GCM       Union Landing Retail Center                     7         113          353      4,232,424.51
    162            GCM       Briarwood Apartments                            2         118          358      4,194,882.97
    163           SBRC       Franklinton Square Shopping Center              7         113          353      4,183,599.97
    164            GCM       Conquistador Apartments                        16         104          344      4,161,547.16
    165            GCM       Greenhill Corporate Center                      2         118          358      4,089,787.90
    166            GCM       Northridge Apartments                           6         114          354      4,085,920.27
    167            GCM       Red Coach Village Apartments                    7         113          353      4,083,990.44
    168           AMCC       K-Mart Shopping Center - Savannah              11         109          349      4,064,239.35
    169           SBRC       The Cascades                                   15         105          345      3,963,919.71
    170            GCM       The Trane Company Building                      7         113          353      3,894,615.54
    171           LBNA       Chandler's Building                             7         113          353      3,887,453.97
    172           AMCC       K-Mart Shopping Center - Nashville             11         109          349      3,815,939.49
    173           AMCC       2150 Joshua's Path                             12         108          348      3,773,850.13
    174           AMCC       Ver-Sa-Til                                     17         103          343      3,711,531.69
    175           LBNA       Springdale Mall                                 2         118          358      3,646,086.27
    176           LBNA       Frontier Commons/Global Crossing                5         115          355      3,641,183.51
    177            GCM       Wythe Shopping Center                           8         112          352      3,629,791.06
    178           AMCC       Pencader Corporate Center                      17         103          343      3,603,874.20
    179           LBNA       Watermark Office Building                       2         142          358      3,446,549.32
    180            GCM       801 West Diversey Parkway                       6         114          354      3,391,218.31
    181            GCM       Lafayette Business Park                         9         111          351      3,383,354.91
    182            GCM       Arrow Business Center                           2         118          358      3,246,693.32
    183           LBNA       Palm Haven Mobile Home Park                     5         115          355      3,192,703.97
    184           AMCC       Cedar Marketplace                              13         107          347      3,175,357.80
    185            GCM       Crossroads Professional Building                2         118          298      3,144,185.55
    186           LBNA       Imperial Crown Center                           0         120          360      3,100,000.00
    187            GCM       Fran Murphy Building                            2         118          298      3,044,546.48
    188            GCM       Walgreen's - South Medford                      1         119          299      3,006,951.45
    189            GCM       Sav-on and Carl's Jr.                           3         117          357      2,994,591.49
    190           AMCC       The Shops at Enon Springs                       7         113          353      2,884,067.62
    191           AMCC       Sierra Heartland Senior Apartments              4         116          356      2,843,556.89
    192            GCM       Weatherbridge Center Buildings II and III       4         176          176      2,842,834.15

                       GENERAL MORTGAGE LOAN INFORMATION

  Control       Mortgage                                                                       Mortgage      Administrative
   Number     Loan Seller    Loan / Property Name                      Original Balance          Rate           Fee Rate
--------------------------------------------------------------------------------------------------------------------------------
    193           SBRC       K-Mart Shopping Center - Salem                  2,816,000         8.7500%           0.0624%
    194            GCM       1201 Sharp Street                               2,775,000         8.3900%           0.0924%
    195           AMCC       RPS Warehouse                                   2,700,000         8.1800%           0.0624%
    196           AMCC       755 & 775 Fiero Lane                            2,700,000         8.7500%           0.0624%
    197            GCM       Redondo Tower Apartments                        2,600,000         7.9700%           0.0624%
    198           AMCC       Plaza II Office Building                        2,600,000         8.0000%           0.0624%
    199           LBNA       Fountain Place Apartments                       2,550,000         7.7900%           0.0824%
    200           AMCC       Carriage House Apartment                        1,100,000         7.5000%           0.0624%
                              - Sioux Falls
    201           AMCC       Carriage House Apartment                          835,000         7.5000%           0.0624%
                              - Brookings
    202           AMCC       Carriage House Apartment                          690,000         7.5000%           0.0624%
                              - Pierre
    203            GCM       Pioneer Point Apartments                        2,480,000         8.4200%           0.0624%
    204           AMCC       CVS Harper Center                               2,450,000         8.1500%           0.0624%
    205           SBRC       K-Mart Shopping Center                          2,445,000         8.7000%           0.0624%
                              - Salt Lake City
    206            GCM       6396, 6392, 6372 McLeod Drive                   2,425,000         8.5400%           0.0624%
    207           SBRC       Broadway Plaza Building                         2,400,000         8.4510%           0.1124%
    208           SBRC       225 Long Avenue                                 2,400,000         8.5300%           0.0624%
    209           LBNA       Almond Grand Gurnee                             2,390,000         8.6500%           0.0624%
    210            GCM       Summit/Breckenridge Apartments                  2,400,000         8.4900%           0.0624%
    211            GCM       Peppertree Apartments                           2,370,000         8.1800%           0.1224%
    212            GCM       Hillmount Apartments                            2,360,000         8.1500%           0.0624%
    213           AMCC       1500 Renaissance Building                       2,300,000         8.6500%           0.0624%
    214           AMCC       Etinuum Office Building                         2,275,000         8.7700%           0.0624%
    215           AMCC       DHR Office Building                             2,300,000         8.1000%           0.0624%
    216            GCM       Oakwood Manor Apartments                        2,240,000         8.1500%           0.0624%
    217            GCM       Woodbend Apartments                             2,185,000         8.1100%           0.0624%
    218           AMCC       Warminster Shopping Center                      2,200,000         8.4000%           0.0624%
    219           AMCC       PBR II                                          1,245,000         7.3500%           0.0624%
    220           AMCC       PBR I                                             900,000         7.4500%           0.0624%
    221            GCM       U-Stor Chambers Self-Storage                    2,075,000         8.4500%           0.0624%
    222            GCM       9925-9929 Jefferson Boulevard                   2,000,000         8.5200%           0.0624%
    223           AMCC       810-812 Fiero Lane                              2,000,000         7.9000%           0.0624%
    224           AMCC       Lab Corp of America                             1,868,000         8.4500%           0.0624%
    225           LBNA       Birchbrook Office Park                          1,800,000         8.4900%           0.0624%
    226            GCM       Oro Valley Self Storage                         1,721,000         8.5000%           0.0624%
    227           AMCC       Hillcrest Retail/Office Shopping Center         1,700,000         8.6800%           0.0624%
    228           AMCC       Cain Drive Warehouses                           1,700,000         8.5000%           0.0624%
    229           SBRC       Mini-City Self Storage                          1,670,000         8.5700%           0.1124%
    230           AMCC       Macy Building                                   1,700,000         7.5000%           0.0624%
    231            GCM       Senate Place Apartments                           885,000         8.3000%           0.0624%
    232            GCM       Eastfield Townhouses                              675,000         8.3000%           0.0624%
    233           LBNA       Kendall Manor Apartments                        1,500,000         8.5500%           0.0824%
    234           AMCC       The Culver Building                             1,500,000         8.2000%           0.0624%
    235           AMCC       Harvard Physicians Building                     1,500,000         8.2000%           0.0624%
    236           AMCC       Lyon Street Retail                              1,600,000         7.7500%           0.0624%
    237           AMCC       350 Newton Avenue Apartments                    1,500,000         6.7500%           0.0624%
    238           AMCC       Solar Gardens                                   1,470,000         7.8500%           0.0624%
    239           AMCC       Quality Suites Albuquerque                      1,481,366         7.8000%           0.0624%
    240           AMCC       Springville Corners                             1,440,000         8.5000%           0.0624%
    241           AMCC       224-234 East Broad Street                       1,500,000         7.2500%           0.0624%
    242            GCM       6380 McLeod Drive                               1,405,000         8.3500%           0.0624%
    243           AMCC       Black Mountain Point Office Building            1,450,000         7.9000%           0.0624%
    244           AMCC       Waste Management Building                       1,400,000         8.4900%           0.0624%
    245           AMCC       Silver Lake Plaza                               1,400,000         8.3500%           0.0624%
    246           AMCC       Checkmate Apartments                            1,356,600         8.3500%           0.0624%
    247           AMCC       Creekside Center                                1,275,000         8.5500%           0.0624%
    248           AMCC       Tolt Towne Center                               1,300,000         7.4000%           0.0624%
    249           AMCC       South Fridley Apartments                        1,325,000         7.3000%           0.0624%
    250            GCM       6668 Owens Drive                                1,250,000         8.1500%           0.0624%

                                                                                                      Interest
  Control       Mortgage                                                Net Mortgage     Rate         Accrual
   Number     Loan Seller    Loan / Property Name                           Rate         Type         Method            Loan Type
-----------------------------------------------------------------------------------------------------------------------------------
    193           SBRC       K-Mart Shopping Center - Salem                8.6876%       Fixed      Actual/360           Balloon
    194            GCM       1201 Sharp Street                             8.2976%       Fixed      Actual/360           Balloon
    195           AMCC       RPS Warehouse                                 8.1176%       Fixed      Actual/360           Balloon
    196           AMCC       755 & 775 Fiero Lane                          8.6876%       Fixed      Actual/360           Balloon
    197            GCM       Redondo Tower Apartments                      7.9076%       Fixed      Actual/360           Balloon
    198           AMCC       Plaza II Office Building                      7.9376%       Fixed      Actual/360           Balloon
    199           LBNA       Fountain Place Apartments                     7.7076%       Fixed      Actual/360           Balloon
    200           AMCC       Carriage House Apartment                      7.4376%       Fixed        30/360            Full Amort
                              - Sioux Falls
    201           AMCC       Carriage House Apartment                      7.4376%       Fixed        30/360            Full Amort
                              - Brookings
    202           AMCC       Carriage House Apartment                      7.4376%       Fixed        30/360            Full Amort
                              - Pierre
    203            GCM       Pioneer Point Apartments                      8.3576%       Fixed      Actual/360           Balloon
    204           AMCC       CVS Harper Center                             8.0876%       Fixed      Actual/360           Balloon
    205           SBRC       K-Mart Shopping Center                        8.6376%       Fixed      Actual/360          Full Amort
                              - Salt Lake City
    206            GCM       6396, 6392, 6372 McLeod Drive                 8.4776%       Fixed      Actual/360           Balloon
    207           SBRC       Broadway Plaza Building                       8.3386%       Fixed      Actual/360           Balloon
    208           SBRC       225 Long Avenue                               8.4676%       Fixed      Actual/360           Balloon
    209           LBNA       Almond Grand Gurnee                           8.5876%       Fixed      Actual/360           Balloon
    210            GCM       Summit/Breckenridge Apartments                8.4276%       Fixed      Actual/360           Balloon
    211            GCM       Peppertree Apartments                         8.0576%       Fixed      Actual/360           Balloon
    212            GCM       Hillmount Apartments                          8.0876%       Fixed      Actual/360           Balloon
    213           AMCC       1500 Renaissance Building                     8.5876%       Fixed      Actual/360           Balloon
    214           AMCC       Etinuum Office Building                       8.7076%       Fixed      Actual/360           Balloon
    215           AMCC       DHR Office Building                           8.0376%       Fixed      Actual/360           Balloon
    216            GCM       Oakwood Manor Apartments                      8.0876%       Fixed      Actual/360           Balloon
    217            GCM       Woodbend Apartments                           8.0476%       Fixed      Actual/360           Balloon
    218           AMCC       Warminster Shopping Center                    8.3376%       Fixed      Actual/360           Balloon
    219           AMCC       PBR II                                        7.2876%       Fixed      Actual/360           Balloon
    220           AMCC       PBR I                                         7.3876%       Fixed      Actual/360           Balloon
    221            GCM       U-Stor Chambers Self-Storage                  8.3876%       Fixed      Actual/360           Balloon
    222            GCM       9925-9929 Jefferson Boulevard                 8.4576%       Fixed      Actual/360           Balloon
    223           AMCC       810-812 Fiero Lane                            7.8376%       Fixed      Actual/360           Balloon
    224           AMCC       Lab Corp of America                           8.3876%       Fixed      Actual/360           Balloon
    225           LBNA       Birchbrook Office Park                        8.4276%       Fixed      Actual/360           Balloon
    226            GCM       Oro Valley Self Storage                       8.4376%       Fixed      Actual/360           Balloon
    227           AMCC       Hillcrest Retail/Office Shopping Center       8.6176%       Fixed      Actual/360           Balloon
    228           AMCC       Cain Drive Warehouses                         8.4376%       Fixed      Actual/360           Balloon
    229           SBRC       Mini-City Self Storage                        8.4576%       Fixed      Actual/360           Balloon
    230           AMCC       Macy Building                                 7.4376%       Fixed      Actual/360           Balloon
    231            GCM       Senate Place Apartments                       8.2376%       Fixed      Actual/360           Balloon
    232            GCM       Eastfield Townhouses                          8.2376%       Fixed      Actual/360           Balloon
    233           LBNA       Kendall Manor Apartments                      8.4676%       Fixed      Actual/360           Balloon
    234           AMCC       The Culver Building                           8.1376%       Fixed      Actual/360           Balloon
    235           AMCC       Harvard Physicians Building                   8.1376%       Fixed      Actual/360           Balloon
    236           AMCC       Lyon Street Retail                            7.6876%       Fixed        30/360            Full Amort
    237           AMCC       350 Newton Avenue Apartments                  6.6876%       Fixed      Actual/360           Balloon
    238           AMCC       Solar Gardens                                 7.7876%       Fixed      Actual/360           Balloon
    239           AMCC       Quality Suites Albuquerque                    7.7376%       Fixed        30/360            Full Amort
    240           AMCC       Springville Corners                           8.4376%       Fixed      Actual/360           Balloon
    241           AMCC       224-234 East Broad Street                     7.1876%       Fixed      Actual/360           Balloon
    242            GCM       6380 McLeod Drive                             8.2876%       Fixed      Actual/360           Balloon
    243           AMCC       Black Mountain Point Office Building          7.8376%       Fixed      Actual/360           Balloon
    244           AMCC       Waste Management Building                     8.4276%       Fixed      Actual/360           Balloon
    245           AMCC       Silver Lake Plaza                             8.2876%       Fixed      Actual/360           Balloon
    246           AMCC       Checkmate Apartments                          8.2876%       Fixed      Actual/360           Balloon
    247           AMCC       Creekside Center                              8.4876%       Fixed      Actual/360           Balloon
    248           AMCC       Tolt Towne Center                             7.3376%       Fixed      Actual/360           Balloon
    249           AMCC       South Fridley Apartments                      7.2376%       Fixed        30/360            Full Amort
    250            GCM       6668 Owens Drive                              8.0876%       Fixed      Actual/360           Balloon



                                                                                              First                     Anticipated
  Control       Mortgage                                                                     Payment        Grace       Repayment
   Number     Loan Seller    Loan / Property Name                       Note Date             Date          Period         Date
------------------------------------------------------------------------------------------------------------------------------------
    193           SBRC       K-Mart Shopping Center - Salem             05/10/00            07/01/00           5            NAP
    194            GCM       1201 Sharp Street                          12/10/99            02/01/00           5            NAP
    195           AMCC       RPS Warehouse                              07/05/00            09/01/00           5            NAP
    196           AMCC       755 & 775 Fiero Lane                       02/28/00            04/01/00           5            NAP
    197            GCM       Redondo Tower Apartments                   06/27/00            08/01/00           5            NAP
    198           AMCC       Plaza II Office Building                   08/25/99            10/01/99          10            NAP
    199           LBNA       Fountain Place Apartments                  09/01/99            10/01/99           5            NAP
    200           AMCC       Carriage House Apartment                   03/31/99            05/01/99          10            NAP
                              - Sioux Falls
    201           AMCC       Carriage House Apartment                   03/31/99            05/01/99          10            NAP
                              - Brookings
    202           AMCC       Carriage House Apartment                   03/31/99            05/01/99          10            NAP
                              - Pierre
    203            GCM       Pioneer Point Apartments                   06/24/99            08/01/99           5            NAP
    204           AMCC       CVS Harper Center                          10/05/00            12/01/00           5            NAP
    205           SBRC       K-Mart Shopping Center                     05/10/00            07/01/00           5            NAP
                              - Salt Lake City
    206            GCM       6396, 6392, 6372 McLeod Drive              03/02/00            05/01/00           5            NAP
    207           SBRC       Broadway Plaza Building                    06/30/00            08/01/00           5            NAP
    208           SBRC       225 Long Avenue                            07/21/00            09/01/00          10            NAP
    209           LBNA       Almond Grand Gurnee                        08/03/00            10/01/00           5            NAP
    210            GCM       Summit/Breckenridge Apartments             02/10/00            04/01/00           5            NAP
    211            GCM       Peppertree Apartments                      06/08/00            08/01/00           5            NAP
    212            GCM       Hillmount Apartments                       03/31/00            05/01/00           5            NAP
    213           AMCC       1500 Renaissance Building                  04/14/00            06/01/00           5            NAP
    214           AMCC       Etinuum Office Building                    10/13/00            12/01/00           5            NAP
    215           AMCC       DHR Office Building                        07/28/99            09/01/99          10            NAP
    216            GCM       Oakwood Manor Apartments                   03/31/00            05/01/00           5            NAP
    217            GCM       Woodbend Apartments                        08/14/00            10/01/00           5            NAP
    218           AMCC       Warminster Shopping Center                 09/07/99            11/01/99          10            NAP
    219           AMCC       PBR II                                     08/03/98            10/01/98          10            NAP
    220           AMCC       PBR I                                      08/03/98            10/01/98          10            NAP
    221            GCM       U-Stor Chambers Self-Storage               08/02/00            10/01/00           5            NAP
    222            GCM       9925-9929 Jefferson Boulevard              06/09/00            08/01/00           5            NAP
    223           AMCC       810-812 Fiero Lane                         07/08/99            09/01/99          10            NAP
    224           AMCC       Lab Corp of America                        12/23/99            02/01/00          10            NAP
    225           LBNA       Birchbrook Office Park                     06/30/00            08/01/00           5            NAP
    226            GCM       Oro Valley Self Storage                    06/07/00            08/01/00           5            NAP
    227           AMCC       Hillcrest Retail/Office Shopping Center    06/23/00            08/01/00           5            NAP
    228           AMCC       Cain Drive Warehouses                      06/21/99            08/01/99          10            NAP
    229           SBRC       Mini-City Self Storage                     07/21/00            09/01/00          10            NAP
    230           AMCC       Macy Building                              03/26/99            05/01/99          10            NAP
    231            GCM       Senate Place Apartments                    06/15/00            08/01/00           5            NAP
    232            GCM       Eastfield Townhouses                       06/15/00            08/01/00           5            NAP
    233           LBNA       Kendall Manor Apartments                   06/29/00            08/01/00           5            NAP
    234           AMCC       The Culver Building                        08/12/99            10/01/99          10            NAP
    235           AMCC       Harvard Physicians Building                07/27/99            09/01/99          10            NAP
    236           AMCC       Lyon Street Retail                         07/09/98            09/01/98          10            NAP
    237           AMCC       350 Newton Avenue Apartments               10/19/98            12/01/98          10            NAP
    238           AMCC       Solar Gardens                              07/23/99            09/01/99          10            NAP
    239           AMCC       Quality Suites Albuquerque                 09/24/99            10/01/99          10            NAP
    240           AMCC       Springville Corners                        05/12/00            07/01/00           5            NAP
    241           AMCC       224-234 East Broad Street                  09/18/98            11/01/98          10            NAP
    242            GCM       6380 McLeod Drive                          08/07/00            10/01/00           5            NAP
    243           AMCC       Black Mountain Point Office Building       04/28/98            06/01/98          10            NAP
    244           AMCC       Waste Management Building                  08/04/00            10/01/00           5            NAP
    245           AMCC       Silver Lake Plaza                          10/27/99            01/01/00          10            NAP
    246           AMCC       Checkmate Apartments                       08/06/99            10/01/99          10            NAP
    247           AMCC       Creekside Center                           09/28/00            11/01/00           5            NAP
    248           AMCC       Tolt Towne Center                          07/30/98            09/01/98          10            NAP
    249           AMCC       South Fridley Apartments                   09/30/98            11/01/98          10            NAP
    250            GCM       6668 Owens Drive                           04/17/00            06/01/00           5            NAP

                                                                                                         Original       Stated
                                                                                                         Term To       Original
                                                                        Scheduled        Monthly Debt   Maturity/    Amortization
  Control       Mortgage                                                 Maturity          Service         ARD           Term
   Number     Loan Seller    Loan / Property Name                          Date            Payment       (months)      (months)
----------------------------------------------------------------------------------------------------------------------------------
    193           SBRC       K-Mart Shopping Center - Salem              06/01/10         24,885.29         120          240
    194            GCM       1201 Sharp Street                           01/01/10         21,121.39         120          360
    195           AMCC       RPS Warehouse                               08/01/10         20,151.49         120          360
    196           AMCC       755 & 775 Fiero Lane                        03/01/10         21,240.92         120          360
    197            GCM       Redondo Tower Apartments                    07/01/10         19,023.53         120          360
    198           AMCC       Plaza II Office Building                    09/01/09         20,067.23         120          300
    199           LBNA       Fountain Place Apartments                   09/01/09         18,339.05         120          360
    200           AMCC       Carriage House Apartment                    04/01/19          8,861.53         240          240
                              - Sioux Falls
    201           AMCC       Carriage House Apartment                    04/01/19          6,726.71         240          240
                              - Brookings
    202           AMCC       Carriage House Apartment                    04/01/19          5,558.60         240          240
                              - Pierre
    203            GCM       Pioneer Point Apartments                    07/01/09         18,928.68         120          360
    204           AMCC       CVS Harper Center                           11/01/10         18,234.08         120          360
    205           SBRC       K-Mart Shopping Center                      06/01/20         21,528.79         240          240
                              - Salt Lake City
    206            GCM       6396, 6392, 6372 McLeod Drive               04/01/10         18,715.00         120          360
    207           SBRC       Broadway Plaza Building                     07/01/10         18,370.64         120          360
    208           SBRC       225 Long Avenue                             08/01/10         19,373.99         120          300
    209           LBNA       Almond Grand Gurnee                         07/01/06         18,631.70          70          360
    210            GCM       Summit/Breckenridge Apartments              03/01/10         19,309.28         120          300
    211            GCM       Peppertree Apartments                       07/01/10         17,688.52         120          360
    212            GCM       Hillmount Apartments                        04/01/10         17,564.26         120          360
    213           AMCC       1500 Renaissance Building                   05/01/10         17,930.10         120          360
    214           AMCC       Etinuum Office Building                     11/01/10         17,929.95         120          360
    215           AMCC       DHR Office Building                         08/01/09         17,904.41         120          300
    216            GCM       Oakwood Manor Apartments                    04/01/10         16,671.16         120          360
    217            GCM       Woodbend Apartments                         09/01/10         16,200.62         120          360
    218           AMCC       Warminster Shopping Center                  10/01/09         17,566.99         120          300
    219           AMCC       PBR II                                      09/01/08          9,079.32         120          300
    220           AMCC       PBR I                                       09/01/08          6,621.68         120          300
    221            GCM       U-Stor Chambers Self-Storage                09/01/10         15,881.48         120          360
    222            GCM       9925-9929 Jefferson Boulevard               07/01/10         15,406.63         120          360
    223           AMCC       810-812 Fiero Lane                          08/01/11         15,304.07         144          300
    224           AMCC       Lab Corp of America                         01/01/10         16,151.88         120          240
    225           LBNA       Birchbrook Office Park                      07/01/10         13,827.69         120          360
    226            GCM       Oro Valley Self Storage                     07/01/10         13,233.00         120          360
    227           AMCC       Hillcrest Retail/Office Shopping Center     07/01/10         13,289.01         120          360
    228           AMCC       Cain Drive Warehouses                       07/01/09         13,688.87         120          300
    229           SBRC       Mini-City Self Storage                      08/01/10         13,526.16         120          300
    230           AMCC       Macy Building                               04/01/09         12,562.86         120          300
    231            GCM       Senate Place Apartments                     07/01/10          6,679.84         120          360
    232            GCM       Eastfield Townhouses                        07/01/10          5,094.80         120          360
    233           LBNA       Kendall Manor Apartments                    07/01/10         11,586.90         120          360
    234           AMCC       The Culver Building                         09/01/09         11,216.32         120          360
    235           AMCC       Harvard Physicians Building                 08/01/09         11,776.68         120          300
    236           AMCC       Lyon Street Retail                          08/01/13         15,060.41         180          180
    237           AMCC       350 Newton Avenue Apartments                11/01/08         10,363.68         120          300
    238           AMCC       Solar Gardens                               08/01/09         11,200.02         120          300
    239           AMCC       Quality Suites Albuquerque                  02/01/19         12,360.55         233          233
    240           AMCC       Springville Corners                         06/01/10         11,072.36         120          360
    241           AMCC       224-234 East Broad Street                   10/01/09         11,855.64         132          240
    242            GCM       6380 McLeod Drive                           09/01/10         10,654.23         120          360
    243           AMCC       Black Mountain Point Office Building        05/01/08         11,095.46         120          300
    244           AMCC       Waste Management Building                   09/01/10         12,140.67         120          240
    245           AMCC       Silver Lake Plaza                           12/01/09         10,616.32         120          360
    246           AMCC       Checkmate Apartments                        09/01/09         10,287.21         120          360
    247           AMCC       Creekside Center                            10/01/10          9,848.87         120          360
    248           AMCC       Tolt Towne Center                           08/01/08          9,522.49         120          300
    249           AMCC       South Fridley Apartments                    10/01/18         10,512.66         240          240
    250            GCM       6668 Owens Drive                            05/01/10          9,303.10         120          360

                                                                                      Term To     Remaining
                                                                                     Maturity/   Amortization    Cut-off
  Control       Mortgage                                                  Seasoning     ARD         Term          Date
   Number     Loan Seller    Loan / Property Name                          (months)   (months)    (months)       Balance
--------------------------------------------------------------------------------------------------------------------------
    193           SBRC       K-Mart Shopping Center - Salem                   6         114          234      2,791,494.14
    194            GCM       1201 Sharp Street                               11         109          349      2,758,739.76
    195           AMCC       RPS Warehouse                                    4         116          356      2,694,185.44
    196           AMCC       755 & 775 Fiero Lane                             9         111          351      2,688,987.40
    197            GCM       Redondo Tower Apartments                         5         115          355      2,592,863.12
    198           AMCC       Plaza II Office Building                        15         105          285      2,561,221.85
    199           LBNA       Fountain Place Apartments                       15         105          345      2,525,985.85
    200           AMCC       Carriage House Apartment                        20         220          220      1,057,819.54
                              - Sioux Falls
    201           AMCC       Carriage House Apartment                        20         220          220        802,981.13
                              - Brookings
    202           AMCC       Carriage House Apartment                        20         220          220        663,541.26
                              - Pierre
    203            GCM       Pioneer Point Apartments                        17         103          343      2,458,055.17
    204           AMCC       CVS Harper Center                                1         119          359      2,448,405.50
    205           SBRC       K-Mart Shopping Center                           6         234          234      2,423,568.25
                              - Salt Lake City
    206            GCM       6396, 6392, 6372 McLeod Drive                    8         112          352      2,415,403.74
    207           SBRC       Broadway Plaza Building                          5         115          355      2,394,273.84
    208           SBRC       225 Long Avenue                                  4         116          296      2,391,797.50
    209           LBNA       Almond Grand Gurnee                              3          67          357      2,386,336.28
    210            GCM       Summit/Breckenridge Apartments                   9         111          291      2,381,344.05
    211            GCM       Peppertree Apartments                            5         115          355      2,363,873.79
    212            GCM       Hillmount Apartments                             8         112          352      2,349,600.74
    213           AMCC       1500 Renaissance Building                        7         113          353      2,292,601.00
    214           AMCC       Etinuum Office Building                          1         119          359      2,273,696.51
    215           AMCC       DHR Office Building                             16         104          284      2,264,274.12
    216            GCM       Oakwood Manor Apartments                         8         112          352      2,230,129.54
    217            GCM       Woodbend Apartments                              3         117          357      2,181,165.12
    218           AMCC       Warminster Shopping Center                      14         106          286      2,171,988.57
    219           AMCC       PBR II                                          27          93          273      1,205,693.31
    220           AMCC       PBR I                                           27          93          273        872,075.11
    221            GCM       U-Stor Chambers Self-Storage                     3         117          357      2,071,653.22
    222            GCM       9925-9929 Jefferson Boulevard                    5         115          355      1,995,326.85
    223           AMCC       810-812 Fiero Lane                              16         128          284      1,967,729.90
    224           AMCC       Lab Corp of America                             11         109          229      1,836,081.28
    225           LBNA       Birchbrook Office Park                           5         115          355      1,795,755.67
    226            GCM       Oro Valley Self Storage                          5         115          355      1,716,954.25
    227           AMCC       Hillcrest Retail/Office Shopping Center          5         115          355      1,696,218.89
    228           AMCC       Cain Drive Warehouses                           17         103          283      1,674,172.07
    229           SBRC       Mini-City Self Storage                           4         116          296      1,664,338.67
    230           AMCC       Macy Building                                   20         100          280      1,662,577.79
    231            GCM       Senate Place Apartments                          5         115          355        882,791.27
    232            GCM       Eastfield Townhouses                             5         115          355        673,315.34
    233           LBNA       Kendall Manor Apartments                         5         115          355      1,496,527.07
    234           AMCC       The Culver Building                             15         105          345      1,487,285.20
    235           AMCC       Harvard Physicians Building                     16         104          284      1,477,144.13
    236           AMCC       Lyon Street Retail                              28         152          152      1,455,429.06
    237           AMCC       350 Newton Avenue Apartments                    25          95          275      1,451,685.83
    238           AMCC       Solar Gardens                                   16         104          284      1,446,056.89
    239           AMCC       Quality Suites Albuquerque                      15         218          218      1,438,473.02
    240           AMCC       Springville Corners                              6         114          354      1,435,710.47
    241           AMCC       224-234 East Broad Street                       26         106          214      1,425,427.52
    242            GCM       6380 McLeod Drive                                3         117          357      1,402,676.26
    243           AMCC       Black Mountain Point Office Building            31          89          269      1,402,109.92
    244           AMCC       Waste Management Building                        3         117          237      1,393,577.40
    245           AMCC       Silver Lake Plaza                               12         108          348      1,391,114.33
    246           AMCC       Checkmate Apartments                            15         105          345      1,345,548.08
    247           AMCC       Creekside Center                                 2         118          358      1,273,770.53
    248           AMCC       Tolt Towne Center                               28          92          272      1,257,845.64
    249           AMCC       South Fridley Apartments                        26         214          214      1,256,148.95
    250            GCM       6668 Owens Drive                                 7         113          353      1,245,345.71

                       GENERAL MORTGAGE LOAN INFORMATION




  CONTROL       MORTGAGE                                                                       MORTGAGE      ADMINISTRATIVE
   NUMBER     LOAN SELLER    LOAN / PROPERTY NAME                      ORIGINAL BALANCE          RATE           FEE RATE
--------------------------------------------------------------------------------------------------------------------------------
    251            GCM       6320 - 6330 McLeod Drive                        1,242,500         8.7200%           0.0624%
    252            GCM       Rite Aid - Hillside                             1,200,000         8.5900%           0.0624%
    253           AMCC       Howard Johnson Lake Havasu                      1,182,907         7.8000%           0.0624%
    254           LBNA       Wickiup Mobile Home & RV Park                   1,135,000         8.2400%           0.0824%
    255           AMCC       261 East 300 South                              1,150,000         7.5000%           0.0624%
    256           AMCC       Hyde Park Apartments                            1,180,000         7.3000%           0.0624%
    257           AMCC       Hawthorne Business Park                         1,120,000         8.2000%           0.0624%
    258            GCM       Nogales Self Storage                            1,080,000         8.5000%           0.0624%
    259            GCM       Glendale West Self Storage                      1,050,000         8.5000%           0.0624%
    260           AMCC       Lovell Building                                 1,050,000         8.0000%           0.0624%
    261           AMCC       Nationwide Insurance Office Building            1,075,000         7.9000%           0.0624%
    262           AMCC       Attache Building                                1,060,000         7.4000%           0.0624%
    263            GCM       Airport Business Center                         1,000,000         8.7200%           0.0624%
    264           AMCC       Bluebonnet Apartments                             985,000         8.6000%           0.0624%
    265           AMCC       8th Street Apartments                             981,000         8.3500%           0.0624%
    266           LBNA       E. M. Jorgensen Building                          904,250         8.6800%           0.0624%
    267           AMCC       Ralph's Grocery & Deli                            910,000         7.5500%           0.0624%
    268           AMCC       Market Square                                     850,000         7.9000%           0.0624%
    269           AMCC       Blockbuster Video-Salt Lake City                  850,000         7.5000%           0.0624%
    270           AMCC       Prudential Wise-McIntire Office Building          785,000         7.4000%           0.0624%
    271           AMCC       Licton Springs Court Apartments                   750,000         7.4500%           0.0624%
    272           AMCC       Surgicenter of South Bay                          710,000         7.6000%           0.0624%
    273           AMCC       West Fargo Living Center                          700,000         7.3500%           0.0624%
    274           AMCC       Edgewood Apartments                               675,000         7.9000%           0.0624%
    275           AMCC       Washington/Shepherd Retail Center                 700,000         7.2500%           0.0624%
    276           AMCC       Candlewood Apartments                             630,000         9.3500%           0.0624%
    277           AMCC       Bishop Lifting Products                           650,000         8.2000%           0.0624%
    278           AMCC       188 State Street                                  532,000         7.5000%           0.0624%
    279           AMCC       Woodstone Properties                              550,000         7.6500%           0.0624%
    280           AMCC       East Gate Manor Apartments                        500,000         8.4000%           0.0624%



                                                                                                      INTEREST
  CONTROL       MORTGAGE                                                 NET MORTGAGE    RATE         ACCRUAL
   NUMBER     LOAN SELLER    LOAN / PROPERTY NAME                            RATE        TYPE         METHOD            LOAN TYPE
----------------------------------------------------------------------------------------------------------------------------------
    251            GCM       6320 - 6330 McLeod Drive                       8.6576%      Fixed      Actual/360           Balloon
    252            GCM       Rite Aid - Hillside                            8.5276%      Fixed      Actual/360          Full Amort
    253           AMCC       Howard Johnson Lake Havasu                     7.7376%      Fixed        30/360            Full Amort
    254           LBNA       Wickiup Mobile Home & RV Park                  8.1576%      Fixed      Actual/360           Balloon
    255           AMCC       261 East 300 South                             7.4376%      Fixed      Actual/360           Balloon
    256           AMCC       Hyde Park Apartments                           7.2376%      Fixed        30/360            Full Amort
    257           AMCC       Hawthorne Business Park                        8.1376%      Fixed      Actual/360           Balloon
    258            GCM       Nogales Self Storage                           8.4376%      Fixed      Actual/360           Balloon
    259            GCM       Glendale West Self Storage                     8.4376%      Fixed      Actual/360           Balloon
    260           AMCC       Lovell Building                                7.9376%      Fixed      Actual/360           Balloon
    261           AMCC       Nationwide Insurance Office Building           7.8376%      Fixed      Actual/360           Balloon
    262           AMCC       Attache Building                               7.3376%      Fixed      Actual/360           Balloon
    263            GCM       Airport Business Center                        8.6576%      Fixed      Actual/360           Balloon
    264           AMCC       Bluebonnet Apartments                          8.5376%      Fixed      Actual/360           Balloon
    265           AMCC       8th Street Apartments                          8.2876%      Fixed      Actual/360           Balloon
    266           LBNA       E. M. Jorgensen Building                       8.6176%      Fixed      Actual/360           Balloon
    267           AMCC       Ralph's Grocery & Deli                         7.4876%      Fixed      Actual/360           Balloon
    268           AMCC       Market Square                                  7.8376%      Fixed      Actual/360           Balloon
    269           AMCC       Blockbuster Video-Salt Lake City               7.4376%      Fixed      Actual/360           Balloon
    270           AMCC       Prudential Wise-McIntire Office Building       7.3376%      Fixed      Actual/360           Balloon
    271           AMCC       Licton Springs Court Apartments                7.3876%      Fixed      Actual/360           Balloon
    272           AMCC       Surgicenter of South Bay                       7.5376%      Fixed      Actual/360           Balloon
    273           AMCC       West Fargo Living Center                       7.2876%      Fixed      Actual/360           Balloon
    274           AMCC       Edgewood Apartments                            7.8376%      Fixed        30/360            Full Amort
    275           AMCC       Washington/Shepherd Retail Center              7.1876%      Fixed        30/360            Full Amort
    276           AMCC       Candlewood Apartments                          9.2876%      Fixed        30/360             Balloon
    277           AMCC       Bishop Lifting Products                        8.1376%      Fixed        30/360            Full Amort
    278           AMCC       188 State Street                               7.4376%      Fixed      Actual/360           Balloon
    279           AMCC       Woodstone Properties                           7.5876%      Fixed        30/360            Full Amort
    280           AMCC       East Gate Manor Apartments                     8.3376%      Fixed      Actual/360           Balloon



                                                                                               FIRST                     ANTICIPATED
  CONTROL       MORTGAGE                                                                      PAYMENT        GRACE       REPAYMENT
   NUMBER     LOAN SELLER    LOAN / PROPERTY NAME                        NOTE DATE             DATE          PERIOD         DATE
------------------------------------------------------------------------------------------------------------------------------------
    251            GCM       6320 - 6330 McLeod Drive                    06/01/00            07/01/00           5            NAP
    252            GCM       Rite Aid - Hillside                         05/26/99            07/01/99          10            NAP
    253           AMCC       Howard Johnson Lake Havasu                  09/24/99            10/01/99          10            NAP
    254           LBNA       Wickiup Mobile Home & RV Park               08/14/00            10/01/00           5            NAP
    255           AMCC       261 East 300 South                          06/11/99            08/01/99          10            NAP
    256           AMCC       Hyde Park Apartments                        11/23/98            01/01/99          10            NAP
    257           AMCC       Hawthorne Business Park                     10/31/00            12/01/00           5            NAP
    258            GCM       Nogales Self Storage                        06/07/00            08/01/00           5            NAP
    259            GCM       Glendale West Self Storage                  06/07/00            08/01/00           5            NAP
    260           AMCC       Lovell Building                             07/15/99            09/01/99          10            NAP
    261           AMCC       Nationwide Insurance Office Building        02/26/99            04/01/99          10            NAP
    262           AMCC       Attache Building                            10/29/98            12/01/98          10            NAP
    263            GCM       Airport Business Center                     09/30/99            11/01/99           5            NAP
    264           AMCC       Bluebonnet Apartments                       12/22/99            02/01/00          10            NAP
    265           AMCC       8th Street Apartments                       08/06/99            10/01/99          10            NAP
    266           LBNA       E. M. Jorgensen Building                    06/09/00            08/01/00           5            NAP
    267           AMCC       Ralph's Grocery & Deli                      06/30/98            08/01/98          10            NAP
    268           AMCC       Market Square                               02/03/99            04/01/99          10            NAP
    269           AMCC       Blockbuster Video-Salt Lake City            08/28/98            10/01/98          10            NAP
    270           AMCC       Prudential Wise-McIntire Office Building    10/02/98            11/01/98          10            NAP
    271           AMCC       Licton Springs Court Apartments             06/10/98            08/01/98          10            NAP
    272           AMCC       Surgicenter of South Bay                    07/15/98            09/01/98          10            NAP
    273           AMCC       West Fargo Living Center                    09/17/98            11/01/98          10            NAP
    274           AMCC       Edgewood Apartments                         05/05/99            07/01/99          10            NAP
    275           AMCC       Washington/Shepherd Retail Center           10/19/98            12/01/98          10            NAP
    276           AMCC       Candlewood Apartments                       03/13/97            05/01/97          10            NAP
    277           AMCC       Bishop Lifting Products                     03/23/99            05/01/99          10            NAP
    278           AMCC       188 State Street                            11/12/98            01/01/99          10            NAP
    279           AMCC       Woodstone Properties                        07/23/98            09/01/98          10            NAP
    280           AMCC       East Gate Manor Apartments                  12/06/99            02/01/00          10            NAP

                                                                                                          ORIGINAL       STATED
                                                                                                          TERM TO       ORIGINAL
                                                                         SCHEDULED        MONTHLY DEBT   MATURITY/    AMORTIZATION
  CONTROL       MORTGAGE                                                  MATURITY          SERVICE         ARD           TERM
   NUMBER     LOAN SELLER    LOAN / PROPERTY NAME                           DATE            PAYMENT       (MONTHS)      (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------
    251            GCM       6320 - 6330 McLeod Drive                     06/01/10          9,748.14         120          360
    252            GCM       Rite Aid - Hillside                          06/01/16         11,204.99         204          204
    253           AMCC       Howard Johnson Lake Havasu                   01/01/19          9,888.44         232          232
    254           LBNA       Wickiup Mobile Home & RV Park                09/01/10          8,518.90         120          360
    255           AMCC       261 East 300 South                           07/01/09          8,498.40         120          300
    256           AMCC       Hyde Park Apartments                         12/01/18          9,362.22         240          240
    257           AMCC       Hawthorne Business Park                      11/01/10          8,374.85         120          360
    258            GCM       Nogales Self Storage                         07/01/10          8,304.27         120          360
    259            GCM       Glendale West Self Storage                   07/01/10          8,073.59         120          360
    260           AMCC       Lovell Building                              08/01/09          7,704.53         120          360
    261           AMCC       Nationwide Insurance Office Building         03/01/09          8,924.95         120          240
    262           AMCC       Attache Building                             11/01/08          7,764.49         120          300
    263            GCM       Airport Business Center                      10/01/09          8,201.06         120          300
    264           AMCC       Bluebonnet Apartments                        01/01/10          7,997.98         120          300
    265           AMCC       8th Street Apartments                        09/01/09          7,439.01         120          360
    266           LBNA       E. M. Jorgensen Building                     07/01/10          7,068.58         120          360
    267           AMCC       Ralph's Grocery & Deli                       07/01/10          6,754.45         144          300
    268           AMCC       Market Square                                03/01/09          6,504.23         120          300
    269           AMCC       Blockbuster Video-Salt Lake City             09/01/08          6,281.43         120          300
    270           AMCC       Prudential Wise-McIntire Office Building     10/01/08          5,750.12         120          300
    271           AMCC       Licton Springs Court Apartments              07/01/08          5,518.07         120          300
    272           AMCC       Surgicenter of South Bay                     08/01/08          5,763.21         120          240
    273           AMCC       West Fargo Living Center                     10/01/08          5,575.12         120          240
    274           AMCC       Edgewood Apartments                          06/01/19          5,604.04         240          240
    275           AMCC       Washington/Shepherd Retail Center            11/01/13          6,390.05         180          180
    276           AMCC       Candlewood Apartments                        04/01/07          5,438.74         120          300
    277           AMCC       Bishop Lifting Products                      04/01/09          7,955.16         120          120
    278           AMCC       188 State Street                             12/01/08          4,285.76         120          240
    279           AMCC       Woodstone Properties                         08/01/13          5,145.57         180          180
    280           AMCC       East Gate Manor Apartments                   01/01/10          3,992.50         120          300

                                                                                 REMAINING     STATED
                                                                                  TERM TO     REMAINING
                                                                                 MATURITY/   AMORTIZATION    CUT-OFF
  CONTROL       MORTGAGE                                               SEASONING     ARD         TERM          DATE
   NUMBER     LOAN SELLER    LOAN / PROPERTY NAME                       (MONTHS)   (MONTHS)    (MONTHS)       BALANCE
-----------------------------------------------------------------------------------------------------------------------
    251            GCM       6320 - 6330 McLeod Drive                      6         114          354      1,239,024.49
    252            GCM       Rite Aid - Hillside                          18         186          186      1,152,649.05
    253           AMCC       Howard Johnson Lake Havasu                   15         217          217      1,148,369.52
    254           LBNA       Wickiup Mobile Home & RV Park                 3         117          357      1,133,070.73
    255           AMCC       261 East 300 South                           17         103          283      1,128,824.58
    256           AMCC       Hyde Park Apartments                         24         216          216      1,123,751.04
    257           AMCC       Hawthorne Business Park                       1         119          359      1,119,278.48
    258            GCM       Nogales Self Storage                          5         115          355      1,077,461.10
    259            GCM       Glendale West Self Storage                    5         115          355      1,047,531.65
    260           AMCC       Lovell Building                              16         104          344      1,040,104.09
    261           AMCC       Nationwide Insurance Office Building         21          99          219      1,036,270.65
    262           AMCC       Attache Building                             25          95          275      1,029,447.80
    263            GCM       Airport Business Center                      14         106          286        988,053.79
    264           AMCC       Bluebonnet Apartments                        11         109          289        975,505.19
    265           AMCC       8th Street Apartments                        15         105          345        973,007.92
    266           LBNA       E. M. Jorgensen Building                      5         115          355        902,238.79
    267           AMCC       Ralph's Grocery & Deli                       29         115          271        880,257.05
    268           AMCC       Market Square                                21          99          279        831,794.32
    269           AMCC       Blockbuster Video-Salt Lake City             27          93          273        823,855.65
    270           AMCC       Prudential Wise-McIntire Office Building     26          94          274        761,499.87
    271           AMCC       Licton Springs Court Apartments              29          91          271        725,049.40
    272           AMCC       Surgicenter of South Bay                     28          92          212        673,400.49
    273           AMCC       West Fargo Living Center                     26          94          214        665,632.63
    274           AMCC       Edgewood Apartments                          18         222          222        652,904.01
    275           AMCC       Washington/Shepherd Retail Center            25         155          155        641,873.72
    276           AMCC       Candlewood Apartments                        44          76          256        602,311.53
    277           AMCC       Bishop Lifting Products                      20         100          100        574,975.87
    278           AMCC       188 State Street                             24          96          216        508,483.10
    279           AMCC       Woodstone Properties                         28         152          152        499,921.46
    280           AMCC       East Gate Manor Apartments                   11         109          289        494,988.34

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                       LOCKOUT    DEFEASEANCE
  CONTROL     MORTGAGE                                                                                 PERIOD        START
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS                    DATE          DATE
-----------------------------------------------------------------------------------------------------------------------------------
    101          SBRC      One Financial Place                 LO(30)/Defeasance(87)/Free(3)          12/31/02      01/01/03
    102          LBNA      Medical Mutual of Ohio              LO(35)/Defeasance(82)/Free(3)          09/30/03      10/01/03
    103          LBNA      Jorie Plaza                         LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    104           GCM      Westland Meadows                    LO(25)/Defeasance(91)/Free(4)          12/31/02      01/01/03
    105           GCM      Stonegate One                       LO(25)/Defeasance(91)/Free(4)          12/31/02      01/01/03
    106          SBRC      149 New Montgomery Street           LO(34)/Defeasance(84)/Free(2)          12/31/02      01/01/03
    107          LBNA      101 West Grand                      LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    108          LBNA      57 W. Grand                         LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    109          LBNA      40 West Hubbard                     LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    110          LBNA      South Loop Market Place             LO(35)/Defeasance(82)/Free(3)          10/31/03      11/01/03
    111           GCM      Granite State Marketplace           LO(51)/Defeasance(65)/Free(4)          12/31/02      01/01/03
    112           GCM      Pacific Plaza                       LO(28)/Defeasance(88)/Free(4)          12/31/02      01/01/03
    113          SBRC      Seatac Village Shopping Center      LO(39)/Defeasance(79)/Free(2)          12/31/02      01/01/03
    114          LBNA      Seattle-Mead Industrial Facilities  LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    115          LBNA      Hamilton Court Apartments           LO(35)/Defeasance(82)/Free(3)          10/31/03      11/01/03
    116           GCM      Webster Building                    LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    117          SBRC      Amerix Building                     LO(32)/Defeasance(85)/Free(3)          12/31/02      01/01/03
    118          SBRC      85 Devonshire Street/258-262
                           Washington Street                   LO(32)/Defeasance(24)/Free(4)          12/31/02      01/01/03
    119          SBRC      Centro De Distribucion del Norte    LO(41)/Defeasance(76)/Free(3)          12/31/02      01/01/03
    120           GCM      801 Boylston Street                 LO(27)/Defeasance(89)/Free(4)          12/31/02      01/01/03
    121          LBNA      29200 Northwestern Highway          LO(35)/Defeasance(82)/Free(3)          10/31/03      11/01/03
---------------------------------------------------------------------------------------------------------------------------------
    122           GCM      Simchik Four Property Portfolio     LO(38)/Defeasance(75)/Free(4)          12/31/03      01/01/04
    122a                   100 Market Street
    122b                   9 Executive Park Drive
    122c                   1255 South Willow Street
    122d                   135 Daniel Webster Highway
---------------------------------------------------------------------------------------------------------------------------------
    123           GCM      Four Points Hotel by Sheraton       LO(31)/Defeasance(85)/Free(4)          12/31/02      01/01/03
    124          LBNA      GE / Montgomery Wards               LO(35)/Defeasance(82)/Free(3)          10/31/03      11/01/03
                            - Col. Springs
    125          LBNA      GE / Montgomery Wards               LO(35)/Defeasance(82)/Free(3)          10/31/03      11/01/03
                            - Pasadena Tx
    126          SBRC      US Storage Centers                  LO(41)/Defeasance(75)/Free(4)          12/31/02      01/01/03
    127          LBNA      Traders Tower - Self Park           Grtr1%UPBorYM(113)/Free(7)                NAP          NAP
    128          LBNA      Mabek CO L.P.                       Grtr1%UPBorYM(171)/Free(9)                NAP          NAP
    129           GCM      Burlington Self Storage             LO(28)/Defeasance(88)/Free(4)          12/31/02      01/01/03
    130           GCM      Boynton Plaza                       LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    131          SBRC      601-609 Mission Street              LO(31)/Defeasance(86)/Free(3)          12/31/02      01/01/03
    132           GCM      Garden Ridge                        LO(25)/Defeasance(91)/Free(4)          12/31/02      01/01/03
    133           GCM      300 West Pratt Street               LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    134           GCM      The GTE Building                    LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    135           GCM      Hamlin Court                        LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    136          AMCC      Telex Building                      LO(36)/Defeasance(80)/Free(4)          06/30/03      07/01/03
    137          AMCC      Charnelton Place Office Building    LO(60)/Defeasance(56)/Free(4)          01/31/05      02/01/05
    138           GCM      Michael's Plaza                     LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
---------------------------------------------------------------------------------------------------------------------------------
    139           GCM      Mountain Vista Apartments           LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
                            & Cibola Village
    139a                   Mountain Vista Apartments
    139b                   Cibola Village
---------------------------------------------------------------------------------------------------------------------------------
    140          LBNA      Horizon Health Center               LO(35)/Defeasance(82)/Free(3)          06/30/03      07/01/03
    141           GCM      300 West Hubbard Street Building    LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    142           GCM      445 North Wells Street Building     LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    143           GCM      Miracle Mile Business Center        LO(59)/Grtr1%UPBorYM(57)/Free(4)       04/30/05        NAP
    144           GCM      Folsom Self-Storage                 LO(27)/Defeasance(89)/Free(4)          12/31/02      01/01/03

                                                                                 YIELD        YIELD
                                                                               MAINTENANCE  MAINTENANCE  PREPAYMENT   PREPAYMENT
                                                                DEFEASEANCE      PERIOD       PERIOD       PENALTY     PENALTY
  CONTROL     MORTGAGE                                               END          STATE        END          START        END
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                     DATE          DATE         DATE         DATE         DATE
-----------------------------------------------------------------------------------------------------------------------------------
    101          SBRC      One Financial Place                    03/31/10         NAP          NAP          NAP          NAP
    102          LBNA      Medical Mutual of Ohio                 06/30/10         NAP          NAP          NAP          NAP
    103          LBNA      Jorie Plaza                            09/30/10         NAP          NAP          NAP          NAP
    104           GCM      Westland Meadows                       07/31/10         NAP          NAP          NAP          NAP
    105           GCM      Stonegate One                          07/31/10         NAP          NAP          NAP          NAP
    106          SBRC      149 New Montgomery Street              12/31/09         NAP          NAP          NAP          NAP
    107          LBNA      101 West Grand                         09/30/10         NAP          NAP          NAP          NAP
    108          LBNA      57 W. Grand                            09/30/10         NAP          NAP          NAP          NAP
    109          LBNA      40 West Hubbard                        09/30/10         NAP          NAP          NAP          NAP
    110          LBNA      South Loop Market Place                08/31/10         NAP          NAP          NAP          NAP
    111           GCM      Granite State Marketplace              05/31/08         NAP          NAP          NAP          NAP
    112           GCM      Pacific Plaza                          04/30/10         NAP          NAP          NAP          NAP
    113          SBRC      Seatac Village Shopping Center         07/31/09         NAP          NAP          NAP          NAP
    114          LBNA      Seattle-Mead Industrial Facilities     09/30/10         NAP          NAP          NAP          NAP
    115          LBNA      Hamilton Court Apartments              08/31/10         NAP          NAP          NAP          NAP
    116           GCM      Webster Building                       12/31/09         NAP          NAP          NAP          NAP
    117          SBRC      Amerix Building                        01/31/10         NAP          NAP          NAP          NAP
    118          SBRC      85 Devonshire Street/258-262
                           Washington Street                      12/31/04         NAP          NAP          NAP          NAP
    119          SBRC      Centro De Distribucion del Norte       04/30/09         NAP          NAP          NAP          NAP
    120           GCM      801 Boylston Street                    05/31/10         NAP          NAP          NAP          NAP
    121          LBNA      29200 Northwestern Highway             08/31/10         NAP          NAP          NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
    122           GCM      Simchik Four Property Portfolio        03/31/10         NAP          NAP          NAP          NAP
    122a                   100 Market Street
    122b                   9 Executive Park Drive
    122c                   1255 South Willow Street
    122d                   135 Daniel Webster Highway
-----------------------------------------------------------------------------------------------------------------------------------
    123           GCM      Four Points Hotel by Sheraton          01/31/10         NAP          NAP          NAP          NAP
    124          LBNA      GE / Montgomery Wards                  08/31/10         NAP          NAP          NAP          NAP
                            - Col. Springs
    125          LBNA      GE / Montgomery Wards                  08/31/10         NAP          NAP          NAP          NAP
                            - Pasadena Tx
    126          SBRC      US Storage Centers                     03/31/09         NAP          NAP          NAP          NAP
    127          LBNA      Traders Tower - Self Park                 NAP        05/01/97      09/30/06       NAP          NAP
    128          LBNA      Mabek CO L.P.                             NAP        06/01/94      07/31/08       NAP          NAP
    129           GCM      Burlington Self Storage                04/30/10         NAP          NAP          NAP          NAP
    130           GCM      Boynton Plaza                          03/31/10         NAP          NAP          NAP          NAP
    131          SBRC      601-609 Mission Street                 02/28/10         NAP          NAP          NAP          NAP
    132           GCM      Garden Ridge                           07/31/10         NAP          NAP          NAP          NAP
    133           GCM      300 West Pratt Street                  12/31/09         NAP          NAP          NAP          NAP
    134           GCM      The GTE Building                       02/28/10         NAP          NAP          NAP          NAP
    135           GCM      Hamlin Court                           02/28/10         NAP          NAP          NAP          NAP
    136          AMCC      Telex Building                         02/28/10         NAP          NAP          NAP          NAP
    137          AMCC      Charnelton Place Office Building       09/30/09         NAP          NAP          NAP          NAP
    138           GCM      Michael's Plaza                        12/31/09         NAP          NAP          NAP          NAP
-----------------------------------------------------------------------------------------------------------------------------------
    139           GCM      Mountain Vista Apartments              02/28/10         NAP          NAP          NAP          NAP
                            & Cibola Village
    139a                   Mountain Vista Apartments
    139b                   Cibola Village
-----------------------------------------------------------------------------------------------------------------------------------
    140          LBNA      Horizon Health Center                  04/30/10         NAP          NAP          NAP          NAP
    141           GCM      300 West Hubbard Street Building       12/31/09         NAP          NAP          NAP          NAP
    142           GCM      445 North Wells Street Building        02/28/10         NAP          NAP          NAP          NAP
    143           GCM      Miracle Mile Business Center              NAP        05/01/05      01/31/10       NAP          NAP
    144           GCM      Folsom Self-Storage                    05/31/10         NAP          NAP          NAP          NAP

                                                                      YIELD                 YIELD
                                                                   MAINTENANCE            MAINTENANCE
  CONTROL     MORTGAGE                                             CALCULATION             INTEREST
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                       METHOD                 RATE
--------------------------------------------------------------------------------------------------------
    101          SBRC      One Financial Place                          NAP                   NAP
    102          LBNA      Medical Mutual of Ohio                       NAP                   NAP
    103          LBNA      Jorie Plaza                                  NAP                   NAP
    104           GCM      Westland Meadows                             NAP                   NAP
    105           GCM      Stonegate One                                NAP                   NAP
    106          SBRC      149 New Montgomery Street                    NAP                   NAP
    107          LBNA      101 West Grand                               NAP                   NAP
    108          LBNA      57 W. Grand                                  NAP                   NAP
    109          LBNA      40 West Hubbard                              NAP                   NAP
    110          LBNA      South Loop Market Place                      NAP                   NAP
    111           GCM      Granite State Marketplace                    NAP                   NAP
    112           GCM      Pacific Plaza                                NAP                   NAP
    113          SBRC      Seatac Village Shopping Center               NAP                   NAP
    114          LBNA      Seattle-Mead Industrial Facilities           NAP                   NAP
    115          LBNA      Hamilton Court Apartments                    NAP                   NAP
    116           GCM      Webster Building                             NAP                   NAP
    117          SBRC      Amerix Building                              NAP                   NAP
    118          SBRC      85 Devonshire Street/258-262
                           Washington Street                            NAP                   NAP
    119          SBRC      Centro De Distribucion del Norte             NAP                   NAP
    120           GCM      801 Boylston Street                          NAP                   NAP
    121          LBNA      29200 Northwestern Highway                   NAP                   NAP
------------------------------------------------------------------------------------------------------------
    122           GCM      Simchik Four Property Portfolio              NAP                   NAP
    122a                   100 Market Street
    122b                   9 Executive Park Drive
    122c                   1255 South Willow Street
    122d                   135 Daniel Webster Highway
------------------------------------------------------------------------------------------------------------
    123           GCM      Four Points Hotel by Sheraton                NAP                   NAP
    124          LBNA      GE / Montgomery Wards                        NAP                   NAP
                            - Col. Springs
    125          LBNA      GE / Montgomery Wards                        NAP                   NAP
                            - Pasadena Tx
    126          SBRC      US Storage Centers                           NAP                   NAP
    127          LBNA      Traders Tower - Self Park               Present Value      Treasury Flat-Maturity
    128          LBNA      Mabek CO L.P.                           Present Value      Treasury Flat-Maturity
    129           GCM      Burlington Self Storage                      NAP                   NAP
    130           GCM      Boynton Plaza                                NAP                   NAP
    131          SBRC      601-609 Mission Street                       NAP                   NAP
    132           GCM      Garden Ridge                                 NAP                   NAP
    133           GCM      300 West Pratt Street                        NAP                   NAP
    134           GCM      The GTE Building                             NAP                   NAP
    135           GCM      Hamlin Court                                 NAP                   NAP
    136          AMCC      Telex Building                               NAP                   NAP
    137          AMCC      Charnelton Place Office Building             NAP                   NAP
    138           GCM      Michael's Plaza                              NAP                   NAP
------------------------------------------------------------------------------------------------------------
    139           GCM      Mountain Vista Apartments                    NAP                   NAP
                            & Cibola Village
    139a                   Mountain Vista Apartments
    139b                   Cibola Village
------------------------------------------------------------------------------------------------------------
    140          LBNA      Horizon Health Center                        NAP                   NAP
    141           GCM      300 West Hubbard Street Building             NAP                   NAP
    142           GCM      445 North Wells Street Building              NAP                   NAP
    143           GCM      Miracle Mile Business Center        Interest Differential  Treasury Flat-Maturity
    144           GCM      Folsom Self-Storage                          NAP                   NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION



                                                                                                       LOCKOUT
                                                                                                       PERIOD      DEFEASEANCE
  CONTROL     MORTGAGE                                                                                  END          START
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS                    DATE          DATE
-----------------------------------------------------------------------------------------------------------------------------------
    145          SBRC      Arlington Heights Apartments        LO(40)/Defeasance(77)/Free(3)          12/31/02      01/01/03
    146          LBNA      Carriage House Lofts                LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    147           GCM      Northpointe Shopping Center         LO(59)/Grtr1%UPBorYM(57)/Free(4)       09/30/05        NAP
    148           GCM      2 Willow Street                     LO(59)/Grtr1%UPBorYM(58)/Free(3)       08/31/05        NAP
    149          SBRC      Villa de Mission East               LO(31)/Defeasance(86)/Free(3)          12/31/02      01/01/03
    150           GCM      Calaveras Landing Shopping Center   LO(33)/Defeasance(83)/Free(4)          12/31/02      01/01/03
    151           GCM      Healtheon                           LO(31)/Defeasance(85)/Free(4)          12/31/02      01/01/03
    152           GCM      444 North Wells Street Building     LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    153           GCM      1600 Corporate Center Drive         LO(28)/Defeasance(88)/Free(4)          12/31/02      01/01/03
    156          SBRC      Town Green at Wilton Center         LO(29)/Defeasance(88)/Free(3)          12/31/02      01/01/03
    154           GCM      Little Creek Apartments             LO(26)/Defeasance(90)/Free(4)          12/31/02      01/01/03
    155           GCM      271 - 285 East Fordham Road         LO(37)/Defeasance(79)/Free(4)          12/31/02      01/01/03
    157           GCM      El Dorado Plaza                     LO(26)/Defeasance(90)/Free(4)          12/31/02      01/01/03
    158          SBRC      Tivoli Gardens Apartments           LO(36)/Defeasance(81)/Free(3)          12/31/02      01/01/03
    159          SBRC      155 Washington Ave                  LO(38)/Defeasance(79)/Free(3)          12/31/02      01/01/03
    160          SBRC      370 Convention Way                  LO(30)/Defeasance(51)/Free(3)          12/31/02      01/01/03
    161           GCM      Union Landing Retail Center         LO(31)/Defeasance(85)/Free(4)          12/31/02      01/01/03
    162           GCM      Briarwood Apartments                LO(26)/Defeasance(87)/Free(7)          12/31/02      01/01/03
    163          SBRC      Franklinton Square Shopping Center  LO(31)/Defeasance(86)/Free(3)          12/31/02      01/01/03
    164           GCM      Conquistador Apartments             LO(40)/Defeasance(76)/Free(4)          12/31/02      01/01/03
    165           GCM      Greenhill Corporate Center          LO(26)/Defeasance(90)/Free(4)          12/31/02      01/01/03
    166           GCM      Northridge Apartments               LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    167           GCM      Red Coach Village Apartments        LO(31)/Defeasance(85)/Free(4)          12/31/02      01/01/03
    168          AMCC      K-Mart Shopping Center - Savannah   LO(60)/Defeasance(56)/Free(4)          01/31/05      02/01/05
    169          SBRC      The Cascades                        LO(39)/Defeasance(78)/Free(3)          12/31/02      01/01/03
    170           GCM      The Trane Company Building          LO(31)/Defeasance(85)/Free(4)          12/31/02      01/01/03
    171          LBNA      Chandler's Building                 LO(35)/Defeasance(81)/Free(4)          04/30/03      05/01/03
    172          AMCC      K-Mart Shopping Center - Nashville  LO(60)/Defeasance(56)/Free(4)          01/31/05      02/01/05
    173          AMCC      2150 Joshua's Path                  LO(59)/Grtr1%UPBorYM(57)/Free(4)       11/30/04        NAP
    174          AMCC      Ver-Sa-Til                          LO(60)/Defeasance(56)/Free(4)          07/31/04      08/01/04
    175          LBNA      Springdale Mall                     LO(35)/Defeasance(82)/Free(3)          09/30/03      10/01/03
    176          LBNA      Frontier Commons/Global Crossing    LO(35)/Defeasance(82)/Free(3)          06/30/03      07/01/03
    177           GCM      Wythe Shopping Center               LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    178          AMCC      Pencader Corporate Center           LO(59)/Grtr1%UPBorYM(57)/Free(4)       06/30/04        NAP
    179          LBNA      Watermark Office Building           LO(35)/Defeasance(106)/Free(3)         09/30/03      10/01/03
    180           GCM      801 West Diversey Parkway           LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    181           GCM      Lafayette Business Park             LO(33)/Defeasance(83)/Free(4)          12/31/02      01/01/03
    182           GCM      Arrow Business Center               LO(26)/Defeasance(90)/Free(4)          12/31/02      01/01/03
    183          LBNA      Palm Haven Mobile Home Park         LO(35)/Defeasance(82)/Free(3)          06/30/03      07/01/03
    184          AMCC      Cedar Marketplace                   LO(37)/Defeasance(79)/Free(4)          12/31/02      01/01/03
    185           GCM      Crossroads Professional Building    LO(26)/Defeasance(87)/Free(7)          12/31/02      01/01/03
    186          LBNA      Imperial Crown Center               LO(35)/Defeasance(82)/Free(3)          11/30/03      12/01/03
    187           GCM      Fran Murphy Building                LO(26)/Defeasance(90)/Free(4)          12/31/02      01/01/03
    188           GCM      Walgreen's - South Medford          LO(25)/Defeasance(91)/Free(4)          12/31/02      01/01/03
    189           GCM      Sav-on and Carl's Jr.               LO(27)/Defeasance(89)/Free(4)          12/31/02      01/01/03
    190          AMCC      The Shops at Enon Springs           LO(60)/Defeasance(56)/Free(4)          05/31/05      06/01/05
    191          AMCC      Sierra Heartland Senior Apartments  LO(60)/Defeasance(56)/Free(4)          08/31/05      09/01/05
    192           GCM      Weatherbridge Center Buildings II
                           and III                             LO(28)/Defeasance(148)/Free(4)         12/31/02      01/01/03

                                                                                   YIELD        YIELD
                                                                                 MAINTENANCE  MAINTENANCE  PREPAYMENT   PREPAYMENT
                                                                  DEFEASEANCE      PERIOD       PERIOD       PENALTY     PENALTY
  CONTROL     MORTGAGE                                                 END          START        END          START        END
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                       DATE          DATE         DATE         DATE         DATE
-----------------------------------------------------------------------------------------------------------------------------------
    145          SBRC      Arlington Heights Apartments             05/31/09         NAP          NAP          NAP          NAP
    146          LBNA      Carriage House Lofts                     09/30/10         NAP          NAP          NAP          NAP
    147           GCM      Northpointe Shopping Center                 NAP        10/01/05      06/30/10       NAP          NAP
    148           GCM      2 Willow Street                             NAP        09/01/05      06/30/10       NAP          NAP
    149          SBRC      Villa de Mission East                    02/28/10         NAP          NAP          NAP          NAP
    150           GCM      Calaveras Landing Shopping Center        11/30/09         NAP          NAP          NAP          NAP
    151           GCM      Healtheon                                01/31/10         NAP          NAP          NAP          NAP
    152           GCM      444 North Wells Street Building          02/28/10         NAP          NAP          NAP          NAP
    153           GCM      1600 Corporate Center Drive              04/30/10         NAP          NAP          NAP          NAP
    156          SBRC      Town Green at Wilton Center              04/30/10         NAP          NAP          NAP          NAP
    154           GCM      Little Creek Apartments                  06/30/10         NAP          NAP          NAP          NAP
    155           GCM      271 - 285 East Fordham Road              07/31/09         NAP          NAP          NAP          NAP
    157           GCM      El Dorado Plaza                          06/30/10         NAP          NAP          NAP          NAP
    158          SBRC      Tivoli Gardens Apartments                09/30/09         NAP          NAP          NAP          NAP
    159          SBRC      155 Washington Ave                       07/31/09         NAP          NAP          NAP          NAP
    160          SBRC      370 Convention Way                       03/31/07         NAP          NAP          NAP          NAP
    161           GCM      Union Landing Retail Center              01/31/10         NAP          NAP          NAP          NAP
    162           GCM      Briarwood Apartments                     03/31/10         NAP          NAP          NAP          NAP
    163          SBRC      Franklinton Square Shopping Center       02/28/10         NAP          NAP          NAP          NAP
    164           GCM      Conquistador Apartments                  04/30/09         NAP          NAP          NAP          NAP
    165           GCM      Greenhill Corporate Center               06/30/10         NAP          NAP          NAP          NAP
    166           GCM      Northridge Apartments                    02/28/10         NAP          NAP          NAP          NAP
    167           GCM      Red Coach Village Apartments             01/31/10         NAP          NAP          NAP          NAP
    168          AMCC      K-Mart Shopping Center - Savannah        09/30/09         NAP          NAP          NAP          NAP
    169          SBRC      The Cascades                             06/30/09         NAP          NAP          NAP          NAP
    170           GCM      The Trane Company Building               01/31/10         NAP          NAP          NAP          NAP
    171          LBNA      Chandler's Building                      01/31/10         NAP          NAP          NAP          NAP
    172          AMCC      K-Mart Shopping Center - Nashville       09/30/09         NAP          NAP          NAP          NAP
    173          AMCC      2150 Joshua's Path                          NAP        12/01/04      08/31/09       NAP          NAP
    174          AMCC      Ver-Sa-Til                               03/31/09         NAP          NAP          NAP          NAP
    175          LBNA      Springdale Mall                          07/31/10         NAP          NAP          NAP          NAP
    176          LBNA      Frontier Commons/Global Crossing         04/30/10         NAP          NAP          NAP          NAP
    177           GCM      Wythe Shopping Center                    12/31/09         NAP          NAP          NAP          NAP
    178          AMCC      Pencader Corporate Center                   NAP        07/01/04      03/31/09       NAP          NAP
    179          LBNA      Watermark Office Building                07/31/12         NAP          NAP          NAP          NAP
    180           GCM      801 West Diversey Parkway                02/28/10         NAP          NAP          NAP          NAP
    181           GCM      Lafayette Business Park                  11/30/09         NAP          NAP          NAP          NAP
    182           GCM      Arrow Business Center                    06/30/10         NAP          NAP          NAP          NAP
    183          LBNA      Palm Haven Mobile Home Park              04/30/10         NAP          NAP          NAP          NAP
    184          AMCC      Cedar Marketplace                        07/31/09         NAP          NAP          NAP          NAP
    185           GCM      Crossroads Professional Building         03/31/10         NAP          NAP          NAP          NAP
    186          LBNA      Imperial Crown Center                    09/30/10         NAP          NAP          NAP          NAP
    187           GCM      Fran Murphy Building                     06/30/10         NAP          NAP          NAP          NAP
    188           GCM      Walgreen's - South Medford               07/31/10         NAP          NAP          NAP          NAP
    189           GCM      Sav-on and Carl's Jr.                    05/31/10         NAP          NAP          NAP          NAP
    190          AMCC      The Shops at Enon Springs                01/31/10         NAP          NAP          NAP          NAP
    191          AMCC      Sierra Heartland Senior Apartments       04/30/10         NAP          NAP          NAP          NAP
    192           GCM      Weatherbridge Center Buildings II
                           and III                                  04/30/15         NAP          NAP          NAP          NAP

                                                                        YIELD                 YIELD
                                                                     MAINTENANCE            MAINTENANCE
  CONTROL     MORTGAGE                                               CALCULATION             INTEREST
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                         METHOD                 RATE
----------------------------------------------------------------------------------------------------------
    145          SBRC      Arlington Heights Apartments                   NAP                   NAP
    146          LBNA      Carriage House Lofts                           NAP                   NAP
    147           GCM      Northpointe Shopping Center          Interest Differential  Treasury Flat-Maturity
    148           GCM      2 Willow Street                      Interest Differential  Treasury Flat-Maturity
    149          SBRC      Villa de Mission East                          NAP                   NAP
    150           GCM      Calaveras Landing Shopping Center              NAP                   NAP
    151           GCM      Healtheon                                      NAP                   NAP
    152           GCM      444 North Wells Street Building                NAP                   NAP
    153           GCM      1600 Corporate Center Drive                    NAP                   NAP
    156          SBRC      Town Green at Wilton Center                    NAP                   NAP
    154           GCM      Little Creek Apartments                        NAP                   NAP
    155           GCM      271 - 285 East Fordham Road                    NAP                   NAP
    157           GCM      El Dorado Plaza                                NAP                   NAP
    158          SBRC      Tivoli Gardens Apartments                      NAP                   NAP
    159          SBRC      155 Washington Ave                             NAP                   NAP
    160          SBRC      370 Convention Way                             NAP                   NAP
    161           GCM      Union Landing Retail Center                    NAP                   NAP
    162           GCM      Briarwood Apartments                           NAP                   NAP
    163          SBRC      Franklinton Square Shopping Center             NAP                   NAP
    164           GCM      Conquistador Apartments                        NAP                   NAP
    165           GCM      Greenhill Corporate Center                     NAP                   NAP
    166           GCM      Northridge Apartments                          NAP                   NAP
    167           GCM      Red Coach Village Apartments                   NAP                   NAP
    168          AMCC      K-Mart Shopping Center - Savannah              NAP                   NAP
    169          SBRC      The Cascades                                   NAP                   NAP
    170           GCM      The Trane Company Building                     NAP                   NAP
    171          LBNA      Chandler's Building                            NAP                   NAP
    172          AMCC      K-Mart Shopping Center - Nashville             NAP                   NAP
    173          AMCC      2150 Joshua's Path                        Present Value       Treasury Flat-WAL
    174          AMCC      Ver-Sa-Til                                     NAP                   NAP
    175          LBNA      Springdale Mall                                NAP                   NAP
    176          LBNA      Frontier Commons/Global Crossing               NAP                   NAP
    177           GCM      Wythe Shopping Center                          NAP                   NAP
    178          AMCC      Pencader Corporate Center                 Present Value       Treasury Flat-WAL
    179          LBNA      Watermark Office Building                      NAP                   NAP
    180           GCM      801 West Diversey Parkway                      NAP                   NAP
    181           GCM      Lafayette Business Park                        NAP                   NAP
    182           GCM      Arrow Business Center                          NAP                   NAP
    183          LBNA      Palm Haven Mobile Home Park                    NAP                   NAP
    184          AMCC      Cedar Marketplace                              NAP                   NAP
    185           GCM      Crossroads Professional Building               NAP                   NAP
    186          LBNA      Imperial Crown Center                          NAP                   NAP
    187           GCM      Fran Murphy Building                           NAP                   NAP
    188           GCM      Walgreen's - South Medford                     NAP                   NAP
    189           GCM      Sav-on and Carl's Jr.                          NAP                   NAP
    190          AMCC      The Shops at Enon Springs                      NAP                   NAP
    191          AMCC      Sierra Heartland Senior Apartments             NAP                   NAP
    192           GCM      Weatherbridge Center Buildings II
                           and III                                        NAP                   NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION

                                                                                                       LOCKOUT     DEFEASANCE
  CONTROL     MORTGAGE                                                                               PERIOD END      START
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS                    DATE          DATE
----------------------------------------------------------------------------------------------------------------------------------
    193          SBRC      K-Mart Shopping Center - Salem      LO(30)/Defeasance(87)/Free(3)          12/31/02      01/01/03
    194           GCM      1201 Sharp Street                   LO(35)/Defeasance(81)/Free(4)          12/31/02      01/01/03
    195          AMCC      RPS Warehouse                       LO(60)/Defeasance(56)/Free(4)          08/31/05      09/01/05
    196          AMCC      755 & 775 Fiero Lane                LO(59)/Defeasance(57)/Free(4)          02/28/05      03/01/05
    197           GCM      Redondo Tower Apartments            LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    198          AMCC      Plaza II Office Building            LO(60)/Defeasance(56)/Free(4)          09/30/04      10/01/04
    199          LBNA      Fountain Place Apartments           LO(39)/Defeasance(78)/Free(3)          12/31/02      01/01/03
    200          AMCC      Carriage House Apartment            LO(59)/Grtr1%UPBorYM(177)/Free(4)      03/31/04        NAP
                            - Sioux Falls
    201          AMCC      Carriage House Apartment            LO(59)/Grtr1%UPBorYM(177)/Free(4)      03/31/04        NAP
                            - Brookings
    202          AMCC      Carriage House Apartment            LO(59)/Grtr1%UPBorYM(177)/Free(4)      03/31/04        NAP
                            - Pierre
    203           GCM      Pioneer Point Apartments            LO(41)/Defeasance(78)/Free(1)          12/31/02      01/01/03
    204          AMCC      CVS Harper Center                   LO(60)/Defeasance(56)/Free(4)          11/30/05      12/01/05
    205          SBRC      K-Mart Shopping Center              LO(30)/Defeasance(207)/Free(3)         12/31/02      01/01/03
                            - Salt Lake City
    206           GCM      6396, 6392, 6372 McLeod Drive       LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    207          SBRC      Broadway Plaza Building             LO(29)/Defeasance(88)/Free(3)          12/31/02      01/01/03
    208          SBRC      225 Long Avenue                     LO(28)/Defeasance(90)/Free(2)          12/31/02      01/01/03
    209          LBNA      Almond Grand Gurnee                 Grtr1%UPBorYM(67)/Free(3)                 NAP          NAP
    210           GCM      Summit/Breckenridge Apartments      LO(33)/Defeasance(83)/Free(4)          12/31/02      01/01/03
    211           GCM      Peppertree Apartments               LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    212           GCM      Hillmount Apartments                LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    213          AMCC      1500 Renaissance Building           LO(59)/Defeasance(57)/Free(4)          04/30/05      05/01/05
    214          AMCC      Etinuum Office Building             LO(60)/Defeasance(56)/Free(4)          11/30/05      12/01/05
    215          AMCC      DHR Office Building                 LO(59)/Grtr1%UPBorYM(57)/Free(4)       07/31/04        NAP
    216           GCM      Oakwood Manor Apartments            LO(32)/Defeasance(84)/Free(4)          12/31/02      01/01/03
    217           GCM      Woodbend Apartments                 LO(27)/Defeasance(86)/Free(7)          12/31/02      01/01/03
    218          AMCC      Warminster Shopping Center          LO(59)/Grtr1%UPBorYM(57)/Free(4)       09/30/04        NAP
    219          AMCC      PBR II                              LO(35)/Grtr1%UPBorYM(78)/Free(7)       08/31/01        NAP
    220          AMCC      PBR I                               LO(35)/Grtr1%UPBorYM(78)/Free(7)       08/31/01        NAP
    221           GCM      U-Stor Chambers Self-Storage        LO(27)/Defeasance(89)/Free(4)          12/31/02      01/01/03
    222           GCM      9925-9929 Jefferson Boulevard       LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    223          AMCC      810-812 Fiero Lane                  LO(59)/Grtr1%UPBorYM(81)/Free(4)       07/31/04        NAP
    224          AMCC      Lab Corp of America                 LO(59)/Grtr1%UPBorYM(57)/Free(4)       12/31/04        NAP
    225          LBNA      Birchbrook Office Park              LO(35)/Defeasance(82)/Free(3)          06/30/03      07/01/03
    226           GCM      Oro Valley Self Storage             LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    227          AMCC      Hillcrest Retail/Office Shopping
                            Center                             LO(60)/Defeasance(56)/Free(4)          07/31/05      08/01/05
    228          AMCC      Cain Drive Warehouses               LO(59)/Grtr1%UPBorYM(57)/Free(4)       06/30/04        NAP
    229          SBRC      Mini-City Self Storage              LO(28)/Defeasance(89)/Free(3)          12/31/02      01/01/03
    230          AMCC      Macy Building                       LO(59)/Grtr1%UPBorYM(57)/Free(4)       03/31/04        NAP
    231           GCM      Senate Place Apartments             LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    232           GCM      Eastfield Townhouses                LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    233          LBNA      Kendall Manor Apartments            LO(35)/Defeasance(82)/Free(3)          06/30/03      07/01/03
    234          AMCC      The Culver Building                 LO(59)/Grtr1%UPBorYM(57)/Free(4)       08/31/04        NAP
    235          AMCC      Harvard Physicians Building         LO(59)/Grtr1%UPBorYM(57)/Free(4)       07/31/04        NAP
    236          AMCC      Lyon Street Retail                  LO(36)/5%(60)/4%(12)/3%(24)/           08/31/01        NAP
                                                               2%(12)/1%(35)/Free(1)
    237          AMCC      350 Newton Avenue Apartments        LO(59)/Grtr1%UPBorYM(55)/Free(6)       10/31/03        NAP
    238          AMCC      Solar Gardens                       LO(59)/Grtr1%UPBorYM(57)/Free(4)       07/31/04        NAP
    239          AMCC      Quality Suites Albuquerque          LO(53)/Defeasance(119)/Free(61)        02/29/04      03/01/04
    240          AMCC      Springville Corners                 LO(60)/Grtr1%UPBorYM(56)/Free(4)       06/30/05        NAP
    241          AMCC      224-234 East Broad Street           LO(59)/Grtr1%UPBorYM(66)/Free(7)       09/30/03        NAP
    242           GCM      6380 McLeod Drive                   LO(27)/Defeasance(89)/Free(4)          12/31/02      01/01/03
    243          AMCC      Black Mountain Point Office
                            Building                           LO(59)/Grtr1%UPBorYM(54)/Free(7)       04/30/03        NAP
    244          AMCC      Waste Management Building           LO(60)/Grtr1%UPBorYM(56)/Free(4)       09/30/05        NAP
    245          AMCC      Silver Lake Plaza                   LO(59)/Grtr1%UPBorYM(57)/Free(4)       11/30/04        NAP
    246          AMCC      Checkmate Apartments                LO(36)/Defeasance(80)/Free(4)          09/30/02      10/01/02
    247          AMCC      Creekside Center                    LO(60)/Defeasance(56)/Free(4)          10/31/05      11/01/05
    248          AMCC      Tolt Towne Center                   LO(23)/Grtr1%UPBorYM(90)/Free(7)       07/31/00        NAP
    249          AMCC      South Fridley Apartments            LO(59)/Grtr1%UPBorYM(177)/Free(4)      09/30/03        NAP
    250           GCM      6668 Owens Drive                    LO(31)/Defeasance(85)/Free(4)          12/31/02      01/01/03

                                                                                  YIELD        YIELD
                                                                                MAINTENANCE  MAINTENANCE  PREPAYMENT   PREPAYMENT
                                                                  DEFEASANCE      PERIOD       PERIOD       PENALTY     PENALTY
  CONTROL     MORTGAGE                                                END          START        END          START        END
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                      DATE          DATE         DATE         DATE         DATE
----------------------------------------------------------------------------------------------------------------------------------
    193          SBRC      K-Mart Shopping Center - Salem          03/31/10         NAP          NAP          NAP          NAP
    194           GCM      1201 Sharp Street                       09/30/09         NAP          NAP          NAP          NAP
    195          AMCC      RPS Warehouse                           04/30/10         NAP          NAP          NAP          NAP
    196          AMCC      755 & 775 Fiero Lane                    11/30/09         NAP          NAP          NAP          NAP
    197           GCM      Redondo Tower Apartments                03/31/10         NAP          NAP          NAP          NAP
    198          AMCC      Plaza II Office Building                05/31/09         NAP          NAP          NAP          NAP
    199          LBNA      Fountain Place Apartments               06/30/09         NAP          NAP          NAP          NAP
    200          AMCC      Carriage House Apartment                   NAP        04/01/04      12/31/18       NAP          NAP
                            - Sioux Falls
    201          AMCC      Carriage House Apartment                   NAP        04/01/04      12/31/18       NAP          NAP
                            - Brookings
    202          AMCC      Carriage House Apartment                   NAP        04/01/04      12/31/18       NAP          NAP
                            - Pierre
    203           GCM      Pioneer Point Apartments                06/30/09         NAP          NAP          NAP          NAP
    204          AMCC      CVS Harper Center                       07/31/10         NAP          NAP          NAP          NAP
    205          SBRC      K-Mart Shopping Center                  03/31/20         NAP          NAP          NAP          NAP
                            - Salt Lake City
    206           GCM      6396, 6392, 6372 McLeod Drive           12/31/09         NAP          NAP          NAP          NAP
    207          SBRC      Broadway Plaza Building                 04/30/10         NAP          NAP          NAP          NAP
    208          SBRC      225 Long Avenue                         06/30/10         NAP          NAP          NAP          NAP
    209          LBNA      Almond Grand Gurnee                        NAP        10/01/00      04/30/06       NAP          NAP
    210           GCM      Summit/Breckenridge Apartments          11/30/09         NAP          NAP          NAP          NAP
    211           GCM      Peppertree Apartments                   03/31/10         NAP          NAP          NAP          NAP
    212           GCM      Hillmount Apartments                    12/31/09         NAP          NAP          NAP          NAP
    213          AMCC      1500 Renaissance Building               01/31/10         NAP          NAP          NAP          NAP
    214          AMCC      Etinuum Office Building                 07/31/10         NAP          NAP          NAP          NAP
    215          AMCC      DHR Office Building                        NAP        08/01/04      04/30/09       NAP          NAP
    216           GCM      Oakwood Manor Apartments                12/31/09         NAP          NAP          NAP          NAP
    217           GCM      Woodbend Apartments                     02/28/10         NAP          NAP          NAP          NAP
    218          AMCC      Warminster Shopping Center                 NAP        10/01/04      06/30/09       NAP          NAP
    219          AMCC      PBR II                                     NAP        09/01/01      02/29/08       NAP          NAP
    220          AMCC      PBR I                                      NAP        09/01/01      02/29/08       NAP          NAP
    221           GCM      U-Stor Chambers Self-Storage            05/31/10         NAP          NAP          NAP          NAP
    222           GCM      9925-9929 Jefferson Boulevard           03/31/10         NAP          NAP          NAP          NAP
    223          AMCC      810-812 Fiero Lane                         NAP        08/01/04      04/30/11       NAP          NAP
    224          AMCC      Lab Corp of America                        NAP        01/01/05      09/30/09       NAP          NAP
    225          LBNA      Birchbrook Office Park                  04/30/10         NAP          NAP          NAP          NAP
    226           GCM      Oro Valley Self Storage                 03/31/10         NAP          NAP          NAP          NAP
    227          AMCC      Hillcrest Retail/Office Shopping
                            Center                                 03/31/10         NAP          NAP          NAP          NAP
    228          AMCC      Cain Drive Warehouses                      NAP        07/01/04      03/31/09       NAP          NAP
    229          SBRC      Mini-City Self Storage                  05/31/10         NAP          NAP          NAP          NAP
    230          AMCC      Macy Building                              NAP        04/01/04      12/31/08       NAP          NAP
    231           GCM      Senate Place Apartments                 03/31/10         NAP          NAP          NAP          NAP
    232           GCM      Eastfield Townhouses                    03/31/10         NAP          NAP          NAP          NAP
    233          LBNA      Kendall Manor Apartments                04/30/10         NAP          NAP          NAP          NAP
    234          AMCC      The Culver Building                        NAP        09/01/04      05/31/09       NAP          NAP
    235          AMCC      Harvard Physicians Building                NAP        08/01/04      04/30/09       NAP          NAP
    236          AMCC      Lyon Street Retail                         NAP           NAP          NAP        09/01/01     07/31/13

    237          AMCC      350 Newton Avenue Apartments               NAP        11/01/03      05/31/08       NAP          NAP
    238          AMCC      Solar Gardens                              NAP        08/01/04      04/30/09       NAP          NAP
    239          AMCC      Quality Suites Albuquerque              01/31/14         NAP          NAP          NAP          NAP
    240          AMCC      Springville Corners                        NAP        07/01/05      02/28/10       NAP          NAP
    241          AMCC      224-234 East Broad Street                  NAP        10/01/03      03/31/09       NAP          NAP
    242           GCM      6380 McLeod Drive                       05/31/10         NAP          NAP          NAP          NAP
    243          AMCC      Black Mountain Point Office
                            Building                                  NAP        05/01/03      10/31/07       NAP          NAP
    244          AMCC      Waste Management Building                  NAP        10/01/05      05/31/10       NAP          NAP
    245          AMCC      Silver Lake Plaza                          NAP        12/01/04      08/31/09       NAP          NAP
    246          AMCC      Checkmate Apartments                    05/31/09         NAP          NAP          NAP          NAP
    247          AMCC      Creekside Center                        06/30/10         NAP          NAP          NAP          NAP
    248          AMCC      Tolt Towne Center                          NAP        08/01/00      01/31/08       NAP          NAP
    249          AMCC      South Fridley Apartments                   NAP        10/01/03      06/30/18       NAP          NAP
    250           GCM      6668 Owens Drive                        01/31/10         NAP          NAP          NAP          NAP

                                                                      YIELD                 YIELD
                                                                   MAINTENANCE            MAINTENANCE
  CONTROL     MORTGAGE                                             CALCULATION             INTEREST
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                       METHOD                 RATE
--------------------------------------------------------------------------------------------------------
    193          SBRC      K-Mart Shopping Center - Salem               NAP                   NAP
    194           GCM      1201 Sharp Street                            NAP                   NAP
    195          AMCC      RPS Warehouse                                NAP                   NAP
    196          AMCC      755 & 775 Fiero Lane                         NAP                   NAP
    197           GCM      Redondo Tower Apartments                     NAP                   NAP
    198          AMCC      Plaza II Office Building                     NAP                   NAP
    199          LBNA      Fountain Place Apartments                    NAP                   NAP
    200          AMCC      Carriage House Apartment                Present Value       Treasury Flat-WAL
                            - Sioux Falls
    201          AMCC      Carriage House Apartment                Present Value       Treasury Flat-WAL
                            - Brookings
    202          AMCC      Carriage House Apartment                Present Value       Treasury Flat-WAL
                            - Pierre
    203           GCM      Pioneer Point Apartments                     NAP                   NAP
    204          AMCC      CVS Harper Center                            NAP                   NAP
    205          SBRC      K-Mart Shopping Center                       NAP                   NAP
                            - Salt Lake City
    206           GCM      6396, 6392, 6372 McLeod Drive                NAP                   NAP
    207          SBRC      Broadway Plaza Building                      NAP                   NAP
    208          SBRC      225 Long Avenue                              NAP                   NAP
    209          LBNA      Almond Grand Gurnee                     Present Value     Treasury Flat-Maturity
    210           GCM      Summit/Breckenridge Apartments               NAP                   NAP
    211           GCM      Peppertree Apartments                        NAP                   NAP
    212           GCM      Hillmount Apartments                         NAP                   NAP
    213          AMCC      1500 Renaissance Building                    NAP                   NAP
    214          AMCC      Etinuum Office Building                      NAP                   NAP
    215          AMCC      DHR Office Building                     Present Value       Treasury Flat-WAL
    216           GCM      Oakwood Manor Apartments                     NAP                   NAP
    217           GCM      Woodbend Apartments                          NAP                   NAP
    218          AMCC      Warminster Shopping Center              Present Value       Treasury Flat-WAL
    219          AMCC      PBR II                                  Present Value       Treasury Flat-WAL
    220          AMCC      PBR I                                   Present Value       Treasury Flat-WAL
    221           GCM      U-Stor Chambers Self-Storage                 NAP                   NAP
    222           GCM      9925-9929 Jefferson Boulevard                NAP                   NAP
    223          AMCC      810-812 Fiero Lane                      Present Value       Treasury Flat-WAL
    224          AMCC      Lab Corp of America                     Present Value       Treasury Flat-WAL
    225          LBNA      Birchbrook Office Park                       NAP                   NAP
    226           GCM      Oro Valley Self Storage                      NAP                   NAP
    227          AMCC      Hillcrest Retail/Office Shopping
                            Center                                      NAP                   NAP
    228          AMCC      Cain Drive Warehouses                   Present Value       Treasury Flat-WAL
    229          SBRC      Mini-City Self Storage                       NAP                   NAP
    230          AMCC      Macy Building                           Present Value       Treasury Flat-WAL
    231           GCM      Senate Place Apartments                      NAP                   NAP
    232           GCM      Eastfield Townhouses                         NAP                   NAP
    233          LBNA      Kendall Manor Apartments                     NAP                   NAP
    234          AMCC      The Culver Building                     Present Value       Treasury Flat-WAL
    235          AMCC      Harvard Physicians Building             Present Value       Treasury Flat-WAL
    236          AMCC      Lyon Street Retail                           NAP                   NAP

    237          AMCC      350 Newton Avenue Apartments            Present Value       Treasury Flat-WAL
    238          AMCC      Solar Gardens                           Present Value       Treasury Flat-WAL
    239          AMCC      Quality Suites Albuquerque                   NAP                   NAP
    240          AMCC      Springville Corners                     Present Value       Treasury Flat-WAL
    241          AMCC      224-234 East Broad Street               Present Value       Treasury Flat-WAL
    242           GCM      6380 McLeod Drive                            NAP                   NAP
    243          AMCC      Black Mountain Point Office
                            Building                               Present Value       Treasury Flat-WAL
    244          AMCC      Waste Management Building               Present Value       Treasury Flat-WAL
    245          AMCC      Silver Lake Plaza                       Present Value       Treasury Flat-WAL
    246          AMCC      Checkmate Apartments                         NAP                   NAP
    247          AMCC      Creekside Center                             NAP                   NAP
    248          AMCC      Tolt Towne Center                       Present Value       Treasury Flat-WAL
    249          AMCC      South Fridley Apartments                Present Value       Treasury Flat-WAL
    250           GCM      6668 Owens Drive                             NAP                   NAP

                      MORTGAGE LOAN PREPAYMENT INFORMATION

                                                                                                      LOCKOUT
                                                                                                      PERIOD      DEFEASEANCE
  CONTROL     MORTGAGE                                                                                  END          START
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                PREPAYMENT PROVISIONS                   DATE           DATE
---------------------------------------------------------------------------------------------------------------------------------
    251           GCM      6320 - 6330 McLeod Drive            LO(30)/Defeasance(86)/Free(4)          12/31/02      01/01/03
    252           GCM      Rite Aid - Hillside                 LO(42)/Defeasance(158)/Free(4)         12/31/02      01/01/03
    253          AMCC      Howard Johnson Lake Havasu          LO(52)/Defeasance(119)/Free(61)        01/31/04      02/01/04
    254          LBNA      Wickiup Mobile Home & RV Park       LO(47)/Defeasance(72)/Free(1)          08/31/04      09/01/04
    255          AMCC      261 East 300 South                  LO(59)/Grtr1%UPBorYM(57)/Free(4)       06/30/04        NAP
    256          AMCC      Hyde Park Apartments                LO(59)/Grtr1%UPBorYM(177)/Free(4)      11/30/03        NAP
    257          AMCC      Hawthorne Business Park             LO(60)/Defeasance(56)/Free(4)          11/30/05      12/01/05
    258           GCM      Nogales Self Storage                LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    259           GCM      Glendale West Self Storage          LO(29)/Defeasance(87)/Free(4)          12/31/02      01/01/03
    260          AMCC      Lovell Building                     LO(59)/Grtr1%UPBorYM(57)/Free(4)       07/31/04        NAP
    261          AMCC      Nationwide Insurance Office
                           Building                            LO(59)/Grtr1%UPBorYM(57)/Free(4)       02/29/04        NAP
    262          AMCC      Attache Building                    LO(59)/Grtr1%UPBorYM(57)/Free(4)       10/31/03        NAP
    263           GCM      Airport Business Center             LO(38)/Defeasance(78)/Free(4)          12/31/02      01/01/03
    264          AMCC      Bluebonnet Apartments               LO(59)/Grtr1%UPBorYM(57)/Free(4)       12/31/04        NAP
    265          AMCC      8th Street Apartments               LO(36)/Defeasance(80)/Free(4)          09/30/02      10/01/02
    266          LBNA      E. M. Jorgensen Building            LO(35)/Defeasance(82)/Free(3)          06/30/03      07/01/03
    267          AMCC      Ralph's Grocery & Deli              LO(59)/Grtr1%UPBorYM(78)/Free(7)       06/30/03        NAP
    268          AMCC      Market Square                       LO(60)/Grtr1%UPBorYM(56)/Free(4)       03/31/04        NAP
    269          AMCC      Blockbuster Video-Salt Lake City    LO(59)/Grtr1%UPBorYM(57)/Free(4)       08/31/03        NAP
    270          AMCC      Prudential Wise-McIntire Office
                           Building                            LO(60)/Grtr1%UPBorYM(56)/Free(4)       10/31/03        NAP
    271          AMCC      Licton Springs Court Apartments     LO(59)/Grtr1%UPBorYM(57)/Free(4)       06/30/03        NAP
    272          AMCC      Surgicenter of South Bay            LO(59)/Grtr1%UPBorYM(55)/Free(6)       07/31/03        NAP
    273          AMCC      West Fargo Living Center            LO(59)/Grtr1%UPBorYM(54)/Free(7)       09/30/03        NAP
    274          AMCC      Edgewood Apartments                 LO(59)/Grtr1%UPBorYM(177)/Free(4)      05/31/04        NAP
    275          AMCC      Washington/Shepherd Retail Center   LO(59)/Grtr1%UPBorYM(117)/Free(4)      10/31/03        NAP
    276          AMCC      Candlewood Apartments               LO(59)/Grtr1%UPBorYM(60)/Free(1)       03/31/02        NAP
    277          AMCC      Bishop Lifting Products             LO(59)/Grtr1%UPBorYM(57)/Free(4)       03/31/04        NAP
    278          AMCC      188 State Street                    LO(59)/Grtr1%UPBorYM(57)/Free(4)       11/30/03        NAP
    279          AMCC      Woodstone Properties                LO(35)/Grtr1%UPBorYM(138)/Free(7)      07/31/01        NAP
    280          AMCC      East Gate Manor Apartments          LO(36)/Defeasance(80)/Free(4)          01/31/03      02/01/03

                                                                                 YIELD        YIELD
                                                                               MAINTENANCE  MAINTENANCE  PREPAYMENT   PREPAYMENT
                                                                DEFEASEANCE      PERIOD       PERIOD       PENALTY     PENALTY
  CONTROL     MORTGAGE                                               END          STATE        END          START        END
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                     DATE          DATE         DATE         DATE         DATE
---------------------------------------------------------------------------------------------------------------------------------
    251           GCM      6320 - 6330 McLeod Drive               02/28/10         NAP          NAP          NAP          NAP
    252           GCM      Rite Aid - Hillside                    02/29/16         NAP          NAP          NAP          NAP
    253          AMCC      Howard Johnson Lake Havasu             12/31/13         NAP          NAP          NAP          NAP
    254          LBNA      Wickiup Mobile Home & RV Park          08/31/10         NAP          NAP          NAP          NAP
    255          AMCC      261 East 300 South                        NAP        07/01/04      03/31/09       NAP          NAP
    256          AMCC      Hyde Park Apartments                      NAP        12/01/03      08/31/18       NAP          NAP
    257          AMCC      Hawthorne Business Park                07/31/10         NAP          NAP          NAP          NAP
    258           GCM      Nogales Self Storage                   03/31/10         NAP          NAP          NAP          NAP
    259           GCM      Glendale West Self Storage             03/31/10         NAP          NAP          NAP          NAP
    260          AMCC      Lovell Building                           NAP        08/01/04      04/30/09       NAP          NAP
    261          AMCC      Nationwide Insurance Office
                           Building                                  NAP        03/01/04      11/30/08       NAP          NAP
    262          AMCC      Attache Building                          NAP        11/01/03      07/31/08       NAP          NAP
    263           GCM      Airport Business Center                06/30/09         NAP          NAP          NAP          NAP
    264          AMCC      Bluebonnet Apartments                     NAP        01/01/05      09/30/09       NAP          NAP
    265          AMCC      8th Street Apartments                  05/31/09         NAP          NAP          NAP          NAP
    266          LBNA      E. M. Jorgensen Building               04/30/10         NAP          NAP          NAP          NAP
    267          AMCC      Ralph's Grocery & Deli                    NAP        07/01/03      12/31/09       NAP          NAP
    268          AMCC      Market Square                             NAP        04/01/04      11/30/08       NAP          NAP
    269          AMCC      Blockbuster Video-Salt Lake City          NAP        09/01/03      05/31/08       NAP          NAP
    270          AMCC      Prudential Wise-McIntire Office
                           Building                                  NAP        11/01/03      06/30/08       NAP          NAP
    271          AMCC      Licton Springs Court Apartments           NAP        07/01/03      03/31/08       NAP          NAP
    272          AMCC      Surgicenter of South Bay                  NAP        08/01/03      02/29/08       NAP          NAP
    273          AMCC      West Fargo Living Center                  NAP        10/01/03      03/31/08       NAP          NAP
    274          AMCC      Edgewood Apartments                       NAP        06/01/04      02/28/19       NAP          NAP
    275          AMCC      Washington/Shepherd Retail Center         NAP        11/01/03      07/31/13       NAP          NAP
    276          AMCC      Candlewood Apartments                     NAP        04/01/02      03/31/07       NAP          NAP
    277          AMCC      Bishop Lifting Products                   NAP        04/01/04      12/31/08       NAP          NAP
    278          AMCC      188 State Street                          NAP        12/01/03      08/31/08       NAP          NAP
    279          AMCC      Woodstone Properties                      NAP        08/01/01      01/31/13       NAP          NAP
    280          AMCC      East Gate Manor Apartments             09/30/09         NAP          NAP          NAP          NAP

                                                                       YIELD                 YIELD
                                                                    MAINTENANCE            MAINTENANCE
  CONTROL     MORTGAGE                                              CALCULATION             INTEREST
   NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                        METHOD                 RATE
---------------------------------------------------------------------------------------------------------
    251           GCM      6320 - 6330 McLeod Drive                      NAP                   NAP
    252           GCM      Rite Aid - Hillside                           NAP                   NAP
    253          AMCC      Howard Johnson Lake Havasu                    NAP                   NAP
    254          LBNA      Wickiup Mobile Home & RV Park                 NAP                   NAP
    255          AMCC      261 East 300 South                       Present Value       Treasury Flat-WAL
    256          AMCC      Hyde Park Apartments                     Present Value       Treasury Flat-WAL
    257          AMCC      Hawthorne Business Park                       NAP                   NAP
    258           GCM      Nogales Self Storage                          NAP                   NAP
    259           GCM      Glendale West Self Storage                    NAP                   NAP
    260          AMCC      Lovell Building                          Present Value       Treasury Flat-WAL
    261          AMCC      Nationwide Insurance Office
                           Building                                 Present Value       Treasury Flat-WAL
    262          AMCC      Attache Building                         Present Value       Treasury Flat-WAL
    263           GCM      Airport Business Center                       NAP                   NAP
    264          AMCC      Bluebonnet Apartments                    Present Value       Treasury Flat-WAL
    265          AMCC      8th Street Apartments                         NAP                   NAP
    266          LBNA      E. M. Jorgensen Building                      NAP                   NAP
    267          AMCC      Ralph's Grocery & Deli                   Present Value       Treasury Flat-WAL
    268          AMCC      Market Square                            Present Value       Treasury Flat-WAL
    269          AMCC      Blockbuster Video-Salt Lake City         Present Value       Treasury Flat-WAL
    270          AMCC      Prudential Wise-McIntire Office
                           Building                                 Present Value       Treasury Flat-WAL
    271          AMCC      Licton Springs Court Apartments          Present Value       Treasury Flat-WAL
    272          AMCC      Surgicenter of South Bay                 Present Value       Treasury Flat-WAL
    273          AMCC      West Fargo Living Center                 Present Value       Treasury Flat-WAL
    274          AMCC      Edgewood Apartments                      Present Value       Treasury Flat-WAL
    275          AMCC      Washington/Shepherd Retail Center        Present Value       Treasury Flat-WAL
    276          AMCC      Candlewood Apartments                    Present Value       Treasury-WAL+0.50%
    277          AMCC      Bishop Lifting Products                  Present Value       Treasury Flat-WAL
    278          AMCC      188 State Street                         Present Value       Treasury Flat-WAL
    279          AMCC      Woodstone Properties                     Present Value       Treasury Flat-WAL
    280          AMCC      East Gate Manor Apartments                    NAP                   NAP

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION




         MORTGAGE
CONTROL    LOAN                                                    OCCUPANCY   OCCUPANCY
NUMBER    SELLER         LOAN / PROPERTY NAME                      PERCENTAGE  AS OF DATE           LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
  101      SBRC    One Financial Place                                  95%     03/13/00   Chicago Stock Exchange
  102      LBNA    Medical Mutual of Ohio                              100%     09/30/00   Medical Mutual of OH
  103      LBNA    Jorie Plaza                                         100%     11/07/00   Ameritech Information System
  104      GCM     Westland Meadows                                     99%     08/23/00   NAP
  105      GCM     Stonegate One                                       100%     09/15/00   Lockheed Martin Corporation
  106      SBRC    149 New Montgomery Street                           100%     06/30/00   E-Greetings Network
  107      LBNA    101 West Grand                                      100%     09/30/00   Brinker International (Maggiano's)
  108      LBNA    57 W. Grand                                         100%     09/30/00   Williams Labadie, LLC
  109      LBNA    40 West Hubbard                                     100%     09/30/00   Prime Steak Chicago
  110      LBNA    South Loop Market Place                             100%     08/30/00   Dominick's Foods
  111      GCM     Granite State Marketplace                            98%     10/01/00   Wal-Mart Stores, Inc.
  112      GCM     Pacific Plaza                                        95%     07/13/00   ShopExpert.Com

  113      SBRC    Seatac Village Shopping Center                      100%     06/01/00   Linens N' Things
  114      LBNA    Seattle-Mead Industrial Facilities                  100%     09/30/00   Danzas Corporation
  115      LBNA    Hamilton Court Apartments                            95%     09/30/00   NAP
  116      GCM     Webster Building                                    100%     06/30/00   The District of Columbia
  117      SBRC    Amerix Building                                     100%     08/01/00   Amerix Corp.
  118      SBRC    85 Devonshire Street/258-262 Washington Street       95%     06/30/00   The Patricia Seybold Group
  119      SBRC    Centro De Distribucion del Norte                    100%     09/22/00   Nestle Puerto Rico, Inc.
  120      GCM     801 Boylston Street                                  88%     06/30/00   Fidelity Brokerage Services, Inc.
  121      LBNA    29200 Northwestern Highway                          100%     07/31/00   Engineering Services Group
------------------------------------------------------------------------------------------------------------------------------------
  122      GCM     Simchik Four Property Portfolio
 122a              100 Market Street                                   100%     09/01/00   Prudential
 122b              9 Executive Park Drive                              100%     06/30/00   Transparent Language, Inc.
 122c              1255 South Willow Street                            100%     06/30/00   Bank of New Hampshire
 122d              135 Daniel Webster Highway                          100%     06/30/00   Fleet Bank
------------------------------------------------------------------------------------------------------------------------------------
  123      GCM     Four Points Hotel by Sheraton                        73%     06/30/00   NAP
  124      LBNA    GE / Montgomery Wards                               100%     08/09/00   GE / Montgomery Wards
                    - Col. Springs
  125      LBNA    GE / Montgomery Wards                               100%     08/10/00   GE / Montgomery Wards
                    - Pasadena Tx
  126      SBRC    US Storage Centers                                   99%     07/31/00   NAP
  127      LBNA    Traders Tower - Self Park                            90%     09/27/00   NAP
  128      LBNA    Mabek CO L.P.                                       100%     12/31/99   Tenneco Automotive Inc.
  129      GCM     Burlington Self Storage                              95%     07/27/00   NAP
  130      GCM     Boynton Plaza                                        95%     09/11/00   Publix
  131      SBRC    601-609 Mission Street                              100%     08/01/00   Wet Feet.Com, Inc.
  132      GCM     Garden Ridge                                        100%     07/11/00   Garden Ridge, L. P.
  133      GCM     300 West Pratt Street                                97%     06/30/00   Henninger Media Services, Inc.
  134      GCM     The GTE Building                                    100%     09/19/00   GTE California, Inc.
  135      GCM     Hamlin Court                                        100%     08/01/00   Scient Corporation
  136      AMCC    Telex Building                                      100%     10/01/00   Telex Communications, Inc.
  137      AMCC    Charnelton Place Office Building                    100%     08/31/00   GSA-Bankruptcy Court/Public Defenders
  138      GCM     Michael's Plaza                                      94%     08/01/00   Michael's
------------------------------------------------------------------------------------------------------------------------------------
  139      GCM     Mountain Vista Apartments
                    & Cibola Village
 139a              Mountain Vista Apartments                            90%     06/30/00   NAP
 139b              Cibola Village                                       96%     06/30/00   NAP
------------------------------------------------------------------------------------------------------------------------------------
  140      LBNA    Horizon Health Center                               100%     06/01/00   Univ. Of Michigan
  141      GCM     300 West Hubbard Street Building                    100%     06/30/00   Davis, Conder, Enderle & Sloan
  142      GCM     445 North Wells Street Building                      99%     06/30/00   Urban Innovations Ltd.
  143      GCM     Miracle Mile Business Center                        100%     09/12/00   Fabe Litho Ltd
  144      GCM     Folsom Self-Storage                                  89%     07/25/00   NAP


                                                                                                   LARGEST
                                                                                                    TENANT
         MORTGAGE                                                     LARGEST           LARGEST     LEASE
CONTROL    LOAN                                                        TENANT            TENANT    MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                           NRSF              NRSF%      DATE
-------------------------------------------------------------------------------------------------------------
  101      SBRC    One Financial Place                                 222,468             22%     04/30/05
  102      LBNA    Medical Mutual of Ohio                              381,176            100%     09/30/20
  103      LBNA    Jorie Plaza                                          69,455             36%     08/31/07
  104      GCM     Westland Meadows                                        NAP             NAP          NAP
  105      GCM     Stonegate One                                       142,477            100%     12/31/07
  106      SBRC    149 New Montgomery Street                            76,687             96%     08/31/09
  107      LBNA    101 West Grand                                       24,886             34%     03/31/11
  108      LBNA    57 W. Grand                                          19,685             24%     09/30/05
  109      LBNA    40 West Hubbard                                       9,692             76%     08/31/02
  110      LBNA    South Loop Market Place                              71,373             70%     10/31/17
  111      GCM     Granite State Marketplace                            82,550             33%     12/08/10
  112      GCM     Pacific Plaza                                         8,213             10%     08/31/02

  113      SBRC    Seatac Village Shopping Center                       33,009             20%     01/31/14
  114      LBNA    Seattle-Mead Industrial Facilities                   29,815             13%     06/18/05
  115      LBNA    Hamilton Court Apartments                               NAP             NAP          NAP
  116      GCM     Webster Building                                    136,270            100%     08/31/09
  117      SBRC    Amerix Building                                     154,394            100%     12/31/16
  118      SBRC    85 Devonshire Street/258-262 Washington Street        8,540             9%      11/30/02
  119      SBRC    Centro De Distribucion del Norte                     96,093             29%     04/30/04
  120      GCM     801 Boylston Street                                   8,900             33%     11/30/14
  121      LBNA    29200 Northwestern Highway                           68,033             61%     08/31/07
-------------------------------------------------------------------------------------------------------------
  122      GCM     Simchik Four Property Portfolio
 122a              100 Market Street                                     8,700             17%     01/31/05
 122b              9 Executive Park Drive                               27,325            100%     06/30/04
 122c              1255 South Willow Street                              7,820            100%     01/31/09
 122d              135 Daniel Webster Highway                            5,210             70%     09/30/02
-------------------------------------------------------------------------------------------------------------
  123      GCM     Four Points Hotel by Sheraton                           NAP             NAP          NAP
  124      LBNA    GE / Montgomery Wards                               161,986            100%     07/31/09
                    - Col. Springs
  125      LBNA    GE / Montgomery Wards                               193,006            100%     09/30/10
                    - Pasadena Tx
  126      SBRC    US Storage Centers                                      NAP             NAP          NAP
  127      LBNA    Traders Tower - Self Park                               NAP             NAP          NAP
  128      LBNA    Mabek CO L.P.                                        93,000            100%     10/31/11
  129      GCM     Burlington Self Storage                                 NAP             NAP          NAP
  130      GCM     Boynton Plaza                                        36,464             37%     08/31/03
  131      SBRC    601-609 Mission Street                               14,000             31%     03/31/02
  132      GCM     Garden Ridge                                        122,400            100%     02/28/19
  133      GCM     300 West Pratt Street                                 8,674             14%     04/30/05
  134      GCM     The GTE Building                                    107,920            100%     12/15/08
  135      GCM     Hamlin Court                                         24,868             58%     10/31/04
  136      AMCC    Telex Building                                      114,100            100%     05/15/10
  137      AMCC    Charnelton Place Office Building                     32,490             57%     07/31/04
  138      GCM     Michael's Plaza                                      27,000             40%     01/31/03
-------------------------------------------------------------------------------------------------------------
  139      GCM     Mountain Vista Apartments
                    & Cibola Village
 139a              Mountain Vista Apartments                               NAP             NAP          NAP
 139b              Cibola Village                                          NAP             NAP          NAP
-------------------------------------------------------------------------------------------------------------
  140      LBNA    Horizon Health Center                                39,441             85%     04/30/03
  141      GCM     300 West Hubbard Street Building                      8,897             34%     11/30/02
  142      GCM     445 North Wells Street Building                       5,269             17%     12/31/02
  143      GCM     Miracle Mile Business Center                         71,244             61%     04/30/13
  144      GCM     Folsom Self-Storage                                     NAP             NAP          NAP



                                                                                                                 SECOND   SECOND
         MORTGAGE                                                                                                LARGEST  LARGEST
CONTROL    LOAN                                                                                                  TENANT   TENANT
NUMBER    SELLER         LOAN / PROPERTY NAME                             SECOND LARGEST TENANT                   NRSF    NRSF%
----------------------------------------------------------------------------------------------------------------------------------
  101      SBRC    One Financial Place                             First Options                                 105,413   10%
  102      LBNA    Medical Mutual of Ohio                          NAP                                               NAP   NAP
  103      LBNA    Jorie Plaza                                     Nextlink Illinois                              55,061   29%
  104      GCM     Westland Meadows                                NAP                                               NAP   NAP
  105      GCM     Stonegate One                                   NAP                                               NAP   NAP
  106      SBRC    149 New Montgomery Street                       Utrecht Manufacturing Corporation               3,063   4%
  107      LBNA    101 West Grand                                  Court House Executive Offices                  21,362   29%
  108      LBNA    57 W. Grand                                     Chicago Art Production                         16,500   20%
  109      LBNA    40 West Hubbard                                 Robert I and Harold Briskma                     2,980   24%
  110      LBNA    South Loop Market Place                         Kinko's                                         5,644   6%
  111      GCM     Granite State Marketplace                       Shaw's Supermarkets, Inc.                      48,394   19%
  112      GCM     Pacific Plaza                                   American Technology Funding, Inc. dba
                                                                   AccessLease.Com and Access Capital              5,027   6%
  113      SBRC    Seatac Village Shopping Center                  TJ Maxx                                        25,705   16%
  114      LBNA    Seattle-Mead Industrial Facilities              Kinetsu World Express, Inc.                    29,232   12%
  115      LBNA    Hamilton Court Apartments                       NAP                                               NAP   NAP
  116      GCM     Webster Building                                NAP                                               NAP   NAP
  117      SBRC    Amerix Building                                 NAP                                               NAP   NAP
  118      SBRC    85 Devonshire Street/258-262 Washington Street  Tomcat Enterprise                               8,143   9%
  119      SBRC    Centro De Distribucion del Norte                CC 1 LP (Coca-Cola Distributor)                72,550   22%
  120      GCM     801 Boylston Street                             Priscilla of Boston                             5,750   21%
  121      LBNA    29200 Northwestern Highway                      Air Express International                      21,119   19%
----------------------------------------------------------------------------------------------------------------------------------
  122      GCM     Simchik Four Property Portfolio
 122a              100 Market Street                               Taylor Research & Consulting                    7,000   14%
 122b              9 Executive Park Drive                          NAP                                               NAP   NAP
 122c              1255 South Willow Street                        NAP                                               NAP   NAP
 122d              135 Daniel Webster Highway                      Kelly Insurance Agency                          2,221   30%
----------------------------------------------------------------------------------------------------------------------------------
  123      GCM     Four Points Hotel by Sheraton                   NAP                                               NAP   NAP
  124      LBNA    GE / Montgomery Wards                           NAP                                               NAP   NAP
                    - Col. Springs
  125      LBNA    GE / Montgomery Wards                           NAP                                               NAP   NAP
                    - Pasadena Tx
  126      SBRC    US Storage Centers                              NAP                                               NAP   NAP
  127      LBNA    Traders Tower - Self Park                       NAP                                               NAP   NAP
  128      LBNA    Mabek CO L.P.                                   NAP                                               NAP   NAP
  129      GCM     Burlington Self Storage                         NAP                                               NAP   NAP
  130      GCM     Boynton Plaza                                   Eckerd's                                       10,800   11%
  131      SBRC    601-609 Mission Street                          Business for Social Responsibility             14,000   31%
  132      GCM     Garden Ridge                                    NAP                                               NAP   NAP
  133      GCM     300 West Pratt Street                           Israelson, Salsbury, Clements and Bekman LLC    8,004   13%
  134      GCM     The GTE Building                                NAP                                               NAP   NAP
  135      GCM     Hamlin Court                                    Empatheon, Inc.                                18,000   42%
  136      AMCC    Telex Building                                  NAP                                               NAP   NAP
  137      AMCC    Charnelton Place Office Building                Pacific Women's Center, L.L.C.                  5,928   10%
  138      GCM     Michael's Plaza                                 Lamps Plus                                      9,970   15%
----------------------------------------------------------------------------------------------------------------------------------
  139      GCM     Mountain Vista Apartments
                    & Cibola Village
 139a              Mountain Vista Apartments                       NAP                                               NAP   NAP
 139b              Cibola Village                                  NAP                                               NAP   NAP
----------------------------------------------------------------------------------------------------------------------------------
  140      LBNA    Horizon Health Center                           Detroit Osteopathic Radiology                   6,826   15%
  141      GCM     300 West Hubbard Street Building                Geiger International                            6,722   26%
  142      GCM     445 North Wells Street Building                 Mastercraft                                     4,306   14%
  143      GCM     Miracle Mile Business Center                    EPS International, LLC                         25,147   22%
  144      GCM     Folsom Self-Storage                             NAP                                               NAP   NAP

                                                                     SECOND
                                                                     LARGEST
                                                                      TENANT
         MORTGAGE                                                     LEASE
CONTROL    LOAN                                                      MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                          DATE
-----------------------------------------------------------------------------
  101      SBRC    One Financial Place                               02/28/03
  102      LBNA    Medical Mutual of Ohio                                 NAP
  103      LBNA    Jorie Plaza                                       04/21/08
  104      GCM     Westland Meadows                                       NAP
  105      GCM     Stonegate One                                          NAP
  106      SBRC    149 New Montgomery Street                         10/31/04
  107      LBNA    101 West Grand                                    09/30/05
  108      LBNA    57 W. Grand                                       03/31/02
  109      LBNA    40 West Hubbard                                   09/30/01
  110      LBNA    South Loop Market Place                           02/28/08
  111      GCM     Granite State Marketplace                         11/08/13
  112      GCM     Pacific Plaza
                                                                     05/31/05
  113      SBRC    Seatac Village Shopping Center                    01/31/02
  114      LBNA    Seattle-Mead Industrial Facilities                04/11/04
  115      LBNA    Hamilton Court Apartments                              NAP
  116      GCM     Webster Building                                       NAP
  117      SBRC    Amerix Building                                        NAP
  118      SBRC    85 Devonshire Street/258-262 Washington Street    12/31/03
  119      SBRC    Centro De Distribucion del Norte                  08/31/02
  120      GCM     801 Boylston Street                               11/30/09
  121      LBNA    29200 Northwestern Highway                        08/31/06
-----------------------------------------------------------------------------
  122      GCM     Simchik Four Property Portfolio
 122a              100 Market Street                                 05/31/04
 122b              9 Executive Park Drive                                 NAP
 122c              1255 South Willow Street                               NAP
 122d              135 Daniel Webster Highway                        03/31/03
-----------------------------------------------------------------------------
  123      GCM     Four Points Hotel by Sheraton                          NAP
  124      LBNA    GE / Montgomery Wards                                  NAP
                    - Col. Springs
  125      LBNA    GE / Montgomery Wards                                  NAP
                    - Pasadena Tx
  126      SBRC    US Storage Centers                                     NAP
  127      LBNA    Traders Tower - Self Park                              NAP
  128      LBNA    Mabek CO L.P.                                          NAP
  129      GCM     Burlington Self Storage                                NAP
  130      GCM     Boynton Plaza                                     12/07/01
  131      SBRC    601-609 Mission Street                            06/30/03
  132      GCM     Garden Ridge                                           NAP
  133      GCM     300 West Pratt Street                             11/30/00
  134      GCM     The GTE Building                                       NAP
  135      GCM     Hamlin Court                                      04/30/05
  136      AMCC    Telex Building                                         NAP
  137      AMCC    Charnelton Place Office Building                  12/31/01
  138      GCM     Michael's Plaza                                   04/30/02
-----------------------------------------------------------------------------
  139      GCM     Mountain Vista Apartments
                    & Cibola Village
 139a              Mountain Vista Apartments                              NAP
 139b              Cibola Village                                         NAP
-----------------------------------------------------------------------------
  140      LBNA    Horizon Health Center                             09/30/03
  141      GCM     300 West Hubbard Street Building                  01/31/02
  142      GCM     445 North Wells Street Building                   05/31/05
  143      GCM     Miracle Mile Business Center                      05/31/05
  144      GCM     Folsom Self-Storage                                    NAP

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION




         MORTGAGE
CONTROL    LOAN                                                    OCCUPANCY   OCCUPANCY
NUMBER    SELLER         LOAN / PROPERTY NAME                      PERCENTAGE  AS OF DATE           LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
  145      SBRC    Arlington Heights Apartments                         95%     07/16/00   NAP
  146      LBNA    Carriage House Lofts                                100%     09/30/00   NAP
  147      GCM     Northpointe Shopping Center                          95%     08/01/00   Mars, Inc.
  148      GCM     2 Willow Street                                     100%     08/01/00   Massachusetts Dental Society
  149      SBRC    Villa de Mission East                                94%     06/20/00   NAP
  150      GCM     Calaveras Landing Shopping Center                   100%     09/07/00   Fleming Companies, Inc.
  151      GCM     Healtheon                                           100%     07/11/00   Healtheon Corporation
  152      GCM     444 North Wells Street Building                     100%     06/30/00   First Commonwealth
  153      GCM     1600 Corporate Center Drive                         100%     07/01/00   Entir Pacific Bell
  156      SBRC    Town Green at Wilton Center                         100%     06/30/00   Wilton Post Office
  154      GCM     Little Creek Apartments                              96%     10/01/00   NAP
  155      GCM     271 - 285 East Fordham Road                         100%     06/30/00   The GAP, Inc.
  157      GCM     El Dorado Plaza                                      98%     08/15/00   Staples Office Supply
  158      SBRC    Tivoli Gardens Apartments                            92%     06/15/00   NAP
  159      SBRC    155 Washington Ave                                  100%     07/05/00   Capital Health Plan
  160      SBRC    370 Convention Way                                  100%     08/11/00   NewChannel, Inc.
  161      GCM     Union Landing Retail Center                         100%     08/03/00   Office Max
  162      GCM     Briarwood Apartments                                 98%     09/30/00   NAP
  163      SBRC    Franklinton Square Shopping Center                   98%     09/29/00   Food Lion
  164      GCM     Conquistador Apartments                              96%     08/31/00   NAP
  165      GCM     Greenhill Corporate Center                          100%     08/04/00   United Messaging, Inc.
  166      GCM     Northridge Apartments                                94%     10/05/00   NAP
  167      GCM     Red Coach Village Apartments                         99%     07/10/00   NAP
  168      AMCC    K-Mart Shopping Center - Savannah                   100%     08/28/00   Kmart Corporation
  169      SBRC    The Cascades                                         87%     08/01/00   Time Customer Service
  170      GCM     The Trane Company Building                          100%     07/27/00   The Trane Company
  171      LBNA    Chandler's Building                                  87%     09/01/00   IDEO
  172      AMCC    K-Mart Shopping Center - Nashville                  100%     07/14/00   Kmart Corporation
  173      AMCC    2150 Joshua's Path                                   92%     09/10/00   Wortman, Fumuso
  174      AMCC    Ver-Sa-Til                                          100%     05/05/00   Ver-Sa-Til Associates, Inc.
  175      LBNA    Springdale Mall                                     100%     06/29/00   Bradlee's
  176      LBNA    Frontier Commons/Global Crossing                    100%     06/13/00   Frontier Telephone of Rochester, Inc.
  177      GCM     Wythe Shopping Center                               100%     07/01/00   Acme Markets
  178      AMCC    Pencader Corporate Center                           100%     09/13/00   J.C. Penney & Company
  179      LBNA    Watermark Office Building                            95%     08/08/00   Time Warner Comm.
  180      GCM     801 West Diversey Parkway                           100%     08/08/00   Mattress Giant Corp.
  181      GCM     Lafayette Business Park                             100%     08/14/00   Paragon Electronic Systems, Inc.
  182      GCM     Arrow Business Center                                97%     09/15/00   GMS Elevator
  183      LBNA    Palm Haven Mobile Home Park                          89%     10/01/00   NAP
  184      AMCC    Cedar Marketplace                                   100%     08/01/00   Archivers
  185      GCM     Crossroads Professional Building                     93%     08/31/00   Whitman Walker Clinic, Inc.
  186      LBNA    Imperial Crown Center                                98%     10/01/00   MidFlorida Credit Union
  187      GCM     Fran Murphy Building                                100%     07/13/00   Fran Murphy Interiors, Inc.
  188      GCM     Walgreen's - South Medford                          100%     09/29/00   Walgreens
  189      GCM     Sav-on and Carl's Jr.                               100%     08/31/00   American Drug Stores, Inc.
  190      AMCC    The Shops at Enon Springs                            96%     09/15/00   Fashion Bug
  191      AMCC    Sierra Heartland Senior Apartments                  100%     08/01/00   NAP
  192      GCM     Weatherbridge Center Buildings II and III            83%     09/07/00   Town of Cary


                                                                                      LARGEST
                                                                                       TENANT
         MORTGAGE                                                LARGEST   LARGEST     LEASE
CONTROL    LOAN                                                   TENANT    TENANT    MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                      NRSF      NRSF%      DATE
------------------------------------------------------------------------------------------------
  145      SBRC    Arlington Heights Apartments                       NAP     NAP          NAP
  146      LBNA    Carriage House Lofts                               NAP     NAP          NAP
  147      GCM     Northpointe Shopping Center                     25,500     49%     06/18/10
  148      GCM     2 Willow Street                                 20,000     50%     12/31/09
  149      SBRC    Villa de Mission East                              NAP     NAP          NAP
  150      GCM     Calaveras Landing Shopping Center               50,052     77%     07/27/08
  151      GCM     Healtheon                                       49,837    100%     01/31/08
  152      GCM     444 North Wells Street Building                 23,674     41%     05/31/03
  153      GCM     1600 Corporate Center Drive                     47,787    100%     10/31/06
  156      SBRC    Town Green at Wilton Center                     10,800     31%     06/30/06
  154      GCM     Little Creek Apartments                            NAP     NAP          NAP
  155      GCM     271 - 285 East Fordham Road                     18,000    100%     03/04/05
  157      GCM     El Dorado Plaza                                 24,358     39%     03/31/07
  158      SBRC    Tivoli Gardens Apartments                          NAP     NAP          NAP
  159      SBRC    155 Washington Ave                              27,122     40%     12/31/08
  160      SBRC    370 Convention Way                              21,000    100%     02/28/06
  161      GCM     Union Landing Retail Center                     23,500     61%     05/05/14
  162      GCM     Briarwood Apartments                               NAP     NAP          NAP
  163      SBRC    Franklinton Square Shopping Center              33,000     50%     02/23/19
  164      GCM     Conquistador Apartments                            NAP     NAP          NAP
  165      GCM     Greenhill Corporate Center                      17,313     49%     01/14/06
  166      GCM     Northridge Apartments                              NAP     NAP          NAP
  167      GCM     Red Coach Village Apartments                       NAP     NAP          NAP
  168      AMCC    K-Mart Shopping Center - Savannah              111,043    100%     12/31/18
  169      SBRC    The Cascades                                    10,975     13%     05/31/01
  170      GCM     The Trane Company Building                      50,157    100%     12/31/08
  171      LBNA    Chandler's Building                             16,764     64%     12/31/09
  172      AMCC    K-Mart Shopping Center - Nashville             103,482    100%     12/31/18
  173      AMCC    2150 Joshua's Path                              10,000     21%     01/31/04
  174      AMCC    Ver-Sa-Til                                     107,795    100%     06/30/19
  175      LBNA    Springdale Mall                                 99,640     96%     12/15/03
  176      LBNA    Frontier Commons/Global Crossing                47,346     73%     05/30/05
  177      GCM     Wythe Shopping Center                           45,882     46%     06/09/14
  178      AMCC    Pencader Corporate Center                       79,184    100%     04/30/04
  179      LBNA    Watermark Office Building                       31,850     73%     09/30/01
  180      GCM     801 West Diversey Parkway                        7,119     41%     09/26/06
  181      GCM     Lafayette Business Park                         46,800     67%     07/31/05
  182      GCM     Arrow Business Center                            5,460     6%      07/31/03
  183      LBNA    Palm Haven Mobile Home Park                        NAP     NAP          NAP
  184      AMCC    Cedar Marketplace                                5,770     21%     08/31/04
  185      GCM     Crossroads Professional Building                 5,970     12%     07/31/03
  186      LBNA    Imperial Crown Center                           18,238     27%     12/31/04
  187      GCM     Fran Murphy Building                            21,561     47%     05/31/12
  188      GCM     Walgreen's - South Medford                      13,905    100%     06/30/59
  189      GCM     Sav-on and Carl's Jr.                           16,747     85%     12/31/19
  190      AMCC    The Shops at Enon Springs                        8,000     25%     01/31/05
  191      AMCC    Sierra Heartland Senior Apartments                 NAP     NAP          NAP
  192      GCM     Weatherbridge Center Buildings II and III       12,250     24%     01/12/03



                                                                                                                SECOND   SECOND
         MORTGAGE                                                                                               LARGEST  LARGEST
CONTROL    LOAN                                                                                                 TENANT   TENANT
NUMBER    SELLER         LOAN / PROPERTY NAME                            SECOND LARGEST TENANT                   NRSF    NRSF%
---------------------------------------------------------------------------------------------------------------------------------
  145      SBRC    Arlington Heights Apartments                   NAP                                               NAP   NAP
  146      LBNA    Carriage House Lofts                           NAP                                               NAP   NAP
  147      GCM     Northpointe Shopping Center                    Round Table Pizza                               3,200   6%
  148      GCM     2 Willow Street                                RTS Software, Inc.                             13,807   35%
  149      SBRC    Villa de Mission East                          NAP                                               NAP   NAP
  150      GCM     Calaveras Landing Shopping Center              Rent-A-Center                                   5,284   8%
  151      GCM     Healtheon                                      NAP                                               NAP   NAP
  152      GCM     444 North Wells Street Building                Promotions Unlimited, Inc.                      8,164   14%
  153      GCM     1600 Corporate Center Drive                    NAP                                               NAP   NAP
  156      SBRC    Town Green at Wilton Center                    Kreg Corporation                                4,444   13%
  154      GCM     Little Creek Apartments                        NAP                                               NAP   NAP
  155      GCM     271 - 285 East Fordham Road                    NAP                                               NAP   NAP
  157      GCM     El Dorado Plaza                                Factory 2-U                                    15,400   25%
  158      SBRC    Tivoli Gardens Apartments                      NAP                                               NAP   NAP
  159      SBRC    155 Washington Ave                             NYS Office of Children & Families Services     14,912   22%
  160      SBRC    370 Convention Way                             NAP                                               NAP   NAP
  161      GCM     Union Landing Retail Center                    Party America                                  10,575   27%
  162      GCM     Briarwood Apartments                           NAP                                               NAP   NAP
  163      SBRC    Franklinton Square Shopping Center             Family Dollar                                   8,000   12%
  164      GCM     Conquistador Apartments                        NAP                                               NAP   NAP
  165      GCM     Greenhill Corporate Center                     Doublestar, Inc.                               11,945   34%
  166      GCM     Northridge Apartments                          NAP                                               NAP   NAP
  167      GCM     Red Coach Village Apartments                   NAP                                               NAP   NAP
  168      AMCC    K-Mart Shopping Center - Savannah              NAP                                               NAP   NAP
  169      SBRC    The Cascades                                   VA Clinic                                       6,466   7%
  170      GCM     The Trane Company Building                     NAP                                               NAP   NAP
  171      LBNA    Chandler's Building                            Davis Street Land Co.                           3,395   13%
  172      AMCC    K-Mart Shopping Center - Nashville             NAP                                               NAP   NAP
  173      AMCC    2150 Joshua's Path                             CTC Communications                              6,200   13%
  174      AMCC    Ver-Sa-Til                                     NAP                                               NAP   NAP
  175      LBNA    Springdale Mall                                McDonald's                                      4,123   4%
  176      LBNA    Frontier Commons/Global Crossing               Store to Door                                  17,500   27%
  177      GCM     Wythe Shopping Center                          Dollar General                                  7,487   7%
  178      AMCC    Pencader Corporate Center                      NAP                                               NAP   NAP
  179      LBNA    Watermark Office Building                      GSA-FDA                                         4,465   10%
  180      GCM     801 West Diversey Parkway                      Third Dunkin' Donuts Realty, Inc.               5,553   32%
  181      GCM     Lafayette Business Park                        Komag Incorporated                             23,400   33%
  182      GCM     Arrow Business Center                          Women's Southern California Golf Association    4,032   4%
  183      LBNA    Palm Haven Mobile Home Park                    NAP                                               NAP   NAP
  184      AMCC    Cedar Marketplace                              Buffalo Wild Wings                              5,600   21%
  185      GCM     Crossroads Professional Building               Community Clinic                                4,623   9%
  186      LBNA    Imperial Crown Center                          Willbros Engineering                           10,000   15%
  187      GCM     Fran Murphy Building                           California Design Group                         6,825   15%
  188      GCM     Walgreen's - South Medford                     NAP                                               NAP   NAP
  189      GCM     Sav-on and Carl's Jr.                          Carl Karcher Enterprises, Inc.                  3,000   15%
  190      AMCC    The Shops at Enon Springs                      JD's Sports Grille                              4,200   13%
  191      AMCC    Sierra Heartland Senior Apartments             NAP                                               NAP   NAP
  192      GCM     Weatherbridge Center Buildings II and III      Monterey Technologies, Inc.                     6,238   12%

                                                                   SECOND
                                                                   LARGEST
                                                                    TENANT
         MORTGAGE                                                   LEASE
CONTROL    LOAN                                                    MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                        DATE
---------------------------------------------------------------------------
  145      SBRC    Arlington Heights Apartments                         NAP
  146      LBNA    Carriage House Lofts                                 NAP
  147      GCM     Northpointe Shopping Center                     12/31/00
  148      GCM     2 Willow Street                                 04/30/05
  149      SBRC    Villa de Mission East                                NAP
  150      GCM     Calaveras Landing Shopping Center               06/30/04
  151      GCM     Healtheon                                            NAP
  152      GCM     444 North Wells Street Building                 12/31/01
  153      GCM     1600 Corporate Center Drive                          NAP
  156      SBRC    Town Green at Wilton Center                     08/31/03
  154      GCM     Little Creek Apartments                              NAP
  155      GCM     271 - 285 East Fordham Road                          NAP
  157      GCM     El Dorado Plaza                                 07/31/10
  158      SBRC    Tivoli Gardens Apartments                            NAP
  159      SBRC    155 Washington Ave                              12/31/08
  160      SBRC    370 Convention Way                                   NAP
  161      GCM     Union Landing Retail Center                     03/15/09
  162      GCM     Briarwood Apartments                                 NAP
  163      SBRC    Franklinton Square Shopping Center              12/31/09
  164      GCM     Conquistador Apartments                              NAP
  165      GCM     Greenhill Corporate Center                      01/14/05
  166      GCM     Northridge Apartments                                NAP
  167      GCM     Red Coach Village Apartments                         NAP
  168      AMCC    K-Mart Shopping Center - Savannah                    NAP
  169      SBRC    The Cascades                                    09/01/01
  170      GCM     The Trane Company Building                           NAP
  171      LBNA    Chandler's Building                             09/30/04
  172      AMCC    K-Mart Shopping Center - Nashville                   NAP
  173      AMCC    2150 Joshua's Path                              11/30/03
  174      AMCC    Ver-Sa-Til                                           NAP
  175      LBNA    Springdale Mall                                 02/28/02
  176      LBNA    Frontier Commons/Global Crossing                12/31/04
  177      GCM     Wythe Shopping Center                           07/31/03
  178      AMCC    Pencader Corporate Center                            NAP
  179      LBNA    Watermark Office Building                       02/04/02
  180      GCM     801 West Diversey Parkway                       12/29/09
  181      GCM     Lafayette Business Park                         04/30/03
  182      GCM     Arrow Business Center                           01/31/02
  183      LBNA    Palm Haven Mobile Home Park                          NAP
  184      AMCC    Cedar Marketplace                               07/31/09
  185      GCM     Crossroads Professional Building                08/31/03
  186      LBNA    Imperial Crown Center                           09/30/01
  187      GCM     Fran Murphy Building                            10/31/01
  188      GCM     Walgreen's - South Medford                           NAP
  189      GCM     Sav-on and Carl's Jr.                           12/31/19
  190      AMCC    The Shops at Enon Springs                       09/30/04
  191      AMCC    Sierra Heartland Senior Apartments                   NAP
  192      GCM     Weatherbridge Center Buildings II and III       09/30/06

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION




         MORTGAGE
CONTROL    LOAN                                                    OCCUPANCY   OCCUPANCY
NUMBER    SELLER         LOAN / PROPERTY NAME                      PERCENTAGE  AS OF DATE
-----------------------------------------------------------------------------------------
  193      SBRC    K-Mart Shopping Center - Salem                      100%     06/30/00
  194      GCM     1201 Sharp Street                                    92%     09/01/00
  195      AMCC    RPS Warehouse                                       100%     06/05/00
  196      AMCC    755 & 775 Fiero Lane                                100%     08/31/00
  197      GCM     Redondo Tower Apartments                             98%     08/10/00
  198      AMCC    Plaza II Office Building                             96%     07/18/00
  199      LBNA    Fountain Place Apartments                            98%     09/01/00
  200      AMCC    Carriage House Apartment                            100%     08/16/00
                    - Sioux Falls
  201      AMCC    Carriage House Apartment                            100%     08/01/00
                    - Brookings
  202      AMCC    Carriage House Apartment                            100%     08/01/00
                    - Pierre
  203      GCM     Pioneer Point Apartments                             93%     07/25/00
  204      AMCC    CVS Harper Center                                   100%     08/01/00
  205      SBRC    K-Mart Shopping Center                              100%     06/30/00
                    - Salt Lake City
  206      GCM     6396, 6392, 6372 McLeod Drive                        97%     08/29/00
  207      SBRC    Broadway Plaza Building                             100%     09/22/00
  208      SBRC    225 Long Avenue                                     100%     06/30/00
  209      LBNA    Almond Grand Gurnee                                 100%     06/16/00
  210      GCM     Summit/Breckenridge Apartments                       97%     06/30/00
  211      GCM     Peppertree Apartments                                96%     09/08/00
  212      GCM     Hillmount Apartments                                 95%     07/27/00
  213      AMCC    1500 Renaissance Building                           100%     04/14/00
  214      AMCC    Etinuum Office Building                             100%     08/29/00
  215      AMCC    DHR Office Building                                 100%     09/30/00
  216      GCM     Oakwood Manor Apartments                             97%     06/29/00
  217      GCM     Woodbend Apartments                                  94%     06/01/00
  218      AMCC    Warminster Shopping Center                           95%     10/01/00
  219      AMCC    PBR II                                              100%     10/01/00
  220      AMCC    PBR I                                               100%     09/01/00
  221      GCM     U-Stor Chambers Self-Storage                         98%     06/21/00
  222      GCM     9925-9929 Jefferson Boulevard                       100%     08/31/00
  223      AMCC    810-812 Fiero Lane                                  100%     08/31/00
  224      AMCC    Lab Corp of America                                 100%     09/30/00
  225      LBNA    Birchbrook Office Park                               94%     08/03/00
  226      GCM     Oro Valley Self Storage                              75%     09/26/00
  227      AMCC    Hillcrest Retail/Office Shopping Center             100%     09/13/00
  228      AMCC    Cain Drive Warehouses                               100%     09/25/00
  229      SBRC    Mini-City Self Storage                               75%     06/30/00
  230      AMCC    Macy Building                                       100%     09/20/00
  231      GCM     Senate Place Apartments                              97%     08/13/00
  232      GCM     Eastfield Townhouses                                100%     06/25/00
  233      LBNA    Kendall Manor Apartments                            100%     08/01/00
  234      AMCC    The Culver Building                                 100%     08/31/00
  235      AMCC    Harvard Physicians Building                          97%     09/30/00
  236      AMCC    Lyon Street Retail                                  100%     08/31/00
  237      AMCC    350 Newton Avenue Apartments                         98%     10/01/00
  238      AMCC    Solar Gardens                                        90%     09/01/00
  239      AMCC    Quality Suites Albuquerque                           73%     06/30/00
  240      AMCC    Springville Corners                                 100%     09/26/00
  241      AMCC    224-234 East Broad Street                           100%     03/15/00
  242      GCM     6380 McLeod Drive                                   100%     07/19/00
  243      AMCC    Black Mountain Point Office Building                100%     10/01/00
  244      AMCC    Waste Management Building                           100%     07/08/00
  245      AMCC    Silver Lake Plaza                                   100%     08/28/00
  246      AMCC    Checkmate Apartments                                100%     08/01/00
  247      AMCC    Creekside Center                                    100%     07/06/00
  248      AMCC    Tolt Towne Center                                   100%     09/01/00
  249      AMCC    South Fridley Apartments                             98%     08/01/00
  250      GCM     6668 Owens Drive                                    100%     07/07/00
  251      GCM     6320 - 6330 McLeod Drive                             96%     08/29/00
  252      GCM     Rite Aid - Hillside                                 100%     07/05/00
  253      AMCC    Howard Johnson Lake Havasu                           50%     06/30/00
  254      LBNA    Wickiup Mobile Home & RV Park                        90%     08/10/00
  255      AMCC    261 East 300 South                                  100%     03/31/00




         MORTGAGE                                                                                                 LARGEST   LARGEST
CONTROL    LOAN                                                                                                    TENANT    TENANT
NUMBER    SELLER         LOAN / PROPERTY NAME                                 LARGEST TENANT                        NRSF      NRSF%
------------------------------------------------------------------------------------------------------------------------------------
  193      SBRC    K-Mart Shopping Center - Salem                     Kmart Corporation                            116,866    100%
  194      GCM     1201 Sharp Street                                  RMF Engineering, Inc.                         28,496     60%
  195      AMCC    RPS Warehouse                                      RPS, Inc.                                     63,633    100%
  196      AMCC    755 & 775 Fiero Lane                               Phacor, Inc.                                  15,400     35%
  197      GCM     Redondo Tower Apartments                           NAP                                              NAP     NAP
  198      AMCC    Plaza II Office Building                           Yakima MSA Partnership (US Cellular)           5,955     19%
  199      LBNA    Fountain Place Apartments                          NAP                                              NAP     NAP
  200      AMCC    Carriage House Apartment                           NAP                                              NAP     NAP
                    - Sioux Falls
  201      AMCC    Carriage House Apartment                           NAP                                              NAP     NAP
                    - Brookings
  202      AMCC    Carriage House Apartment                           NAP                                              NAP     NAP
                    - Pierre
  203      GCM     Pioneer Point Apartments                           NAP                                              NAP     NAP
  204      AMCC    CVS Harper Center                                  CVS Drug Store                                10,762     44%
  205      SBRC    K-Mart Shopping Center                             Kmart Corporation                            106,880    100%
                    - Salt Lake City
  206      GCM     6396, 6392, 6372 McLeod Drive                      The Lending Edge, Inc.                         3,440     14%
  207      SBRC    Broadway Plaza Building                            AmerAsia WorldWide                             8,571     37%
  208      SBRC    225 Long Avenue                                    Manhattan Drug Company, Inc.                  74,898     48%
  209      LBNA    Almond Grand Gurnee                                Walgreens                                     13,905    100%
  210      GCM     Summit/Breckenridge Apartments                     NAP                                              NAP     NAP
  211      GCM     Peppertree Apartments                              NAP                                              NAP     NAP
  212      GCM     Hillmount Apartments                               NAP                                              NAP     NAP
  213      AMCC    1500 Renaissance Building                          IKON Office Solutions, Inc.                   26,050     71%
  214      AMCC    Etinuum Office Building                            Etinuum                                       35,501    100%
  215      AMCC    DHR Office Building                                Oregon State Department of Human Resources    32,952    100%
  216      GCM     Oakwood Manor Apartments                           NAP                                              NAP     NAP
  217      GCM     Woodbend Apartments                                NAP                                              NAP     NAP
  218      AMCC    Warminster Shopping Center                         National Penn Bank                             3,000     11%
  219      AMCC    PBR II                                             Helen L Langston                               3,100     11%
  220      AMCC    PBR I                                              Hoag Memorial Hospital                         6,287     24%
  221      GCM     U-Stor Chambers Self-Storage                       NAP                                              NAP     NAP
  222      GCM     9925-9929 Jefferson Boulevard                      Kovel/Fuller, LLC                             38,764    100%
  223      AMCC    810-812 Fiero Lane                                 The Grid                                      19,560     62%
  224      AMCC    Lab Corp of America                                Laboratory Corporation of America             26,800    100%
  225      LBNA    Birchbrook Office Park                             Parsec Automation                              6,055     25%
  226      GCM     Oro Valley Self Storage                            NAP                                              NAP     NAP
  227      AMCC    Hillcrest Retail/Office Shopping Center            Donald L. Myers, CPA                           3,465     18%
  228      AMCC    Cain Drive Warehouses                              St. James Mechanical, Inc.                     4,800     10%
  229      SBRC    Mini-City Self Storage                             NAP                                              NAP     NAP
  230      AMCC    Macy Building                                      Reez.com                                      12,335     58%
  231      GCM     Senate Place Apartments                            NAP                                              NAP     NAP
  232      GCM     Eastfield Townhouses                               NAP                                              NAP     NAP
  233      LBNA    Kendall Manor Apartments                           NAP                                              NAP     NAP
  234      AMCC    The Culver Building                                Creative Domain                                8,696     38%
  235      AMCC    Harvard Physicians Building                        Hillcrest-Harvard, Inc.                       14,973     48%
  236      AMCC    Lyon Street Retail                                 Grand Discount                                 3,000     16%
  237      AMCC    350 Newton Avenue Apartments                       NAP                                              NAP     NAP
  238      AMCC    Solar Gardens                                      NAP                                              NAP     NAP
  239      AMCC    Quality Suites Albuquerque                         NAP                                              NAP     NAP
  240      AMCC    Springville Corners                                Aromatic dba Young Living Oils                34,500    100%
  241      AMCC    224-234 East Broad Street                          Gapkids                                        5,330     58%
  242      GCM     6380 McLeod Drive                                  C.P. Communications                            2,884     14%
  243      AMCC    Black Mountain Point Office Building               California Healthcare                         13,167     38%
  244      AMCC    Waste Management Building                          Waste Management, Inc.                        20,000    100%
  245      AMCC    Silver Lake Plaza                                  Fashion Bug/Women's Apparel                    8,000     48%
  246      AMCC    Checkmate Apartments                               NAP                                              NAP     NAP
  247      AMCC    Creekside Center                                   Dollar Tree                                    4,800     32%
  248      AMCC    Tolt Towne Center                                  QFC                                           19,848     70%
  249      AMCC    South Fridley Apartments                           NAP                                              NAP     NAP
  250      GCM     6668 Owens Drive                                   H.E.C. Investments, Inc.                      18,683    100%
  251      GCM     6320 - 6330 McLeod Drive                           Coriograham, Inc.                              2,040     13%
  252      GCM     Rite Aid - Hillside                                Rite Aid                                      16,079    100%
  253      AMCC    Howard Johnson Lake Havasu                         NAP                                              NAP     NAP
  254      LBNA    Wickiup Mobile Home & RV Park                      NAP                                              NAP     NAP
  255      AMCC    261 East 300 South                                 Scalley & Reading                              7,940     34%


                                                                       LARGEST
                                                                        TENANT
         MORTGAGE                                                       LEASE
CONTROL    LOAN                                                        MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                            DATE           SECOND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------
  193      SBRC    K-Mart Shopping Center - Salem                      01/31/04  NAP
  194      GCM     1201 Sharp Street                                   03/31/03  AFSCME, Council 92
  195      AMCC    RPS Warehouse                                       11/30/09  NAP
  196      AMCC    755 & 775 Fiero Lane                                10/31/09  Guayaki
  197      GCM     Redondo Tower Apartments                                 NAP  NAP
  198      AMCC    Plaza II Office Building                            09/30/05  New Northwest Broadcasters II, Inc.
  199      LBNA    Fountain Place Apartments                                NAP  NAP
  200      AMCC    Carriage House Apartment                                 NAP  NAP
                    - Sioux Falls
  201      AMCC    Carriage House Apartment                                 NAP  NAP
                    - Brookings
  202      AMCC    Carriage House Apartment                                 NAP  NAP
                    - Pierre
  203      GCM     Pioneer Point Apartments                                 NAP  NAP
  204      AMCC    CVS Harper Center                                   05/31/10  Blockbuster Video
  205      SBRC    K-Mart Shopping Center                              01/31/02  NAP
                    - Salt Lake City
  206      GCM     6396, 6392, 6372 McLeod Drive                       03/31/02  Miracle Flights for Kids
  207      SBRC    Broadway Plaza Building                             03/01/05  Viawest
  208      SBRC    225 Long Avenue                                     05/31/15  M.W. International, Inc.
  209      LBNA    Almond Grand Gurnee                                 12/31/16  NAP
  210      GCM     Summit/Breckenridge Apartments                           NAP  NAP
  211      GCM     Peppertree Apartments                                    NAP  NAP
  212      GCM     Hillmount Apartments                                     NAP  NAP
  213      AMCC    1500 Renaissance Building                           01/31/06  I.E.S. Partnership
  214      AMCC    Etinuum Office Building                             08/29/10  NAP
  215      AMCC    DHR Office Building                                 09/30/05  NAP
  216      GCM     Oakwood Manor Apartments                                 NAP  NAP
  217      GCM     Woodbend Apartments                                      NAP  NAP
  218      AMCC    Warminster Shopping Center                          06/30/01  Golden Palace, Inc
  219      AMCC    PBR II                                              04/30/02  Rosewood Realty, LLC
  220      AMCC    PBR I                                               02/14/04  Mike's Automotive
  221      GCM     U-Stor Chambers Self-Storage                             NAP  NAP
  222      GCM     9925-9929 Jefferson Boulevard                       02/28/10  NAP
  223      AMCC    810-812 Fiero Lane                                  12/31/04  Science Kit
  224      AMCC    Lab Corp of America                                 12/31/09  NAP
  225      LBNA    Birchbrook Office Park                              04/30/02  Accord Human Resources
  226      GCM     Oro Valley Self Storage                                  NAP  NAP
  227      AMCC    Hillcrest Retail/Office Shopping Center             12/31/01  Bella Notte Restaurant
  228      AMCC    Cain Drive Warehouses                               08/31/02  Heaven Scent Me, Inc.
  229      SBRC    Mini-City Self Storage                                   NAP  NAP
  230      AMCC    Macy Building                                       04/06/05  Satellite Dialysis Centers, Inc.
  231      GCM     Senate Place Apartments                                  NAP  NAP
  232      GCM     Eastfield Townhouses                                     NAP  NAP
  233      LBNA    Kendall Manor Apartments                                 NAP  NAP
  234      AMCC    The Culver Building                                 04/14/02  Signature Escrow
  235      AMCC    Harvard Physicians Building                         06/30/04  Hillcrest-Riverside, Inc.
  236      AMCC    Lyon Street Retail                                       MTM  Pescado Mojado
  237      AMCC    350 Newton Avenue Apartments                             NAP  NAP
  238      AMCC    Solar Gardens                                            NAP  NAP
  239      AMCC    Quality Suites Albuquerque                               NAP  NAP
  240      AMCC    Springville Corners                                 04/30/05  NAP
  241      AMCC    224-234 East Broad Street                           07/23/03  Guillotine
  242      GCM     6380 McLeod Drive                                   06/30/04  Oasis Wholesale & Purchasing
  243      AMCC    Black Mountain Point Office Building                12/31/01  Power & Industrial Design Corp
  244      AMCC    Waste Management Building                           07/27/10  NAP
  245      AMCC    Silver Lake Plaza                                   01/31/09  Corral West/Western Wear
  246      AMCC    Checkmate Apartments                                     NAP  NAP
  247      AMCC    Creekside Center                                    01/31/05  One Price
  248      AMCC    Tolt Towne Center                                   08/12/06  Sa Jung Park
  249      AMCC    South Fridley Apartments                                 NAP  NAP
  250      GCM     6668 Owens Drive                                    07/31/02  NAP
  251      GCM     6320 - 6330 McLeod Drive                            05/31/03  Logowear, LLC
  252      GCM     Rite Aid - Hillside                                 05/01/04  NAP
  253      AMCC    Howard Johnson Lake Havasu                               NAP  NAP
  254      LBNA    Wickiup Mobile Home & RV Park                            NAP  NAP
  255      AMCC    261 East 300 South                                  05/31/03  Utah Agency

                                                                                            SECOND
                                                                                            LARGEST
                                                                          SECOND   SECOND    TENANT
         MORTGAGE                                                         LARGEST  LARGEST   LEASE
CONTROL    LOAN                                                           TENANT   TENANT   MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                              NRSF    NRSF%      DATE
----------------------------------------------------------------------------------------------------
  193      SBRC    K-Mart Shopping Center - Salem                             NAP   NAP          NAP
  194      GCM     1201 Sharp Street                                        4,618   10%     06/14/02
  195      AMCC    RPS Warehouse                                              NAP   NAP          NAP
  196      AMCC    755 & 775 Fiero Lane                                     7,561   17%     04/30/02
  197      GCM     Redondo Tower Apartments                                   NAP   NAP          NAP
  198      AMCC    Plaza II Office Building                                 5,434   18%     06/30/09
  199      LBNA    Fountain Place Apartments                                  NAP   NAP          NAP
  200      AMCC    Carriage House Apartment                                   NAP   NAP          NAP
                    - Sioux Falls
  201      AMCC    Carriage House Apartment                                   NAP   NAP          NAP
                    - Brookings
  202      AMCC    Carriage House Apartment                                   NAP   NAP          NAP
                    - Pierre
  203      GCM     Pioneer Point Apartments                                   NAP   NAP          NAP
  204      AMCC    CVS Harper Center                                        7,500   30%     05/31/05
  205      SBRC    K-Mart Shopping Center                                     NAP   NAP          NAP
                    - Salt Lake City
  206      GCM     6396, 6392, 6372 McLeod Drive                            2,840   11%     12/31/02
  207      SBRC    Broadway Plaza Building                                  3,430   15%     04/01/05
  208      SBRC    225 Long Avenue                                         43,656   28%     01/10/02
  209      LBNA    Almond Grand Gurnee                                        NAP   NAP          NAP
  210      GCM     Summit/Breckenridge Apartments                             NAP   NAP          NAP
  211      GCM     Peppertree Apartments                                      NAP   NAP          NAP
  212      GCM     Hillmount Apartments                                       NAP   NAP          NAP
  213      AMCC    1500 Renaissance Building                               10,385   29%     01/31/04
  214      AMCC    Etinuum Office Building                                    NAP   NAP          NAP
  215      AMCC    DHR Office Building                                        NAP   NAP          NAP
  216      GCM     Oakwood Manor Apartments                                   NAP   NAP          NAP
  217      GCM     Woodbend Apartments                                        NAP   NAP          NAP
  218      AMCC    Warminster Shopping Center                               2,885   10%     07/31/08
  219      AMCC    PBR II                                                   3,100   11%     08/14/03
  220      AMCC    PBR I                                                    5,760   22%     09/30/02
  221      GCM     U-Stor Chambers Self-Storage                               NAP   NAP          NAP
  222      GCM     9925-9929 Jefferson Boulevard                              NAP   NAP          NAP
  223      AMCC    810-812 Fiero Lane                                       6,200   20%     05/31/01
  224      AMCC    Lab Corp of America                                        NAP   NAP          NAP
  225      LBNA    Birchbrook Office Park                                   2,825   11%     12/31/00
  226      GCM     Oro Valley Self Storage                                    NAP   NAP          NAP
  227      AMCC    Hillcrest Retail/Office Shopping Center                  2,520   13%     03/31/03
  228      AMCC    Cain Drive Warehouses                                    3,200   6%           MTM
  229      SBRC    Mini-City Self Storage                                     NAP   NAP          NAP
  230      AMCC    Macy Building                                            9,075   42%     02/28/10
  231      GCM     Senate Place Apartments                                    NAP   NAP          NAP
  232      GCM     Eastfield Townhouses                                       NAP   NAP          NAP
  233      LBNA    Kendall Manor Apartments                                   NAP   NAP          NAP
  234      AMCC    The Culver Building                                      2,810   12%     07/31/10
  235      AMCC    Harvard Physicians Building                              2,779   9%      11/30/02
  236      AMCC    Lyon Street Retail                                       2,500   13%     02/28/07
  237      AMCC    350 Newton Avenue Apartments                               NAP   NAP          NAP
  238      AMCC    Solar Gardens                                              NAP   NAP          NAP
  239      AMCC    Quality Suites Albuquerque                                 NAP   NAP          NAP
  240      AMCC    Springville Corners                                        NAP   NAP          NAP
  241      AMCC    224-234 East Broad Street                                1,350   15%     09/30/04
  242      GCM     6380 McLeod Drive                                        2,622   13%     03/31/02
  243      AMCC    Black Mountain Point Office Building                     3,336   10%     02/28/01
  244      AMCC    Waste Management Building                                  NAP   NAP          NAP
  245      AMCC    Silver Lake Plaza                                        7,092   43%     04/30/09
  246      AMCC    Checkmate Apartments                                       NAP   NAP          NAP
  247      AMCC    Creekside Center                                         4,200   28%     03/31/03
  248      AMCC    Tolt Towne Center                                        2,992   11%     12/01/00
  249      AMCC    South Fridley Apartments                                   NAP   NAP          NAP
  250      GCM     6668 Owens Drive                                           NAP   NAP          NAP
  251      GCM     6320 - 6330 McLeod Drive                                 1,895   12%     12/31/02
  252      GCM     Rite Aid - Hillside                                        NAP   NAP          NAP
  253      AMCC    Howard Johnson Lake Havasu                                 NAP   NAP          NAP
  254      LBNA    Wickiup Mobile Home & RV Park                              NAP   NAP          NAP
  255      AMCC    261 East 300 South                                       4,046   17%     01/31/02

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION




         MORTGAGE
CONTROL    LOAN                                                    OCCUPANCY   OCCUPANCY
NUMBER    SELLER         LOAN / PROPERTY NAME                      PERCENTAGE  AS OF DATE           LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
  256      AMCC    Hyde Park Apartments                                 93%     08/01/00   NAP
  257      AMCC    Hawthorne Business Park                             100%     09/05/00   Electrorep, Inc.
  258      GCM     Nogales Self Storage                                 88%     09/01/00   NAP
  259      GCM     Glendale West Self Storage                           95%     09/18/00   NAP
  260      AMCC    Lovell Building                                      97%     09/13/00   Lovell America, Inc.
  261      AMCC    Nationwide Insurance Office Building                100%     10/23/00   Nationwide Insurance Company
  262      AMCC    Attache Building                                    100%     11/01/00   Renaissance
  263      GCM     Airport Business Center                             100%     09/26/00   Flight Services Group
  264      AMCC    Bluebonnet Apartments                                99%     09/18/00   NAP
  265      AMCC    8th Street Apartments                               100%     08/01/00   NAP
  266      LBNA    E. M. Jorgensen Building                            100%     10/12/00   E.M. Jorgensen
  267      AMCC    Ralph's Grocery & Deli                              100%     10/03/00   Ralph's Grocery & Deli
  268      AMCC    Market Square                                       100%     09/30/00   Morgan's Market
  269      AMCC    Blockbuster Video-Salt Lake City                    100%     08/31/00   Blockbuster Video
  270      AMCC    Prudential Wise-McIntire Office Building            100%     09/25/00   Wise McIntire, Inc.
  271      AMCC    Licton Springs Court Apartments                     100%     08/31/00   NAP
  272      AMCC    Surgicenter of South Bay                            100%     03/17/00   Surgicenter of South Bay
  273      AMCC    West Fargo Living Center                            100%     09/30/00   NAP
  274      AMCC    Edgewood Apartments                                 100%     08/31/00   NAP
  275      AMCC    Washington/Shepherd Retail Center                   100%     08/30/00   O'Reilly Auto Parts
  276      AMCC    Candlewood Apartments                               100%     10/01/00   NAP
  277      AMCC    Bishop Lifting Products                             100%     01/26/00   Bishop Lifting Products, Inc.
  278      AMCC    188 State Street                                    100%     10/25/00   Aurora & Quanta Productions
  279      AMCC    Woodstone Properties                                 98%     09/01/00   NAP
  280      AMCC    East Gate Manor Apartments                           91%     08/01/00   NAP


                                                                                   LARGEST
                                                                                    TENANT
         MORTGAGE                                             LARGEST   LARGEST     LEASE
CONTROL    LOAN                                                TENANT    TENANT    MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                   NRSF      NRSF%      DATE           SECOND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
  256      AMCC    Hyde Park Apartments                            NAP     NAP          NAP  NAP
  257      AMCC    Hawthorne Business Park                       9,400     22%     04/30/03  Team International, Inc.
  258      GCM     Nogales Self Storage                            NAP     NAP          NAP  NAP
  259      GCM     Glendale West Self Storage                      NAP     NAP          NAP  NAP
  260      AMCC    Lovell Building                               6,102     30%     12/31/00  Eres Consultants, Inc.
  261      AMCC    Nationwide Insurance Office Building         11,695    100%     03/31/04  NAP
  262      AMCC    Attache Building                              2,789     27%     04/14/03  Inspired Lending
  263      GCM     Airport Business Center                       8,500     35%     11/17/01  Thermion Systems International
  264      AMCC    Bluebonnet Apartments                           NAP     NAP          NAP  NAP
  265      AMCC    8th Street Apartments                           NAP     NAP          NAP  NAP
  266      LBNA    E. M. Jorgensen Building                     31,035    100%     05/31/15  NAP
  267      AMCC    Ralph's Grocery & Deli                       10,997    100%     07/31/09  NAP
  268      AMCC    Market Square                                 6,385     51%     11/30/07  Sanctuary Spa
  269      AMCC    Blockbuster Video-Salt Lake City              6,497     81%     08/31/06  Papa Murphy's
  270      AMCC    Prudential Wise-McIntire Office Building      5,809     67%     10/31/08  Forefront, Inc.
  271      AMCC    Licton Springs Court Apartments                 NAP     NAP          NAP  NAP
  272      AMCC    Surgicenter of South Bay                      9,330    100%     01/31/04  NAP
  273      AMCC    West Fargo Living Center                        NAP     NAP          NAP  NAP
  274      AMCC    Edgewood Apartments                             NAP     NAP          NAP  NAP
  275      AMCC    Washington/Shepherd Retail Center            10,800     57%     03/31/06  Eckerd's
  276      AMCC    Candlewood Apartments                           NAP     NAP          NAP  NAP
  277      AMCC    Bishop Lifting Products                      45,500    100%     11/30/08  NAP
  278      AMCC    188 State Street                              3,750     27%     04/14/03  Day One
  279      AMCC    Woodstone Properties                            NAP     NAP          NAP  NAP
  280      AMCC    East Gate Manor Apartments                      NAP     NAP          NAP  NAP

                                                                                   SECOND
                                                                                   LARGEST
                                                                 SECOND   SECOND    TENANT
         MORTGAGE                                                LARGEST  LARGEST   LEASE
CONTROL    LOAN                                                  TENANT   TENANT   MATURITY
NUMBER    SELLER         LOAN / PROPERTY NAME                     NRSF    NRSF%      DATE
-------------------------------------------------------------------------------------------
  256      AMCC    Hyde Park Apartments                              NAP   NAP          NAP
  257      AMCC    Hawthorne Business Park                         7,040   17%     01/31/03
  258      GCM     Nogales Self Storage                              NAP   NAP          NAP
  259      GCM     Glendale West Self Storage                        NAP   NAP          NAP
  260      AMCC    Lovell Building                                 2,460   12%     12/31/00
  261      AMCC    Nationwide Insurance Office Building              NAP   NAP          NAP
  262      AMCC    Attache Building                                2,446   24%     06/30/03
  263      GCM     Airport Business Center                         5,000   20%     09/30/02
  264      AMCC    Bluebonnet Apartments                             NAP   NAP          NAP
  265      AMCC    8th Street Apartments                             NAP   NAP          NAP
  266      LBNA    E. M. Jorgensen Building                          NAP   NAP          NAP
  267      AMCC    Ralph's Grocery & Deli                            NAP   NAP          NAP
  268      AMCC    Market Square                                   3,104   25%     07/31/08
  269      AMCC    Blockbuster Video-Salt Lake City                1,478   19%     04/30/07
  270      AMCC    Prudential Wise-McIntire Office Building        2,865   33%     07/31/02
  271      AMCC    Licton Springs Court Apartments                   NAP   NAP          NAP
  272      AMCC    Surgicenter of South Bay                          NAP   NAP          NAP
  273      AMCC    West Fargo Living Center                          NAP   NAP          NAP
  274      AMCC    Edgewood Apartments                               NAP   NAP          NAP
  275      AMCC    Washington/Shepherd Retail Center               8,269   43%     10/23/05
  276      AMCC    Candlewood Apartments                             NAP   NAP          NAP
  277      AMCC    Bishop Lifting Products                           NAP   NAP          NAP
  278      AMCC    188 State Street                                3,500   25%     01/31/03
  279      AMCC    Woodstone Properties                              NAP   NAP          NAP
  280      AMCC    East Gate Manor Apartments                        NAP   NAP          NAP

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION

                                                                                  1998       1998
         MORTGAGE                                                      1998     STATEMENT  STATEMENT
CONTROL    LOAN                                                      STATEMENT  NUMBER OF   ENDING       1998        1998
NUMBER    SELLER             LOAN / PROPERTY NAME                      TYPE       MONTHS     DATE      REVENUES    EXPENSES
------------------------------------------------------------------------------------------------------------------------------
 101       SBRC    One Financial Place                              Full Year       12      12/31/98  27,997,036  11,803,525
 102       LBNA    Medical Mutual of Ohio                              UAV         UAV         UAV           UAV         UAV
 103       LBNA    Jorie Plaza                                      Full Year       12      12/31/98   3,055,204     934,426
 104       GCM     Westland Meadows                                 Full Year       12      12/31/98   3,326,932   1,128,833
 105       GCM     Stonegate One                                       UAV         UAV         UAV           UAV         UAV
 106       SBRC    149 New Montgomery Street                           UAV         UAV         UAV           UAV         UAV
 107       LBNA    101 West Grand                                   Full Year       12      12/31/98   2,146,547     864,283
 108       LBNA    57 W. Grand                                      Full Year       12      12/31/98   1,275,313     620,522
 109       LBNA    40 West Hubbard                                  Full Year       12      12/31/98     643,730     131,154
 110       LBNA    South Loop Market Place                          Full Year       12      12/31/98   2,136,512     412,760
 111       GCM     Granite State Marketplace                           UAV         UAV         UAV           UAV         UAV
 112       GCM     Pacific Plaza                                       UAV         UAV         UAV           UAV         UAV
 113       SBRC    Seatac Village Shopping Center                   Full Year       12      12/31/98   1,327,941     436,034
 114       LBNA    Seattle-Mead Industrial Facilities                  UAV         UAV         UAV           UAV         UAV
 115       LBNA    Hamilton Court Apartments                        Full Year       12      12/31/98   4,890,684   2,949,892
 116       GCM     Webster Building                                 Full Year       12      12/31/98   1,738,188     857,242
 117       SBRC    Amerix Building                                     UAV         UAV         UAV           UAV         UAV
 118       SBRC    85 Devonshire Street/258-262
                      Washington Street                             Full Year       12      12/31/98   1,571,334     778,705
 119       SBRC    Centro De Distribucion del Norte                 Full Year       12      12/31/98   1,761,871     414,064
 120       GCM     801 Boylston Street                                 UAV         UAV         UAV           UAV         UAV
 121       LBNA    29200 Northwestern Highway                       Full Year       12      12/31/98   1,412,337     768,007
------------------------------------------------------------------------------------------------------------------------------
 122       GCM     Simchik Four Property Portfolio
 122a              100 Market Street                                   UAV         UAV         UAV           UAV         UAV
 122b              9 Executive Park Drive                           Full Year       12      12/31/98     158,617      36,987
 122c              1255 South Willow Street                         Full Year       12      12/31/98     105,514      41,774
 122d              135 Daniel Webster Highway                       Full Year       12      12/31/98     142,339      48,350
------------------------------------------------------------------------------------------------------------------------------
 123       GCM     Four Points Hotel by Sheraton                    Full Year       12      12/31/98   4,145,409   2,355,694
 124       LBNA    GE / Montgomery Wards                               UAV         UAV         UAV           UAV         UAV
                    - Col. Springs
 125       LBNA    GE / Montgomery Wards                               UAV         UAV         UAV           UAV         UAV
                    - Pasadena Tx
 126       SBRC    US Storage Centers                               Annualized      11      12/31/98     979,947     316,610
 127       LBNA    Traders Tower - Self Park                        Full Year       12      12/31/98   2,073,822     659,871
 128       LBNA    Mabek CO L.P.                                    Full Year       12      12/31/98   1,785,240           0
 129       GCM     Burlington Self Storage                          Full Year       12      12/31/98   1,259,261     441,015
 130       GCM     Boynton Plaza                                    Full Year       12      12/31/98   1,469,504     427,655
 131       SBRC    601-609 Mission Street                              UAV         UAV         UAV           UAV         UAV
 132       GCM     Garden Ridge                                        UAV         UAV         UAV           UAV         UAV
 133       GCM     300 West Pratt Street                            Full Year       12      12/31/98   1,205,881     378,726
 134       GCM     The GTE Building                                    UAV         UAV         UAV           UAV         UAV
 135       GCM     Hamlin Court                                        UAV         UAV         UAV           UAV         UAV
 136       AMCC    Telex Building                                      UAV         UAV         UAV           UAV         UAV
 137       AMCC    Charnelton Place Office Building                 Full Year       12      12/31/98   1,158,950     600,240
 138       GCM     Michael's Plaza                                  Full Year       12      12/31/98   1,094,950     285,682
------------------------------------------------------------------------------------------------------------------------------
 139       GCM     Mountain Vista Apartments
                    & Cibola Village
 139a              Mountain Vista Apartments                        Full Year       12      12/31/98   1,174,078     718,428
 139b              Cibola Village                                   Full Year       12      12/31/98     689,611     376,645
------------------------------------------------------------------------------------------------------------------------------
 140       LBNA    Horizon Health Center                            Full Year       12      12/31/98   1,320,267     442,905
 141       GCM     300 West Hubbard Street Building                 Full Year       12      12/31/98     840,620     278,202
 142       GCM     445 North Wells Street Building                  Full Year       12      12/31/98     660,187     356,901
 143       GCM     Miracle Mile Business Center                     Full Year       12      12/31/98     345,041     127,025
 144       GCM     Folsom Self-Storage                                 UAV         UAV         UAV           UAV         UAV

                                                                                               1999       1999
         MORTGAGE                                                                   1999      STATEMENT  STATEMENT
CONTROL    LOAN                                                       1998 NOI    STATEMENT   NUMBER OF   ENDING       1999
NUMBER    SELLER             LOAN / PROPERTY NAME         1998 NOI      DSCR        TYPE       MONTHS      DATE      REVENUES
--------------------------------------------------------------------------------------------------------------------------------
 101       SBRC    One Financial Place                   16,193,511     1.55      Full Year      12      12/30/99   30,559,657
 102       LBNA    Medical Mutual of Ohio                       UAV     UAV          UAV         UAV        UAV            UAV
 103       LBNA    Jorie Plaza                            2,120,778     1.02      Full Year      12      12/31/99    4,048,852
 104       GCM     Westland Meadows                       2,198,099     1.12      Full Year      12      12/31/99    3,610,822
 105       GCM     Stonegate One                                UAV     UAV          UAV         UAV        UAV            UAV
 106       SBRC    149 New Montgomery Street                    UAV     UAV          UAV         UAV        UAV            UAV
 107       LBNA    101 West Grand                         1,282,264     1.57      Full Year      12      12/31/99    2,108,813
 108       LBNA    57 W. Grand                              654,791     1.57      Full Year      12      12/31/99    1,272,218
 109       LBNA    40 West Hubbard                          512,576     1.57      Full Year      12      12/31/99      643,351
 110       LBNA    South Loop Market Place                1,723,752     1.15      Full Year      12      12/31/99    2,709,925
 111       GCM     Granite State Marketplace                    UAV     UAV       Full Year      12      12/31/99    2,481,986
 112       GCM     Pacific Plaza                                UAV     UAV       Full Year      12      12/31/99    1,784,759
 113       SBRC    Seatac Village Shopping Center           891,907     0.65     Annualized      11      12/31/99    2,389,588
 114       LBNA    Seattle-Mead Industrial Facilities           UAV     UAV       Full Year      12      12/31/99    1,020,000
 115       LBNA    Hamilton Court Apartments              1,940,792     1.43      Full Year      12      12/31/99    5,041,227
 116       GCM     Webster Building                         880,946     0.60      Full Year      12      12/31/99    2,248,311
 117       SBRC    Amerix Building                              UAV     UAV          UAV         UAV        UAV            UAV
 118       SBRC    85 Devonshire Street/258-262
                      Washington Street                     792,629     0.61      Full Year      12      12/31/99    1,952,252
 119       SBRC    Centro De Distribucion del Norte       1,347,807     1.12      Full Year      12      12/31/99    2,150,554
 120       GCM     801 Boylston Street                          UAV     UAV          UAV         UAV        UAV            UAV
 121       LBNA    29200 Northwestern Highway               644,330     0.69      Full Year      12      12/31/99    2,353,846
--------------------------------------------------------------------------------------------------------------------------------
 122       GCM     Simchik Four Property Portfolio              UAV     UAV
 122a              100 Market Street                            UAV             Unannualized      8      12/31/99      225,129
 122b              9 Executive Park Drive                   121,630               Full Year      12      12/31/99      153,721
 122c              1255 South Willow Street                  63,740               Full Year      12      12/31/99      102,817
 122d              135 Daniel Webster Highway                93,989               Full Year      12      12/31/99      142,902
--------------------------------------------------------------------------------------------------------------------------------
 123       GCM     Four Points Hotel by Sheraton          1,789,715     1.83      Full Year      12      12/31/99    4,379,221
 124       LBNA    GE / Montgomery Wards                        UAV     UAV          UAV         UAV        UAV            UAV
                    - Col. Springs
 125       LBNA    GE / Montgomery Wards                        UAV     UAV          UAV         UAV        UAV            UAV
                    - Pasadena Tx
 126       SBRC    US Storage Centers                       663,337     0.82     Trailing 12     12      01/31/00    1,491,911
 127       LBNA    Traders Tower - Self Park              1,413,951     1.63      Full Year      12      12/31/99    2,259,288
 128       LBNA    Mabek CO L.P.                          1,785,240     1.32      Full Year      12      12/31/99    1,785,250
 129       GCM     Burlington Self Storage                  818,246     1.10      Full Year      12      12/31/99    1,383,394
 130       GCM     Boynton Plaza                          1,041,849     1.53      Full Year      12      12/31/99    1,423,016
 131       SBRC    601-609 Mission Street                       UAV     UAV       Full Year      12      12/31/99      572,693
 132       GCM     Garden Ridge                                 UAV     UAV      Annualized      11      12/31/99      925,825
 133       GCM     300 West Pratt Street                    827,155     1.32      Full Year      12      12/31/99    1,212,426
 134       GCM     The GTE Building                             UAV     UAV       Full Year      12      12/31/99    1,067,854
 135       GCM     Hamlin Court                                 UAV     UAV          UAV         UAV        UAV            UAV
 136       AMCC    Telex Building                               UAV     UAV          UAV         UAV        UAV            UAV
 137       AMCC    Charnelton Place Office Building         558,710     0.91      Full Year      12      12/31/99    1,234,354
 138       GCM     Michael's Plaza                          809,268     1.45      Full Year      12      12/31/99      994,352
--------------------------------------------------------------------------------------------------------------------------------
 139       GCM     Mountain Vista Apartments                768,616     1.38
                    & Cibola Village
 139a              Mountain Vista Apartments                455,650               Full Year      12      12/31/99    1,220,511
 139b              Cibola Village                           312,966               Full Year      12      12/31/99      645,356
--------------------------------------------------------------------------------------------------------------------------------
 140       LBNA    Horizon Health Center                    877,362     1.62      Full Year      12      12/31/99    1,368,169
 141       GCM     300 West Hubbard Street Building         562,418     1.64      Full Year      12      12/31/99      903,001
 142       GCM     445 North Wells Street Building          303,286     1.64      Full Year      12      12/31/99      696,797
 143       GCM     Miracle Mile Business Center             218,016     0.42      Full Year      12      12/31/99      661,905
 144       GCM     Folsom Self-Storage                          UAV     UAV          UAV         UAV        UAV            UAV


         MORTGAGE
CONTROL    LOAN                                                           1999                  1999 NOI
NUMBER    SELLER             LOAN / PROPERTY NAME                       EXPENSES    1999 NOI      DSCR
---------------------------------------------------------------------------------------------------------
 101       SBRC    One Financial Place                                 12,937,989  17,621,668     1.69
 102       LBNA    Medical Mutual of Ohio                                     UAV         UAV     UAV
 103       LBNA    Jorie Plaza                                          1,170,100   2,878,752     1.39
 104       GCM     Westland Meadows                                     1,183,972   2,426,850     1.23
 105       GCM     Stonegate One                                              UAV         UAV     UAV
 106       SBRC    149 New Montgomery Street                                  UAV         UAV     UAV
 107       LBNA    101 West Grand                                         828,596   1,280,217     1.55
 108       LBNA    57 W. Grand                                            619,156     653,062     1.55
 109       LBNA    40 West Hubbard                                        164,217     479,134     1.55
 110       LBNA    South Loop Market Place                                917,136   1,792,789     1.20
 111       GCM     Granite State Marketplace                              717,974   1,764,012     1.11
 112       GCM     Pacific Plaza                                          595,833   1,188,926     0.79
 113       SBRC    Seatac Village Shopping Center                         468,699   1,920,889     1.40
 114       LBNA    Seattle-Mead Industrial Facilities                     393,146     626,854     0.44
 115       LBNA    Hamilton Court Apartments                            3,062,635   1,978,592     1.45
 116       GCM     Webster Building                                       660,058   1,588,253     1.09
 117       SBRC    Amerix Building                                            UAV         UAV     UAV
 118       SBRC    85 Devonshire Street/258-262
                      Washington Street                                   743,918   1,208,334     0.93
 119       SBRC    Centro De Distribucion del Norte                       367,255   1,783,299     1.48
 120       GCM     801 Boylston Street                                        UAV         UAV     UAV
 121       LBNA    29200 Northwestern Highway                             948,611   1,405,235     1.51
---------------------------------------------------------------------------------------------------------
 122       GCM     Simchik Four Property Portfolio                                        UAV     UAV
 122a              100 Market Street                                      158,584      66,545
 122b              9 Executive Park Drive                                  38,400     115,321
 122c              1255 South Willow Street                                18,294      84,523
 122d              135 Daniel Webster Highway                              48,484      94,418
---------------------------------------------------------------------------------------------------------
 123       GCM     Four Points Hotel by Sheraton                        2,536,665   1,842,556     1.88
 124       LBNA    GE / Montgomery Wards                                      UAV         UAV     UAV
                    - Col. Springs
 125       LBNA    GE / Montgomery Wards                                      UAV         UAV     UAV
                    - Pasadena Tx
 126       SBRC    US Storage Centers                                     425,880   1,066,031     1.32
 127       LBNA    Traders Tower - Self Park                            1,016,410   1,242,878     1.44
 128       LBNA    Mabek CO L.P.                                                0   1,785,250     1.32
 129       GCM     Burlington Self Storage                                462,399     920,995     1.24
 130       GCM     Boynton Plaza                                          423,098     999,918     1.47
 131       SBRC    601-609 Mission Street                                 210,014     362,679     0.55
 132       GCM     Garden Ridge                                                 0     925,825     1.42
 133       GCM     300 West Pratt Street                                  396,020     816,406     1.31
 134       GCM     The GTE Building                                        67,736   1,000,118     1.62
 135       GCM     Hamlin Court                                               UAV         UAV     UAV
 136       AMCC    Telex Building                                             UAV         UAV     UAV
 137       AMCC    Charnelton Place Office Building                       177,582   1,056,772     1.73
 138       GCM     Michael's Plaza                                        290,935     703,417     1.26
---------------------------------------------------------------------------------------------------------
 139       GCM     Mountain Vista Apartments                                          779,161     1.39
                    & Cibola Village
 139a              Mountain Vista Apartments                              717,085     503,426
 139b              Cibola Village                                         369,621     275,735
---------------------------------------------------------------------------------------------------------
 140       LBNA    Horizon Health Center                                  488,432     879,737     1.62
 141       GCM     300 West Hubbard Street Building                       284,328     618,673     1.80
 142       GCM     445 North Wells Street Building                        365,629     331,168     1.80
 143       GCM     Miracle Mile Business Center                           115,954     545,951     1.06
 144       GCM     Folsom Self-Storage                                        UAV         UAV     UAV

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION

                                                                                  1998       1998
         MORTGAGE                                                      1998     STATEMENT  STATEMENT
CONTROL    LOAN                                                      STATEMENT  NUMBER OF   ENDING       1998        1998
NUMBER    SELLER             LOAN / PROPERTY NAME                      TYPE       MONTHS     DATE      REVENUES    EXPENSES
------------------------------------------------------------------------------------------------------------------------------
 145       SBRC    Arlington Heights Apartments                     Full Year       12      12/31/98     961,801     421,853
 146       LBNA    Carriage House Lofts                             Full Year       12      12/31/98   1,062,721     268,275
 147       GCM     Northpointe Shopping Center                      Full Year       12      12/31/98     560,494     196,033
 148       GCM     2 Willow Street                                     UAV         UAV         UAV           UAV         UAV
 149       SBRC    Villa de Mission East                            Full Year       12      12/31/98   1,091,936     454,024
 150       GCM     Calaveras Landing Shopping Center                Full Year       12      12/31/98     746,552     159,574
 151       GCM     Healtheon                                        Full Year       12      12/31/98     838,046      99,640
 152       GCM     444 North Wells Street Building                  Full Year       12      12/31/98   1,228,747     521,749
 153       GCM     1600 Corporate Center Drive                         UAV         UAV         UAV           UAV         UAV
 156       SBRC    Town Green at Wilton Center                      Full Year       12      12/31/98     823,854     266,402
 154       GCM     Little Creek Apartments                          Full Year       12      12/31/98   1,315,161     657,238
 155       GCM     271 - 285 East Fordham Road                         UAV         UAV         UAV           UAV         UAV
 157       GCM     El Dorado Plaza                                  Full Year       12      12/31/98     577,487     147,340
 158       SBRC    Tivoli Gardens Apartments                        Full Year       12      12/31/98     867,273     457,876
 159       SBRC    155 Washington Ave                               Full Year       12      12/31/98     748,906     223,992
 160       SBRC    370 Convention Way                               Full Year       12      12/31/98     452,003      68,649
 161       GCM     Union Landing Retail Center                         UAV         UAV         UAV           UAV         UAV
 162       GCM     Briarwood Apartments                             Full Year       12      12/31/98     616,861     239,608
 163       SBRC    Franklinton Square Shopping Center                  UAV         UAV         UAV           UAV         UAV
 164       GCM     Conquistador Apartments                          Full Year       12      12/31/98     819,080     210,900
 165       GCM     Greenhill Corporate Center                          UAV         UAV         UAV           UAV         UAV
 166       GCM     Northridge Apartments                            Full Year       12      12/31/98     837,404     361,039
 167       GCM     Red Coach Village Apartments                        UAV         UAV         UAV           UAV         UAV
 168       AMCC    K-Mart Shopping Center - Savannah                   UAV         UAV         UAV           UAV         UAV
 169       SBRC    The Cascades                                     Full Year       12      12/31/98     489,792     375,347
 170       GCM     The Trane Company Building                          UAV         UAV         UAV           UAV         UAV
 171       LBNA    Chandler's Building                                 UAV         UAV         UAV           UAV         UAV
 172       AMCC    K-Mart Shopping Center - Nashville                  UAV         UAV         UAV           UAV         UAV
 173       AMCC    2150 Joshua's Path                                  UAV         UAV         UAV           UAV         UAV
 174       AMCC    Ver-Sa-Til                                       Full Year       12      12/31/98     927,333     464,133
 175       LBNA    Springdale Mall                                     UAV         UAV         UAV           UAV         UAV
 176       LBNA    Frontier Commons/Global Crossing                    UAV         UAV         UAV           UAV         UAV
 177       GCM     Wythe Shopping Center                            Full Year       12      12/31/98     584,398      93,281
 178       AMCC    Pencader Corporate Center                        Full Year       12      12/31/98     587,175      82,912
 179       LBNA    Watermark Office Building                           UAV         UAV         UAV           UAV         UAV
 180       GCM     801 West Diversey Parkway                        Full Year       12      12/31/98     407,729     146,674
 181       GCM     Lafayette Business Park                          Full Year       12      12/31/98     878,712     146,807
 182       GCM     Arrow Business Center                           Trailing 12      12       6/30/98     516,997     133,519
 183       LBNA    Palm Haven Mobile Home Park                      Full Year       12      12/31/98     560,614     190,263
 184       AMCC    Cedar Marketplace                                   UAV         UAV         UAV           UAV         UAV
 185       GCM     Crossroads Professional Building                 Full Year       12      12/31/98     731,758     363,953
 186       LBNA    Imperial Crown Center                            Full Year       12      12/31/98     263,758      95,051
 187       GCM     Fran Murphy Building                             Full Year       12      12/31/98     653,229     215,321
 188       GCM     Walgreen's - South Medford                          UAV         UAV         UAV           UAV         UAV
 189       GCM     Sav-on and Carl's Jr.                               UAV         UAV         UAV           UAV         UAV
 190       AMCC    The Shops at Enon Springs                           UAV         UAV         UAV           UAV         UAV
 191       AMCC    Sierra Heartland Senior Apartments                  UAV         UAV         UAV           UAV         UAV
 192       GCM     Weatherbridge Center Buildings II and III        Full Year       12      12/31/98     125,767      16,210

                                                                                                        1999       1999
         MORTGAGE                                                                            1999      STATEMENT  STATEMENT
CONTROL    LOAN                                                                1998 NOI    STATEMENT   NUMBER OF   ENDING
NUMBER    SELLER             LOAN / PROPERTY NAME                   1998 NOI     DSCR        TYPE       MONTHS      DATE
-----------------------------------------------------------------------------------------------------------------------------
 145       SBRC    Arlington Heights Apartments                       539,948    1.14         UAV         UAV        UAV
 146       LBNA    Carriage House Lofts                               794,446    1.62      Full Year      12      12/31/99
 147       GCM     Northpointe Shopping Center                        364,461    0.77      Full Year      12      12/31/99
 148       GCM     2 Willow Street                                        UAV    UAV          UAV         UAV        UAV
 149       SBRC    Villa de Mission East                              637,912    1.42      Full Year      12      12/31/99
 150       GCM     Calaveras Landing Shopping Center                  586,978    1.28      Full Year      12      12/31/99
 151       GCM     Healtheon                                          738,406    1.62      Full Year      12      12/31/99
 152       GCM     444 North Wells Street Building                    706,998    1.49      Full Year      12      12/31/99
 153       GCM     1600 Corporate Center Drive                            UAV    UAV      Annualized       1      12/31/99
 156       SBRC    Town Green at Wilton Center                        557,452    1.24      Full Year      12      12/31/99
 154       GCM     Little Creek Apartments                            657,923    1.50      Full Year      12      12/31/99
 155       GCM     271 - 285 East Fordham Road                            UAV    UAV          UAV         UAV        UAV
 157       GCM     El Dorado Plaza                                    430,147    1.09      Full Year      12      12/31/99
 158       SBRC    Tivoli Gardens Apartments                          409,397    1.05      Full Year      12      12/31/99
 159       SBRC    155 Washington Ave                                 524,914    1.26      Full Year      12      12/31/99
 160       SBRC    370 Convention Way                                 383,354    0.91      Full Year      12      12/31/99
 161       GCM     Union Landing Retail Center                            UAV    UAV      Annualized       7      12/31/99
 162       GCM     Briarwood Apartments                               377,253    1.05      Full Year      12      12/31/99
 163       SBRC    Franklinton Square Shopping Center                     UAV    UAV       Full Year      12      12/31/99
 164       GCM     Conquistador Apartments                            608,180    1.63      Full Year      12      12/31/99
 165       GCM     Greenhill Corporate Center                             UAV    UAV          UAV         UAV        UAV
 166       GCM     Northridge Apartments                              476,365    1.32      Full Year      12      12/31/99
 167       GCM     Red Coach Village Apartments                           UAV    UAV      Annualized      10      12/31/99
 168       AMCC    K-Mart Shopping Center - Savannah                      UAV    UAV       Full Year      12      12/31/99
 169       SBRC    The Cascades                                       114,445    0.33      Full Year      12      12/31/99
 170       GCM     The Trane Company Building                             UAV    UAV       Full Year      12      12/31/99
 171       LBNA    Chandler's Building                                    UAV    UAV          UAV         UAV        UAV
 172       AMCC    K-Mart Shopping Center - Nashville                     UAV    UAV       Full Year      12      12/31/99
 173       AMCC    2150 Joshua's Path                                     UAV    UAV          UAV         UAV        UAV
 174       AMCC    Ver-Sa-Til                                         463,200    1.42     Annualized       6      12/31/99
 175       LBNA    Springdale Mall                                        UAV    UAV      Annualized       7      12/31/99
 176       LBNA    Frontier Commons/Global Crossing                       UAV    UAV          UAV         UAV        UAV
 177       GCM     Wythe Shopping Center                              491,117    1.48    Unannualized      6      12/31/99
 178       AMCC    Pencader Corporate Center                          504,263    1.57      Full Year      12      12/31/99
 179       LBNA    Watermark Office Building                              UAV    UAV       Full Year      12      12/31/99
 180       GCM     801 West Diversey Parkway                          261,055    0.80      Full Year      12      12/31/99
 181       GCM     Lafayette Business Park                            731,905    2.42      Full Year      12      12/31/99
 182       GCM     Arrow Business Center                              383,478    1.30     Trailing 12     12      06/30/99
 183       LBNA    Palm Haven Mobile Home Park                        370,351    1.24      Full Year      12      12/31/99
 184       AMCC    Cedar Marketplace                                      UAV    UAV          UAV         UAV        UAV
 185       GCM     Crossroads Professional Building                   367,805    1.25      Full Year      12      12/31/99
 186       LBNA    Imperial Crown Center                              168,707    0.60      Full Year      12      12/31/99
 187       GCM     Fran Murphy Building                               437,908    1.51      Full Year      12      12/31/99
 188       GCM     Walgreen's - South Medford                             UAV    UAV          UAV         UAV        UAV
 189       GCM     Sav-on and Carl's Jr.                                  UAV    UAV          UAV         UAV        UAV
 190       AMCC    The Shops at Enon Springs                              UAV    UAV          UAV         UAV        UAV
 191       AMCC    Sierra Heartland Senior Apartments                     UAV    UAV          UAV         UAV        UAV
 192       GCM     Weatherbridge Center Buildings II and III          109,557    0.32      Full Year      12      12/31/99


         MORTGAGE
CONTROL    LOAN                                                       1999        1999                  1999 NOI
NUMBER    SELLER             LOAN / PROPERTY NAME                   REVENUES    EXPENSES    1999 NOI      DSCR
-----------------------------------------------------------------------------------------------------------------
 145       SBRC    Arlington Heights Apartments                           UAV         UAV         UAV     UAV
 146       LBNA    Carriage House Lofts                             1,162,054     501,242     660,812     1.35
 147       GCM     Northpointe Shopping Center                        609,385     190,024     419,361     0.89
 148       GCM     2 Willow Street                                        UAV         UAV         UAV     UAV
 149       SBRC    Villa de Mission East                            1,095,397     493,655     601,742     1.34
 150       GCM     Calaveras Landing Shopping Center                  832,635     225,121     607,514     1.33
 151       GCM     Healtheon                                        1,075,743     228,902     846,841     1.86
 152       GCM     444 North Wells Street Building                  1,301,896     502,347     799,549     1.69
 153       GCM     1600 Corporate Center Drive                        789,192     465,324     323,868     0.70
 156       SBRC    Town Green at Wilton Center                        730,476     216,779     513,697     1.15
 154       GCM     Little Creek Apartments                          1,318,303     648,860     669,443     1.53
 155       GCM     271 - 285 East Fordham Road                            UAV         UAV         UAV     UAV
 157       GCM     El Dorado Plaza                                    578,234     123,750     454,484     1.15
 158       SBRC    Tivoli Gardens Apartments                        1,081,794     574,927     506,868     1.30
 159       SBRC    155 Washington Ave                                 960,350     238,501     721,849     1.73
 160       SBRC    370 Convention Way                                 580,778     186,736     394,042     0.94
 161       GCM     Union Landing Retail Center                        611,187      94,791     516,396     1.41
 162       GCM     Briarwood Apartments                               711,709     234,234     477,475     1.33
 163       SBRC    Franklinton Square Shopping Center                 399,544      65,088     334,456     0.91
 164       GCM     Conquistador Apartments                            809,050     202,764     606,286     1.62
 165       GCM     Greenhill Corporate Center                             UAV         UAV         UAV     UAV
 166       GCM     Northridge Apartments                              889,847     408,404     481,443     1.34
 167       GCM     Red Coach Village Apartments                       787,346     320,174     467,172     1.30
 168       AMCC    K-Mart Shopping Center - Savannah                  499,694      24,985     474,709     1.31
 169       SBRC    The Cascades                                       833,029     386,399     446,630     1.27
 170       GCM     The Trane Company Building                         535,340      63,249     472,091     1.32
 171       LBNA    Chandler's Building                                    UAV         UAV         UAV     UAV
 172       AMCC    K-Mart Shopping Center - Nashville                 465,669      23,283     442,386     1.30
 173       AMCC    2150 Joshua's Path                                     UAV         UAV         UAV     UAV
 174       AMCC    Ver-Sa-Til                                         730,878     215,878     515,000     1.58
 175       LBNA    Springdale Mall                                  1,042,272     479,654     562,618     1.72
 176       LBNA    Frontier Commons/Global Crossing                       UAV         UAV         UAV     UAV
 177       GCM     Wythe Shopping Center                              309,792      65,849     243,943     UAV
 178       AMCC    Pencader Corporate Center                          646,428     158,528     487,900     1.52
 179       LBNA    Watermark Office Building                          173,811     203,686     (29,875)   (0.09)
 180       GCM     801 West Diversey Parkway                          227,406     141,752      85,654     0.26
 181       GCM     Lafayette Business Park                          1,024,872     149,955     874,917     2.89
 182       GCM     Arrow Business Center                              562,198     133,498     428,700     1.45
 183       LBNA    Palm Haven Mobile Home Park                        595,059     195,804     399,255     1.34
 184       AMCC    Cedar Marketplace                                      UAV         UAV         UAV     UAV
 185       GCM     Crossroads Professional Building                   711,593     396,499     315,094     1.07
 186       LBNA    Imperial Crown Center                              509,443     136,325     373,118     1.33
 187       GCM     Fran Murphy Building                               689,465     187,941     501,524     1.74
 188       GCM     Walgreen's - South Medford                             UAV         UAV         UAV     UAV
 189       GCM     Sav-on and Carl's Jr.                                  UAV         UAV         UAV     UAV
 190       AMCC    The Shops at Enon Springs                              UAV         UAV         UAV     UAV
 191       AMCC    Sierra Heartland Senior Apartments                     UAV         UAV         UAV     UAV
 192       GCM     Weatherbridge Center Buildings II and III          301,133      24,061     277,072     0.81

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION

                                                                                  1998       1998
         MORTGAGE                                                      1998     STATEMENT  STATEMENT
CONTROL    LOAN                                                      STATEMENT  NUMBER OF   ENDING       1998        1998
NUMBER    SELLER             LOAN / PROPERTY NAME                      TYPE       MONTHS     DATE      REVENUES    EXPENSES
------------------------------------------------------------------------------------------------------------------------------
 193       SBRC    K-Mart Shopping Center - Salem                      UAV         UAV         UAV           UAV         UAV
 194       GCM     1201 Sharp Street                                Full Year       12      12/31/98     554,415     129,182
 195       AMCC    RPS Warehouse                                       UAV         UAV         UAV           UAV         UAV
 196       AMCC    755 & 775 Fiero Lane                                UAV         UAV         UAV           UAV         UAV
 197       GCM     Redondo Tower Apartments                         Full Year       12      12/31/98     669,685     359,214
 198       AMCC    Plaza II Office Building                            UAV         UAV         UAV           UAV         UAV
 199       LBNA    Fountain Place Apartments                        Full Year       12      12/31/98     608,916     301,190
 200       AMCC    Carriage House Apartment                         Full Year       12      12/31/98     228,748      79,710
                    - Sioux Falls
 201       AMCC    Carriage House Apartment                         Full Year       12      12/31/98     188,519      78,841
                    - Brookings
 202       AMCC    Carriage House Apartment                         Full Year       12      12/31/98     180,853      96,552
                    - Pierre
 203       GCM     Pioneer Point Apartments                         Full Year       12      12/31/98     520,026     294,418
 204       AMCC    CVS Harper Center                                Full Year       12      12/31/98     387,193      45,655
 205       SBRC    K-Mart Shopping Center                              UAV         UAV         UAV           UAV         UAV
                    - Salt Lake City
 206       GCM     6396, 6392, 6372 McLeod Drive                       UAV         UAV         UAV           UAV         UAV
 207       SBRC    Broadway Plaza Building                             UAV         UAV         UAV           UAV         UAV
 208       SBRC    225 Long Avenue                                  Full Year       12      12/31/98     926,999     612,202
 209       LBNA    Almond Grand Gurnee                              Full Year       12      12/31/98     287,180      34,040
 210       GCM     Summit/Breckenridge Apartments                   Full Year       12      12/31/98     658,857     319,773
 211       GCM     Peppertree Apartments                            Full Year       12      12/31/98     754,646     581,138
 212       GCM     Hillmount Apartments                             Full Year       12      12/31/98     524,953     282,474
 213       AMCC    1500 Renaissance Building                           UAV         UAV         UAV           UAV         UAV
 214       AMCC    Etinuum Office Building                             UAV         UAV         UAV           UAV         UAV
 215       AMCC    DHR Office Building                              Full Year       12      12/31/98     414,711      60,751
 216       GCM     Oakwood Manor Apartments                         Full Year       12      12/31/98     546,328     315,594
 217       GCM     Woodbend Apartments                              Full Year       12      12/31/98     408,629     155,010
 218       AMCC    Warminster Shopping Center                       Full Year       12      12/31/98     412,600     113,142
 219       AMCC    PBR II                                           Full Year       12      12/31/98     250,644      64,442
 220       AMCC    PBR I                                            Full Year       12      12/31/98     169,087      97,322
 221       GCM     U-Stor Chambers Self-Storage                        UAV         UAV         UAV           UAV         UAV
 222       GCM     9925-9929 Jefferson Boulevard                       UAV         UAV         UAV           UAV         UAV
 223       AMCC    810-812 Fiero Lane                               Full Year       12      12/31/98     259,932      31,352
 224       AMCC    Lab Corp of America                              Full Year       12      12/31/98     365,769      43,039
 225       LBNA    Birchbrook Office Park                           Full Year       12      12/31/98     271,590      91,552
 226       GCM     Oro Valley Self Storage                          Full Year       12      12/31/98     305,129     173,456
 227       AMCC    Hillcrest Retail/Office Shopping Center          Full Year       12      12/31/98     352,530     108,898
 228       AMCC    Cain Drive Warehouses                            Full Year       12      12/31/98     405,485     140,242
 229       SBRC    Mini-City Self Storage                           Full Year       12      12/31/98     373,611     207,744
 230       AMCC    Macy Building                                    Full Year       12      12/31/98     286,188      47,625
 231       GCM     Senate Place Apartments                          Full Year       12      12/31/98     177,339      81,986
 232       GCM     Eastfield Townhouses                             Full Year       12      12/31/98     151,203      72,062
 233       LBNA    Kendall Manor Apartments                         Full Year       12      12/31/98     439,146     226,175
 234       AMCC    The Culver Building                              Full Year       12      12/31/98     243,649     105,330
 235       AMCC    Harvard Physicians Building                      Full Year       12      12/31/98     341,720     136,065
 236       AMCC    Lyon Street Retail                               Full Year       12      12/31/98     316,945      96,437
 237       AMCC    350 Newton Avenue Apartments                     Annualized      6       06/30/98     279,898     127,245
 238       AMCC    Solar Gardens                                    Full Year       12      12/31/98     368,184     163,444
 239       AMCC    Quality Suites Albuquerque                       Annualized      9       09/30/98   1,003,949     526,956
 240       AMCC    Springville Corners                                 UAV         UAV         UAV           UAV         UAV
 241       AMCC    224-234 East Broad Street                        Full Year       12      12/31/98     271,290      95,195
 242       GCM     6380 McLeod Drive                                   UAV         UAV         UAV           UAV         UAV
 243       AMCC    Black Mountain Point Office Building             Full Year       12      12/31/98     318,278     145,547
 244       AMCC    Waste Management Building                           UAV         UAV         UAV           UAV         UAV
 245       AMCC    Silver Lake Plaza                                   UAV         UAV         UAV           UAV         UAV
 246       AMCC    Checkmate Apartments                             Full Year       12      12/31/98     333,403     154,864
 247       AMCC    Creekside Center                                    UAV         UAV         UAV           UAV         UAV
 248       AMCC    Tolt Towne Center                                Full Year       12      12/31/98     302,855     112,420
 249       AMCC    South Fridley Apartments                         Full Year       12      12/31/98     373,591     174,602
 250       GCM     6668 Owens Drive                                 Full Year       12      12/31/98     330,489           0
 251       GCM     6320 - 6330 McLeod Drive                            UAV         UAV         UAV           UAV         UAV
 252       GCM     Rite Aid - Hillside                              Full Year       12      12/31/98     223,762      41,351
 253       AMCC    Howard Johnson Lake Havasu                       Full Year       12      12/31/98     642,023     384,319
 254       LBNA    Wickiup Mobile Home & RV Park                    Full Year       12      12/31/98     173,888      50,363
 255       AMCC    261 East 300 South                               Full Year       12      12/31/98     253,149     105,971

                                                                                                         1999       1999
         MORTGAGE                                                                             1999      STATEMENT  STATEMENT
CONTROL    LOAN                                                                 1998 NOI    STATEMENT   NUMBER OF   ENDING
NUMBER    SELLER             LOAN / PROPERTY NAME                    1998 NOI     DSCR        TYPE       MONTHS      DATE
------------------------------------------------------------------------------------------------------------------------------
 193       SBRC    K-Mart Shopping Center - Salem                          UAV    UAV          UAV         UAV        UAV
 194       GCM     1201 Sharp Street                                   425,233    1.68      Full Year      12      12/31/99
 195       AMCC    RPS Warehouse                                           UAV    UAV          UAV         UAV        UAV
 196       AMCC    755 & 775 Fiero Lane                                    UAV    UAV          UAV         UAV        UAV
 197       GCM     Redondo Tower Apartments                            310,471    1.36      Full Year      12      12/31/99
 198       AMCC    Plaza II Office Building                                UAV    UAV       Full Year      12      12/31/99
 199       LBNA    Fountain Place Apartments                           307,726    1.40      Full Year      12      12/31/99
 200       AMCC    Carriage House Apartment                            149,038    1.35      Full Year      12      12/31/99
                    - Sioux Falls
 201       AMCC    Carriage House Apartment                            109,678    1.35      Full Year      12      12/31/99
                    - Brookings
 202       AMCC    Carriage House Apartment                             84,301    1.35      Full Year      12      12/31/99
                    - Pierre
 203       GCM     Pioneer Point Apartments                            225,608    0.99    Unannualized      6      12/31/99
 204       AMCC    CVS Harper Center                                   341,538    1.56         UAV         UAV        UAV
 205       SBRC    K-Mart Shopping Center                                  UAV    UAV          UAV         UAV        UAV
                    - Salt Lake City
 206       GCM     6396, 6392, 6372 McLeod Drive                           UAV    UAV       Full Year      12      12/31/99
 207       SBRC    Broadway Plaza Building                                 UAV    UAV          UAV         UAV        UAV
 208       SBRC    225 Long Avenue                                     314,797    1.35      Full Year      12      12/31/99
 209       LBNA    Almond Grand Gurnee                                 253,140    1.13      Full Year      12      12/31/99
 210       GCM     Summit/Breckenridge Apartments                      339,084    1.46      Full Year      12      12/31/99
 211       GCM     Peppertree Apartments                               173,508    0.82      Full Year      12      12/31/99
 212       GCM     Hillmount Apartments                                242,479    1.15      Full Year      12      12/31/99
 213       AMCC    1500 Renaissance Building                               UAV    UAV      Annualized      11      12/31/99
 214       AMCC    Etinuum Office Building                                 UAV    UAV          UAV         UAV        UAV
 215       AMCC    DHR Office Building                                 353,960    1.65      Full Year      12      12/31/99
 216       GCM     Oakwood Manor Apartments                            230,734    1.15      Full Year      12      12/31/99
 217       GCM     Woodbend Apartments                                 253,619    1.30      Full Year      12      12/31/99
 218       AMCC    Warminster Shopping Center                          299,458    1.42         UAV         UAV        UAV
 219       AMCC    PBR II                                              186,202    1.37      Full Year      12      12/31/99
 220       AMCC    PBR I                                                71,765    1.37      Full Year      12      12/31/99
 221       GCM     U-Stor Chambers Self-Storage                            UAV    UAV      Annualized       9      12/31/99
 222       GCM     9925-9929 Jefferson Boulevard                           UAV    UAV          UAV         UAV        UAV
 223       AMCC    810-812 Fiero Lane                                  228,580    1.24      Full Year      12      12/31/99
 224       AMCC    Lab Corp of America                                 322,730    1.67      Full Year      12      12/31/99
 225       LBNA    Birchbrook Office Park                              180,038    1.09      Full Year      12      12/31/99
 226       GCM     Oro Valley Self Storage                             131,673    0.83      Full Year      12      12/31/99
 227       AMCC    Hillcrest Retail/Office Shopping Center             243,632    1.53      Full Year      12      12/31/99
 228       AMCC    Cain Drive Warehouses                               265,243    1.61      Full Year      12      12/31/99
 229       SBRC    Mini-City Self Storage                              165,867    1.02      Full Year      12      12/31/99
 230       AMCC    Macy Building                                       238,563    1.58      Full Year      12      12/31/99
 231       GCM     Senate Place Apartments                              95,353    1.23      Full Year      12      12/31/99
 232       GCM     Eastfield Townhouses                                 79,141    1.23      Full Year      12      12/31/99
 233       LBNA    Kendall Manor Apartments                            212,971    1.53         UAV         UAV        UAV
 234       AMCC    The Culver Building                                 138,319    1.03      Full Year      12      12/31/99
 235       AMCC    Harvard Physicians Building                         205,655    1.46      Full Year      12      12/31/99
 236       AMCC    Lyon Street Retail                                  220,508    1.22      Full Year      12      12/31/99
 237       AMCC    350 Newton Avenue Apartments                        152,653    1.23      Full Year      12      12/31/99
 238       AMCC    Solar Gardens                                       204,740    1.52     Annualized      10      12/31/99
 239       AMCC    Quality Suites Albuquerque                          476,993    3.22      Full Year      12      12/31/99
 240       AMCC    Springville Corners                                     UAV    UAV          UAV         UAV        UAV
 241       AMCC    224-234 East Broad Street                           176,095    1.24      Full Year      12      12/31/99
 242       GCM     6380 McLeod Drive                                       UAV    UAV       Full Year      12      12/31/99
 243       AMCC    Black Mountain Point Office Building                172,731    1.30      Full Year      12      12/31/99
 244       AMCC    Waste Management Building                               UAV    UAV          UAV         UAV        UAV
 245       AMCC    Silver Lake Plaza                                       UAV    UAV          UAV         UAV        UAV
 246       AMCC    Checkmate Apartments                                178,539    1.45     Annualized       5      12/31/99
 247       AMCC    Creekside Center                                        UAV    UAV          UAV         UAV        UAV
 248       AMCC    Tolt Towne Center                                   190,435    1.67      Full Year      12      12/31/99
 249       AMCC    South Fridley Apartments                            198,989    1.58      Full Year      12      12/31/99
 250       GCM     6668 Owens Drive                                    330,489    2.96      Full Year      12      12/31/99
 251       GCM     6320 - 6330 McLeod Drive                                UAV    UAV       Full Year      12      12/31/99
 252       GCM     Rite Aid - Hillside                                 182,411    1.36      Full Year      12      12/31/99
 253       AMCC    Howard Johnson Lake Havasu                          257,704    2.17     Annualized       8      12/31/99
 254       LBNA    Wickiup Mobile Home & RV Park                       123,525    1.21      Full Year      12      12/31/99
 255       AMCC    261 East 300 South                                  147,178    1.44      Full Year      12      12/31/99


         MORTGAGE
CONTROL    LOAN                                                         1999        1999                  1999 NOI
NUMBER    SELLER             LOAN / PROPERTY NAME                     REVENUES    EXPENSES    1999 NOI      DSCR
-------------------------------------------------------------------------------------------------------------------
 193       SBRC    K-Mart Shopping Center - Salem                           UAV         UAV         UAV     UAV
 194       GCM     1201 Sharp Street                                    572,384     184,635     387,749     1.53
 195       AMCC    RPS Warehouse                                            UAV         UAV         UAV     UAV
 196       AMCC    755 & 775 Fiero Lane                                     UAV         UAV         UAV     UAV
 197       GCM     Redondo Tower Apartments                             713,861     372,131     341,730     1.50
 198       AMCC    Plaza II Office Building                             380,258      59,795     320,463     1.33
 199       LBNA    Fountain Place Apartments                            628,244     353,944     274,300     1.25
 200       AMCC    Carriage House Apartment                             230,996      88,179     142,817     1.31
                    - Sioux Falls
 201       AMCC    Carriage House Apartment                             190,873      84,221     106,652     1.31
                    - Brookings
 202       AMCC    Carriage House Apartment                             171,608      88,691      82,917     1.31
                    - Pierre
 203       GCM     Pioneer Point Apartments                             250,466     142,937     107,529     UAV
 204       AMCC    CVS Harper Center                                        UAV         UAV         UAV     UAV
 205       SBRC    K-Mart Shopping Center                                   UAV         UAV         UAV     UAV
                    - Salt Lake City
 206       GCM     6396, 6392, 6372 McLeod Drive                        185,836      98,930      86,906     0.39
 207       SBRC    Broadway Plaza Building                                  UAV         UAV         UAV     UAV
 208       SBRC    225 Long Avenue                                      929,069     516,098     412,971     1.78
 209       LBNA    Almond Grand Gurnee                                  309,363      36,537     272,826     1.22
 210       GCM     Summit/Breckenridge Apartments                       664,787     340,077     324,710     1.40
 211       GCM     Peppertree Apartments                                897,763     604,231     293,532     1.38
 212       GCM     Hillmount Apartments                                 523,657     274,999     248,658     1.18
 213       AMCC    1500 Renaissance Building                            257,635      30,643     226,992     1.05
 214       AMCC    Etinuum Office Building                                  UAV         UAV         UAV     UAV
 215       AMCC    DHR Office Building                                  422,179      78,204     343,975     1.60
 216       GCM     Oakwood Manor Apartments                             557,074     310,350     246,724     1.23
 217       GCM     Woodbend Apartments                                  407,919     157,639     250,280     1.29
 218       AMCC    Warminster Shopping Center                               UAV         UAV         UAV     UAV
 219       AMCC    PBR II                                               253,052      60,943     192,109     2.02
 220       AMCC    PBR I                                                217,856      29,531     188,325     2.02
 221       GCM     U-Stor Chambers Self-Storage                         328,603     110,186     218,417     1.15
 222       GCM     9925-9929 Jefferson Boulevard                            UAV         UAV         UAV     UAV
 223       AMCC    810-812 Fiero Lane                                   346,368      59,638     286,730     1.56
 224       AMCC    Lab Corp of America                                  364,839      21,572     343,267     1.77
 225       LBNA    Birchbrook Office Park                               309,747      96,774     212,973     1.28
 226       GCM     Oro Valley Self Storage                              386,265     153,398     232,867     1.47
 227       AMCC    Hillcrest Retail/Office Shopping Center              363,305     113,309     249,996     1.57
 228       AMCC    Cain Drive Warehouses                                408,640     125,619     283,021     1.72
 229       SBRC    Mini-City Self Storage                               421,509     198,309     223,200     1.38
 230       AMCC    Macy Building                                        286,525      47,986     238,539     1.58
 231       GCM     Senate Place Apartments                              185,920      88,232      97,688     1.29
 232       GCM     Eastfield Townhouses                                 153,612      69,014      84,598     1.29
 233       LBNA    Kendall Manor Apartments                                 UAV         UAV         UAV     UAV
 234       AMCC    The Culver Building                                  330,346     183,388     146,958     1.09
 235       AMCC    Harvard Physicians Building                          373,906     151,291     222,615     1.58
 236       AMCC    Lyon Street Retail                                   334,409      93,113     241,296     1.34
 237       AMCC    350 Newton Avenue Apartments                         328,796     123,645     205,151     1.65
 238       AMCC    Solar Gardens                                        363,290     109,533     253,757     1.89
 239       AMCC    Quality Suites Albuquerque                           970,765     475,174     495,591     3.34
 240       AMCC    Springville Corners                                      UAV         UAV         UAV     UAV
 241       AMCC    224-234 East Broad Street                            293,084      73,174     219,910     1.55
 242       GCM     6380 McLeod Drive                                    104,592      26,115      78,477     0.61
 243       AMCC    Black Mountain Point Office Building                 357,884     152,190     205,694     1.54
 244       AMCC    Waste Management Building                                UAV         UAV         UAV     UAV
 245       AMCC    Silver Lake Plaza                                        UAV         UAV         UAV     UAV
 246       AMCC    Checkmate Apartments                                 360,396     123,030     237,366     1.92
 247       AMCC    Creekside Center                                         UAV         UAV         UAV     UAV
 248       AMCC    Tolt Towne Center                                    302,074     113,315     188,759     1.65
 249       AMCC    South Fridley Apartments                             405,799     160,074     245,725     1.95
 250       GCM     6668 Owens Drive                                     347,013           0     347,013     3.11
 251       GCM     6320 - 6330 McLeod Drive                               6,578       7,005        (427)   (0.00)
 252       GCM     Rite Aid - Hillside                                  244,280      49,838     194,442     1.45
 253       AMCC    Howard Johnson Lake Havasu                           610,231     391,881     218,350     1.84
 254       LBNA    Wickiup Mobile Home & RV Park                        195,137      49,253     145,884     1.43
 255       AMCC    261 East 300 South                                   299,601     123,637     175,964     1.73

     MORTGAGED REAL PROPERTY 1998 AND 1999 HISTORICAL FINANCIAL INFORMATION

                                                                                  1998       1998
         MORTGAGE                                                      1998     STATEMENT  STATEMENT
CONTROL    LOAN                                                      STATEMENT  NUMBER OF   ENDING       1998        1998
NUMBER    SELLER             LOAN / PROPERTY NAME                      TYPE       MONTHS     DATE      REVENUES    EXPENSES
------------------------------------------------------------------------------------------------------------------------------
 256       AMCC    Hyde Park Apartments                             Full Year       12      12/31/98     367,402     205,085
 257       AMCC    Hawthorne Business Park                          Full Year       12      12/31/98     182,220      57,565
 258       GCM     Nogales Self Storage                             Full Year       12      12/31/98     269,662     125,313
 259       GCM     Glendale West Self Storage                       Full Year       12      12/31/98     283,111     143,071
 260       AMCC    Lovell Building                                  Full Year       12      12/31/98     266,007     124,187
 261       AMCC    Nationwide Insurance Office Building             Full Year       12      12/31/98     228,053       9,682
 262       AMCC    Attache Building                                 Annualized      7       12/31/98     147,120      46,211
 263       GCM     Airport Business Center                          Full Year       12      12/31/98     237,445      86,100
 264       AMCC    Bluebonnet Apartments                            Full Year       12      12/31/98     301,099     182,385
 265       AMCC    8th Street Apartments                            Full Year       12      12/31/98     242,629      97,842
 266       LBNA    E. M. Jorgensen Building                            UAV         UAV         UAV           UAV         UAV
 267       AMCC    Ralph's Grocery & Deli                           Full Year       12      12/31/98     140,000           0
 268       AMCC    Market Square                                    Full Year       12      12/31/98     126,378       5,571
 269       AMCC    Blockbuster Video-Salt Lake City                 Annualized     9.5      12/31/98     145,601      31,554
 270       AMCC    Prudential Wise-McIntire Office Building         Full Year       12      12/31/98     162,978      43,799
 271       AMCC    Licton Springs Court Apartments                  Annualized      6       12/31/98     140,176      24,688
 272       AMCC    Surgicenter of South Bay                         Full Year       12      12/31/98     302,680      36,187
 273       AMCC    West Fargo Living Center                         Full Year       12      12/31/98     193,817      76,916
 274       AMCC    Edgewood Apartments                              Full Year       12      12/31/98     184,476      92,664
 275       AMCC    Washington/Shepherd Retail Center                Full Year       12      12/31/98     217,259      21,885
 276       AMCC    Candlewood Apartments                            Full Year       12      12/31/98     210,794     158,099
 277       AMCC    Bishop Lifting Products                             UAV         UAV         UAV           UAV         UAV
 278       AMCC    188 State Street                                 Full Year       12      12/31/98      97,380      29,576
 279       AMCC    Woodstone Properties                             Full Year       12      12/31/98     222,490      95,374
 280       AMCC    East Gate Manor Apartments                       Full Year       12      12/31/98     117,678      54,084

                                                                                                     1999       1999
         MORTGAGE                                                                         1999      STATEMENT  STATEMENT
CONTROL    LOAN                                                             1998 NOI    STATEMENT   NUMBER OF   ENDING       1999
NUMBER    SELLER             LOAN / PROPERTY NAME                1998 NOI     DSCR        TYPE       MONTHS      DATE      REVENUES
------------------------------------------------------------------------------------------------------------------------------------
 256       AMCC    Hyde Park Apartments                            162,317    1.44      Full Year      12      12/31/99      397,724
 257       AMCC    Hawthorne Business Park                         124,655    1.24      Full Year      12      12/31/99      206,794
 258       GCM     Nogales Self Storage                            144,349    1.45      Full Year      12      12/31/99      270,523
 259       GCM     Glendale West Self Storage                      140,040    1.45      Full Year      12      12/31/99      299,170
 260       AMCC    Lovell Building                                 141,820    1.53      Full Year      12      12/31/99      272,204
 261       AMCC    Nationwide Insurance Office Building            218,371    2.04      Full Year      12      12/31/99      210,509
 262       AMCC    Attache Building                                100,909    1.08      Full Year      12      12/31/99      220,505
 263       GCM     Airport Business Center                         151,345    1.54      Full Year      12      12/31/99      270,487
 264       AMCC    Bluebonnet Apartments                           118,714    1.24      Full Year      12      12/31/99      336,836
 265       AMCC    8th Street Apartments                           144,787    1.62     Annualized       5      12/31/99      223,920
 266       LBNA    E. M. Jorgensen Building                            UAV    UAV          UAV         UAV        UAV            UAV
 267       AMCC    Ralph's Grocery & Deli                          140,000    1.73      Full Year      12      12/31/99      140,004
 268       AMCC    Market Square                                   120,807    1.55      Full Year      12      12/31/99      173,623
 269       AMCC    Blockbuster Video-Salt Lake City                114,047    1.51      Full Year      12      12/31/99      149,622
 270       AMCC    Prudential Wise-McIntire Office Building        119,179    1.73      Full Year      12      12/31/99      177,998
 271       AMCC    Licton Springs Court Apartments                 115,488    1.74      Full Year      12      12/31/99      141,248
 272       AMCC    Surgicenter of South Bay                        266,493    3.85      Full Year      12      12/31/99      334,558
 273       AMCC    West Fargo Living Center                        116,901    1.75      Full Year      12      12/31/99      195,784
 274       AMCC    Edgewood Apartments                              91,812    1.37     Annualized      9.5     12/31/99      201,156
 275       AMCC    Washington/Shepherd Retail Center               195,374    2.55      Full Year      12      12/31/99      192,941
 276       AMCC    Candlewood Apartments                            52,695    0.81      Full Year      12      12/31/99      239,537
 277       AMCC    Bishop Lifting Products                             UAV    UAV       Full Year      12      12/31/99      153,269
 278       AMCC    188 State Street                                 67,804    1.32      Full Year      12      12/31/99      108,934
 279       AMCC    Woodstone Properties                            127,116    2.06      Full Year      12      12/31/99      224,939
 280       AMCC    East Gate Manor Apartments                       63,594    1.33      Full Year      12      12/31/99      128,685


         MORTGAGE
CONTROL    LOAN                                                      1999                  1999 NOI
NUMBER    SELLER             LOAN / PROPERTY NAME                  EXPENSES    1999 NOI      DSCR
----------------------------------------------------------------------------------------------------
 256       AMCC    Hyde Park Apartments                              206,154     191,570     1.71
 257       AMCC    Hawthorne Business Park                            56,444     150,350     1.50
 258       GCM     Nogales Self Storage                              111,257     159,266     1.60
 259       GCM     Glendale West Self Storage                        134,246     164,924     1.70
 260       AMCC    Lovell Building                                   138,465     133,739     1.45
 261       AMCC    Nationwide Insurance Office Building               31,577     178,932     1.67
 262       AMCC    Attache Building                                   58,250     162,255     1.74
 263       GCM     Airport Business Center                            90,641     179,846     1.83
 264       AMCC    Bluebonnet Apartments                             231,996     104,840     1.09
 265       AMCC    8th Street Apartments                              85,583     138,337     1.55
 266       LBNA    E. M. Jorgensen Building                              UAV         UAV     UAV
 267       AMCC    Ralph's Grocery & Deli                                  0     140,004     1.73
 268       AMCC    Market Square                                      22,497     151,126     1.94
 269       AMCC    Blockbuster Video-Salt Lake City                   30,250     119,372     1.58
 270       AMCC    Prudential Wise-McIntire Office Building           50,256     127,742     1.85
 271       AMCC    Licton Springs Court Apartments                    19,354     121,894     1.84
 272       AMCC    Surgicenter of South Bay                           12,294     322,264     4.66
 273       AMCC    West Fargo Living Center                           76,112     119,672     1.79
 274       AMCC    Edgewood Apartments                                79,232     121,924     1.81
 275       AMCC    Washington/Shepherd Retail Center                  29,154     163,787     2.14
 276       AMCC    Candlewood Apartments                             118,401     121,136     1.86
 277       AMCC    Bishop Lifting Products                            16,769     136,500     1.43
 278       AMCC    188 State Street                                   27,015      81,919     1.59
 279       AMCC    Woodstone Properties                               79,844     145,095     2.35
 280       AMCC    East Gate Manor Apartments                         54,184      74,501     1.56

       MORTAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                    2000      2000
         MORTGAGE                                                     2000       STATEMENT  STATEMENT
CONTROL    LOAN                                                     STATEMENT      NUMBER    ENDING      2000       2000
NUMBER    SELLER              LOAN / PROPERTY NAME                    TYPE       OF MONTHS    DATE     REVENUES   EXPENSES
----------------------------------------------------------------------------------------------------------------------------
 101       SBRC    One Financial Place                                 UAV           UAV       UAV           UAV        UAV
 102       LBNA    Medical Mutual of Ohio                              UAV           UAV       UAV           UAV        UAV
 103       LBNA    Jorie Plaza                                     Trailing 12       12      09/30/00  3,999,815  1,101,394
 104       GCM     Westland Meadows                                Trailing 12       12      06/30/00  3,649,563  1,165,096
 105       GCM     Stonegate One                                       UAV           UAV       UAV           UAV        UAV
 106       SBRC    149 New Montgomery Street                        Annualized        6      06/30/00  2,775,288     75,159
 107       LBNA    101 West Grand                                  Trailing 12       12      09/30/00  2,425,241    952,826
 108       LBNA    57 W. Grand                                     Trailing 12       12      09/30/00  1,326,664    556,759
 109       LBNA    40 West Hubbard                                 Trailing 12       12      09/30/00    690,793    194,351
 110       LBNA    South Loop Market Place                         Trailing 12       12      08/31/00  2,876,784    568,829
 111       GCM     Granite State Marketplace                        Annualized        6      06/30/00  2,569,779    642,049
 112       GCM     Pacific Plaza                                   Trailing 12       12      06/30/00  2,290,288    732,959
 113       SBRC    Seatac Village Shopping Center                   Annualized        6      06/30/00  2,480,969    534,057
 114       LBNA    Seattle-Mead Industrial Facilities              Trailing 12       12      07/31/00  1,498,012    450,525
 115       LBNA    Hamilton Court Apartments                       Trailing 12       12      09/30/00  5,061,783  3,063,892
 116       GCM     Webster Building                                 Annualized        6      06/30/00  3,232,627    739,153
 117       SBRC    Amerix Building                                  Annualized        6      06/30/00  2,197,476      7,628
 118       SBRC    85 Devonshire Street/258-262 Washington Street   Annualized        6      09/30/00  2,644,998    813,504
 119       SBRC    Centro De Distribucion del Norte                 Annualized        9      09/22/00  2,197,845    450,473
 120       GCM     801 Boylston Street                              Annualized        7      07/31/00  1,357,675    278,870
 121       LBNA    29200 Northwestern Highway                      Trailing 12       12      07/31/00  2,375,431    822,752
----------------------------------------------------------------------------------------------------------------------------
 122       GCM     Simchik Four Property Portfolio
 122a              100 Market Street                                Annualized        6      06/30/00    896,232    114,816
 122b              9 Executive Park Drive                           Annualized        6      06/30/00    169,958     14,907
 122c              1255 South Willow Street                         Annualized        6      06/30/00     80,475          0
 122d              135 Daniel Webster Highway                       Annualized        6      06/30/00    144,638     33,443
----------------------------------------------------------------------------------------------------------------------------
 123       GCM     Four Points Hotel by Sheraton                   Trailing 12       12      06/30/00  4,586,527  2,499,102
 124       LBNA    GE / Montgomery Wards                               UAV           UAV       UAV           UAV        UAV
                    - Col. Springs
 125       LBNA    GE / Montgomery Wards                               UAV           UAV       UAV           UAV        UAV
                    - Pasadena Tx
 126       SBRC    US Storage Centers                               Annualized        6      07/31/00  1,623,373    265,421
 127       LBNA    Traders Tower - Self Park                       Trailing 12       12      06/30/00  2,433,812    943,171
 128       LBNA    Mabek CO L.P.                                       UAV           UAV       UAV           UAV        UAV
 129       GCM     Burlington Self Storage                         Trailing 12       12      06/30/00  1,457,535    473,705
 130       GCM     Boynton Plaza                                    Annualized        6      06/30/00  1,452,208    443,244
 131       SBRC    601-609 Mission Street                          Trailing 12       12      06/30/00    876,824    229,128
 132       GCM     Garden Ridge                                     Annualized        6      06/30/00    918,850          0
 133       GCM     300 West Pratt Street                            Annualized        6      06/30/00  1,250,431    388,608
 134       GCM     The GTE Building                                 Annualized        7      07/31/00    900,021     33,882
 135       GCM     Hamlin Court                                     Annualized        7      07/31/00  1,428,650    139,435
 136       AMCC    Telex Building                                   Annualized       4.7     09/30/00  1,810,935    624,805
 137       AMCC    Charnelton Place Office Building                 Annualized        8      08/31/00  1,274,613    206,625
 138       GCM     Michael's Plaza                                  Annualized        6      06/30/00    610,561    305,440
----------------------------------------------------------------------------------------------------------------------------
 139       GCM     Mountain Vista Apartments
                    & Cibola Village
 139a              Mountain Vista Apartments                       Trailing 12       12      06/30/00  1,242,743    717,452
 139b              Cibola Village                                  Trailing 12       12      06/30/00    663,202    381,681
----------------------------------------------------------------------------------------------------------------------------
 140       LBNA    Horizon Health Center                           Trailing 12       12      03/31/00  1,363,600    497,044
 141       GCM     300 West Hubbard Street Building                 Annualized        6      06/30/00    841,676    283,084
 142       GCM     445 North Wells Street Building                  Annualized        6      06/30/00    651,512    364,752
 143       GCM     Miracle Mile Business Center                     Annualized        7      07/31/00    996,694    252,973
 144       GCM     Folsom Self-Storage                             Trailing 12       12      06/30/00    617,422    121,655


         MORTGAGE                                                               2000                                        U/W
CONTROL    LOAN                                                                 NOI      U/W         U/W                    NOI
NUMBER    SELLER              LOAN / PROPERTY NAME                   2000 NOI   DSCR   REVENUES    EXPENSES      U/W NOI    DSCR
----------------------------------------------------------------------------------------------------------------------------------
 101       SBRC    One Financial Place                                     UAV  UAV   34,361,662  14,710,046   19,651,616   1.88
 102       LBNA    Medical Mutual of Ohio                                  UAV  UAV    6,194,215   1,670,826    4,523,389   1.40
 103       LBNA    Jorie Plaza                                       2,898,421  1.40   4,142,151   1,354,329    2,787,822   1.35
 104       GCM     Westland Meadows                                  2,484,467  1.26   3,498,399   1,096,500    2,401,899   1.22
 105       GCM     Stonegate One                                           UAV  UAV    3,113,122     626,889    2,486,233   1.34
 106       SBRC    149 New Montgomery Street                         2,700,129  1.50   2,864,415     502,554    2,361,860   1.31
 107       LBNA    101 West Grand                                    1,472,415  1.76   2,209,178     837,521    1,371,657   1.73
 108       LBNA    57 W. Grand                                         769,905  1.76   1,451,898     602,056      849,842   1.73
 109       LBNA    40 West Hubbard                                     496,442  1.76     639,737     163,277      476,460   1.73
 110       LBNA    South Loop Market Place                           2,307,955  1.54   2,456,640     553,940    1,902,700   1.27
 111       GCM     Granite State Marketplace                         1,927,730  1.21   2,732,747     665,942    2,066,805   1.30
 112       GCM     Pacific Plaza                                     1,557,329  1.03   2,762,357     771,689    1,990,668   1.32
 113       SBRC    Seatac Village Shopping Center                    1,946,913  1.42   2,509,193     695,255    1,813,938   1.32
 114       LBNA    Seattle-Mead Industrial Facilities                1,047,487  0.74   2,273,125     449,375    1,823,750   1.28
 115       LBNA    Hamilton Court Apartments                         1,997,891  1.47   5,098,585   3,066,324    2,032,261   1.49
 116       GCM     Webster Building                                  2,493,474  1.71   3,065,567     891,163    2,174,404   1.49
 117       SBRC    Amerix Building                                   2,189,848  1.54   2,087,601      41,752    2,045,849   1.44
 118       SBRC    85 Devonshire Street/258-262 Washington Street    1,831,494  1.41   2,555,408     766,292    1,789,116   1.38
 119       SBRC    Centro De Distribucion del Norte                  1,747,373  1.45   2,166,402     511,037    1,655,365   1.38
 120       GCM     801 Boylston Street                               1,078,805  1.01   1,611,512     366,754    1,244,758   1.17
 121       LBNA    29200 Northwestern Highway                        1,552,679  1.67   2,147,913     859,678    1,288,235   1.38
----------------------------------------------------------------------------------------------------------------------------------
 122       GCM     Simchik Four Property Portfolio                   1,128,137  1.23                            1,326,860   1.44
 122a              100 Market Street                                   781,416         1,383,072     313,499    1,069,573
 122b              9 Executive Park Drive                              155,051           236,448      90,331      146,117
 122c              1255 South Willow Street                             80,475           115,755      55,385       60,370
 122d              135 Daniel Webster Highway                          111,195           114,368      63,569       50,799
----------------------------------------------------------------------------------------------------------------------------------
 123       GCM     Four Points Hotel by Sheraton                     2,087,425  2.13   4,110,542   2,437,637    1,672,905   1.71
 124       LBNA    GE / Montgomery Wards                                   UAV  UAV      906,954           0      906,954   1.05
                    - Col. Springs
 125       LBNA    GE / Montgomery Wards                                   UAV  UAV      482,515           0      482,515   1.05
                    - Pasadena Tx
 126       SBRC    US Storage Centers                                1,357,952  1.68   1,481,915     333,546    1,148,369   1.42
 127       LBNA    Traders Tower - Self Park                         1,490,641  1.72   2,273,613     931,418    1,342,195   1.55
 128       LBNA    Mabek CO L.P.                                           UAV  UAV    1,660,283      49,808    1,610,475   1.19
 129       GCM     Burlington Self Storage                             983,830  1.33   1,602,814     529,773    1,073,041   1.45
 130       GCM     Boynton Plaza                                     1,008,964  1.48   1,469,619     466,441    1,003,178   1.48
 131       SBRC    601-609 Mission Street                              647,696  0.97   1,133,244     220,033      913,211   1.37
 132       GCM     Garden Ridge                                        918,850  1.41     872,908      29,708      843,200   1.30
 133       GCM     300 West Pratt Street                               861,823  1.38   1,305,547     425,018      880,529   1.41
 134       GCM     The GTE Building                                    866,139  1.40     913,408      37,902      875,506   1.41
 135       GCM     Hamlin Court                                      1,289,215  2.02   1,067,927     142,005      925,922   1.45
 136       AMCC    Telex Building                                    1,186,130  1.85   2,070,013   1,166,629      903,384   1.41
 137       AMCC    Charnelton Place Office Building                  1,067,988  1.75   1,227,261     387,466      839,795   1.37
 138       GCM     Michael's Plaza                                     305,121  0.55   1,012,717     240,836      771,881   1.38
----------------------------------------------------------------------------------------------------------------------------------
 139       GCM     Mountain Vista Apartments                           806,812  1.44                              782,393   1.40
                    & Cibola Village
 139a              Mountain Vista Apartments                           525,291         1,217,042     696,960      520,082
 139b              Cibola Village                                      281,521           638,194     375,883      262,311
----------------------------------------------------------------------------------------------------------------------------------
 140       LBNA    Horizon Health Center                               866,556  1.60   1,295,374     481,775      813,599   1.50
 141       GCM     300 West Hubbard Street Building                    558,592  1.61     737,642     299,384      438,258   1.38
 142       GCM     445 North Wells Street Building                     286,760  1.61     661,672     375,877      285,795   1.38
 143       GCM     Miracle Mile Business Center                        743,721  1.44     881,764     143,876      737,888   1.43
 144       GCM     Folsom Self-Storage                                 495,767  0.96     945,899     254,038      691,861   1.34


         MORTGAGE
CONTROL    LOAN                                                                    U/W NCF
NUMBER    SELLER              LOAN / PROPERTY NAME                       U/W NCF     DSCR
------------------------------------------------------------------------------------------
 101       SBRC    One Financial Place                                 17,029,161    1.63
 102       LBNA    Medical Mutual of Ohio                               4,019,905    1.24
 103       LBNA    Jorie Plaza                                          2,492,858    1.20
 104       GCM     Westland Meadows                                     2,363,299    1.20
 105       GCM     Stonegate One                                        2,286,128    1.23
 106       SBRC    149 New Montgomery Street                            2,226,287    1.23
 107       LBNA    101 West Grand                                       1,273,754    1.58
 108       LBNA    57 W. Grand                                            737,456    1.58
 109       LBNA    40 West Hubbard                                        460,588    1.58
 110       LBNA    South Loop Market Place                              1,852,372    1.24
 111       GCM     Granite State Marketplace                            1,963,623    1.23
 112       GCM     Pacific Plaza                                        1,874,604    1.25
 113       SBRC    Seatac Village Shopping Center                       1,735,062    1.27
 114       LBNA    Seattle-Mead Industrial Facilities                   1,715,236    1.20
 115       LBNA    Hamilton Court Apartments                            1,887,511    1.39
 116       GCM     Webster Building                                     1,941,697    1.33
 117       SBRC    Amerix Building                                      1,847,962    1.30
 118       SBRC    85 Devonshire Street/258-262 Washington Street       1,706,871    1.32
 119       SBRC    Centro De Distribucion del Norte                     1,515,179    1.26
 120       GCM     801 Boylston Street                                  1,201,867    1.13
 121       LBNA    29200 Northwestern Highway                           1,116,545    1.20
------------------------------------------------------------------------------------------
 122       GCM     Simchik Four Property Portfolio                      1,201,459    1.31
 122a              100 Market Street                                    1,002,889
 122b              9 Executive Park Drive                                 108,469
 122c              1255 South Willow Street                                49,133
 122d              135 Daniel Webster Highway                              40,968
------------------------------------------------------------------------------------------
 123       GCM     Four Points Hotel by Sheraton                        1,467,378    1.50
 124       LBNA    GE / Montgomery Wards                                  906,954    1.05
                    - Col. Springs
 125       LBNA    GE / Montgomery Wards                                  482,515    1.05
                    - Pasadena Tx
 126       SBRC    US Storage Centers                                   1,139,076    1.41
 127       LBNA    Traders Tower - Self Park                            1,302,226    1.50
 128       LBNA    Mabek CO L.P.                                        1,502,836    1.11
 129       GCM     Burlington Self Storage                              1,061,241    1.43
 130       GCM     Boynton Plaza                                          954,693    1.40
 131       SBRC    601-609 Mission Street                                 875,574    1.32
 132       GCM     Garden Ridge                                           830,960    1.28
 133       GCM     300 West Pratt Street                                  793,678    1.27
 134       GCM     The GTE Building                                       772,982    1.25
 135       GCM     Hamlin Court                                           830,262    1.30
 136       AMCC    Telex Building                                         833,291    1.30
 137       AMCC    Charnelton Place Office Building                       758,307    1.24
 138       GCM     Michael's Plaza                                        721,655    1.29
------------------------------------------------------------------------------------------
 139       GCM     Mountain Vista Apartments                              695,393    1.24
                    & Cibola Village
 139a              Mountain Vista Apartments                              465,082
 139b              Cibola Village                                         230,311
------------------------------------------------------------------------------------------
 140       LBNA    Horizon Health Center                                  692,036    1.27
 141       GCM     300 West Hubbard Street Building                       412,672    1.26
 142       GCM     445 North Wells Street Building                        250,078    1.26
 143       GCM     Miracle Mile Business Center                           683,700    1.33
 144       GCM     Folsom Self-Storage                                    690,640    1.34

       MORTAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                    2000      2000
         MORTGAGE                                                     2000       STATEMENT  STATEMENT
CONTROL    LOAN                                                     STATEMENT      NUMBER    ENDING      2000       2000
NUMBER    SELLER              LOAN / PROPERTY NAME                    TYPE       OF MONTHS    DATE     REVENUES   EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
 145       SBRC    Arlington Heights Apartments                     Annualized       11      06/30/00  1,214,794    555,969
 146       LBNA    Carriage House Lofts                            Trailing 12       12      08/31/00  1,200,970    286,882
 147       GCM     Northpointe Shopping Center                      Annualized        7      07/31/00    538,354    246,147
 148       GCM     2 Willow Street                                 Unannualized       7      07/31/00    398,263    117,765
 149       SBRC    Villa de Mission East                               UAV           UAV       UAV           UAV        UAV
 150       GCM     Calaveras Landing Shopping Center                Annualized        7      07/31/00    610,364    191,524
 151       GCM     Healtheon                                        Annualized        8      08/31/00  1,085,804    225,028
 152       GCM     444 North Wells Street Building                  Annualized        6      06/30/00  1,320,694    536,216
 153       GCM     1600 Corporate Center Drive                      Annualized        6      06/30/00    749,461      9,686
 156       SBRC    Town Green at Wilton Center                      Annualized        6      06/30/00    804,156    130,991
 154       GCM     Little Creek Apartments                             UAV           UAV       UAV           UAV        UAV
 155       GCM     271 - 285 East Fordham Road                     Unannualized       6      06/30/00    235,290      2,241
 157       GCM     El Dorado Plaza                                  Annualized        7      07/31/00    592,865    135,021
 158       SBRC    Tivoli Gardens Apartments                       Trailing 12       12      06/30/00  1,085,889    599,360
 159       SBRC    155 Washington Ave                               Annualized        6      06/30/00    935,605    202,618
 160       SBRC    370 Convention Way                               Annualized        6      06/30/00    615,442     84,449
 161       GCM     Union Landing Retail Center                     Unannualized     2.13     06/30/00    140,888     32,089
 162       GCM     Briarwood Apartments                             Annualized        6      06/30/00    777,486    271,047
 163       SBRC    Franklinton Square Shopping Center               Annualized       11      09/30/00    530,555    144,709
 164       GCM     Conquistador Apartments                          Annualized        6      06/30/00    813,360    232,695
 165       GCM     Greenhill Corporate Center                       Annualized        6      06/30/00    439,579     63,336
 166       GCM     Northridge Apartments                           Trailing 12       12      06/30/00    889,476    401,136
 167       GCM     Red Coach Village Apartments                     Annualized        6      06/30/00    806,728    298,546
 168       AMCC    K-Mart Shopping Center - Savannah                Annualized        6      06/30/00    499,694          0
 169       SBRC    The Cascades                                     Annualized        6      06/30/00    919,560    465,704
 170       GCM     The Trane Company Building                      Unannualized       5      06/30/00    289,703     67,881
 171       LBNA    Chandler's Building                                 UAV           UAV       UAV           UAV        UAV
 172       AMCC    K-Mart Shopping Center - Nashville               Annualized        6      06/30/00    465,669          0
 173       AMCC    2150 Joshua's Path                               Annualized        6      06/30/00    865,668    291,232
 174       AMCC    Ver-Sa-Til                                       Annualized        6      06/30/00    677,538    214,877
 175       LBNA    Springdale Mall                                 Trailing 12       12      06/30/00    998,853    478,414
 176       LBNA    Frontier Commons/Global Crossing                    UAV           UAV       UAV           UAV        UAV
 177       GCM     Wythe Shopping Center                           Trailing 12       12      06/30/00    589,584     96,821
 178       AMCC    Pencader Corporate Center                        Annualized        8      08/31/00    638,158     51,726
 179       LBNA    Watermark Office Building                       Trailing 12       12      07/31/00    714,767    228,897
 180       GCM     801 West Diversey Parkway                        Annualized       12      06/30/00    629,919    158,806
 181       GCM     Lafayette Business Park                          Annualized        7      07/30/00  1,122,223    184,209
 182       GCM     Arrow Business Center                           Trailing 12       12      06/30/00    577,910    137,328
 183       LBNA    Palm Haven Mobile Home Park                      Annualized        7      09/30/00    597,275    160,866
 184       AMCC    Cedar Marketplace                                   UAV           UAV       UAV           UAV        UAV
 185       GCM     Crossroads Professional Building                 Annualized        6      06/30/00    782,432    338,920
 186       LBNA    Imperial Crown Center                           Trailing 12       12      07/31/00    634,893    127,801
 187       GCM     Fran Murphy Building                             Annualized        6      06/30/00    710,777    201,812
 188       GCM     Walgreen's - South Medford                          UAV           UAV       UAV           UAV        UAV
 189       GCM     Sav-on and Carl's Jr.                            Annualized        8      07/31/00    433,104          0
 190       AMCC    The Shops at Enon Springs                        Annualized        6      06/30/00    274,466     28,380
 191       AMCC    Sierra Heartland Senior Apartments               Annualized        7      08/31/00    306,073    138,025
 192       GCM     Weatherbridge Center Buildings II and III        Annualized        7      07/31/00    455,415     53,080


         MORTGAGE                                                               2000                                        U/W
CONTROL    LOAN                                                                 NOI      U/W         U/W                    NOI
NUMBER    SELLER              LOAN / PROPERTY NAME                   2000 NOI   DSCR   REVENUES    EXPENSES      U/W NOI    DSCR
---------------------------------------------------------------------------------------------------------------------------------
 145       SBRC    Arlington Heights Apartments                        658,825  1.39   1,224,177     556,928      667,249   1.41
 146       LBNA    Carriage House Lofts                                914,088  1.86   1,138,624     453,906      684,718   1.40
 147       GCM     Northpointe Shopping Center                         292,207  0.62     840,653     169,046      671,607   1.42
 148       GCM     2 Willow Street                                     280,498  UAV      917,151     271,823      645,328   1.36
 149       SBRC    Villa de Mission East                                   UAV  UAV    1,074,555     479,057      595,498   1.33
 150       GCM     Calaveras Landing Shopping Center                   418,840  0.92     908,312     211,225      697,087   1.53
 151       GCM     Healtheon                                           860,776  1.89   1,025,065     229,175      795,890   1.74
 152       GCM     444 North Wells Street Building                     784,478  1.66   1,235,561     546,848      688,713   1.45
 153       GCM     1600 Corporate Center Drive                         739,775  1.59     692,673      57,846      634,827   1.36
 156       SBRC    Town Green at Wilton Center                         673,165  1.50     888,299     285,570      602,729   1.35
 154       GCM     Little Creek Apartments                                 UAV  UAV    1,373,554     745,311      628,243   1.44
 155       GCM     271 - 285 East Fordham Road                         233,049  UAV      708,882     111,297      597,585   1.32
 157       GCM     El Dorado Plaza                                     457,844  1.16     705,119     169,313      535,806   1.36
 158       SBRC    Tivoli Gardens Apartments                           486,529  1.25   1,106,561     579,881      526,680   1.35
 159       SBRC    155 Washington Ave                                  732,987  1.76     896,194     285,816      610,378   1.47
 160       SBRC    370 Convention Way                                  530,993  1.26     730,525     160,890      569,636   1.36
 161       GCM     Union Landing Retail Center                         108,799  UAV      845,120     230,021      615,099   1.68
 162       GCM     Briarwood Apartments                                506,439  1.41     792,029     259,567      532,462   1.48
 163       SBRC    Franklinton Square Shopping Center                  385,846  1.05     603,158     124,805      478,352   1.30
 164       GCM     Conquistador Apartments                             580,665  1.55     774,027     248,940      525,087   1.41
 165       GCM     Greenhill Corporate Center                          376,243  1.01     698,632     168,690      529,942   1.43
 166       GCM     Northridge Apartments                               488,340  1.36     917,707     431,375      486,332   1.35
 167       GCM     Red Coach Village Apartments                        508,182  1.41     814,514     330,002      484,512   1.34
 168       AMCC    K-Mart Shopping Center - Savannah                   499,694  1.38     494,566      14,837      479,729   1.33
 169       SBRC    The Cascades                                        453,856  1.29   1,035,567     484,769      550,798   1.57
 170       GCM     The Trane Company Building                          221,822  UAV      607,933     118,491      489,442   1.36
 171       LBNA    Chandler's Building                                     UAV  UAV      655,262     179,184      476,078   1.30
 172       AMCC    K-Mart Shopping Center - Nashville                  465,669  1.37     456,356      13,691      442,665   1.30
 173       AMCC    2150 Joshua's Path                                  574,436  1.71     886,289     340,036      546,253   1.62
 174       AMCC    Ver-Sa-Til                                          462,661  1.42     954,927     503,384      451,543   1.38
 175       LBNA    Springdale Mall                                     520,439  1.59     955,355     430,569      524,786   1.61
 176       LBNA    Frontier Commons/Global Crossing                        UAV  UAV      655,245     104,642      550,603   1.65
 177       GCM     Wythe Shopping Center                               492,763  1.49     579,677      96,942      482,735   1.46
 178       AMCC    Pencader Corporate Center                           586,432  1.83     576,540     102,353      474,187   1.48
 179       LBNA    Watermark Office Building                           485,870  1.54     761,858     287,175      474,683   1.50
 180       GCM     801 West Diversey Parkway                           471,113  1.44     595,963     165,427      430,536   1.31
 181       GCM     Lafayette Business Park                             938,014  3.10     962,521     150,331      812,190   2.68
 182       GCM     Arrow Business Center                               440,582  1.49     565,454     133,231      432,223   1.46
 183       LBNA    Palm Haven Mobile Home Park                         436,409  1.46     606,072     234,838      371,234   1.25
 184       AMCC    Cedar Marketplace                                       UAV  UAV      541,089     162,584      378,505   1.34
 185       GCM     Crossroads Professional Building                    443,512  1.51     824,639     375,419      449,220   1.53
 186       LBNA    Imperial Crown Center                               507,092  1.81     605,559     150,900      454,659   1.62
 187       GCM     Fran Murphy Building                                508,965  1.76     666,325     218,367      447,958   1.55
 188       GCM     Walgreen's - South Medford                              UAV  UAV      371,510      11,145      360,365   1.27
 189       GCM     Sav-on and Carl's Jr.                               433,104  1.64     436,642      19,327      417,315   1.58
 190       AMCC    The Shops at Enon Springs                           246,086  0.96     437,891      81,349      356,542   1.39
 191       AMCC    Sierra Heartland Senior Apartments                  168,048  0.67     444,144     127,759      316,385   1.26
 192       GCM     Weatherbridge Center Buildings II and III           402,335  1.17     610,518     109,472      501,046   1.46


         MORTGAGE
CONTROL    LOAN                                                                 U/W NCF
NUMBER    SELLER              LOAN / PROPERTY NAME                    U/W NCF     DSCR
---------------------------------------------------------------------------------------
 145       SBRC    Arlington Heights Apartments                        620,257    1.31
 146       LBNA    Carriage House Lofts                                664,468    1.36
 147       GCM     Northpointe Shopping Center                         598,631    1.27
 148       GCM     2 Willow Street                                     591,349    1.25
 149       SBRC    Villa de Mission East                               547,498    1.22
 150       GCM     Calaveras Landing Shopping Center                   656,483    1.44
 151       GCM     Healtheon                                           738,562    1.62
 152       GCM     444 North Wells Street Building                     617,495    1.30
 153       GCM     1600 Corporate Center Drive                         577,483    1.24
 156       SBRC    Town Green at Wilton Center                         561,525    1.25
 154       GCM     Little Creek Apartments                             576,763    1.32
 155       GCM     271 - 285 East Fordham Road                         586,031    1.29
 157       GCM     El Dorado Plaza                                     496,518    1.26
 158       SBRC    Tivoli Gardens Apartments                           474,741    1.22
 159       SBRC    155 Washington Ave                                  526,056    1.26
 160       SBRC    370 Convention Way                                  525,536    1.25
 161       GCM     Union Landing Retail Center                         591,079    1.61
 162       GCM     Briarwood Apartments                                512,920    1.43
 163       SBRC    Franklinton Square Shopping Center                  450,295    1.22
 164       GCM     Conquistador Apartments                             491,086    1.31
 165       GCM     Greenhill Corporate Center                          464,431    1.25
 166       GCM     Northridge Apartments                               432,332    1.20
 167       GCM     Red Coach Village Apartments                        450,512    1.25
 168       AMCC    K-Mart Shopping Center - Savannah                   474,763    1.31
 169       SBRC    The Cascades                                        421,073    1.20
 170       GCM     The Trane Company Building                          444,575    1.24
 171       LBNA    Chandler's Building                                 443,734    1.22
 172       AMCC    K-Mart Shopping Center - Nashville                  442,665    1.30
 173       AMCC    2150 Joshua's Path                                  453,172    1.35
 174       AMCC    Ver-Sa-Til                                          407,457    1.25
 175       LBNA    Springdale Mall                                     452,640    1.39
 176       LBNA    Frontier Commons/Global Crossing                    488,765    1.46
 177       GCM     Wythe Shopping Center                               423,867    1.28
 178       AMCC    Pencader Corporate Center                           400,818    1.25
 179       LBNA    Watermark Office Building                           398,857    1.26
 180       GCM     801 West Diversey Parkway                           410,395    1.25
 181       GCM     Lafayette Business Park                             747,124    2.47
 182       GCM     Arrow Business Center                               384,420    1.30
 183       LBNA    Palm Haven Mobile Home Park                         357,734    1.20
 184       AMCC    Cedar Marketplace                                   360,850    1.28
 185       GCM     Crossroads Professional Building                    378,651    1.29
 186       LBNA    Imperial Crown Center                               360,610    1.29
 187       GCM     Fran Murphy Building                                401,546    1.39
 188       GCM     Walgreen's - South Medford                          358,974    1.26
 189       GCM     Sav-on and Carl's Jr.                               404,630    1.53
 190       AMCC    The Shops at Enon Springs                           331,046    1.29
 191       AMCC    Sierra Heartland Senior Apartments                  304,385    1.21
 192       GCM     Weatherbridge Center Buildings II and III           450,062    1.31

       MORTGAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                    2000      2000
         MORTGAGE                                                     2000       STATEMENT  STATEMENT
CONTROL    LOAN                                                     STATEMENT      NUMBER    ENDING      2000       2000
NUMBER    SELLER              LOAN / PROPERTY NAME                    TYPE       OF MONTHS    DATE     REVENUES   EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
 193       SBRC    K-Mart Shopping Center - Salem                      UAV           UAV       UAV           UAV        UAV
 194       GCM     1201 Sharp Street                                Annualized        6      06/30/00    523,707    144,169
 195       AMCC    RPS Warehouse                                       UAV           UAV       UAV           UAV        UAV
 196       AMCC    755 & 775 Fiero Lane                             Annualized        7      07/31/00    422,828     33,724
 197       GCM     Redondo Tower Apartments                         Annualized        6      06/30/00    766,290    364,803
 198       AMCC    Plaza II Office Building                         Annualized       6.6     07/18/00    434,110     79,630
 199       LBNA    Fountain Place Apartments                       Trailing 12        9      09/30/00    654,842    360,387
 200       AMCC    Carriage House Apartment                         Annualized        6      06/30/00    235,122     85,044
                    - Sioux Falls
 201       AMCC    Carriage House Apartment                         Annualized        6      06/30/00    194,556     71,414
                    - Brookings
 202       AMCC    Carriage House Apartment                         Annualized        6      06/30/00    175,086     77,430
                    - Pierre
 203       GCM     Pioneer Point Apartments                        Unannualized       7      07/31/00    363,588    211,104
 204       AMCC    CVS Harper Center                                Annualized        7      07/31/00    437,631     53,837
 205       SBRC    K-Mart Shopping Center                              UAV           UAV       UAV           UAV        UAV
                    - Salt Lake City
 206       GCM     6396, 6392, 6372 McLeod Drive                   Unannualized       7      07/31/00    201,641     44,018
 207       SBRC    Broadway Plaza Building                             UAV           UAV       UAV           UAV        UAV
 208       SBRC    225 Long Avenue                                  Annualized        6      06/30/00    949,748    446,708
 209       LBNA    Almond Grand Gurnee                             Trailing 12       12      06/30/00    310,195     34,509
 210       GCM     Summit/Breckenridge Apartments                  Trailing 12       12      06/30/00    672,986    355,559
 211       GCM     Peppertree Apartments                            Annualized        6      06/30/00    901,304    558,853
 212       GCM     Hillmount Apartments                            Trailing 12       12      06/30/00    545,063    291,176
 213       AMCC    1500 Renaissance Building                        Annualized        9      09/30/00    353,019     32,427
 214       AMCC    Etinuum Office Building                             UAV           UAV       UAV           UAV        UAV
 215       AMCC    DHR Office Building                              Annualized        9      09/30/00    425,472     70,279
 216       GCM     Oakwood Manor Apartments                        Trailing 12       12      06/30/00    563,093    323,424
 217       GCM     Woodbend Apartments                              Annualized        6      06/30/00    410,561    166,417
 218       AMCC    Warminster Shopping Center                       Annualized        9      09/30/00    413,747    114,536
 219       AMCC    PBR II                                           Annualized        6      06/30/00    233,268     72,212
 220       AMCC    PBR I                                            Annualized        6      06/30/00    218,392     30,976
 221       GCM     U-Stor Chambers Self-Storage                    Trailing 12       12      07/31/00    379,041    108,791
 222       GCM     9925-9929 Jefferson Boulevard                    Annualized        6      06/30/00    303,195     47,096
 223       AMCC    810-812 Fiero Lane                               Annualized        8      08/31/00    372,510     31,384
 224       AMCC    Lab Corp of America                              Annualized        9      09/30/00    308,200     14,119
 225       LBNA    Birchbrook Office Park                          Trailing 12       12      04/30/00    320,059    102,874
 226       GCM     Oro Valley Self Storage                         Trailing 12       12      06/30/00    408,968    181,293
 227       AMCC    Hillcrest Retail/Office Shopping Center          Annualized        7      07/31/00    372,303     65,462
 228       AMCC    Cain Drive Warehouses                            Annualized        6      06/30/00    383,420     17,442
 229       SBRC    Mini-City Self Storage                          Trailing 12       12      06/30/00    422,691    240,033
 230       AMCC    Macy Building                                       UAV           UAV       UAV           UAV        UAV
 231       GCM     Senate Place Apartments                          Annualized        6      06/30/00    189,900     83,664
 232       GCM     Eastfield Townhouses                            Trailing 12       12      06/30/00    151,421     73,405
 233       LBNA    Kendall Manor Apartments                        Trailing 12       12      09/30/00    445,098    246,425
 234       AMCC    The Culver Building                              Annualized        6      06/30/00    428,598    175,110
 235       AMCC    Harvard Physicians Building                      Annualized        9      09/30/00    379,103    161,500
 236       AMCC    Lyon Street Retail                               Annualized        8      08/31/00    352,434     93,461
 237       AMCC    350 Newton Avenue Apartments                     Annualized        9      09/30/00    387,235     86,431
 238       AMCC    Solar Gardens                                    Annualized        6      06/30/00    410,986    176,276
 239       AMCC    Quality Suites Albuquerque                       Annualized        6      06/30/00  1,050,720    492,558
 240       AMCC    Springville Corners                                 UAV           UAV       UAV           UAV        UAV
 241       AMCC    224-234 East Broad Street                        Annualized        8      08/31/00    310,416     16,610
 242       GCM     6380 McLeod Drive                                Annualized        6      06/30/00    206,033     37,665
 243       AMCC    Black Mountain Point Office Building             Annualized        6      06/30/00    360,316    155,814
 244       AMCC    Waste Management Building                           UAV           UAV       UAV           UAV        UAV
 245       AMCC    Silver Lake Plaza                                Annualized        6      06/30/00    226,976     10,998
 246       AMCC    Checkmate Apartments                             Annualized        8      08/31/00    383,671    120,183
 247       AMCC    Creekside Center                                    UAV           UAV       UAV           UAV        UAV
 248       AMCC    Tolt Towne Center                                Annualized        6      06/30/00    314,310    113,064
 249       AMCC    South Fridley Apartments                         Annualized        8      08/31/00    458,800    245,626
 250       GCM     6668 Owens Drive                                 Annualized        6      06/30/00    403,822     40,210
 251       GCM     6320 - 6330 McLeod Drive                        Unannualized       7      07/31/00     75,202     82,370
 252       GCM     Rite Aid - Hillside                              Annualized        6      06/30/00    251,301     44,364
 253       AMCC    Howard Johnson Lake Havasu                       Annualized        6      06/30/00    701,734    331,902
 254       LBNA    Wickiup Mobile Home & RV Park                   Trailing 12       12      06/30/00    192,815     50,163
 255       AMCC    261 East 300 South                               Annualized        9      09/30/00    345,579     86,892


         MORTGAGE                                                               2000                                        U/W
CONTROL    LOAN                                                                 NOI      U/W         U/W                    NOI
NUMBER    SELLER              LOAN / PROPERTY NAME                   2000 NOI   DSCR   REVENUES    EXPENSES      U/W NOI    DSCR
----------------------------------------------------------------------------------------------------------------------------------
 193       SBRC    K-Mart Shopping Center - Salem                          UAV  UAV      336,574      14,097      322,477   1.08
 194       GCM     1201 Sharp Street                                   379,538  1.50     531,019     149,579      381,440   1.51
 195       AMCC    RPS Warehouse                                           UAV  UAV      413,913      85,086      328,827   1.36
 196       AMCC    755 & 775 Fiero Lane                                389,104  1.53     448,724      73,662      375,062   1.47
 197       GCM     Redondo Tower Apartments                            401,487  1.76     753,403     381,626      371,777   1.63
 198       AMCC    Plaza II Office Building                            354,480  1.47     510,045     157,468      352,577   1.46
 199       LBNA    Fountain Place Apartments                           294,455  1.34     654,378     350,763      303,615   1.38
 200       AMCC    Carriage House Apartment                            150,078  1.46     234,834      94,032      140,802   1.31
                    - Sioux Falls
 201       AMCC    Carriage House Apartment                            123,142  1.46     195,577      87,693      107,884   1.31
                    - Brookings
 202       AMCC    Carriage House Apartment                             97,656  1.46     174,986      90,905       84,081   1.31
                    - Pierre
 203       GCM     Pioneer Point Apartments                            152,484  UAV      630,080     318,504      311,576   1.37
 204       AMCC    CVS Harper Center                                   383,794  1.75     402,936      95,672      307,264   1.40
 205       SBRC    K-Mart Shopping Center                                  UAV  UAV      304,608       7,046      297,562   1.15
                    - Salt Lake City
 206       GCM     6396, 6392, 6372 McLeod Drive                       157,623  UAV      419,359      84,899      334,460   1.49
 207       SBRC    Broadway Plaza Building                                 UAV  UAV      464,662     135,901      328,761   1.49
 208       SBRC    225 Long Avenue                                     503,040  2.16     982,701     592,486      390,215   1.68
 209       LBNA    Almond Grand Gurnee                                 275,686  1.23     309,363      39,864      269,499   1.21
 210       GCM     Summit/Breckenridge Apartments                      317,427  1.37     667,078     351,550      315,528   1.36
 211       GCM     Peppertree Apartments                               342,451  1.61     874,621     556,615      318,006   1.50
 212       GCM     Hillmount Apartments                                253,887  1.20     572,058     289,410      282,648   1.34
 213       AMCC    1500 Renaissance Building                           320,592  1.49     384,001      75,478      308,523   1.43
 214       AMCC    Etinuum Office Building                                 UAV  UAV      300,055       9,002      291,053   1.35
 215       AMCC    DHR Office Building                                 355,193  1.65     404,198      91,361      312,837   1.46
 216       GCM     Oakwood Manor Apartments                            239,669  1.20     587,601     326,035      261,566   1.31
 217       GCM     Woodbend Apartments                                 244,144  1.26     470,503     204,659      265,844   1.37
 218       AMCC    Warminster Shopping Center                          299,211  1.42     415,080     121,008      294,072   1.40
 219       AMCC    PBR II                                              161,056  1.85     244,013      62,743      181,270   2.01
 220       AMCC    PBR I                                               187,416  1.85     239,380      42,630      196,750   2.01
 221       GCM     U-Stor Chambers Self-Storage                        270,250  1.42     374,230     129,946      244,284   1.28
 222       GCM     9925-9929 Jefferson Boulevard                       256,099  1.39     349,698      70,662      279,036   1.51
 223       AMCC    810-812 Fiero Lane                                  341,126  1.86     336,800      51,563      285,237   1.55
 224       AMCC    Lab Corp of America                                 294,081  1.52     292,790      38,937      253,853   1.31
 225       LBNA    Birchbrook Office Park                              217,185  1.31     338,354      97,117      241,237   1.45
 226       GCM     Oro Valley Self Storage                             227,675  1.43     382,490     179,132      203,358   1.28
 227       AMCC    Hillcrest Retail/Office Shopping Center             306,841  1.92     330,239     116,157      214,082   1.34
 228       AMCC    Cain Drive Warehouses                               365,978  2.23     408,617     156,246      252,371   1.54
 229       SBRC    Mini-City Self Storage                              182,658  1.13     424,230     198,564      225,666   1.39
 230       AMCC    Macy Building                                           UAV  UAV      733,575      81,210      652,365   4.33
 231       GCM     Senate Place Apartments                             106,236  1.30     196,359      83,656      112,703   1.37
 232       GCM     Eastfield Townhouses                                 78,016  1.30     154,207      72,788       81,419   1.37
 233       LBNA    Kendall Manor Apartments                            198,673  1.43     464,971     243,436      221,535   1.59
 234       AMCC    The Culver Building                                 253,488  1.88     392,143     165,763      226,380   1.68
 235       AMCC    Harvard Physicians Building                         217,603  1.54     381,353     165,516      215,837   1.53
 236       AMCC    Lyon Street Retail                                  258,973  1.43     314,889     108,204      206,685   1.14
 237       AMCC    350 Newton Avenue Apartments                        300,804  2.42     391,916     154,351      237,565   1.91
 238       AMCC    Solar Gardens                                       234,710  1.75     384,280     176,819      207,461   1.54
 239       AMCC    Quality Suites Albuquerque                          558,162  3.76     952,295     582,579      369,716   2.49
 240       AMCC    Springville Corners                                     UAV  UAV      213,621      31,659      181,962   1.37
 241       AMCC    224-234 East Broad Street                           293,806  2.07     278,194      73,043      205,151   1.44
 242       GCM     6380 McLeod Drive                                   168,368  1.32     233,963      49,972      183,991   1.44
 243       AMCC    Black Mountain Point Office Building                204,502  1.54     419,161     160,182      258,979   1.95
 244       AMCC    Waste Management Building                               UAV  UAV      223,547      29,476      194,071   1.33
 245       AMCC    Silver Lake Plaza                                   215,978  1.70     235,888      58,193      177,695   1.39
 246       AMCC    Checkmate Apartments                                263,488  2.13     356,814     155,618      201,196   1.63
 247       AMCC    Creekside Center                                        UAV  UAV      197,733      35,962      161,771   1.37
 248       AMCC    Tolt Towne Center                                   201,246  1.76     296,212     123,375      172,837   1.51
 249       AMCC    South Fridley Apartments                            213,174  1.69     437,746     186,140      251,606   1.99
 250       GCM     6668 Owens Drive                                    363,612  3.26     327,927      13,118      314,809   2.82
 251       GCM     6320 - 6330 McLeod Drive                             (7,169) UAV      208,466      43,262      165,204   1.41
 252       GCM     Rite Aid - Hillside                                 206,937  1.54     238,832      57,155      181,677   1.35
 253       AMCC    Howard Johnson Lake Havasu                          369,832  3.12     588,760     383,253      205,507   1.73
 254       LBNA    Wickiup Mobile Home & RV Park                       142,652  1.40     193,127      58,613      134,514   1.32
 255       AMCC    261 East 300 South                                  258,687  2.54     300,711     123,845      176,866   1.73


         MORTGAGE
CONTROL    LOAN                                                                    U/W NCF
NUMBER    SELLER              LOAN / PROPERTY NAME                       U/W NCF     DSCR
------------------------------------------------------------------------------------------
 193       SBRC    K-Mart Shopping Center - Salem                         322,477    1.08
 194       GCM     1201 Sharp Street                                      322,309    1.27
 195       AMCC    RPS Warehouse                                          304,355    1.26
 196       AMCC    755 & 775 Fiero Lane                                   337,350    1.32
 197       GCM     Redondo Tower Apartments                               347,485    1.52
 198       AMCC    Plaza II Office Building                               302,896    1.26
 199       LBNA    Fountain Place Apartments                              272,295    1.24
 200       AMCC    Carriage House Apartment                               132,593    1.22
                    - Sioux Falls
 201       AMCC    Carriage House Apartment                                99,834    1.22
                    - Brookings
 202       AMCC    Carriage House Apartment                                76,581    1.22
                    - Pierre
 203       GCM     Pioneer Point Apartments                               286,076    1.26
 204       AMCC    CVS Harper Center                                      281,825    1.29
 205       SBRC    K-Mart Shopping Center                                 297,562    1.15
                    - Salt Lake City
 206       GCM     6396, 6392, 6372 McLeod Drive                          297,636    1.33
 207       SBRC    Broadway Plaza Building                                283,928    1.29
 208       SBRC    225 Long Avenue                                        313,778    1.35
 209       LBNA    Almond Grand Gurnee                                    268,108    1.20
 210       GCM     Summit/Breckenridge Apartments                         288,778    1.25
 211       GCM     Peppertree Apartments                                  280,006    1.32
 212       GCM     Hillmount Apartments                                   257,398    1.22
 213       AMCC    1500 Renaissance Building                              269,973    1.25
 214       AMCC    Etinuum Office Building                                269,116    1.25
 215       AMCC    DHR Office Building                                    271,033    1.26
 216       GCM     Oakwood Manor Apartments                               237,566    1.19
 217       GCM     Woodbend Apartments                                    240,844    1.24
 218       AMCC    Warminster Shopping Center                             265,647    1.26
 219       AMCC    PBR II                                                 156,561    1.76
 220       AMCC    PBR I                                                  174,118    1.76
 221       GCM     U-Stor Chambers Self-Storage                           239,094    1.25
 222       GCM     9925-9929 Jefferson Boulevard                          249,047    1.35
 223       AMCC    810-812 Fiero Lane                                     245,150    1.33
 224       AMCC    Lab Corp of America                                    230,380    1.19
 225       LBNA    Birchbrook Office Park                                 208,097    1.25
 226       GCM     Oro Valley Self Storage                                198,126    1.25
 227       AMCC    Hillcrest Retail/Office Shopping Center                198,072    1.24
 228       AMCC    Cain Drive Warehouses                                  214,869    1.31
 229       SBRC    Mini-City Self Storage                                 216,520    1.33
 230       AMCC    Macy Building                                          594,065    3.94
 231       GCM     Senate Place Apartments                                104,703    1.26
 232       GCM     Eastfield Townhouses                                    73,090    1.26
 233       LBNA    Kendall Manor Apartments                               193,185    1.39
 234       AMCC    The Culver Building                                    190,468    1.42
 235       AMCC    Harvard Physicians Building                            172,344    1.22
 236       AMCC    Lyon Street Retail                                     189,664    1.05
 237       AMCC    350 Newton Avenue Apartments                           227,065    1.83
 238       AMCC    Solar Gardens                                          192,461    1.43
 239       AMCC    Quality Suites Albuquerque                             322,106    2.17
 240       AMCC    Springville Corners                                    165,940    1.25
 241       AMCC    224-234 East Broad Street                              189,726    1.33
 242       GCM     6380 McLeod Drive                                      168,650    1.32
 243       AMCC    Black Mountain Point Office Building                   195,310    1.47
 244       AMCC    Waste Management Building                              181,223    1.24
 245       AMCC    Silver Lake Plaza                                      166,010    1.30
 246       AMCC    Checkmate Apartments                                   183,346    1.49
 247       AMCC    Creekside Center                                       151,489    1.28
 248       AMCC    Tolt Towne Center                                      151,522    1.33
 249       AMCC    South Fridley Apartments                               235,606    1.87
 250       GCM     6668 Owens Drive                                       294,238    2.64
 251       GCM     6320 - 6330 McLeod Drive                               151,241    1.29
 252       GCM     Rite Aid - Hillside                                    167,409    1.25
 253       AMCC    Howard Johnson Lake Havasu                             174,628    1.47
 254       LBNA    Wickiup Mobile Home & RV Park                          128,964    1.26
 255       AMCC    261 East 300 South                                     133,248    1.31

       MORTAGED REAL PROPERTY 2000 AND UNDERWRITTEN FINANCIAL INFORMATION


                                                                                    2000      2000
         MORTGAGE                                                     2000       STATEMENT  STATEMENT
CONTROL    LOAN                                                     STATEMENT      NUMBER    ENDING      2000       2000
NUMBER    SELLER              LOAN / PROPERTY NAME                    TYPE       OF MONTHS    DATE     REVENUES   EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
 256       AMCC    Hyde Park Apartments                             Annualized        8      08/31/00    437,545    262,789
 257       AMCC    Hawthorne Business Park                          Annualized        7      07/31/00    221,342     68,162
 258       GCM     Nogales Self Storage                            Trailing 12       12      06/30/00    286,701    124,889
 259       GCM     Glendale West Self Storage                      Trailing 12       12      06/30/00    310,221    128,328
 260       AMCC    Lovell Building                                  Annualized        6      06/30/00    346,962    134,280
 261       AMCC    Nationwide Insurance Office Building             Annualized        6      06/30/00    204,662      7,412
 262       AMCC    Attache Building                                 Annualized       10      10/31/00    244,535     35,463
 263       GCM     Airport Business Center                          Annualized        6      06/30/00    186,022     65,839
 264       AMCC    Bluebonnet Apartments                            Annualized        6      08/31/00    360,926    146,784
 265       AMCC    8th Street Apartments                            Annualized        8      08/31/00    246,802     91,561
 266       LBNA    E. M. Jorgensen Building                            UAV           UAV       UAV           UAV        UAV
 267       AMCC    Ralph's Grocery & Deli                           Annualized        9      09/30/00    140,004          0
 268       AMCC    Market Square                                   Trailing 12       12      06/30/00    169,086     25,959
 269       AMCC    Blockbuster Video-Salt Lake City                 Annualized        8      08/31/00    137,318     11,371
 270       AMCC    Prudential Wise-McIntire Office Building         Annualized        9      09/30/00    183,922     51,472
 271       AMCC    Licton Springs Court Apartments                  Annualized        8      08/31/00    147,136     22,598
 272       AMCC    Surgicenter of South Bay                         Annualized        8      08/31/00    336,650     10,084
 273       AMCC    West Fargo Living Center                         Annualized        6      06/30/00    193,486     62,438
 274       AMCC    Edgewood Apartments                              Annualized        8      08/31/00    191,452    100,800
 275       AMCC    Washington/Shepherd Retail Center                Annualized        9      09/30/00    214,843     14,887
 276       AMCC    Candlewood Apartments                            Annualized        9      09/30/00    271,149    173,283
 277       AMCC    Bishop Lifting Products                             UAV           UAV       UAV           UAV        UAV
 278       AMCC    188 State Street                                 Annualized        9      09/30/00    122,744     32,874
 279       AMCC    Woodstone Properties                             Annualized        9      09/30/00    226,138     77,001
 280       AMCC    East Gate Manor Apartments                       Annualized        8      08/31/00    160,362     66,050


         MORTGAGE                                                          2000                                        U/W
CONTROL    LOAN                                                            NOI       U/W          U/W                  NOI
NUMBER    SELLER              LOAN / PROPERTY NAME             2000 NOI    DSCR    REVENUES    EXPENSES      U/W NOI   DSCR
----------------------------------------------------------------------------------------------------------------------------------
 256       AMCC    Hyde Park Apartments                        174,756     1.56     440,057     240,208      199,849   1.78
 257       AMCC    Hawthorne Business Park                     153,180     1.52     228,377      65,237      163,140   1.62
 258       GCM     Nogales Self Storage                        161,812     1.62     267,973     120,673      147,300   1.48
 259       GCM     Glendale West Self Storage                  181,893     1.88     295,493     156,862      138,631   1.43
 260       AMCC    Lovell Building                             212,682     2.30     311,384     158,564      152,820   1.65
 261       AMCC    Nationwide Insurance Office Building        197,250     1.84     190,336      21,664      168,672   1.57
 262       AMCC    Attache Building                            209,072     2.24     227,378      71,084      156,294   1.68
 263       GCM     Airport Business Center                     120,183     1.22     288,102     124,426      163,676   1.66
 264       AMCC    Bluebonnet Apartments                       214,142     2.23     342,583     196,203      146,380   1.53
 265       AMCC    8th Street Apartments                       155,241     1.74     229,662     108,842      120,820   1.35
 266       LBNA    E. M. Jorgensen Building                        UAV     UAV      117,990       3,540      114,450   1.35
 267       AMCC    Ralph's Grocery & Deli                      140,004     1.73     130,200       3,906      126,294   1.56
 268       AMCC    Market Square                               143,127     1.83     163,340      37,813      125,527   1.61
 269       AMCC    Blockbuster Video-Salt Lake City            125,947     1.67     141,417      36,860      104,557   1.39
 270       AMCC    Prudential Wise-McIntire Office Building    132,450     1.92     162,128      52,908      109,220   1.58
 271       AMCC    Licton Springs Court Apartments             124,538     1.88     146,034      51,259       94,775   1.43
 272       AMCC    Surgicenter of South Bay                    326,566     4.72     221,681      82,653      139,028   2.01
 273       AMCC    West Fargo Living Center                    131,048     1.96     189,456      81,838      107,618   1.61
 274       AMCC    Edgewood Apartments                          90,652     1.35     184,373      91,923       92,450   1.37
 275       AMCC    Washington/Shepherd Retail Center           199,956     2.61     187,875      42,229      145,646   1.90
 276       AMCC    Candlewood Apartments                        97,866     1.50     252,402     141,465      110,937   1.70
 277       AMCC    Bishop Lifting Products                         UAV     UAV      148,552      29,754      118,798   1.24
 278       AMCC    188 State Street                             89,870     1.75     115,296      28,383       86,913   1.69
 279       AMCC    Woodstone Properties                        149,137     2.42     237,831     100,885      136,946   2.22
 280       AMCC    East Gate Manor Apartments                   94,312     1.97     152,315      67,942       84,373   1.76


         MORTGAGE
CONTROL    LOAN                                                                 U/W NCF
NUMBER    SELLER              LOAN / PROPERTY NAME                    U/W NCF     DSCR
---------------------------------------------------------------------------------------
 256       AMCC    Hyde Park Apartments                                179,449    1.60
 257       AMCC    Hawthorne Business Park                             128,867    1.28
 258       GCM     Nogales Self Storage                                142,312    1.43
 259       GCM     Glendale West Self Storage                          132,866    1.37
 260       AMCC    Lovell Building                                     118,644    1.28
 261       AMCC    Nationwide Insurance Office Building                148,463    1.39
 262       AMCC    Attache Building                                    134,566    1.44
 263       GCM     Airport Business Center                             140,871    1.43
 264       AMCC    Bluebonnet Apartments                               122,380    1.28
 265       AMCC    8th Street Apartments                               108,220    1.21
 266       LBNA    E. M. Jorgensen Building                            101,860    1.20
 267       AMCC    Ralph's Grocery & Deli                              114,794    1.42
 268       AMCC    Market Square                                       113,337    1.45
 269       AMCC    Blockbuster Video-Salt Lake City                     97,603    1.29
 270       AMCC    Prudential Wise-McIntire Office Building             97,431    1.41
 271       AMCC    Licton Springs Court Apartments                      89,975    1.36
 272       AMCC    Surgicenter of South Bay                            109,538    1.58
 273       AMCC    West Fargo Living Center                            100,418    1.50
 274       AMCC    Edgewood Apartments                                  85,250    1.27
 275       AMCC    Washington/Shepherd Retail Center                   128,649    1.68
 276       AMCC    Candlewood Apartments                                98,937    1.52
 277       AMCC    Bishop Lifting Products                             105,445    1.10
 278       AMCC    188 State Street                                     69,797    1.36
 279       AMCC    Woodstone Properties                                123,970    2.01
 280       AMCC    East Gate Manor Apartments                           77,473    1.62

            MORTGAGE/LOAN MORTGAGED REAL PROPERTY ESCROW INFORMATION



                                                                                                        RECOM-
                                                                                                        MENDED
                                                                                                        ANNUAL       U/W ANNUAL
            MORTGAGE                                                          TAXES       INSURANCE     REPLACE-      REPLACE-
  CONTROL    LOAN                                                           CURRENTLY     CURRENTLY       MENT          MENT
  NUMBER    SELLER        LOAN / PROPERTY NAME                               ESCROWED      ESCROWED     RESERVES      RESERVES
---------------------------------------------------------------------------------------------------------------------------------
    101      SBRC     One Financial Place                                      Yes           Yes         241,658       244,638
    102      LBNA     Medical Mutual of Ohio                                   Yes           Yes          41,334        95,420
    103      LBNA     Jorie Plaza                                              Yes           Yes          18,250        38,333
    104       GCM     Westland Meadows                                         Yes           Yes           6,716        38,600
    105       GCM     Stonegate One                                            Yes           Yes           5,529        21,372
    106      SBRC     149 New Montgomery Street                                Yes           Yes           5,492        15,950
    107      LBNA     101 West Grand                                           Yes           Yes           7,542        10,930
    108      LBNA     57 W. Grand                                              Yes           Yes           9,542        12,520
    109      LBNA     40 West Hubbard                                          Yes           Yes           2,000         1,901
    110      LBNA     South Loop Market Place                                  Yes           Yes           9,867        10,227
    111       GCM     Granite State Marketplace                                Yes           Yes          43,712        43,712
    112       GCM     Pacific Plaza                                            Yes           Yes          20,290        19,584
    113      SBRC     Seatac Village Shopping Center                           Yes           Yes          18,724        24,649
    114      LBNA     Seattle-Mead Industrial Facilities                       Yes           Yes          17,042        17,042
    115      LBNA     Hamilton Court Apartments                                Yes           Yes          92,515       144,750
    116       GCM     Webster Building                                         Yes           Yes           8,384        20,441
    117      SBRC     Amerix Building                                          No             No          22,588        30,879
    118      SBRC     85 Devonshire Street/258-262 Washington Street           Yes           Yes           7,429        13,707
    119      SBRC     Centro De Distribucion del Norte                         Yes           Yes           9,210        32,601
    120       GCM     801 Boylston Street                                      Yes           Yes           1,024         4,025
    121      LBNA     29200 Northwestern Highway                               Yes           Yes           8,883        16,731
---------------------------------------------------------------------------------------------------------------------------------
    122       GCM     Simchik Four Property Portfolio                          Yes           Yes          15,826        23,502
    122a              100 Market Street                                                                        0         7,676
    122b              9 Executive Park Drive                                                              10,146        10,146
    122c              1255 South Willow Street                                                             3,280         3,280
    122d              135 Daniel Webster Highway                                                           2,400         2,400
---------------------------------------------------------------------------------------------------------------------------------
    123       GCM     Four Points Hotel by Sheraton                            Yes           Yes         101,658       205,527
    124      LBNA     GE / Montgomery Wards                                    No             No          24,000             0
                       - Col. Springs

    125      LBNA     GE / Montgomery Wards                                    No             No          45,733             0
                       - Pasadena Tx
    126      SBRC     US Storage Centers                                       Yes           Yes           2,781         9,293
    127      LBNA     Traders Tower - Self Park                                No             No           1,833        39,969
    128      LBNA     Mabek CO L.P.                                            No             No           7,250        18,600
    129       GCM     Burlington Self Storage                                  Yes           Yes           7,437        11,800
    130       GCM     Boynton Plaza                                            Yes           Yes          17,998        13,993
    131      SBRC     601-609 Mission Street                                   Yes           Yes           2,895         8,674
    132       GCM     Garden Ridge                                             No            Yes           8,847        12,240
    133       GCM     300 West Pratt Street                                    Yes           Yes          11,375        12,075
    134       GCM     The GTE Building                                         No             No           8,521        21,584
    135       GCM     Hamlin Court                                             Yes           Yes           6,366         6,430
    136      AMCC     Telex Building                                           Yes           Yes          23,381        22,820
    137      AMCC     Charnelton Place Office Building                         Yes           Yes           7,217         9,760
    138       GCM     Michael's Plaza                                          Yes           Yes          16,237        16,237
---------------------------------------------------------------------------------------------------------------------------------
    139       GCM     Mountain Vista Apartments                                Yes           Yes          84,444        87,000
                       & Cibola Village

    139a              Mountain Vista Apartments                                                           52,933        55,000
    139b              Cibola Village                                                                      31,511        32,000
---------------------------------------------------------------------------------------------------------------------------------
    140      LBNA     Horizon Health Center                                    Yes           Yes           9,042         9,042
    141       GCM     300 West Hubbard Street Building                         Yes           Yes           3,549         5,211
    142       GCM     445 North Wells Street Building                          Yes           Yes           4,160         6,169
    143       GCM     Miracle Mile Business Center                             Yes           Yes          27,326         9,311
    144       GCM     Folsom Self-Storage                                      Yes           Yes           1,221         1,221

                                                                                                ESCROWED     RECOM-
                                                                                  ESCROWED      REPLACE-     MENDED
                                                                                  REPLACE-        MENT       ANNUAL      U/W ANNUAL
                                                                                   MENT-        RESERVES    REPLACE-       REPLACE-
            MORTGAGE                                                              RESERVES       CURRENT      MENT           MENT
  CONTROL    LOAN                                                                 INITIAL        ANNUAL     RESERVES       RESERVES
  NUMBER    SELLER        LOAN / PROPERTY NAME                                     DEPOSIT       DEPOSIT    PSF/UNIT       PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
    101      SBRC     One Financial Place                                          244,638        244,638     0.24          0.24
    102      LBNA     Medical Mutual of Ohio                                   286,000 LOC              0     0.11          0.25
    103      LBNA     Jorie Plaza                                                        0         38,333     0.10          0.20
    104       GCM     Westland Meadows                                                   0         38,600     8.68          49.87
    105       GCM     Stonegate One                                                  5,343         21,372     0.04          0.15
    106      SBRC     149 New Montgomery Street                                          0         15,950     0.07          0.20
    107      LBNA     101 West Grand                                                     0         10,932     0.10          0.15
    108      LBNA     57 W. Grand                                                        0         12,528     0.11          0.15
    109      LBNA     40 West Hubbard                                                    0          2,052     0.16          0.15
    110      LBNA     South Loop Market Place                                            0         15,360     0.10          0.10
    111       GCM     Granite State Marketplace                                          0         42,504     0.18          0.18
    112       GCM     Pacific Plaza                                                  1,632         19,584     0.25          0.24
    113      SBRC     Seatac Village Shopping Center                                     0         24,649     0.11          0.15
    114      LBNA     Seattle-Mead Industrial Facilities                                 0         35,280     0.07          0.07
    115      LBNA     Hamilton Court Apartments                                          0        144,744      160           250
    116       GCM     Webster Building                                                   0         20,441     0.06          0.15
    117      SBRC     Amerix Building                                                    0              0     0.15          0.20
    118      SBRC     85 Devonshire Street/258-262 Washington Street                     0         13,698     0.08          0.15
    119      SBRC     Centro De Distribucion del Norte                                   0         32,604     0.03          0.10
    120       GCM     801 Boylston Street                                            1,006          4,025     0.04          0.15
    121      LBNA     29200 Northwestern Highway                                         0         18,900     0.08          0.15
------------------------------------------------------------------------------------------------------------------------------------
    122       GCM     Simchik Four Property Portfolio                                    0         23,496
    122a              100 Market Street                                                                       0.00          0.15
    122b              9 Executive Park Drive                                                                  0.37          0.37
    122c              1255 South Willow Street                                                                0.42          0.42
    122d              135 Daniel Webster Highway                                                              0.32          0.32
------------------------------------------------------------------------------------------------------------------------------------
    123       GCM     Four Points Hotel by Sheraton                                      0 4% of Revenue       800          1,618
    124      LBNA     GE / Montgomery Wards                                              0              0     0.15          0.00
                       - Col. Springs

    125      LBNA     GE / Montgomery Wards                                              0              0     0.24          0.00
                       - Pasadena Tx
    126      SBRC     US Storage Centers                                                 0          9,355     0.03          0.10
    127      LBNA     Traders Tower - Self Park                                          0              0     0.01          0.16
    128      LBNA     Mabek CO L.P.                                                      0              0     0.08          0.20
    129       GCM     Burlington Self Storage                                          984         11,808     0.08          0.13
    130       GCM     Boynton Plaza                                                      0              0     0.18          0.14
    131      SBRC     601-609 Mission Street                                             0          8,674     0.06          0.19
    132       GCM     Garden Ridge                                                       0              0     0.07          0.10
    133       GCM     300 West Pratt Street                                              0         12,072     0.19          0.20
    134       GCM     The GTE Building                                                   0              0     0.08          0.20
    135       GCM     Hamlin Court                                                     536          6,432     0.15          0.15
    136      AMCC     Telex Building                                                     0         22,820     0.20          0.20
    137      AMCC     Charnelton Place Office Building                                   0         11,700     0.13          0.17
    138       GCM     Michael's Plaza                                                2,706         16,236     0.24          0.24
------------------------------------------------------------------------------------------------------------------------------------
    139       GCM     Mountain Vista Apartments                                          0         87,000
                       & Cibola Village

    139a              Mountain Vista Apartments                                                                241           250
    139b              Cibola Village                                                                           246           250
------------------------------------------------------------------------------------------------------------------------------------
    140      LBNA     Horizon Health Center                                              0         10,641     0.20          0.20
    141       GCM     300 West Hubbard Street Building                                   0              0     0.14          0.20
    142       GCM     445 North Wells Street Building                                    0              0     0.13          0.20
    143       GCM     Miracle Mile Business Center                                 288,000          9,312     0.23          0.08
    144       GCM     Folsom Self-Storage                                              204          1,221     0.01          0.01

                                                                                               ESCROWED
                                                                                ESCROWED       REPLACE-
                                                                                 REPLACE-        MENT
                                                                                   MENT        RESERVES
                                                                                RESERVES        CURRENT               ESCROWED TI/LC
            MORTGAGE                                                             INITIAL        ANNUAL   U/W ANNUAL      RESERVES
  CONTROL    LOAN                                                                DEPOSIT       DEPOSIT     TI/LC         INITIAL
  NUMBER    SELLER        LOAN / PROPERTY NAME                                  PSF/UNIT       PSF/UNIT   RESERVES       DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
    101      SBRC     One Financial Place                                          0.24          0.24     2,377,817       2,005,362
    102      LBNA     Medical Mutual of Ohio                                     0.75 LOC        0.00       408,064   3,800,000 LOC
    103      LBNA     Jorie Plaza                                                  0.00          0.20       256,631               0
    104       GCM     Westland Meadows                                             0.00          49.87          NAP             NAP
    105       GCM     Stonegate One                                                0.04          0.15       178,733               0
    106      SBRC     149 New Montgomery Street                                    0.00          0.20       119,624           9,969
    107      LBNA     101 West Grand                                               0.00          0.15        86,973               0
    108      LBNA     57 W. Grand                                                  0.00          0.15        99,866               0
    109      LBNA     40 West Hubbard                                              0.00          0.16        13,971               0
    110      LBNA     South Loop Market Place                                      0.00          0.15        40,101          14,297
    111       GCM     Granite State Marketplace                                    0.00          0.17        59,470          25,000
    112       GCM     Pacific Plaza                                                0.02          0.24        96,480           8,040
    113      SBRC     Seatac Village Shopping Center                               0.00          0.15        54,228               0
    114      LBNA     Seattle-Mead Industrial Facilities                           0.00          0.15        91,472               0
    115      LBNA     Hamilton Court Apartments                                    0.00           250           NAP             NAP
    116       GCM     Webster Building                                             0.00          0.15       212,266         809,017
    117      SBRC     Amerix Building                                              0.00          0.00       167,008               0
    118      SBRC     85 Devonshire Street/258-262 Washington Street               0.00          0.15        68,537         397,500
    119      SBRC     Centro De Distribucion del Norte                             0.00          0.10       107,585               0
    120       GCM     801 Boylston Street                                          0.04          0.15        38,866           3,239
    121      LBNA     29200 Northwestern Highway                                   0.00          0.17       154,959         200,000
------------------------------------------------------------------------------------------------------------------------------------
    122       GCM     Simchik Four Property Portfolio                              0.00          0.25       101,898               0
    122a              100 Market Street                                                                      59,008               0
    122b              9 Executive Park Drive                                                                 27,502               0
    122c              1255 South Willow Street                                                                7,957               0
    122d              135 Daniel Webster Highway                                                              7,431               0
------------------------------------------------------------------------------------------------------------------------------------
    123       GCM     Four Points Hotel by Sheraton                                0.00      4% of Revenue      NAP             NAP
    124      LBNA     GE / Montgomery Wards                                        0.00          0.00             0               0
                       - Col. Springs

    125      LBNA     GE / Montgomery Wards                                        0.00          0.00             0               0
                       - Pasadena Tx
    126      SBRC     US Storage Centers                                           0.00          0.10           NAP             NAP
    127      LBNA     Traders Tower - Self Park                                    0.00          0.00           NAP             NAP
    128      LBNA     Mabek CO L.P.                                                0.00          0.00        89,039               0
    129       GCM     Burlington Self Storage                                      0.01          0.13           NAP             NAP
    130       GCM     Boynton Plaza                                                0.00          0.00        34,492               0
    131      SBRC     601-609 Mission Street                                       0.00          0.19        28,963               0
    132       GCM     Garden Ridge                                                 0.00          0.00             0               0
    133       GCM     300 West Pratt Street                                        0.00          0.20        74,776         100,000
    134       GCM     The GTE Building                                             0.00          0.00        80,940               0
    135       GCM     Hamlin Court                                                 0.01          0.15        89,230         357,433
    136      AMCC     Telex Building                                               0.00          0.20        47,273         900,000
    137      AMCC     Charnelton Place Office Building                             0.00          0.20        71,728         170,000
    138       GCM     Michael's Plaza                                              0.04          0.24        33,989           5,664
------------------------------------------------------------------------------------------------------------------------------------
    139       GCM     Mountain Vista Apartments                                    0.00           250           NAP             NAP
                       & Cibola Village

    139a              Mountain Vista Apartments                                                                 NAP
    139b              Cibola Village                                                                            NAP
------------------------------------------------------------------------------------------------------------------------------------
    140      LBNA     Horizon Health Center                                        0.00          0.23       112,521       1,000,000
    141       GCM     300 West Hubbard Street Building                             0.00          0.00        20,375               0
    142       GCM     445 North Wells Street Building                              0.00          0.00        29,548               0
    143       GCM     Miracle Mile Business Center                                 2.47          0.08        44,877           3,768
    144       GCM     Folsom Self-Storage                                          0.00          0.01           NAP             NAP

                                                                                                                         ESCROWED
                                                                             ESCROWED                     ESCROWED      TI/LC
                                                                              TI/LC                          TI/LC      RESERVES
                                                                             RESERVES     U/W ANNUAL      RESERVES        CURRENT
            MORTGAGE                                                         CURRENT        TI/LC         INITIAL        ANNUAL
  CONTROL    LOAN                                                            ANNUAL        RESERVES       DEPOSIT        DEPOSIT
  NUMBER    SELLER        LOAN / PROPERTY NAME                               DEPOSIT       PSF/UNIT       PSF/UNIT      PSF/UNIT
----------------------------------------------------------------------------------------------------------------------------------
    101      SBRC     One Financial Place                                   2,005,362      2.33             1.97          1.97
    102      LBNA     Medical Mutual of Ohio                                        0      1.07           9.97 LOC        0.00
    103      LBNA     Jorie Plaza                                             256,631      1.34             0.00          1.34
    104       GCM     Westland Meadows                                            NAP      NAP               NAP           NAP
    105       GCM     Stonegate One                                                 0      1.25             0.00          0.00
    106      SBRC     149 New Montgomery Street                               119,624      1.50             0.12          1.50
    107      LBNA     101 West Grand                                           80,064      1.19             0.00          1.10
    108      LBNA     57 W. Grand                                              91,812      1.20             0.00          1.10
    109      LBNA     40 West Hubbard                                          14,100      1.10             0.00          1.11
    110      LBNA     South Loop Market Place                                  30,960      0.39             0.14          0.30
    111       GCM     Granite State Marketplace                                80,208      0.24             0.10          0.32
    112       GCM     Pacific Plaza                                            96,480      1.18             0.10          1.18
    113      SBRC     Seatac Village Shopping Center                                0      0.33             0.00          0.00
    114      LBNA     Seattle-Mead Industrial Facilities                       84,660      0.39             0.00          0.36
    115      LBNA     Hamilton Court Apartments                                   NAP      NAP               NAP           NAP
    116       GCM     Webster Building                                              0      1.56             5.94          0.00
    117      SBRC     Amerix Building                                               0      1.08             0.00          0.00
    118      SBRC     85 Devonshire Street/258-262 Washington Street                0      0.75             4.35          0.00
    119      SBRC     Centro De Distribucion del Norte                        107,580      0.33             0.00          0.33
    120       GCM     801 Boylston Street                                      38,866      1.45             0.12          1.45
    121      LBNA     29200 Northwestern Highway                              120,000      1.39             1.79          1.08
-----------------------------------------------------------------------------------------------------------------------------------
    122       GCM     Simchik Four Property Portfolio                         102,000                       0.00          1.09
    122a              100 Market Street                                             0      1.16
    122b              9 Executive Park Drive                                        0      1.01
    122c              1255 South Willow Street                                      0      1.02
    122d              135 Daniel Webster Highway                                    0      1.00
-----------------------------------------------------------------------------------------------------------------------------------
    123       GCM     Four Points Hotel by Sheraton                               NAP      NAP               NAP           NAP
    124      LBNA     GE / Montgomery Wards                                         0      0.00             0.00          0.00
                       - Col. Springs

    125      LBNA     GE / Montgomery Wards                                         0      0.00             0.00          0.00
                       - Pasadena Tx
    126      SBRC     US Storage Centers                                          NAP      NAP               NAP           NAP
    127      LBNA     Traders Tower - Self Park                                   NAP      NAP               NAP           NAP
    128      LBNA     Mabek CO L.P.                                                 0      0.96             0.00          0.00
    129       GCM     Burlington Self Storage                                     NAP      NAP               NAP           NAP
    130       GCM     Boynton Plaza                                                 0      0.35             0.00          0.00
    131      SBRC     601-609 Mission Street                                   32,532      0.65             0.00          0.73
    132       GCM     Garden Ridge                                                  0      0.00             0.00          0.00
    133       GCM     300 West Pratt Street                                         0      1.24             1.66          0.00
    134       GCM     The GTE Building                                        107,928      0.75             0.00          1.00
    135       GCM     Hamlin Court                                             89,196      2.08             8.34          2.08
    136      AMCC     Telex Building                                                0      0.41             7.89          0.00
    137      AMCC     Charnelton Place Office Building                         67,800      1.25             2.96          1.18
    138       GCM     Michael's Plaza                                          33,984      0.50             0.08          0.50
------------------------------------------------------------------------------------------------------------------------------------
    139       GCM     Mountain Vista Apartments                                   NAP                        NAP           NAP
                       & Cibola Village

    139a              Mountain Vista Apartments                                            NAP
    139b              Cibola Village                                                       NAP
------------------------------------------------------------------------------------------------------------------------------------
    140      LBNA     Horizon Health Center                                   110,000      2.43             21.61         2.38
    141       GCM     300 West Hubbard Street Building                              0      0.78             0.00          0.00
    142       GCM     445 North Wells Street Building                               0      0.95             0.00          0.00
    143       GCM     Miracle Mile Business Center                             45,216      0.39             0.03          0.39
    144       GCM     Folsom Self-Storage                                         NAP      NAP               NAP           NAP

                                                                                                        RECOM-
                                                                                                        MENDED
                                                                                                        ANNUAL       U/W ANNUAL
            MORTGAGE                                                          TAXES       INSURANCE     REPLACE-      REPLACE-
  CONTROL    LOAN                                                           CURRENTLY     CURRENTLY       MENT          MENT
  NUMBER    SELLER        LOAN / PROPERTY NAME                               ESCROWED      ESCROWED     RESERVES      RESERVES
-------------------------------------------------------------------------------------------------------------------------------
    145      SBRC     Arlington Heights Apartments                             Yes           Yes          57,551        46,992
    146      LBNA     Carriage House Lofts                                     Yes           Yes           8,042        20,250
    147       GCM     Northpointe Shopping Center                              Yes           Yes          28,712        28,712
    148       GCM     2 Willow Street                                          Yes           Yes           2,275         5,998
    149      SBRC     Villa de Mission East                                    Yes           Yes          48,069        48,000
    150       GCM     Calaveras Landing Shopping Center                        Yes           Yes           4,780         9,745
    151       GCM     Healtheon                                                Yes           Yes           1,272         9,967
    152       GCM     444 North Wells Street Building                          Yes           Yes           6,160        11,690
    153       GCM     1600 Corporate Center Drive                              Yes           Yes           5,751         7,168
    156      SBRC     Town Green at Wilton Center                              Yes            No           7,575         7,519
    154       GCM     Little Creek Apartments                                  Yes           Yes          51,569        51,480
    155       GCM     271 - 285 East Fordham Road                              Yes           Yes             UAV         3,000
    157       GCM     El Dorado Plaza                                          Yes           Yes           9,972         9,972
    158      SBRC     Tivoli Gardens Apartments                                Yes           Yes          46,649        51,939
    159      SBRC     155 Washington Ave                                       Yes           Yes           9,020        14,054
    160      SBRC     370 Convention Way                                       Yes           Yes           3,665         4,200
    161       GCM     Union Landing Retail Center                              Yes           Yes           4,279         4,707
    162       GCM     Briarwood Apartments                                     Yes           Yes          19,542        19,542
    163      SBRC     Franklinton Square Shopping Center                       Yes           Yes           2,667         9,805
    164       GCM     Conquistador Apartments                                  Yes           Yes          38,966        34,001
    165       GCM     Greenhill Corporate Center                               Yes           Yes           4,035         5,284
    166       GCM     Northridge Apartments                                    Yes           Yes          43,985        54,000
    167       GCM     Red Coach Village Apartments                             Yes           Yes          29,011        34,000
    168      AMCC     K-Mart Shopping Center - Savannah                        No             No          14,966         4,966
    169      SBRC     The Cascades                                             Yes           Yes          15,350        17,390
    170       GCM     The Trane Company Building                               Yes           Yes           1,712         5,016
    171      LBNA     Chandler's Building                                      No             No           1,542         3,689
    172      AMCC     K-Mart Shopping Center - Nashville                       No             No          13,375             0
    173      AMCC     2150 Joshua's Path                                       Yes           Yes           2,750         7,100
    174      AMCC     Ver-Sa-Til                                               Yes            No           2,858        10,780
    175      LBNA     Springdale Mall                                          Yes           Yes           4,138        14,946
    176      LBNA     Frontier Commons/Global Crossing                         Yes           Yes           4,300        12,973
    177       GCM     Wythe Shopping Center                                    Yes           Yes          15,112        15,112
    178      AMCC     Pencader Corporate Center                                Yes           Yes          14,185        15,925
    179      LBNA     Watermark Office Building                                Yes           Yes           8,866         8,786
    180       GCM     801 West Diversey Parkway                                Yes           Yes           1,865         2,627
    181       GCM     Lafayette Business Park                                  Yes           Yes          27,004        27,004
    182       GCM     Arrow Business Center                                    Yes           Yes          15,797        14,415
    183      LBNA     Palm Haven Mobile Home Park                              Yes           Yes           5,835        13,500
    184      AMCC     Cedar Marketplace                                        Yes           Yes           1,330         4,033
    185       GCM     Crossroads Professional Building                         Yes           Yes           9,855        10,149
    186      LBNA     Imperial Crown Center                                    Yes           Yes          17,250        17,250
    187       GCM     Fran Murphy Building                                     Yes           Yes           7,570         7,570
    188       GCM     Walgreen's - South Medford                               No             No               0         1,391
    189       GCM     Sav-on and Carl's Jr.                                    No             No             UAV         2,448
    190      AMCC     The Shops at Enon Springs                                Yes           Yes           3,526         4,800
    191      AMCC     Sierra Heartland Senior Apartments                       Yes           Yes           4,767        12,000
    192       GCM     Weatherbridge Center Buildings II and III                Yes           Yes          10,787         7,640

                                                                                            ESCROWED      RECOM-
                                                                               ESCROWED      REPLACE-     MENDED
                                                                               REPLACE-        MENT       ANNUAL      U/W ANNUAL
                                                                                MENT-        RESERVES    REPLACE-       REPLACE-
            MORTGAGE                                                           RESERVES       CURRENT      MENT           MENT
  CONTROL    LOAN                                                              INITIAL        ANNUAL     RESERVES       RESERVES
  NUMBER    SELLER        LOAN / PROPERTY NAME                                  DEPOSIT       DEPOSIT    PSF/UNIT       PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
    145      SBRC     Arlington Heights Apartments                                    0         44,000      327           267
    146      LBNA     Carriage House Lofts                                            0         20,250     99.28          250
    147       GCM     Northpointe Shopping Center                                89,786         28,716     0.56          0.56
    148       GCM     2 Willow Street                                             1,499          5,998     0.06          0.15
    149      SBRC     Villa de Mission East                                           0         48,000      300           300
    150       GCM     Calaveras Landing Shopping Center                             812          9,744     0.07          0.15
    151       GCM     Healtheon                                                       0              0     0.03          0.20
    152       GCM     444 North Wells Street Building                        11,375 LOC              0     0.11          0.20
    153       GCM     1600 Corporate Center Drive                                   796          4,779     0.12          0.15
    156      SBRC     Town Green at Wilton Center                                     0          7,519     0.22          0.22
    154       GCM     Little Creek Apartments                                         0         51,480      259           259
    155       GCM     271 - 285 East Fordham Road                                   500          3,000      UAV          0.17
    157       GCM     El Dorado Plaza                                             9,000          9,972     0.16          0.16
    158      SBRC     Tivoli Gardens Apartments                                 114,375         52,200      233           260
    159      SBRC     155 Washington Ave                                              0         14,054     0.13          0.21
    160      SBRC     370 Convention Way                                              0          4,200     0.17          0.20
    161       GCM     Union Landing Retail Center                                     0              0     0.11          0.12
    162       GCM     Briarwood Apartments                                        3,257         19,542      305           305
    163      SBRC     Franklinton Square Shopping Center                              0          6,536     0.04          0.15
    164       GCM     Conquistador Apartments                                     6,496         38,976      322           281
    165       GCM     Greenhill Corporate Center                                    440          5,280     0.11          0.15
    166       GCM     Northridge Apartments                                           0         54,000      204           250
    167       GCM     Red Coach Village Apartments                                    0         34,000      213           250
    168      AMCC     K-Mart Shopping Center - Savannah                     100,000 LOC              0     0.13          0.04
    169      SBRC     The Cascades                                                    0         17,424     0.18          0.20
    170       GCM     The Trane Company Building                                      0          5,016     0.03          0.10
    171      LBNA     Chandler's Building                                             0          3,690     0.06          0.14
    172      AMCC     K-Mart Shopping Center - Nashville                    200,000 LOC              0     0.13          0.00
    173      AMCC     2150 Joshua's Path                                              0          7,175     0.06          0.15
    174      AMCC     Ver-Sa-Til                                                      0         10,779     0.03          0.10
    175      LBNA     Springdale Mall                                                 0         57,200     0.04          0.14
    176      LBNA     Frontier Commons/Global Crossing                                0         12,972     0.07          0.20
    177       GCM     Wythe Shopping Center                                       1,257         15,082     0.15          0.15
    178      AMCC     Pencader Corporate Center                                       0         12,000     0.18          0.20
    179      LBNA     Watermark Office Building                                       0          4,612     0.20          0.20
    180       GCM     801 West Diversey Parkway                                       0          1,751     0.11          0.15
    181       GCM     Lafayette Business Park                                         0              0     0.38          0.38
    182       GCM     Arrow Business Center                                         559          6,708     0.16          0.15
    183      LBNA     Palm Haven Mobile Home Park                                     0         13,550     21.61         50.00
    184      AMCC     Cedar Marketplace                                               0          2,689     0.05          0.15
    185       GCM     Crossroads Professional Building                           25,000         10,149     0.19          0.20
    186      LBNA     Imperial Crown Center                                           0         17,280     0.26          0.26
    187       GCM     Fran Murphy Building                                        8,549          7,570     0.17          0.17
    188       GCM     Walgreen's - South Medford                                      0              0     0.00          0.10
    189       GCM     Sav-on and Carl's Jr.                                         408          2,448      UAV          0.12
    190      AMCC     The Shops at Enon Springs                                       0          4,800     0.11          0.15
    191      AMCC     Sierra Heartland Senior Apartments                              0         12,000     79.44          200
    192       GCM     Weatherbridge Center Buildings II and III                     635          7,620     0.21          0.15



                                                                           ESCROWED       REPLACE-
                                                                            REPLACE-        MENT
                                                                              MENT        RESERVES
                                                                           RESERVES        CURRENT               ESCROWED TI/LC
            MORTGAGE                                                        INITIAL        ANNUAL   U/W ANNUAL      RESERVES
  CONTROL    LOAN                                                           DEPOSIT       DEPOSIT     TI/LC         INITIAL
  NUMBER    SELLER        LOAN / PROPERTY NAME                             PSF/UNIT       PSF/UNIT   RESERVES       DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------------
    145      SBRC     Arlington Heights Apartments                            0.00           250           NAP             NAP
    146      LBNA     Carriage House Lofts                                    0.00           250           NAP             NAP
    147       GCM     Northpointe Shopping Center                             1.74          0.56        44,264          47,376
    148       GCM     2 Willow Street                                         0.04          0.15        47,981           3,998
    149      SBRC     Villa de Mission East                                   0.00           300           NAP             NAP
    150       GCM     Calaveras Landing Shopping Center                       0.01          0.15        30,859               0
    151       GCM     Healtheon                                               0.00          0.00        47,361     125,000 LOC
    152       GCM     444 North Wells Street Building                       0.19 LOC        0.00        59,528               0
    153       GCM     1600 Corporate Center Drive                             0.02          0.10        50,176           8,363
    156      SBRC     Town Green at Wilton Center                             0.00          0.22        33,685               0
    154       GCM     Little Creek Apartments                                 0.00           259           NAP             NAP
    155       GCM     271 - 285 East Fordham Road                             0.03          0.17         8,554           1,426
    157       GCM     El Dorado Plaza                                         0.14          0.16        29,316           6,000
    158      SBRC     Tivoli Gardens Apartments                               572            261           NAP             NAP
    159      SBRC     155 Washington Ave                                      0.00          0.21        70,268               0
    160      SBRC     370 Convention Way                                      0.00          0.20        39,900               0
    161       GCM     Union Landing Retail Center                             0.00          0.00        19,313               0
    162       GCM     Briarwood Apartments                                   50.89           305           NAP             NAP
    163      SBRC     Franklinton Square Shopping Center                      0.00          0.10        18,252               0
    164       GCM     Conquistador Apartments                                53.69           322           NAP             NAP
    165       GCM     Greenhill Corporate Center                              0.01          0.15        60,227         150,000
    166       GCM     Northridge Apartments                                   0.00           250           NAP             NAP
    167       GCM     Red Coach Village Apartments                            0.00           250           NAP             NAP
    168      AMCC     K-Mart Shopping Center - Savannah                     0.90 LOC        0.00             0               0
    169      SBRC     The Cascades                                            0.00          0.20       112,335               0
    170       GCM     The Trane Company Building                              0.00          0.10        39,851               0
    171      LBNA     Chandler's Building                                     0.00          0.14        28,655               0
    172      AMCC     K-Mart Shopping Center - Nashville                    1.93 LOC        0.00             0               0
    173      AMCC     2150 Joshua's Path                                      0.00          0.15        85,981          15,000
    174      AMCC     Ver-Sa-Til                                              0.00          0.10        33,306               0
    175      LBNA     Springdale Mall                                         0.00          0.55        57,200               0
    176      LBNA     Frontier Commons/Global Crossing                        0.00          0.20        48,865         250,000
    177       GCM     Wythe Shopping Center                                   0.01          0.15        43,756          35,000
    178      AMCC     Pencader Corporate Center                               0.00          0.15        57,444               0
    179      LBNA     Watermark Office Building                               0.00          0.10        67,040     300,000 LOC
    180       GCM     801 West Diversey Parkway                               0.00          0.10        17,514               0
    181       GCM     Lafayette Business Park                                 0.00          0.00        38,062               0
    182       GCM     Arrow Business Center                                   0.01          0.07        33,388           2,770
    183      LBNA     Palm Haven Mobile Home Park                             0.00          50.19          NAP             NAP
    184      AMCC     Cedar Marketplace                                       0.00          0.10        13,622               0
    185       GCM     Crossroads Professional Building                        0.49          0.20        60,420               0
    186      LBNA     Imperial Crown Center                                   0.00          0.26        76,799               0
    187       GCM     Fran Murphy Building                                    0.19          0.17        38,842          50,000
    188       GCM     Walgreen's - South Medford                              0.00          0.00             0               0
    189       GCM     Sav-on and Carl's Jr.                                   0.02          0.12        10,237               0
    190      AMCC     The Shops at Enon Springs                               0.00          0.15        20,696         125,000
    191      AMCC     Sierra Heartland Senior Apartments                      0.00           200           NAP             NAP
    192       GCM     Weatherbridge Center Buildings II and III               0.01          0.15        43,344           4,016

                                                                                                                     ESCROWED
                                                                          ESCROWED                     ESCROWED       TI/LC
                                                                           TI/LC                          TI/LC      RESERVES
                                                                          RESERVES     U/W ANNUAL      RESERVES       CURRENT
            MORTGAGE                                                      CURRENT        TI/LC         INITIAL        ANNUAL
  CONTROL    LOAN                                                         ANNUAL        RESERVES       DEPOSIT        DEPOSIT
  NUMBER    SELLER        LOAN / PROPERTY NAME                            DEPOSIT       PSF/UNIT       PSF/UNIT      PSF/UNIT
-------------------------------------------------------------------------------------------------------------------------------
    145      SBRC     Arlington Heights Apartments                             NAP      NAP               NAP           NAP
    146      LBNA     Carriage House Lofts                                     NAP      NAP               NAP           NAP
    147       GCM     Northpointe Shopping Center                           44,256      0.86             0.92          0.86
    148       GCM     2 Willow Street                                       47,981      1.20             0.10          1.20
    149      SBRC     Villa de Mission East                                    NAP      NAP               NAP           NAP
    150       GCM     Calaveras Landing Shopping Center                          0      0.48             0.00          0.00
    151       GCM     Healtheon                                                  0      0.95           2.51 LOC        0.00
    152       GCM     444 North Wells Street Building                            0      1.02             0.00          0.00
    153       GCM     1600 Corporate Center Drive                           50,176      1.05             0.17          1.05
    156      SBRC     Town Green at Wilton Center                           33,685      0.98             0.00          0.98
    154       GCM     Little Creek Apartments                                  NAP      NAP               NAP           NAP
    155       GCM     271 - 285 East Fordham Road                            8,554      0.48             0.08          0.48
    157       GCM     El Dorado Plaza                                       29,316      0.47             0.10          0.47
    158      SBRC     Tivoli Gardens Apartments                                NAP      NAP               NAP           NAP
    159      SBRC     155 Washington Ave                                    70,268      1.04             0.00          1.04
    160      SBRC     370 Convention Way                                    39,900      1.90             0.00          1.90
    161       GCM     Union Landing Retail Center                                0      0.50             0.00          0.00
    162       GCM     Briarwood Apartments                                     NAP      NAP               NAP           NAP
    163      SBRC     Franklinton Square Shopping Center                         0      0.28             0.00          0.00
    164       GCM     Conquistador Apartments                                  NAP      NAP               NAP           NAP
    165       GCM     Greenhill Corporate Center                            66,000      1.71             4.26          1.87
    166       GCM     Northridge Apartments                                    NAP      NAP               NAP           NAP
    167       GCM     Red Coach Village Apartments                             NAP      NAP               NAP           NAP
    168      AMCC     K-Mart Shopping Center - Savannah                          0      0.00             0.00          0.00
    169      SBRC     The Cascades                                          87,096      1.29             0.00          1.00
    170       GCM     The Trane Company Building                            15,000      0.79             0.00          0.30
    171      LBNA     Chandler's Building                                   28,656      1.09             0.00          1.09
    172      AMCC     K-Mart Shopping Center - Nashville                         0      0.00             0.00          0.00
    173      AMCC     2150 Joshua's Path                                         0      1.80             0.31          0.00
    174      AMCC     Ver-Sa-Til                                            37,728      0.31             0.00          0.35
    175      LBNA     Springdale Mall                                       14,946      0.55             0.00          0.14
    176      LBNA     Frontier Commons/Global Crossing                           0      0.75             3.86          0.00
    177       GCM     Wythe Shopping Center                                 20,109      0.44             0.35          0.20
    178      AMCC     Pencader Corporate Center                             15,000      0.73             0.00          0.19
    179      LBNA     Watermark Office Building                                  0      1.53           6.83 LOC        0.00
    180       GCM     801 West Diversey Parkway                             17,514      1.00             0.00          1.00
    181       GCM     Lafayette Business Park                                    0      0.54             0.00          0.00
    182       GCM     Arrow Business Center                                 33,240      0.35             0.03          0.35
    183      LBNA     Palm Haven Mobile Home Park                              NAP      NAP               NAP           NAP
    184      AMCC     Cedar Marketplace                                     12,000      0.51             0.00          0.45
    185       GCM     Crossroads Professional Building                      60,000      1.19             0.00          1.18
    186      LBNA     Imperial Crown Center                                100,000      1.15             0.00          1.50
    187       GCM     Fran Murphy Building                                       0      0.85             1.09          0.00
    188       GCM     Walgreen's - South Medford                                 0      0.00             0.00          0.00
    189       GCM     Sav-on and Carl's Jr.                                      0      0.52             0.00          0.00
    190      AMCC     The Shops at Enon Springs                             16,000      0.65             3.91          0.50
    191      AMCC     Sierra Heartland Senior Apartments                       NAP      NAP               NAP           NAP
    192       GCM     Weatherbridge Center Buildings II and III             48,192      0.85             0.08          0.95

            MORTGAGE LOAN/MORTGAGED REAL PROPERTY ESCROW INFORMATION


                                                                                                        RECOM-
                                                                                                        MENDED
                                                                                                        ANNUAL       U/W ANNUAL
            MORTGAGE                                                          TAXES       INSURANCE     REPLACE-      REPLACE-
  CONTROL    LOAN                                                           CURRENTLY     CURRENTLY       MENT          MENT
  NUMBER    SELLER        LOAN / PROPERTY NAME                               ESCROWED      ESCROWED     RESERVES      RESERVES
------------------------------------------------------------------------------------------------------------------------------------
    193      SBRC     K-Mart Shopping Center - Salem                           Yes           Yes          10,047             0
    194       GCM     1201 Sharp Street                                        Yes           Yes           6,608        11,826
    195      AMCC     RPS Warehouse                                            No             No           7,550         8,438
    196      AMCC     755 & 775 Fiero Lane                                     Yes           Yes           1,333         4,390
    197       GCM     Redondo Tower Apartments                                 Yes           Yes          21,352        21,352
    198      AMCC     Plaza II Office Building                                 Yes           Yes           2,500         4,599
    199      LBNA     Fountain Place Apartments                                Yes           Yes          26,635        31,320
    200      AMCC     Carriage House Apartment                                 Yes           Yes           7,345         8,209
                       - Sioux Falls

    201      AMCC     Carriage House Apartment                                 Yes           Yes           7,015         8,050
                       - Brookings

    202      AMCC     Carriage House Apartment                                 Yes           Yes           6,500         7,500
                       - Pierre

    203       GCM     Pioneer Point Apartments                                 Yes           Yes          25,470        25,500
    204      AMCC     CVS Harper Center                                        Yes           Yes           3,668         4,216
    205      SBRC     K-Mart Shopping Center                                   Yes           Yes          29,629             0
                       - Salt Lake City

    206       GCM     6396, 6392, 6372 McLeod Drive                            Yes            No             667         3,756
    207      SBRC     Broadway Plaza Building                                  Yes           Yes             850         3,508
    208      SBRC     225 Long Avenue                                          Yes           Yes          21,670        21,980
    209      LBNA     Almond Grand Gurnee                                      No             No           1,158         1,391
    210       GCM     Summit/Breckenridge Apartments                           Yes           Yes          24,286        26,750
    211       GCM     Peppertree Apartments                                    Yes           Yes          36,342        38,000
    212       GCM     Hillmount Apartments                                     Yes           Yes          17,476        25,250
    213      AMCC     1500 Renaissance Building                                Yes           Yes           1,208         5,465
    214      AMCC     Etinuum Office Building                                  Yes            No           5,540         3,550
    215      AMCC     DHR Office Building                                      Yes           Yes           1,504         4,943
    216       GCM     Oakwood Manor Apartments                                 Yes           Yes          10,657        24,000
    217       GCM     Woodbend Apartments                                      Yes           Yes          24,652        25,000
    218      AMCC     Warminster Shopping Center                               Yes           Yes           5,990         6,695
    219      AMCC     PBR II                                                   Yes           Yes           5,500         6,147
    220      AMCC     PBR I                                                    Yes           Yes           5,470         6,286
    221       GCM     U-Stor Chambers Self-Storage                             Yes           Yes           4,761         5,190
    222       GCM     9925-9929 Jefferson Boulevard                            Yes           Yes           5,591         5,591
    223      AMCC     810-812 Fiero Lane                                       Yes           Yes             808         4,818
    224      AMCC     Lab Corp of America                                      Yes           Yes           5,468         6,243
    225      LBNA     Birchbrook Office Park                                   Yes           Yes           3,216         3,695
    226       GCM     Oro Valley Self Storage                                  Yes           Yes           2,136         5,232
    227      AMCC     Hillcrest Retail/Office Shopping Center                  Yes           Yes           1,525         2,885
    228      AMCC     Cain Drive Warehouses                                    Yes            No          12,417        14,277
    229      SBRC     Mini-City Self Storage                                   Yes           Yes           4,275         9,146
    230      AMCC     Macy Building                                            Yes           Yes           5,316         6,094
    231       GCM     Senate Place Apartments                                  Yes           Yes           7,923         8,000
    232       GCM     Eastfield Townhouses                                     Yes           Yes           8,329         8,329
    233      LBNA     Kendall Manor Apartments                                 Yes           Yes          16,375        28,350
    234      AMCC     The Culver Building                                      No             No           3,159         4,570
    235      AMCC     Harvard Physicians Building                              Yes           Yes           7,661         8,682
    236      AMCC     Lyon Street Retail                                       Yes           Yes           3,164         3,536
    237      AMCC     350 Newton Avenue Apartments                             Yes           Yes           9,290        10,500
    238      AMCC     Solar Gardens                                            Yes           Yes          12,823        15,000
    239      AMCC     Quality Suites Albuquerque                               Yes           Yes          17,650        47,610
    240      AMCC     Springville Corners                                      Yes           Yes             858         3,819
    241      AMCC     224-234 East Broad Street                                Yes           Yes           1,500         1,724
    242       GCM     6380 McLeod Drive                                        Yes            No             294         3,068
    243      AMCC     Black Mountain Point Office Building                     Yes           Yes           5,285         6,748
    244      AMCC     Waste Management Building                                No             No           5,029         5,589
    245      AMCC     Silver Lake Plaza                                        Yes           Yes             375         2,488
    246      AMCC     Checkmate Apartments                                     Yes            No          10,122        17,850
    247      AMCC     Creekside Center                                         Yes           Yes           1,667         2,220
    248      AMCC     Tolt Towne Center                                        Yes            No           5,715         6,388
    249      AMCC     South Fridley Apartments                                 Yes           Yes          18,930        16,000
    250       GCM     6668 Owens Drive                                         No             No           2,009         2,802
    251       GCM     6320 - 6330 McLeod Drive                                 Yes            No           1,526         2,350
    252       GCM     Rite Aid - Hillside                                      Yes           Yes           2,618         2,411
    253      AMCC     Howard Johnson Lake Havasu                               Yes           Yes          13,850        30,879
    254      LBNA     Wickiup Mobile Home & RV Park                            Yes           Yes           2,160         5,550
    255      AMCC     261 East 300 South                                       Yes           Yes           1,600         4,733

                                                                                            ESCROWED     RECOM-
                                                                              ESCROWED      REPLACE-     MENDED
                                                                              REPLACE-        MENT       ANNUAL      U/W ANNUAL
                                                                               MENT-        RESERVES    REPLACE-       REPLACE-
            MORTGAGE                                                          RESERVES       CURRENT      MENT           MENT
  CONTROL    LOAN                                                             INITIAL        ANNUAL     RESERVES       RESERVES
  NUMBER    SELLER        LOAN / PROPERTY NAME                                 DEPOSIT       DEPOSIT    PSF/UNIT       PSF/UNIT
------------------------------------------------------------------------------------------------------------------------------------
    193      SBRC     K-Mart Shopping Center - Salem                                 0              0     0.09          0.00
    194       GCM     1201 Sharp Street                                            984         11,808     0.14          0.25
    195      AMCC     RPS Warehouse                                                  0          6,363     0.12          0.13
    196      AMCC     755 & 775 Fiero Lane                                           0              0     0.03          0.10
    197       GCM     Redondo Tower Apartments                                   2,024         24,292      222           222
    198      AMCC     Plaza II Office Building                                       0              0     0.08          0.15
    199      LBNA     Fountain Place Apartments                                      0         30,740      247           290
    200      AMCC     Carriage House Apartment                                       0          6,000      245           274
                       - Sioux Falls

    201      AMCC     Carriage House Apartment                                       0          5,000      281           322
                       - Brookings

    202      AMCC     Carriage House Apartment                                       0          5,000      260           300
                       - Pierre

    203       GCM     Pioneer Point Apartments                                   2,122         25,470      255           255
    204      AMCC     CVS Harper Center                                              0          3,699     0.15          0.17
    205      SBRC     K-Mart Shopping Center                                         0              0     0.28          0.00
                       - Salt Lake City

    206       GCM     6396, 6392, 6372 McLeod Drive                                939          3,756     0.03          0.15
    207      SBRC     Broadway Plaza Building                                        0          3,508     0.04          0.15
    208      SBRC     225 Long Avenue                                                0         21,980     0.14          0.14
    209      LBNA     Almond Grand Gurnee                                            0          1,391     0.08          0.10
    210       GCM     Summit/Breckenridge Apartments                                 0         26,750      227           250
    211       GCM     Peppertree Apartments                                      3,029         36,342      239           250
    212       GCM     Hillmount Apartments                                           0         25,250      173           250
    213      AMCC     1500 Renaissance Building                                      0          5,465     0.03          0.15
    214      AMCC     Etinuum Office Building                                        0          3,550     0.16          0.10
    215      AMCC     DHR Office Building                                            0              0     0.05          0.15
    216       GCM     Oakwood Manor Apartments                                       0         24,000      111           250
    217       GCM     Woodbend Apartments                                       20,400         25,008      247           250
    218      AMCC     Warminster Shopping Center                                     0          6,246     0.21          0.24
    219      AMCC     PBR II                                                         0              0     0.19          0.21
    220      AMCC     PBR I                                                          0              0     0.21          0.24
    221       GCM     U-Stor Chambers Self-Storage                                 865          5,190     0.10          0.10
    222       GCM     9925-9929 Jefferson Boulevard                                932          5,591     0.14          0.14
    223      AMCC     810-812 Fiero Lane                                             0              0     0.03          0.15
    224      AMCC     Lab Corp of America                                            0          4,018     0.20          0.23
    225      LBNA     Birchbrook Office Park                                         0          4,708     0.13          0.15
    226       GCM     Oro Valley Self Storage                                      872          5,232     0.04          0.10
    227      AMCC     Hillcrest Retail/Office Shopping Center                        0          2,010     0.08          0.15
    228      AMCC     Cain Drive Warehouses                                          0              0     0.25          0.29
    229      SBRC     Mini-City Self Storage                                         0          9,146     0.05          0.10
    230      AMCC     Macy Building                                                  0              0     0.25          0.28
    231       GCM     Senate Place Apartments                                        0          8,000      248           250
    232       GCM     Eastfield Townhouses                                           0          8,320      260           260
    233      LBNA     Kendall Manor Apartments                                       0         28,350      202           350
    234      AMCC     The Culver Building                                            0              0     0.14          0.20
    235      AMCC     Harvard Physicians Building                                    0              0     0.25          0.28
    236      AMCC     Lyon Street Retail                                             0              0     0.17          0.19
    237      AMCC     350 Newton Avenue Apartments                                   0              0      221           250
    238      AMCC     Solar Gardens                                                  0         15,000      214           250
    239      AMCC     Quality Suites Albuquerque                                     0         20,700      256           690
    240      AMCC     Springville Corners                                            0          3,450     0.02          0.11
    241      AMCC     224-234 East Broad Street                                      0              0     0.16          0.19
    242       GCM     6380 McLeod Drive                                            767          3,068     0.01          0.15
    243      AMCC     Black Mountain Point Office Building                           0              0     0.15          0.19
    244      AMCC     Waste Management Building                                      0          5,589     0.25          0.28
    245      AMCC     Silver Lake Plaza                                              0              0     0.02          0.15
    246      AMCC     Checkmate Apartments                                           0         12,750      198           350
    247      AMCC     Creekside Center                                               0          1,924     0.11          0.15
    248      AMCC     Tolt Towne Center                                              0              0     0.20          0.22
    249      AMCC     South Fridley Apartments                                       0         16,000      296           250
    250       GCM     6668 Owens Drive                                             467          2,802     0.11          0.15
    251       GCM     6320 - 6330 McLeod Drive                                     587          2,350     0.10          0.15
    252       GCM     Rite Aid - Hillside                                        3,073          2,090     0.16          0.15
    253      AMCC     Howard Johnson Lake Havasu                                     0         14,100      295           657
    254      LBNA     Wickiup Mobile Home & RV Park                                  0          5,500     19.46         50.00
    255      AMCC     261 East 300 South                                             0              0     0.07          0.20

                                                                             ESCROWED       REPLACE-
                                                                              REPLACE-        MENT
                                                                                MENT        RESERVES
                                                                             RESERVES        CURRENT               ESCROWED TI/LC
            MORTGAGE                                                          INITIAL        ANNUAL   U/W ANNUAL      RESERVES
  CONTROL    LOAN                                                             DEPOSIT       DEPOSIT     TI/LC         INITIAL
  NUMBER    SELLER        LOAN / PROPERTY NAME                               PSF/UNIT       PSF/UNIT   RESERVES       DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
    193      SBRC     K-Mart Shopping Center - Salem                            0.00          0.00             0               0
    194       GCM     1201 Sharp Street                                         0.02          0.25        47,305           3,942
    195      AMCC     RPS Warehouse                                             0.00          0.10        16,034               0
    196      AMCC     755 & 775 Fiero Lane                                      0.00          0.00        33,322               0
    197       GCM     Redondo Tower Apartments                                 21.09           253           NAP             NAP
    198      AMCC     Plaza II Office Building                                  0.00          0.00        45,082          48,135
    199      LBNA     Fountain Place Apartments                                 0.00           285           NAP             NAP
    200      AMCC     Carriage House Apartment                                  0.00           200           NAP             NAP
                       - Sioux Falls

    201      AMCC     Carriage House Apartment                                  0.00           200           NAP             NAP
                       - Brookings

    202      AMCC     Carriage House Apartment                                  0.00           200           NAP             NAP
                       - Pierre

    203       GCM     Pioneer Point Apartments                                 21.22           255           NAP             NAP
    204      AMCC     CVS Harper Center                                         0.00          0.15        21,223               0
    205      SBRC     K-Mart Shopping Center                                    0.00          0.00             0               0
                       - Salt Lake City

    206       GCM     6396, 6392, 6372 McLeod Drive                             0.04          0.15        33,068               0
    207      SBRC     Broadway Plaza Building                                   0.00          0.15        41,324               0
    208      SBRC     225 Long Avenue                                           0.00          0.14        54,457               0
    209      LBNA     Almond Grand Gurnee                                       0.00          0.10             0               0
    210       GCM     Summit/Breckenridge Apartments                            0.00           250           NAP             NAP
    211       GCM     Peppertree Apartments                                    19.92           239           NAP             NAP
    212       GCM     Hillmount Apartments                                      0.00           250           NAP             NAP
    213      AMCC     1500 Renaissance Building                                 0.00          0.15        33,085         115,000
    214      AMCC     Etinuum Office Building                                   0.00          0.10        18,387     624,000 LOC
    215      AMCC     DHR Office Building                                       0.00          0.00        36,861               0
    216       GCM     Oakwood Manor Apartments                                  0.00           250           NAP             NAP
    217       GCM     Woodbend Apartments                                       204            250           NAP             NAP
    218      AMCC     Warminster Shopping Center                                0.00          0.22        21,730               0
    219      AMCC     PBR II                                                    0.00          0.00        18,562               0
    220      AMCC     PBR I                                                     0.00          0.00        16,346               0
    221       GCM     U-Stor Chambers Self-Storage                              0.02          0.10           NAP             NAP
    222       GCM     9925-9929 Jefferson Boulevard                             0.02          0.14        24,398               0
    223      AMCC     810-812 Fiero Lane                                        0.00          0.00        35,269               0
    224      AMCC     Lab Corp of America                                       0.00          0.15        17,230          75,000
    225      LBNA     Birchbrook Office Park                                    0.00          0.19        29,445               0
    226       GCM     Oro Valley Self Storage                                   0.02          0.10           NAP             NAP
    227      AMCC     Hillcrest Retail/Office Shopping Center                   0.00          0.10        13,125               0
    228      AMCC     Cain Drive Warehouses                                     0.00          0.00        23,225               0
    229      SBRC     Mini-City Self Storage                                    0.00          0.10           NAP             NAP
    230      AMCC     Macy Building                                             0.00          0.00        52,206               0
    231       GCM     Senate Place Apartments                                   0.00           250           NAP             NAP
    232       GCM     Eastfield Townhouses                                      0.00           260           NAP             NAP
    233      LBNA     Kendall Manor Apartments                                  0.00           350           NAP             NAP
    234      AMCC     The Culver Building                                       0.00          0.00        31,342               0
    235      AMCC     Harvard Physicians Building                               0.00          0.00        34,811               0
    236      AMCC     Lyon Street Retail                                        0.00          0.00        13,485               0
    237      AMCC     350 Newton Avenue Apartments                              0.00          0.00           NAP             NAP
    238      AMCC     Solar Gardens                                             0.00           250           NAP             NAP
    239      AMCC     Quality Suites Albuquerque                                0.00           300           NAP             NAP
    240      AMCC     Springville Corners                                       0.00          0.10        12,203               0
    241      AMCC     224-234 East Broad Street                                 0.00          0.00        13,701               0
    242       GCM     6380 McLeod Drive                                         0.04          0.15        12,273               0
    243      AMCC     Black Mountain Point Office Building                      0.00          0.00        56,921          66,000
    244      AMCC     Waste Management Building                                 0.00          0.28         7,259               0
    245      AMCC     Silver Lake Plaza                                         0.00          0.00         9,197               0
    246      AMCC     Checkmate Apartments                                      0.00           250           NAP             NAP
    247      AMCC     Creekside Center                                          0.00          0.13         8,062          75,000
    248      AMCC     Tolt Towne Center                                         0.00          0.00        14,927               0
    249      AMCC     South Fridley Apartments                                  0.00           250           NAP             NAP
    250       GCM     6668 Owens Drive                                          0.02          0.15        17,769         200,000
    251       GCM     6320 - 6330 McLeod Drive                                  0.04          0.15        11,613               0
    252       GCM     Rite Aid - Hillside                                       0.19          0.13        11,857               0
    253      AMCC     Howard Johnson Lake Havasu                                0.00           300           NAP             NAP
    254      LBNA     Wickiup Mobile Home & RV Park                             0.00          49.55          NAP             NAP
    255      AMCC     261 East 300 South                                        0.00          0.00        38,885               0

                                                                                                                      ESCROWED
                                                                           ESCROWED                     ESCROWED        TI/LC
                                                                            TI/LC                        TI/LC        RESERVES
                                                                           RESERVES     U/W ANNUAL      RESERVES       CURRENT
            MORTGAGE                                                       CURRENT        TI/LC         INITIAL        ANNUAL
  CONTROL    LOAN                                                          ANNUAL        RESERVES       DEPOSIT        DEPOSIT
  NUMBER    SELLER        LOAN / PROPERTY NAME                             DEPOSIT       PSF/UNIT       PSF/UNIT      PSF/UNIT
--------------------------------------------------------------------------------------------------------------------------------
    193      SBRC     K-Mart Shopping Center - Salem                              0      0.00             0.00          0.00
    194       GCM     1201 Sharp Street                                      44,004      1.00             0.08          0.93
    195      AMCC     RPS Warehouse                                               0      0.25             0.00          0.00
    196      AMCC     755 & 775 Fiero Lane                                        0      0.76             0.00          0.00
    197       GCM     Redondo Tower Apartments                                  NAP      NAP               NAP           NAP
    198      AMCC     Plaza II Office Building                                    0      1.47             1.57          0.00
    199      LBNA     Fountain Place Apartments                                 NAP      NAP               NAP           NAP
    200      AMCC     Carriage House Apartment                                  NAP      NAP               NAP           NAP
                       - Sioux Falls

    201      AMCC     Carriage House Apartment                                  NAP      NAP               NAP           NAP
                       - Brookings

    202      AMCC     Carriage House Apartment                                  NAP      NAP               NAP           NAP
                       - Pierre

    203       GCM     Pioneer Point Apartments                                  NAP      NAP               NAP           NAP
    204      AMCC     CVS Harper Center                                           0      0.86             0.00          0.00
    205      SBRC     K-Mart Shopping Center                                      0      0.00             0.00          0.00
                       - Salt Lake City

    206       GCM     6396, 6392, 6372 McLeod Drive                          25,042      1.32             0.00          1.00
    207      SBRC     Broadway Plaza Building                                41,324      1.76             0.00          1.76
    208      SBRC     225 Long Avenue                                        56,520      0.35             0.00          0.36
    209      LBNA     Almond Grand Gurnee                                         0      0.00             0.00          0.00
    210       GCM     Summit/Breckenridge Apartments                            NAP      NAP               NAP           NAP
    211       GCM     Peppertree Apartments                                     NAP      NAP               NAP           NAP
    212       GCM     Hillmount Apartments                                      NAP      NAP               NAP           NAP
    213      AMCC     1500 Renaissance Building                              10,931      0.91             3.16          0.30
    214      AMCC     Etinuum Office Building                                18,461      0.52           17.58 LOC       0.52
    215      AMCC     DHR Office Building                                    21,420      1.12             0.00          0.65
    216       GCM     Oakwood Manor Apartments                                  NAP      NAP               NAP           NAP
    217       GCM     Woodbend Apartments                                       NAP      NAP               NAP           NAP
    218      AMCC     Warminster Shopping Center                                  0      0.77             0.00          0.00
    219      AMCC     PBR II                                                      0      0.64             0.00          0.00
    220      AMCC     PBR I                                                       0      0.62             0.00          0.00
    221       GCM     U-Stor Chambers Self-Storage                              NAP      NAP               NAP           NAP
    222       GCM     9925-9929 Jefferson Boulevard                          50,004      0.63             0.00          1.29
    223      AMCC     810-812 Fiero Lane                                          0      1.11             0.00          0.00
    224      AMCC     Lab Corp of America                                    13,392      0.64             2.80          0.50
    225      LBNA     Birchbrook Office Park                                 29,445      1.20             0.00          1.20
    226       GCM     Oro Valley Self Storage                                   NAP      NAP               NAP           NAP
    227      AMCC     Hillcrest Retail/Office Shopping Center                     0      0.68             0.00          0.00
    228      AMCC     Cain Drive Warehouses                                       0      0.47             0.00          0.00
    229      SBRC     Mini-City Self Storage                                    NAP      NAP               NAP           NAP
    230      AMCC     Macy Building                                          14,400      2.44             0.00          0.67
    231       GCM     Senate Place Apartments                                   NAP      NAP               NAP           NAP
    232       GCM     Eastfield Townhouses                                      NAP      NAP               NAP           NAP
    233      LBNA     Kendall Manor Apartments                                  NAP      NAP               NAP           NAP
    234      AMCC     The Culver Building                                         0      1.37             0.00          0.00
    235      AMCC     Harvard Physicians Building                                 0      1.13             0.00          0.00
    236      AMCC     Lyon Street Retail                                          0      0.71             0.00          0.00
    237      AMCC     350 Newton Avenue Apartments                              NAP      NAP               NAP           NAP
    238      AMCC     Solar Gardens                                             NAP      NAP               NAP           NAP
    239      AMCC     Quality Suites Albuquerque                                NAP      NAP               NAP           NAP
    240      AMCC     Springville Corners                                         0      0.35             0.00          0.00
    241      AMCC     224-234 East Broad Street                                   0      1.49             0.00          0.00
    242       GCM     6380 McLeod Drive                                      12,273      0.60             0.00          0.60
    243      AMCC     Black Mountain Point Office Building                        0      1.63             1.89          0.00
    244      AMCC     Waste Management Building                               8,979      0.36             0.00          0.45
    245      AMCC     Silver Lake Plaza                                           0      0.55             0.00          0.00
    246      AMCC     Checkmate Apartments                                      NAP      NAP               NAP           NAP
    247      AMCC     Creekside Center                                       10,360      0.54             5.07          0.70
    248      AMCC     Tolt Towne Center                                           0      0.52             0.00          0.00
    249      AMCC     South Fridley Apartments                                  NAP      NAP               NAP           NAP
    250       GCM     6668 Owens Drive                                            0      0.95             10.70         0.00
    251       GCM     6320 - 6330 McLeod Drive                               11,613      0.74             0.00          0.74
    252       GCM     Rite Aid - Hillside                                     6,665      0.74             0.00          0.41
    253      AMCC     Howard Johnson Lake Havasu                                NAP      NAP               NAP           NAP
    254      LBNA     Wickiup Mobile Home & RV Park                             NAP      NAP               NAP           NAP
    255      AMCC     261 East 300 South                                          0      1.64             0.00          0.00

                                                                                                        RECOM-
                                                                                                        MENDED
                                                                                                        ANNUAL       U/W ANNUAL
            MORTGAGE                                                          TAXES       INSURANCE     REPLACE-      REPLACE-
  CONTROL    LOAN                                                           CURRENTLY     CURRENTLY       MENT          MENT
  NUMBER    SELLER        LOAN / PROPERTY NAME                               ESCROWED      ESCROWED     RESERVES      RESERVES
-----------------------------------------------------------------------------------------------------------------------------------
    256      AMCC     Hyde Park Apartments                                     Yes           Yes          14,658        20,400
    257      AMCC     Hawthorne Business Park                                  Yes           Yes          10,533        12,561
    258       GCM     Nogales Self Storage                                     Yes           Yes           1,595         4,988
    259       GCM     Glendale West Self Storage                               Yes           Yes           1,912         5,765
    260      AMCC     Lovell Building                                          Yes           Yes           4,184         4,810
    261      AMCC     Nationwide Insurance Office Building                     No             No           3,625         4,592
    262      AMCC     Attache Building                                         Yes           Yes           2,075         2,146
    263       GCM     Airport Business Center                                  Yes           Yes               0         3,728
    264      AMCC     Bluebonnet Apartments                                    Yes           Yes          19,020        24,000
    265      AMCC     8th Street Apartments                                    Yes            No           7,998        12,600
    266      LBNA     E. M. Jorgensen Building                                 Yes           Yes           3,575         4,655
    267      AMCC     Ralph's Grocery & Deli                                   Yes           Yes           1,800         3,342
    268      AMCC     Market Square                                            Yes           Yes           1,678         1,875
    269      AMCC     Blockbuster Video-Salt Lake City                         Yes           Yes           1,339         1,496
    270      AMCC     Prudential Wise-McIntire Office Building                 Yes           Yes           1,461         1,633
    271      AMCC     Licton Springs Court Apartments                          Yes           Yes           2,727         4,800
    272      AMCC     Surgicenter of South Bay                                 No             No           1,680         1,878
    273      AMCC     West Fargo Living Center                                 Yes           Yes           2,000         7,200
    274      AMCC     Edgewood Apartments                                      Yes           Yes           4,752         7,200
    275      AMCC     Washington/Shepherd Retail Center                        Yes           Yes             781         3,814
    276      AMCC     Candlewood Apartments                                    Yes           Yes           7,704        12,000
    277      AMCC     Bishop Lifting Products                                  Yes            No           6,090         6,299
    278      AMCC     188 State Street                                         Yes           Yes             940         2,745
    279      AMCC     Woodstone Properties                                     Yes           Yes          11,610        12,976
    280      AMCC     East Gate Manor Apartments                               Yes           Yes           5,369         6,900

                                                                             ESCROWED        RECOM-
                                                                             ESCROWED      REPLACE-     MENDED
                                                                             REPLACE-        MENT       ANNUAL      U/W ANNUAL
                                                                              MENT-        RESERVES    REPLACE-       REPLACE-
            MORTGAGE                                                         RESERVES       CURRENT      MENT           MENT
  CONTROL    LOAN                                                            INITIAL        ANNUAL     RESERVES       RESERVES
  NUMBER    SELLER        LOAN / PROPERTY NAME                                DEPOSIT       DEPOSIT    PSF/UNIT       PSF/UNIT
-----------------------------------------------------------------------------------------------------------------------------------
    256      AMCC     Hyde Park Apartments                                          0         20,400      216           300
    257      AMCC     Hawthorne Business Park                                       0          6,300     0.25          0.30
    258       GCM     Nogales Self Storage                                        831          4,988     0.03          0.10
    259       GCM     Glendale West Self Storage                                  938          5,628     0.03          0.10
    260      AMCC     Lovell Building                                               0              0     0.21          0.24
    261      AMCC     Nationwide Insurance Office Building                          0              0     0.31          0.39
    262      AMCC     Attache Building                                              0              0     0.20          0.21
    263       GCM     Airport Business Center                                       0          3,728     0.00          0.15
    264      AMCC     Bluebonnet Apartments                                         0         20,004      238           300
    265      AMCC     8th Street Apartments                                         0          9,000      222           350
    266      LBNA     E. M. Jorgensen Building                                      0          4,644     0.12          0.15
    267      AMCC     Ralph's Grocery & Deli                                        0              0     0.16          0.30
    268      AMCC     Market Square                                                 0              0     0.13          0.15
    269      AMCC     Blockbuster Video-Salt Lake City                              0              0     0.17          0.19
    270      AMCC     Prudential Wise-McIntire Office Building                      0              0     0.17          0.19
    271      AMCC     Licton Springs Court Apartments                               0          3,200      170           300
    272      AMCC     Surgicenter of South Bay                                      0              0     0.18          0.20
    273      AMCC     West Fargo Living Center                                      0          6,000     83.33          300
    274      AMCC     Edgewood Apartments                                           0          6,000      198           300
    275      AMCC     Washington/Shepherd Retail Center                             0              0     0.04          0.20
    276      AMCC     Candlewood Apartments                                         0          9,000      193           300
    277      AMCC     Bishop Lifting Products                                       0              0     0.13          0.14
    278      AMCC     188 State Street                                              0              0     0.07          0.20
    279      AMCC     Woodstone Properties                                          0         10,000      290           324
    280      AMCC     East Gate Manor Apartments                                    0          6,900      233           300

                                                                           ESCROWED       REPLACE-
                                                                            REPLACE-        MENT
                                                                              MENT        RESERVES
                                                                           RESERVES        CURRENT               ESCROWED TI/LC
            MORTGAGE                                                        INITIAL        ANNUAL   U/W ANNUAL      RESERVES
  CONTROL    LOAN                                                           DEPOSIT       DEPOSIT     TI/LC         INITIAL
  NUMBER    SELLER        LOAN / PROPERTY NAME                             PSF/UNIT       PSF/UNIT   RESERVES       DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
    256      AMCC     Hyde Park Apartments                                    0.00           300           NAP             NAP
    257      AMCC     Hawthorne Business Park                                 0.00          0.15        21,712               0
    258       GCM     Nogales Self Storage                                    0.02          0.10           NAP             NAP
    259       GCM     Glendale West Self Storage                              0.02          0.10           NAP             NAP
    260      AMCC     Lovell Building                                         0.00          0.00        29,366          30,000
    261      AMCC     Nationwide Insurance Office Building                    0.00          0.00        15,617               0
    262      AMCC     Attache Building                                        0.00          0.00        19,582               0
    263       GCM     Airport Business Center                                 0.00          0.15        19,077          26,439
    264      AMCC     Bluebonnet Apartments                                   0.00           250           NAP             NAP
    265      AMCC     8th Street Apartments                                   0.00           250           NAP             NAP
    266      LBNA     E. M. Jorgensen Building                                0.00          0.15         7,935               0
    267      AMCC     Ralph's Grocery & Deli                                  0.00          0.00         8,158               0
    268      AMCC     Market Square                                           0.00          0.00        10,315               0
    269      AMCC     Blockbuster Video-Salt Lake City                        0.00          0.00         5,458               0
    270      AMCC     Prudential Wise-McIntire Office Building                0.00          0.00        10,156               0
    271      AMCC     Licton Springs Court Apartments                         0.00           200           NAP             NAP
    272      AMCC     Surgicenter of South Bay                                0.00          0.00        27,612               0
    273      AMCC     West Fargo Living Center                                0.00           250           NAP             NAP
    274      AMCC     Edgewood Apartments                                     0.00           250           NAP             NAP
    275      AMCC     Washington/Shepherd Retail Center                       0.00          0.00        13,183               0
    276      AMCC     Candlewood Apartments                                   0.00           225           NAP             NAP
    277      AMCC     Bishop Lifting Products                                 0.00          0.00         7,054               0
    278      AMCC     188 State Street                                        0.00          0.00        14,371               0
    279      AMCC     Woodstone Properties                                    0.00           250           NAP             NAP
    280      AMCC     East Gate Manor Apartments                              0.00           300           NAP             NAP

                                                                                                                       ESCROWED
                                                                            ESCROWED                     ESCROWED       TI/LC
                                                                             TI/LC                        TI/LC        RESERVES
                                                                            RESERVES     U/W ANNUAL      RESERVES       CURRENT
            MORTGAGE                                                        CURRENT        TI/LC         INITIAL        ANNUAL
  CONTROL    LOAN                                                           ANNUAL        RESERVES       DEPOSIT        DEPOSIT
  NUMBER    SELLER        LOAN / PROPERTY NAME                              DEPOSIT       PSF/UNIT       PSF/UNIT      PSF/UNIT
---------------------------------------------------------------------------------------------------------------------------------
    256      AMCC     Hyde Park Apartments                                       NAP      NAP               NAP           NAP
    257      AMCC     Hawthorne Business Park                                 20,958      0.52             0.00          0.50
    258       GCM     Nogales Self Storage                                       NAP      NAP               NAP           NAP
    259       GCM     Glendale West Self Storage                                 NAP      NAP               NAP           NAP
    260      AMCC     Lovell Building                                              0      1.44             1.47          0.00
    261      AMCC     Nationwide Insurance Office Building                         0      1.34             0.00          0.00
    262      AMCC     Attache Building                                             0      1.90             0.00          0.00
    263       GCM     Airport Business Center                                 19,077      0.78             1.07          0.78
    264      AMCC     Bluebonnet Apartments                                      NAP      NAP               NAP           NAP
    265      AMCC     8th Street Apartments                                      NAP      NAP               NAP           NAP
    266      LBNA     E. M. Jorgensen Building                                 7,935      0.26             0.00          0.26
    267      AMCC     Ralph's Grocery & Deli                                       0      0.74             0.00          0.00
    268      AMCC     Market Square                                                0      0.82             0.00          0.00
    269      AMCC     Blockbuster Video-Salt Lake City                             0      0.68             0.00          0.00
    270      AMCC     Prudential Wise-McIntire Office Building                     0      1.17             0.00          0.00
    271      AMCC     Licton Springs Court Apartments                            NAP      NAP               NAP           NAP
    272      AMCC     Surgicenter of South Bay                                     0      2.96             0.00          0.00
    273      AMCC     West Fargo Living Center                                   NAP      NAP               NAP           NAP
    274      AMCC     Edgewood Apartments                                        NAP      NAP               NAP           NAP
    275      AMCC     Washington/Shepherd Retail Center                            0      0.69             0.00          0.00
    276      AMCC     Candlewood Apartments                                      NAP      NAP               NAP           NAP
    277      AMCC     Bishop Lifting Products                                      0      0.16             0.00          0.00
    278      AMCC     188 State Street                                             0      1.02             0.00          0.00
    279      AMCC     Woodstone Properties                                       NAP      NAP               NAP           NAP
    280      AMCC     East Gate Manor Apartments                                 NAP      NAP               NAP           NAP

                                    ANNEX B

                   DECREMENT TABLES FOR CLASS A-1, CLASS A-2,
          CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES

                                    ANNEX C

                             FORM OF TRUSTEE REPORT

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
135 S. LaSalle Street Suite 1625                                Prior Payment:
Chicago, IL 60603                                               Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

Administrator:                                                          Analyst:

                       REPORTING PACKAGE TABLE OF CONTENTS

                                                                                Page(s)
                                                                                -------
Issue Id:                    REMIC Certificate Report                                           Closing Date:
ASAP #:                      Bond Interest Reconciliation                                       First Payment Date:
Monthly Data File Name:      Cash Reconciliation Summary                                        Assumed Final Payment Date:
                             15 Month Historical Loan Status Summary
                             15 Month Historical Payoff/Loss Summary
                             Historical Collateral Level Prepayment Report
                             Delinquent Loan Detail
                             Mortgage Loan Characteristics
                             Loan Level Detail
                             Specially Serviced Report
                             Modified Loan Detail
                             Realized Loss Detail
                             Appraisal Reduction Detail

                              CONTACT INFORMATION
================================================================================
                                    Issuer:
                                   Depositor:
                                  Underwriter:
                                Master Servicer:
                               Special Servicer:
                                 Rating Agency:
================================================================================



       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
================================================================================

LaSalle Web Site                              www.lnbabs.com

LaSalle Bulletin Board                        (714) 282-3990
LaSalle "ASAP" Fax Back System                (714) 282-5518
LaSalle Factor Line                           (800) 246-5761
================================================================================

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X


         ORIGINAL         OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE         CLOSING    INTEREST    INTEREST     PASS-THROUGH
CLASS   FACE VALUE(1)     BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION       BALANCE     PAYMENT    ADJUSTMENT      RATE(2)
CUSIP    Per 1,000       Per 1,000   Per 1,000     Per 1,000      Per 1,000       Per 1,000   Per 1,000   Per 1,000    Next Rate(3)
===================================================================================================================================





           0.00            0.00        0.00         0.00            0.00          0.00        0.00        0.00
===================================================================================================================================
                                                               TOTAL P&I PAYMENT              0.00
===================================================================================================================================

Notes:  (1)  N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3)  Estimated

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                          BOND INTEREST RECONCILIATION


                                                         Deductions                                   Additions
                                        ----------------------------------------------   -------------------------------------
                            Accrued                   Add.       Deferred &                Prior       Prepay-      Other
             Accrual      Certificate   Allocable    Trust       Accretion    Interest   Int. Short-    ment       Interest
          -------------
Class     Method   Days    Interest       PPIS      Expense(1)    Interest     Losses     falls Due    Penalties   Proceeds(2)
==============================================================================================================================




============================================================================================================================
                          0.00          0.00        0.00        0.00         0.00       0.00         0.00        0.00
============================================================================================================================

                            Remaining
Distributable   Interest   Outstanding      Credit Support
 Certificate    Payment     Interest     ---------------------
  Interest       Amount     Shortfalls   Original   Current(3)
==============================================================




==============================================================
0.00            0.00       0.00
==============================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                           CASH RECONCILIATION SUMMARY


       INTEREST SUMMARY
================================

Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
--------------------------------
Interest Due Trust
--------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
--------------------------------
Remittance Interest
--------------------------------

    SERVICING FEE SUMMARY
===============================

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
-------------------------------
Total Servicing Fees Paid
-------------------------------

         PPIS SUMMARY
================================

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------
PPIS Reducing Scheduled Interest
--------------------------------
PPIS Reducing Servicing Fee
--------------------------------
PPIS Due Certificate
--------------------------------


       PRINCIPAL SUMMARY
==================================

SCHEDULED PRINCIPAL:
----------------------------------
Current Scheduled Principal
Advanced Scheduled Principal
----------------------------------
Scheduled Principal Distribution
----------------------------------
UNSCHEDULED PRINCIPAL:
----------------------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
----------------------------------
Unscheduled Principal Distribution
----------------------------------
Remittance Principal
----------------------------------

----------------------------------
Servicer Wire Amount
----------------------------------

                   POOL BALANCE SUMMARY
============================================================

                                         Balance       Count
============================================================
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
============================================================

                                                  ADVANCES
----------------------------------------------------------------------------------------------------------
    PRIOR OUTSTANDING             CURRENT PERIOD                RECOVERED            ENDING OUTSTANDING
Principal        Interest     Principal      Interest       Principal Interest     Principal      Interest
==========================================================================================================



----------------------------------------------------------------------------------------------------------

11/29/20 - 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

           ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                                  Delinquency Aging Categories
                 ------------------------------------------------------------------------------------------------------
Distribution     Delinq 1 Month      Delinq 2 Months     Delinq 3+ Months          Foreclosure                REO
                 ------------------------------------------------------------------------------------------------------
    Date         #       Balance     #       Balance     #        Balance        #       Balance        #       Balance
============     ======================================================================================================




============     ======================================================================================================

                  Special Event Categories (1)
---------------------------------------------------------------
 Modifications     Specially Serviced           Bankruptcy
---------------------------------------------------------------
#      Balance     #          Balance        #         Balance
===============================================================



===============================================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

           ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

Distribution   Ending Pool (1)     Payoffs (2)        Penalties      Appraisal Reduct.(2)    Liquidations (2)   Realized Losses (2)
               ---------------------------------------------------------------------------------------------------------------------
   Date        #       Balance    #      Balance    #      Amount    #        Balance         #       Balance     #         Amount
============   =====================================================================================================================



============   =====================================================================================================================


Remaining Term      Curr Weighted Avg.
--------------------------------------
Life     Amort.     Coupon      Remit
======================================



======================================

(1)  Percentage based on pool as of cutoff.
(2)  Percentage based on pool as of beginning of period.

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure    Distribution   Initial             Payoff       Penalty      Prepayment    Maturity       Property

Control  #       Date        Balance     Code    Amount        Amount         Date         Date           Type              State
==========================   ========================================      ======================       =========================





==========================   ========================================      ======================       =========================
                             CUMULATIVE               0             0
                                                 ====================

            Remaining Term           Note
            ---------------
DSCR        Life     Amort.          Rate
=========================================




=========================================

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                             DELINQUENT LOAN DETAIL

                 Paid                 Outstanding   Out. Property                        Special
Disclosure Doc   Thru   Current P&I       P&I         Protection       Advance          Servicer      Foreclosure   Bankruptcy  REO
  Control #      Date     Advance      Advances**      Advances     Description (1)   Transfer Date      Date          Date     Date
====================================================================================================================================





====================================================================================================================================

A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq

1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months

3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment

================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

11/29/2000 - 7:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                          MORTGAGE LOAN CHARACTERISTICS



                        DISTRIBUTION OF PRINCIPAL BALANCES

=====================================================================================
Current Scheduled      # of         Scheduled       % of          Weighted Average
                                                              -----------------------
     Balances          Loans         Balance       Balance    Term    Coupon     DSCR
=====================================================================================





=====================================================================================
                         0              0           0.00%
=====================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance



                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

==================================================================================
Fully Amortizing     # of         Scheduled     % of           Weighted Average
                                                            ----------------------
Mortgage Loans       Loans         Balance     Balance      Term    Coupon    DSCR
==================================================================================





==================================================================================
                      0               0         0.00%
==================================================================================

                                        Minimum Remaining Term
                                        Maximum Remaining Term



                    DISTRIBUTION OF MORTGAGE INTEREST RATES

==========================================================================================
Current Mortgage           # of      Scheduled      % of             Weighted Average
                                                                 -------------------------
 Interest Rate             Loans     Balance       Balance       Term     Coupon      DSCR
==========================================================================================




==========================================================================================
                            0           0           0.00%
==========================================================================================

Minimum Mortgage Interest Rate           10.0000%
Maximum Mortgage Interest Rate           10.0000%



                    DISTRIBUTION OF REMAINING TERM (BALLOON)

==========================================================================================================
          Balloon                       # of      Scheduled      % of                Weighted Average
                                                                                --------------------------
       Mortgage Loans                   Loans     Balance       Balance         Term      Coupon      DSCR
==========================================================================================================
  0         to            60
 61         to           120
121         to           180
181         to           240
241         to           360
==========================================================================================================
                                         0           0           0.00%
==========================================================================================================

Minimum Remaining Term          0
Maximum Remaining Term          0

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A                                           Payment Date:
                                                           Prior Payment:
                                                           Next Payment:
                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)


Debt Service     # of           Scheduled     % of
Coverage Ratio   Loans          Balance       Balance     WAMM     WAC     DSCR
================================================================================












================================================================================
                 0                 0          0.00%
================================================================================

Maximum    DSCR

Minimum    DSCR


                          DISTRIBUTION OF DSCR (CUTOFF)

Debt Service      # of          Scheduled     % of
Coverage Ratio    Loans         Balance       Balance       WAMM    WAC     DSCR
================================================================================








================================================================================
                   0                0         0.00%
================================================================================

Maximum    DSCR                         0.90

Minimum    DSCR                         0.90



                             GEOGRAPHIC DISTRIBUTION

               # of          Scheduled   % of
State          Loans         Balance     Balance       WAMM     WAC     DSCR
===============================================================================



















===============================================================================
                 0                            0.00%
===============================================================================

11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                          MORTGAGE LOAN CHARACTERISTICS




                        DISTRIBUTION OF PROPERTY TYPES

                   # of          Scheduled     % of
Property Types     Loans         Balance       Balance      WAMM    WAC     DSCR
===============================================================================
















===============================================================================
                   0                       0  0.00%
===============================================================================

                    DISTRIBUTION OF AMORTIZATION TYPE


Current Scheduled        # of        Scheduled     % of
     Balances            Loans        Balance      Balance  WAMM     WAC    DSCR
===============================================================================









                    DISTRIBUTION OF LOAN SEASONING

                    # of         Scheduled    % of
Number of Years     Loans        Balance      Balance WAMM    WAC      DSCR
===============================================================================
















===============================================================================
                    0                      0  0.00%
===============================================================================




                  DISTRIBUTION OF YEAR LOANS MATURING

                  # of           Scheduled    % of
Year              Loans          Balance      Balance    WAMM     WAC      DSCR
===============================================================================
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009 & Longer
===============================================================================
                    0                      0  0.00%
===============================================================================

11/29/2000-07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X



                                LOAN LEVEL DETAIL

                                             Operating              Ending
Disclosure       Property                    Statement  Maturity  Principal
Control #   Grp   Type     State  DSCR  NOI    Date       Date     Balance
============================================================================















============================================================================
                           W/Avg   0.00  0                            0
============================================================================

                          Spec.         Loan
  Note  Scheduled  Mod.   Serv  ASER    Status        Prepayment
  Rate    P&I      Flag   Flag  Flag    Code(1)   Amount    Penalty      Date
==============================================================================















==============================================================================
           0                                     0       0
==============================================================================


* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:


     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month

     B. P&I Adv - < one month delinq         2. P&I Adv - delinquent 2 months



     3. P&I Adv - delinquent 3+ months       5. Prepaid in Full

     4. Mat. Balloon/Assumed P&I             6. Specially Serviced



     7. Foreclosure                          9. REO

     8. Bankruptcy
                                            10. DPO


    11. Modification

11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X






                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL


                               Balance                             Remaining Term
Disclosure    Transfer   ------------------    Note    Maturity   -----------------   Property                                 NOI
Control #       Date     Scheduled   Actual    Rate     Date      Life       Amort.     Type     State   NOI       DSCR        Date
===================================================================================================================================




















11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X







          SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

Disclosure       Resolution                      Comments
Control #        Strategy
================================================================================















11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                              MODIFIED LOAN DETAIL

Disclosure       Modification         Modification                                 Modification
Control #        Date                 Code                                         Description
====================================================================================================================================







====================================================================================================================================

11/29/2000-07:40(MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                              REALIZED LOSS DETAIL

                                                                   Beginning
Distribution         Disclosure      Appraisal      Appraisal      Scheduled
Period               Control #       Date           Value          Balance
===============================================================================

-------------------------------------------------------------------------------







-------------------------------------------------------------------------------
CURRENT TOTAL                                                      0.00
CUMULATIVE                                                         0.00
===============================================================================

                                             Gross Proceeds      Aggregate         Net         Net Proceeds
                               Gross           as a % of       Liquidation      Liquidation      as a % of       Realized
                              Proceeds       Sched Principal     Expenses *      Proceeds      Sched. Balance      Loss
=========================================================================================================================












-------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                      0.00                                  0.00          0.00                          0.00
CUMULATIVE                         0.00                                  0.00          0.00                          0.00
=========================================================================================================================


         *Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.




11/29/2000-07:40(MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                           APPRAISAL REDUCTION DETAIL


Disclosure        Appraisal     Scheduled       Reduction       Note       Maturity
Control #         Red. Date     Balance         Amount          Rate       Date
===================================================================================
















     Remaining Term         Property                          Appraisal
   Life         Amort.        Type       State    DSCR      Value    Date
===================================================================================

















11/29/2000-07:40(MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                                    ANNEX D

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Classes A-1, A-2, B, C, D and E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the U.S. and, solely in the case of the Class A-1 and A-2 certificates, European domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

A. INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

B. SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.   Secondary market trading between DTC
participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants.   Secondary
market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser.   When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser.   Due to
time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 ("United States person") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. Before January 1, 2001, a holder that is not a United States person may be subject to 30% withholding unless:

     - the Trustee or the U.S. withholding agent receives a statement--

        1. from the holder on Internal Revenue Service ("IRS") Form W-8 (or any successor or substitute form) that--

            (a) is signed by the certificateholder under penalty of perjury,

            (b) certifies that such owner is not a United States person, and

            (c) provides the name and address of the certificateholder, or

        2. from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business that--

            (a) is signed under penalties of perjury by an authorized
                representative of the financial institution,

            (b) states that the financial institution has received an IRS Form
                W-8 (or any successor or substitute form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8 (or any successor or substitute form),

            (c) provides the name and address of the certificateholder, and

            (d) attaches the IRS Form W-8 (or any successor or substitute form)
                provided by the certificateholder;

     - the holder provides a properly executed IRS Form 1001 (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

     - the holder provides a properly executed IRS Form 4224 (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

     - interest is paid or collected on behalf of the holder at an address inside the United States and the holder is a U.S. person, that is exempt from withholding and complies with the appropriate certification requirements, if any; or

     - interest is paid at an address inside the United States and backup withholding is required.

     A holder holding book-entry certificates through Clearstream or Euroclear, or in the case of an IRS Form 1001 or an IRS Form 4224, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Existing forms and statements will remain valid only for the following periods:

     1. a withholding agent holding an existing form or statement that is valid on or after January 1, 1999, may treat that form or statement as valid until the earlier of its expiration or December 31, 2000;

     2. no existing forms or statements will be effective after December 31, 2000; and

     3. existing forms and statements that expire in 2000 will not be effective after expiration.

     The Treasury has promulgated new regulations governing withholding that are generally effective for payments after December 31, 2000. The new regulations affect the documentation required from certificateholders that are not United States persons. The new regulations replace a number of current tax certification forms (including IRS Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on those forms, although certain of the new forms may remain valid indefinitely if the certificateholder provides a United States taxpayer identification number and the information on the form does not change.

     Holders that are not United States persons will be required to provide updated documentation valid under the new regulations (i.e., an IRS Form W-8BEN or Form W-8ECI) to the Trustee or the U.S. withholding agent prior to December 31, 2000 to maintain such withholding exemption. Alternatively, holders that are not United States persons may establish such exemption from withholding at the time of purchase by providing the Trustee or the U.S. withholding agent with documentation valid under the new regulations that will remain valid after December 31, 2000 (i.e., an IRS Form W-8BEN or Form W-8ECI). Prospective investors are urged to consult their tax advisors with respect to the effect of the new regulations.

     In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

     1. provides a properly executed IRS Form W-8 (or any successor or substitute form, subject to the same updating requirements before December 31, 2000 listed above in the discussion regarding 30% withholding) if that person is a not a United States person;

     2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "U.S. persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

                                   PROSPECTUS

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                 THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Salomon Brothers Mortgage Securities VII, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------
      THE OFFERED CERTIFICATES:                     THE TRUST ASSETS:
 The offered certificates will be         The assets of each of our trusts will
 issuable in series. Each series of       include--
 offered certificates will--
                                           -    mortgage loans secured by first
   -    have its own series                     and junior liens on, or security
        designation,                            interests in, various interests
                                                in commercial and multifamily
   -    consist of one or more classes          real properties,
        with various payment
        characteristics,                   -    mortgage-backed securities that
                                                directly or indirectly
   -    evidence beneficial ownership           evidence interests in, or are
        interests in a trust                    directly or indirectly secured
        established by us, and                  by, those types of mortgage
                                                loans, or
   -    be payable solely out of the
        related trust assets.              -    some combination of those types
                                                of mortgage loans and mortgage
 No governmental agency or                      -backed securities.
 instrumentality will insure or
 guarantee payment on the offered         Trust assets may also include letters
 certificates. Neither we nor any of      of credit, surety bonds, insurance
 our affiliates are responsible for       policies, guarantees, credit
 making payments on the offered           derivatives, reserve funds, guaranteed
 certificates if collections on the       investment contracts, interest rate
 related trust assets are                 exchange agreements, interest rate cap
 insufficient.                            or floor agreements, currency exchange
                                          agreements, or other similar
                                          instruments and agreements.

 ------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 1, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Important Notice About the Information Presented in This
   Prospectus...............................................    3
Available Information; Incorporation by Reference...........    3
Summary of Prospectus.......................................    4
Risk Factors................................................   15
Capitalized Terms Used in this Prospectus...................   38
Description of the Trust Assets.............................   38
Yield and Maturity Considerations...........................   67
Salomon Brothers Mortgage Securities VII, Inc. .............   74
Description of the Certificates.............................   74
Description of the Governing Documents......................   86
Description of Credit Support...............................   96
Legal Aspects of Mortgage Loans.............................   99
Federal Income Tax Consequences.............................  114
State and Other Tax Consequences............................  167
ERISA Considerations........................................  167
Legal Investment............................................  172
Use of Proceeds.............................................  174
Method of Distribution......................................  174
Legal Matters...............................................  176
Financial Information.......................................  176
Rating......................................................  176
Glossary....................................................  178

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, attention: Secretary, or by telephone at 212-816-6000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Salomon Brothers Mortgage Securities VII, Inc.
                                 is a Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Salomon Smith Barney
                                 Holdings Inc. and an affiliate of Salomon Smith
                                 Barney Inc. See "Salomon Brothers Mortgage
                                 Securities VII, Inc."

THE SECURITIES BEING
    OFFERED...................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 - the issuance of each series of offered
                                   certificates,

                                 - the creation of and transfer of assets to the
                                   related trust, and

                                 - the servicing and administration of those
                                   assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 - a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in any material respect, and

                                 - a special servicer that will generally be
                                   responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS............   The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 - rental or cooperatively-owned buildings with
                                   multiple dwelling units;

                                 - retail properties related to the sale of
                                   consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 - office buildings;

                                 - hospitality properties;

                                 - casino properties;

                                 - health care-related facilities;

                                 - industrial facilities;

                                 - warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                 - restaurants, taverns and other establishments
                                   involved in the food and beverage industry;

                                 - manufactured housing communities, mobile home
                                   parks and recreational vehicle parks;

                                 - recreational and resort properties;

                                 - arenas and stadiums;

                                 - churches and other religious facilities;

                                 - parking lots and garages;

                                 - mixed use properties;

                                 - other income-producing properties; and

                                 - unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 - may provide for no accrual of interest;

                                 - may provide for level payments to stated
                                   maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively,
                                   may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 - may permit the negative amortization or
                                   deferral of accrued interest;

                                 - may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real
                                   property collateral in connection with that defeasance;

                                 - may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each
                                   having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 - the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                 - we would be free to publicly resell the
                                   security without registration.

                                 See "Description of the Trust Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE
   ASSETS.....................   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 - cash that would be applied to pay down the
                                   principal balances of certificates of that series; and/or

                                 - other mortgage loans or mortgage-backed
                                   securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES...............   An offered certificate may entitle the holder
                                 to receive:

                                 - a stated principal amount;

                                 - interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the
                                   interest, principal or other amounts received on the related mortgage assets;

                                 - payments of principal, with disproportionate,
                                   nominal or no payments of interest;

                                 - payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                 - payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 - payments of principal to be made, from time
                                   to time or for designated periods, at a rate that is--

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,
                                   than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                 - payments of all or part of the prepayment or
                                   repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
   REINVESTMENT, INTEREST RATE
   AND CURRENCY RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES...............   Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 - guaranteed investment contracts in accordance
                                   with which moneys held in the funds and
                                   accounts established with respect to those offered certificates will be invested at a specified rate;

                                 - interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 - currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 - delinquent scheduled payments of principal
                                   and/or interest, other than balloon payments,

                                 - property protection expenses,

                                 - other servicing expenses, or

                                 - any other items specified in the related
                                   prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of the trust, or

                                 - that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

FEDERAL INCOME TAX
   CONSEQUENCES...............   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 - regular interests or residual interests in a
                                   real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - regular interests in a financial asset
                                   securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited.   The rating agencies that
assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses.   The credit support, if
any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits may be Given to Some Classes and Series to the
Detriment of Others.   If a form of credit support covers multiple classes or
series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates.   Each of the mortgage loans underlying the offered
certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

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     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May
Be Highly Unpredictable.   Payments of principal and/or interest on your offered
certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the

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underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly
Unpredictable.   If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of those Delinquencies and Defaults, and the Severity of those
Losses, are Highly Unpredictable.   The rate and timing of delinquencies and
defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the

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default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments.   Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     - the fair market value and condition of the underlying real property;

     - the level of interest rates;

     - the borrower's equity in the underlying real property;

     - the borrower's financial condition;

     - the operating history of the underlying real property;

     - changes in zoning and tax laws;

     - changes in competition in the relevant area;

     - changes in rental rates in the relevant area;

     - changes in governmental regulation and fiscal policy;

     - prevailing general and regional economic conditions;

     - the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

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     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will be
Nonrecourse.   You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties.   The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     - the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

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

     - the characteristics of the neighborhood where the property is located;

     - the proximity and attractiveness of competing properties;

     - the existence and construction of competing properties;

     - the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     - demographic factors;

     - customer tastes and preferences;

     - retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     - an increase in vacancy rates;

     - a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     - the length of tenant leases;

     - the creditworthiness of tenants;

     - the rental rates at which leases are renewed or replaced;

     - the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues;
       and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

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Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants.   Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property;
       and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     - an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     - a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     - the business operated by the tenants;

     - the creditworthiness of the tenants; and

     - the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral.   In those cases where an income-producing property is
leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its

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

lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance.   The bankruptcy
or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income
Is Not.   Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     - changes in interest rates;

     - the availability of refinancing sources;

     - changes in governmental regulations, licensing or fiscal policy;

     - changes in zoning or tax laws; and

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

     - potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value.   The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     - responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     - operating the property and providing building services;

     - managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     - maintain or improve occupancy rates, business and cash flow,

     - reduce operating and repair costs, and

     - preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive.   The owner may be
required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-
Producing Property.   Some income-producing properties are located in highly
competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     - rental rates;

     - location;

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

     - type of business or services and amenities offered; and

     - nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     - offers lower rents;

     - has lower operating costs;

     - offers a more favorable location; or

     - offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks.   The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

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

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     - the operation of all of the related real properties, and

     - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

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GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     - changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

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

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     - reduce monthly payments due under a mortgage loan;

     - change the rate of interest due on a mortgage loan; or

     - otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

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TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

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     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     - tenants at the property, such as gasoline stations or dry cleaners, or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower, or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

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     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint, and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements.   It may be possible to challenge
cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     - the bankrupt party--

         1. was insolvent at the time of granting the lien,

         2. was rendered insolvent by the granting of the lien,

         3. was left with inadequate capital, or

         4. was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges.   Under the laws of a number of
states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

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     Due-on-Sale and Debt Acceleration Clauses.   Some or all of the mortgage
loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     - the related real property, or

     - a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     - the default is deemed to be immaterial,

     - the exercise of those remedies would be inequitable or unjust, or

     - the circumstances would render the acceleration unconscionable.

     Assignments of Leases.   Some or all of the mortgage loans included in one
of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance.   A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount

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to be delivered may be insufficient to purchase the requisite amount of United
States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     - war,

     - revolution,

     - governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides and mudflows,

     - wet or dry rot,

     - vermin, and

     - domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security

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interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     - breach of contract involving a tenant, a supplier or other party;

     - negligence resulting in a personal injury, or

     - responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received.   If you own a
certificate that is a residual interest in a real estate mortgage investment conduit for federal income

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

tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the
Internal Revenue Code of 1986.   A portion of the taxable income from a REMIC
residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     - generally will not be reduced by losses from other activities,

     - for a tax-exempt holder, will be treated as unrelated business taxable income, and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     Some Entities Should Not Invest in REMIC Residual Certificates.   The fees
and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     - individuals,

     - estates,

     - trusts beneficially owned by any individual or estate, and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

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PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

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                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     - various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General.   Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     - rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

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     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     - office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     - casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     - industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     - arenas and stadiums;

     - churches and other religious facilities

     - parking lots and garages;

     - mixed use properties;

     - other income-producing properties; and

     - unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period,

     - an estate for years, which consists of ownership of the property for a specified period of years,

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     - shares in a cooperative corporation which owns the property, or

     - any other real estate interest under applicable local law.

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Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure,

     - second, to the payment of real estate taxes, and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     - the period of the delinquency,

     - any forbearance arrangement then in effect,

     - the condition of the related real property, and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates.   The mortgage

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

loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties.   Factors affecting the value and operation
of a multifamily rental property include:

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     - the types of services offered at the property;

     - the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     - the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     - the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

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     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     - require written leases;

     - require good cause for eviction;

     - require disclosure of fees;

     - prohibit unreasonable rules;

     - prohibit retaliatory evictions;

     - prohibit restrictions on a resident's choice of unit vendors;

     - limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     - fixed percentages,

     - percentages of increases in the consumer price index,

     - increases set or approved by a governmental agency, or

     - increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

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     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project, and

     - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings.   Some multifamily properties are
owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     - mortgage loan payments,

     - real property taxes,

     - maintenance expenses, and

     - other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     - maintenance payments from the tenant/shareholders, and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the

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maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties.   The term "retail property" encompasses a broad range
of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

     - shopping centers,

     - factory outlet centers,

     - malls,

     - automotive sales and service centers,

     - consumer oriented businesses,

     - department stores,

     - grocery stores,

     - convenience stores,

     - specialty shops,

     - gas stations,

     - movie theaters,

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     - fitness centers,

     - bowling alleys,

     - salons, and

     - dry cleaners

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     - to lower rents;

     - to grant a potential tenant a free rent or reduced rent period;

     - to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     - competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     - perceptions regarding the safety of the surrounding area;

     - demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     - traffic patterns and access to major thoroughfares;

     - the visibility of the property;

     - availability of parking;

     - the particular mixture of the goods and services offered at the property;

     - customer tastes, preferences and spending patterns; and

     - the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail

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properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     - an anchor tenant's failure to renew its lease;

     - termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     - a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     - factory outlet centers;

     - discount shopping centers and clubs;

     - catalogue retailers;

     - television shopping networks and programs;

     - internet web sites; and

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     - telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties.   Factors affecting the value and operation of an office
property include:

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     - the quality and philosophy of building management;

     - access to mass transportation; and

     - changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     - rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     - access to public transportation and availability of parking; and

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     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     - the cost and quality of labor;

     - tax incentives; and

     - quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties.   Hospitality properties may involve different
types of hotels and motels, including:

     - full service hotels;

     - resort hotels with many amenities;

     - limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     - other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     - the location of the property and its proximity to major population centers or attractions;

     - the seasonal nature of business at the property;

     - the level of room rates relative to those charged by competitors;

     - quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     - the existence or construction of competing hospitality properties;

     - nature and quality of the services and facilities;

     - financial strength and capabilities of the owner and operator;

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     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     - the continued existence and financial strength of the franchisor;

     - the public perception of the franchise service mark; and

     - the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to

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remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties.   Factors affecting the economic performance of a casino
property include:

     - location, including proximity to or easy access from major population centers;

     - appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     - the existence or construction of competing casinos;

     - dependence on tourism; and

     - local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events, and

     - offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

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     Health Care-Related Properties.   Health-care related properties include

     - hospitals;

     - skilled nursing facilities;

     - nursing homes;

     - congregate care facilities; and

     - in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

     - statutory and regulatory changes;

     - retroactive rate adjustments;

     - administrative rulings;

     - policy interpretations;

     - delays by fiscal intermediaries; and

     - government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     - federal and state licensing requirements;

     - facility inspections;

     - rate setting;

     - reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state

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governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties.   Industrial properties may be adversely affected by
reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     - location of the property, the desirability of which in a particular instance may depend on--

         1. availability of labor services,

         2. proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

         1. ceiling heights,

         2. column spacing,

         3. number and depth of loading bays,

         4. divisibility,

         5. floor loading capacities,

         6. truck turning radius,

         7. overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

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     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities.   Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     - building design;

     - location and visibility;

     - tenant privacy;

     - efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     - services provided at the property, such as security;

     - age and appearance of the improvements; and

     - quality of management.

     Restaurants and Taverns.   Factors affecting the economic viability of
individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     - the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     - changes in demographics, consumer habits and traffic patterns;

     - the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend

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to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     - segment,

     - product,

     - price,

     - value,

     - quality,

     - service,

     - convenience,

     - location, and

     - the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     - lower operating costs,

     - more favorable locations,

     - more effective marketing,

     - more efficient operations, or

     - better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     - actions and omissions of any franchisor, including management practices that--

         1. adversely affect the nature of the business, or

         2. require renovation, refurbishment, expansion or other expenditures;

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     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks.   Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

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     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     - the number of comparable competing properties in the local market;

     - the age, appearance and reputation of the property;

     - the quality of management; and

     - the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     - multifamily rental properties,

     - cooperatively-owned apartment buildings,

     - condominium complexes, and

     - single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

     - fixed percentages,

     - percentages of increases in the consumer price index,

     - increases set or approved by a governmental agency, or

     - increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by

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state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties.   Any mortgage loan underlying a series
of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     - the location and appearance of the property;

     - the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     - geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     - sensitivity to weather and climate changes; and

     - local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums.   The success of an arena or stadium generally depends
on its ability to attract patrons to a variety of events, including:

     - sporting events;

     - musical events;

     - theatrical events;

     - animal shows; and/or

     - circuses.

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     The ability to attract patrons is dependent on, among others, the following factors:

     - the appeal of the particular event;

     - the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities.   Churches and other religious
facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages.   The primary source of income for parking lots
and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     - the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     - the amount of alternative parking spaces in the area;

     - the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land.   The value of unimproved land is largely a function of
its potential use. This may depend on--

     - its location,

     - its size,

     - the surrounding neighborhood, and

     - local zoning laws.

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     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     - the successful operation of the property, and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make--

     - the loan payments on the related mortgage loan,

     - cover operating expenses, and

     - fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     - some health care-related facilities,

     - hotels and motels,

     - recreational vehicle parks, and

     - mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     - warehouses,

     - retail stores,

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     - office buildings, and

     - industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     - increases in energy costs and labor costs;

     - increases in interest rates and real estate tax rates; and

     - changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is

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not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     - a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance."

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     Payment Provisions of the Mortgage Loans.   Each of the mortgage loans
included in one of our trusts will have the following features:

     - an original term to maturity of not more than approximately 40 years; and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     - provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     - permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements.   We will describe in
the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

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     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     - more general information in the related prospectus supplement, and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

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     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended, or

     - will be exempt from the registration requirements of that Act, or

     - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     - the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     - a description of the related credit support, if any;

     - the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in

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that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     - other mortgage loans or mortgage-backed securities that--

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     - conform to the description of mortgage assets in this prospectus, and

     - satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     General.   The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     - the subordination or one or more other classes of certificates of the same series;

     - a letter of credit;

     - a surety bond;

     - an insurance policy;

     - a guarantee;

     - a credit derivative; and/or

     - a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     - interest rate exchange agreements;

     - interest rate cap agreements;

     - interest rate floor agreements;

     - currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

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                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     - the price you paid for your offered certificates,

     - the pass-through rate on your offered certificates,

     - the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     - the dates on which any balloon payments are due; and

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the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust, or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     - the availability of mortgage credit;

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     - the relative economic vitality of the area in which the related real properties are located;

     - the quality of management of the related real properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws; and

     - other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property, or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     - prepayment lock-out periods, and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     - to convert to a fixed rate loan and thereby lock in that rate, or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     - realize its equity in the property,

     - meet cash flow needs or

     - make other investments.

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     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     - the relative importance of those factors

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     - the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     - scheduled amortization or

     - prepayments, including--

         1. voluntary prepayments by borrowers, and

         2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

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     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances, and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.   Some or all of the mortgage
loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     - to refinance the loan, or

     - to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     - the bankruptcy of the borrower, or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

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     Negative Amortization.   The weighted average life of a class of offered
certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

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     Foreclosures and Payment Plans.   The weighted average life of and yield on
your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets.   The yield on your offered
certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization.   If your offered certificates have a
principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     - any other amounts described in the related prospectus supplement.

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     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     We were incorporated in Delaware on January 27, 1987. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     - have the same series designation;

     - were issued under the same governing documents; and

     - represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     - have the same class designation; and

     - have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

         1. faster and, in some cases, substantially faster, or

         2. slower and, in some cases, substantially slower,

      than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for

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clearance and settlement through Clearstream Banking, societe anonyme or the
Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General.   Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     - the periodic payment date for that series, and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest.   In the case of each class of interest-bearing
offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     - a 360-day year consisting of 12 30-day months,

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

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     - the actual number of days elapsed during each relevant period in a normal calendar year, or

     - any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal.   An offered certificate may or may not have a
principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     - payments of principal actually made to the holders of that class, and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

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     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     - any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     - by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments,

     - property protection expenses,

     - other servicing expenses, or

     - any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates, and

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     - the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     - that calendar year, or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender

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of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General.   Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream.   DTC is:

     - a limited-purpose trust company organized under the New York Banking Law,

     - a "banking corporation" within the meaning of the New York Banking Law,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

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     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an

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electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. Under an agreement effective January 1, 2000, the role of the Morgan Guaranty Trust Company of New York will be taken over by a new market-owned Euroclear Bank in early 2001. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

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     Holding and Transferring Book-Entry Certificates.   Purchases of book-entry
certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional

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information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates.   Unless we specify otherwise in the
related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

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     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing

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Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Salomon Brothers Mortgage Securities VII, Inc."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     1. in the case of a mortgage loan--

     2. the address of the related real property,

     3. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

     4. the remaining term to maturity,

     5. the remaining amortization term, and

     6. the outstanding principal balance; and

     7. in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     - the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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     - in the case of a mortgage loan--

         1. the enforceability of the related mortgage note and mortgage,

         2. the existence of title insurance insuring the lien priority of the related mortgage, and

         3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     - ensuring that the related properties are properly insured;

     - attempting to collect delinquent payments;

     - supervising foreclosures;

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     - negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     - maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     - mortgage loans as to which there is a material non-monetary default;

     - mortgage loans as to which the related borrower has--

         1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the

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related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     - make the initial determination of appropriate action,

     - evaluate the success of corrective action,

     - develop additional initiatives,

     - institute foreclosure proceedings and actually foreclose, or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     - performing property inspections and collecting, and

     - evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     - continuing to receive payments on the mortgage loan,

     - making calculations with respect to the mortgage loan, and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular

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mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result

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       in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     - reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

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     - either--

         1. that party is specifically required to bear the expense of the action, or

         2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

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     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

     4. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     5. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     6. to otherwise modify or delete existing provisions of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates, except an amendment covered by clause 4. or 5. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

     - modify the provisions of the Governing Document relating to amendments of that document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

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THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates, and any of its directors, officers, employees and agents, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or

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powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     - the establishment of one or more reserve funds; or

     - any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a

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type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     - the nature and amount of coverage under that credit support;

     - any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     - the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

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LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds

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in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

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GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     - the terms of the mortgage,

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     - the knowledge of the parties to the mortgage, and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property, and

     - a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     - the trustor, who is the equivalent of a mortgagor,

     - the trustee to whom the real property is conveyed, and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

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     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     - the express provisions of the related instrument,

     - the law of the state in which the real property is located,

     - various federal laws, and

     - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     - without a hearing or the lender's consent, or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in

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either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General.   Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State.   The two primary methods
of foreclosing a mortgage are--

     - judicial foreclosure, involving court proceedings, and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure.   A judicial foreclosure proceeding is conducted in a
court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property, and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure

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and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions.   United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

         1. a failure to adequately maintain the mortgaged property, or

         2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     - upheld the reasonableness of the notice provisions, or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale.   In states permitting nonjudicial
foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

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     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     - record a notice of default and notice of sale, and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.   A third party may be unwilling to purchase a mortgaged
property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to

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keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.   The purposes of a foreclosure action are--

     - to enable the lender to realize upon its security, and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.   Some or all of the mortgage loans underlying
a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be

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precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations.   Some or all of the mortgage loans underlying a
series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares.   Some or all of the mortgage loans underlying a series
of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will

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be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     - extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is

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designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     - past due rent,

     - accelerated rent,

     - damages, or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     - assume the lease and either retain it or assign it to a third party, or

     - reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General.   A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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     Superlien Laws.   Under the laws of many states, contamination on a
property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA.   The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.   Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials, and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.   The cost of remediating hazardous substance
contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     - first, to the payment of court costs and fees in connection with the foreclosure;

     - second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the

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       principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its

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capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

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     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     - banks,

     - insurance companies, and

     - foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered, and

     - is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     - REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

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     - FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     - grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General.   With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     - those offered certificates will represent--

         1. regular interests in the REMIC, or

         2. residual interests in the REMIC.

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     Any and all offered certificates representing interests in a REMIC will be either--

     - REMIC regular certificates, representing regular interests in the REMIC, or

     - REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates.   Unless we state
otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, offered certificates that are REMIC regular certificates will be:

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

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     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     - collections on mortgage loans held pending payment on the related offered certificates, and

     - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures.   For some series of REMIC certificates, the
related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made

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will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General.   Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount.   Some REMIC regular certificates may be issued
with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related

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prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     - a single fixed rate,

     - a "qualified floating rate,"

     - an "objective rate,"

     - a combination of a single fixed rate and one or more "qualified floating rates,"

     - a combination of a single fixed rate and one "qualified inverse floating rate," or

     - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for

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under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     - a fraction--

         1. the numerator of which is the amount of the payment, and

         2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     - the total amount of the de minimis original issue discount, and

     - a fraction--

         1. the numerator of which is the amount of the principal payment, and

         2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See

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"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     - the sum of--

         1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

         2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     - the issue price of the certificate, increased by

     - the total amount of original issue discount previously accrued on the certificate, reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

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     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     - the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

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     Market Discount.   You will be considered to have purchased a REMIC regular
certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included

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in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     - on the basis of a constant yield method,

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium.   A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its

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remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     - the purchase price paid for your offered certificate, and

     - the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses.   Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     - the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable

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income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General.   Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/ 90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

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     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     - unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     - excess inclusions,

     - residual interests without significant value, and

     - noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--'Residual Interests' in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

     Taxable Income of the REMIC.   The taxable income of a REMIC will equal:

     - the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

         1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

         2. amortization of any premium on the mortgage loans held by the REMIC,

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         3. bad debt losses with respect to the mortgage loans held by the
            REMIC, and

         4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue

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Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Payments.   The adjusted basis of a REMIC
residual certificate will be equal to:

     - the amount paid for that REMIC residual certificate,

     - increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     - decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds

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the holder's adjusted basis, it will be treated as gain from the sale of that
REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     - through payments,

     - through the deduction of any net losses of the REMIC, or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions.   Any excess inclusions with respect to a REMIC residual
certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     - the daily portions of REMIC taxable income allocable to that certificate, over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     - the issue price of the certificate, increased by

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     - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the

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meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     - regulated investment companies,

     - common trusts, and

     - some cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates.   Under the Treasury regulations,
transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     - from the prospective transferee, providing representations as to its financial condition, and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present

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value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     - the present value of any consideration given to the transferee to acquire the interest,

     - the present value of the expected future distributions on the interest, and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules.   Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

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     Transfers of REMIC Residual Certificates to Investors That are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

     - the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     - the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     - If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Pass-Through of Miscellaneous Itemized Deductions.   Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

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     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over the specified amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     - an individual,

     - an estate or trust, or

     - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates.   If a REMIC certificate is sold, the selling
certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     - the cost of the certificate to that certificateholder, increased by

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

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder and by that amortized premium.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

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     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     - reacquires that same REMIC residual certificate,

     - acquires any other residual interest in a REMIC, or

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     - acquires any similar interest in a taxable mortgage pool, as defined in
       Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes.   The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     - the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or other permitted investments,

     - the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related

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trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     - the person has sufficient assets to do so, and

     - the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations.   If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     - events that have occurred up to the time of the transfer,

     - the prepayment assumption, and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record

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holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     - the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     - the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     - the residual interests in the entity are not held by Disqualified Organizations, and

     - the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     The Clinton Administration recently proposed in its budget amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

     Termination.   A REMIC will terminate immediately after the payment date
following receipt by the REMIC of the final payment with respect to the related

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mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters.   Solely for purposes of the
administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     - income,

     - deductions

     - gains,

     - losses, and

     - classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent

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or made readily available through electronic means to individual holders of
REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     - corporations,

     - trusts,

     - securities dealers, and

     - various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     - 30 days after the end of the quarter for which the information was requested, or

     - two weeks after the receipt of the request.

     The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

     - income,

     - excess inclusions,

     - investment expenses, and

     - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates.   Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be

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subject to the backup withholding tax under Section 3406 of the Internal Revenue
Code at a rate of 31% if recipients of these payments:

     - fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     - otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates.   Unless we otherwise disclose in
the related prospectus supplement, a holder of a REMIC regular certificate that is--

     - a foreign person, and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

     On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified by Treasury Decision 8856, will generally be effective for investments made after December 31, 2000, subject to applicable transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     - owns 10% or more of one or more underlying mortgagors, or

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     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     - foreign persons, or

     - United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

FASITs

     General.   An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     - the making of an appropriate election, and

     - compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     - the relevant assets will qualify as a FASIT,

     - those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     - one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They

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nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates.   FASIT
regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General.   In order to qualify as a FASIT, the trust for a series of
offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     - cash or cash equivalents,

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     - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     - hedges and contracts to acquire hedges,

     - foreclosure property, and

     - regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets.   The proposed regulations enumerate the types of debt
that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     - REMIC regular interests,

     - regular interests of other FASITs,

     - inflation indexed debt instruments,

     - credit card receivables, and

     - some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     - debt of the owner of the FASIT ownership interest,

     - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     - debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

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Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     - fluctuations in market interest rates;

     - fluctuations in currency exchange rates;

     - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

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     Permitted Interests.   In addition to the foregoing, interests in a FASIT
also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     - a single class of ownership interest, or

     - one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     - the absence of defaults or delinquencies on permitted assets,

     - lower than reasonably expected returns on permitted assets,

     - unanticipated expenses incurred by the FASIT, or

     - prepayment interest shortfalls.

     Cessation of FASIT.   If an entity fails to comply with one or more of the
ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as

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equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates.   The FASIT regular certificates
generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     - interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT

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regular certificates, except that the treatment of a portion of the gain on a
REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements.   The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     - issues a debt or equity interest that is--

         1. supported by that FASIT regular interest, and

         2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes.   Income or gain from prohibited
transactions by a FASIT are taxable to the holder of the ownership interest in that

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FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     - the receipt of income from other than permitted assets;

     - the receipt of compensation for services;

     - the receipt of any income derived from a loan originated by the FASIT; or

     - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

         1. foreclosure, default, or imminent default of a qualified mortgage,

         2. bankruptcy or insolvency of the FASIT,

         3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

         4. the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

     - if the FASIT acquires the loan more than one year after the loan was issued,

     - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly

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under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     The Clinton Administration recently proposed in its budget amendments to the FASIT provisions designed to ensure that income taxes imposed on the holder of a FASIT ownership interest are paid when due. These provisions would impose secondary liability on the FASIT itself for any tax required to be paid with respect to the income allocated to the FASIT ownership interest if that holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for FASITs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

     Taxation of Foreign Investors.   The federal income tax treatment of
non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding.   Payments made on the FASIT regular certificates, and
proceeds from the sale of the FASIT regular certificates to or through some brokers,

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may be subject to a backup withholding tax under Section 3406 of the Internal
Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements.   Reports of accrued interest, OID, if any, and
information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts.   With respect to each series of grantor
trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     - a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

     - a grantor trust strip certificate representing ownership of all or a portion of the difference between--

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2. the sum of:

     - normal administration fees, and

     - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates.   Unless we otherwise
disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

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     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates.   Even if grantor trust strip
certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General.   Holders of a particular series of grantor trust fractional interest certificates generally:

     - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

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     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over that amount, and

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     - a class of grantor trust strip certificates is issued as part of the same series, or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

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     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     - a master servicer,

     - a special servicer,

     - any sub-servicer, or

     - their respective affiliates.

     If Stripped Bond Rules Apply.   If the stripped bond rules apply, each
grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     - the treatment of some stripped bonds as market discount bonds, and

     - de minimis market discount.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates," and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those

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

future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

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

     - the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     - there is no original issue discount or only a de minimis amount of original issue discount, or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     - 0.25% of the stated redemption price, and

     - the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply.   Subject to the discussion below on
original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     - the stated redemption price of the mortgage loans, and

     - their issue price.

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

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

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

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     - the issue price of the mortgage loan, increased by

     - the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     - the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount.   If the stripped bond rules do not apply to a grantor
trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

     - on the basis of a constant yield method,

     - in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

     - in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.

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

Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium.   If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     - be allocated among the payments of stated redemption price on the mortgage loan, and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Market Discount" above.

     Taxation of Owners of Grantor Trust Strip Certificates.   The stripped
coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     - the price paid for that grantor trust strip certificate by you, and

     - the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

     - conditions at the time of the first sale of the grantor trust strip certificate or,

     - with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     - the prepayment assumption we will disclose in the related prospectus supplement, and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     - the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates.   Any gain or loss recognized on the
sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     - the amount realized on the sale or exchange of a grantor trust certificate, and

     - its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     - its cost, increased by

     - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains

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

and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     - entitle the holder to a specified principal amount,

     - pay interest at a fixed or variable rate, and

     - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.   Unless otherwise provided in the related
prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     - the amount of servicing compensation received by a master servicer or special servicer, and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     - a custodian of a person's account,

     - a nominee, and

     - a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding.   In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors.   In general, the discussion with respect to REMIC
regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                       166
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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

     - ERISA Plans, and

     - persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     - investment prudence and diversification, and

     - compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

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

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

     - sales, exchanges or leases of property;

     - loans or other extensions of credit; and

     - the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1.
        and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

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

     - provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     - deemed to be a fiduciary with respect to the investing ERISA Plan, and

     - subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae and Fannie Mae, but do not include certificates issued or guaranteed by Farmer Mac. Accordingly, even if these types of mortgaged-backed securities, other than the Farmer Mac certificates, were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates, Farmer Mac certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

     - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Salomon Smith Barney Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-23 to a predecessor in interest to Salomon Smith Barney Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-23, as amended, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Salomon Smith Barney Inc. or any person affiliated with Salomon Smith Barney Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-23, as amended, is or may be available with respect to any offered certificates underwritten by Salomon Smith Barney Inc.

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

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

     - consider your general fiduciary obligations under ERISA, and

     - consult with your legal counsel as to--

         1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

         2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     - whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. sec.1.5, some Type IV securities, which are defined in 12 C.F.R. sec.1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. sec.703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     - if applicable, SMMEA has been overridden in your State.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements by us with institutional investors through dealers; and

     3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent,

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     - Sidley & Austin; or

     - Thacher, Proffitt & Wood.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     - whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

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

     - the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     - the United States,

     - any State or political subdivision of the United States,

     - any foreign government,

     - any international organization,

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

     - any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System, or any successor to Morgan Guaranty Trust Company of New York in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "Pass-Through Entity" means any:

     - regulated investment company,

     - real estate investment trust,

     - trust,

     - partnership, or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

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     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code of 1986.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     - a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS 2000-C3 Annex A.xls". The spreadsheet file "SBMS 2000-C3 Annex A.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

Important Notice About the Information
  Contained in this Prospectus Supplement, The
  Accompanying Prospectus and The Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-30
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-44
Forward-Looking Statements.....................   S-44
Description of the Mortgage Pool...............   S-45
Servicing of the Underlying Mortgage Loans.....   S-80
Description of the Offered Certificates........  S-113
Yield and Maturity Considerations..............  S-139
Use of Proceeds................................  S-145
Federal Income Tax Consequences................  S-145
ERISA Considerations...........................  S-150
Legal Investment...............................  S-154
Method of Distribution.........................  S-155
Legal Matters..................................  S-156
Ratings........................................  S-157
Glossary.......................................  S-159
ANNEX A--Characteristics of the Underlying
  Mortgage Loans and the Mortgaged Real
  Properties...................................    A-1
ANNEX B--Decrement Tables......................    B-1
ANNEX C--Form of Trustee Report................    C-1
ANNEX D--Global Clearance, Settlement and Tax
  Documentation Procedures.....................    D-1
                      PROSPECTUS
Important Notice About the Information
  Presented in This Prospectus.................      3
Available Information; Incorporation by
  Reference....................................      3
Summary of Prospectus..........................      4
Risk Factors...................................     15
Capitalized Terms Used in this Prospectus......     38
Description of the Trust Assets................     38
Yield and Maturity Considerations..............     67
Salomon Brothers Mortgage Securities VII,
  Inc..........................................     74
Description of the Certificates................     74
Description of the Governing Documents.........     86
Description of Credit Support..................     96
Legal Aspects of Mortgage Loans................     99
Federal Income Tax Consequences................    114
State and Other Tax Consequences...............    167
ERISA Considerations...........................    167
Legal Investment...............................    172
Use of Proceeds................................    174
Method of Distribution.........................    174
Legal Matters..................................    176
Financial Information..........................    176
Rating.........................................    176
Glossary.......................................    178

UNTIL             , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                                  $819,764,000
                                 (APPROXIMATE)
                          SALOMON BROTHERS COMMERCIAL
                             MORTGAGE TRUST 2000-C3
                    CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                          CLASS D, CLASS E AND CLASS F

                       SERIES 2000-C3 COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                               ------------------
                             PROSPECTUS SUPPLEMENT
                               ------------------
                              SALOMON SMITH BARNEY
                               GREENWICH CAPITAL
                                 ABN AMRO N.V.
                          ARTESIA BANKING CORPORATION
                                   N.V./S.A.
                             CHASE SECURITIES INC.
                           DEUTSCHE BANC ALEX. BROWN
                               J.P. MORGAN & CO.
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